SENECA GLOBAL FUND, L.P.

$39,197,384 Series A Limited Partnership Units
$8,435,774 Series B Limited Partnership Units
$3,319,772 Series I Limited Partnership Units
Series C Limited Partnership Units

Seneca Global Fund, L.P., or the Fund, was formed as a Delaware limited partnership on March 23, 2007.  The Fund issues units of limited partnership interests, or Units, in four series, Series A, Series B, Series C and Series I, which represent units of fractional undivided beneficial interest in the Fund.  Only Series A, Series B and Series I Units are being offered hereby.  Series C Units will be issued in exchange for Series A, B and I Units in certain circumstances which are described herein.

The Fund invests the proceeds of its offering of Units in the speculative trading of futures, options, and over-the-counter contracts, including currency forwards, traded in the United States and internationally.

Steben & Company, Inc., or the General Partner, is a Maryland corporation registered with the Commodity Futures Trading Commission, or the CFTC, as a commodity pool operator and introducing broker, and is also registered with the Securities and Exchange Commission, or the SEC, as an investment adviser and a broker dealer.  The General Partner is a member of the National Futures Association, or the NFA, and the Financial Industry Regulatory Authority, or FINRA.  The General Partner serves as the commodity pool operator and as a selling agent of the Fund.

Aspect Capital Limited, or Aspect; Estlander & Partners, Ltd., or EP; and Blackwater Capital Management, LLC, or Blackwater; and together with Aspect and EP, the Trading Advisors; are the Fund’s commodity trading advisors.  As of May 1, 2011, the General Partner will delegate trading discretion over one-third of the Fund’s assets to each of the Trading Advisors, however, these allocations may be altered at any time in the sole discretion of the General Partner.  Each Trading Advisor trades the portion of the Fund assets allocated to it pursuant to its own trading program, together the Trading Programs.  Aspect trades pursuant to its Aspect Diversified Program, EP trades pursuant to its Alpha Trend Program and Blackwater trades pursuant to its Global Program.  The Trading Advisors will trade the Fund’s assets allocated to them pursuant to the instruction of the General Partner.

Units of each Series are offered to the public on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.  As of February 28, 2011, the Net Asset Value of a Series I Unit, a Series B Unit and a Series A Unit, which initially sold for $100 as of September 1, November 1 and December 1, 2008, respectively, was $123.39, $107.04 and $97.51 respectively.

Series A Units pay Selling Agent Fees monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit described in this Prospectus.  Series B and Series I Units are not subject to Selling Agent Fees but are generally available only through approved selling agents or registered investment advisors who are directly compensated by the investor through a fee based advisory program.

The Fund is a speculative managed futures fund and involves a high degree of risk.  Limited Partners could lose all or substantially all of their investments in the Fund.  See “The Risks Limited Partners Face” beginning on page 13.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•	The Fund is speculative. A Limited Partner could lose all or substantially all of an investment, including any undistributed profits.

•	The Fund is subject to conflicts of interests. This includes the risk of owing substantial compensation to the General Partner and the Trading Advisors regardless of the Fund’s investment performance.

•	The success of the Fund depends upon the skill of the Trading Advisors and their trading principals.

•
The Fund must earn substantial trading profits and interest income each year (without reduction for redemption charges) to break even after all fees and expenses which include Trading Advisor Management Fees, Trading Advisor Incentive Fees (if the Trading Advisor is profitable), General Partner Management Fees, Brokerage Commissions and Trading Expenses, as well as Selling Agent Fees, Broker Dealer Servicing Fees, Broker Dealer Custodial Fees, Cash Manager Fees and Redemption Fees, with such fees and expenses charged being dependent upon the particular Series of Units in which a Limited Partner invests.

•
During the first twelve months of an investment, each Series of Units are subject to fees and expenses in the aggregate amount of approximately 6.77% of the Net Asset Value per annum for Series A Units (up to 8.60% if Series A Units are redeemed prior to the first anniversary of the subscription date), 5.22% of the Net Asset Value per annum for Series B Units, 3.87% of the Net Asset Value per annum for Series C Units and 4.62% of the Net Asset Value per annum for Series I Units (exclusive of the Trading Advisor Incentive Fee described herein).

•	The Fund has a limited trading history as a single manager fund and has no operating history as a multi-manager fund.

•	There is no secondary market for the Units and redemptions are permitted only at the end of a calendar month. Redemption charges apply to Series A Units redeemed within 12 months after their purchase.

•	The Fund’s trading is leveraged. Leverage magnifies losses as well as profits on a trade.

Prospective Limited Partners are encouraged to discuss a potential investment in the Fund with their individual financial, legal and tax advisors.

Minimum Investment Regular Accounts (including IRAs and other tax exempt accounts) of the Fund: $10,000.  Additional investments by existing investors of the Fund: $2,500

Eligible investors must have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles.  An investment in the Fund should not exceed 10% of an investor’s net worth (in all cases exclusive of home, home furnishings and automobiles).  Some States may require higher suitability standards.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

May 2, 2011

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL BEGINNING AT PAGE 6 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 13 THROUGH 22.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

___________________________

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND’S REGISTRATION STATEMENT.  YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 100 F STREET, N.E., ROOM 1580, WASHINGTON, D.C. 20549.

___________________________

THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C.  PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FUND’S FILINGS ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

___________________________

THE FUND IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

SENECA GLOBAL FUND, L.P.

Prospectus Section		Page

PART ONE
DISCLOSURE DOCUMENT
Summary		- 1 -
The Risks Limited Partners Face		13
(1)	Limited Partners May Not Rely on Past Performance in Deciding Whether to Buy Units.	13
(2)	Futures Markets are Volatile and therefore, the Net Asset Value of Units May Fluctuate Substantially.	13
(3)	Unit Values are Unpredictable at the Time Subscription and Redemption Requests Are Due.	13
(4)	The Fund’s Trading of Futures, Forwards, Options, Swaps and Commodity Interests is Speculative and Volatile.	13
(5)	Possible Illiquid Markets May Exacerbate Losses.	13
(6)	Leveraged Trading May Cause the Fund to Incur Substantial Losses.	14
(7)	Futures Trading is Speculative in Nature.	14
(8)	Possible Effects of Speculative Position Limits.	14
(9)	Trading of Forward Contracts Presents Unique Risks.	14
(10)	Trading on Foreign Exchanges is Not Subject to U.S. Regulation and is Subject to Foreign Exchange Currency Exposure.	15
(11)	Default by Counterparty and Credit Risk Could Cause Substantial Losses.	15
(12)	Trading in Option Contracts is Highly Leveraged and Speculative.	15
(13)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Limited Partners.	15
(14)	Potential Increase in Leverage Utilized.	16
(15)	Increased Volatility Magnifies the Potential Amount of Losses and Gains.	16
(16)	The Fund Has Limited Liquidity.	16
(17)	The Fund’s Reliance on the General Partner to Provide Certain Services may be Detrimental to the Fund	16
(18)	The Fund May be Harmed Should Key Personnel of the General Partner Become Unavailable.	16
(19)	The Fund May be Harmed by Failure of the Trading Advisors.	17
(20)	Use of Electronic Trading Presents Risks that Differ from Risks Stemming from Traditional Trading Methods.	17
(21)	Insolvency of a Bank or Futures Commission Merchant May Harm the Fund.	17
(22)	The Fund Bears the Risk of Loss for its Investments in Short Term Investment Grade Commercial Paper.	17
(23)	The Fund Bears the Risk of Loss for its Use of Money Market Instruments.	17
(24)	Changes in Trading Strategies May Be Detrimental to the Fund.	17
(25)	Trading Profits are Subject to Trading Advisor Incentive Fees and May Create an Incentive for the Trading Advisors to Make Investments in More Speculative Investments.	18
(26)	Substantial Trading Advisor Incentive Fees Payable on a Quarterly Basis Could be Charged Even Though the Fund’s Overall Annual Performance was Unprofitable.	18
(27)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	18
(28)	Adding, Terminating or Replacing a Trading Advisor Cannot Provide any Assurance that the Fund Will Succeed.	18
(29)	Payment of Trading Advisor Incentive Fees may Cause the Trading Advisors to Terminate their Services to the Fund Should the Trading Advisors Suffer Significant Losses; Such Losses Will Create Loss Carry-forwards Which Could Have Additional Negative Implications for the Fund.	18
(30)	Offsetting Positions by Trading Advisors Will Result in Net Losses for the Fund	19

Prospectus Section		Page

(31)	Required Liquidations May Disrupt Trading Advisors’ Trading Systems or Methods	19
(32)	Limited Partners Do Not Participate in Management.	19
(33)	Transferability of Units Upon General Partner Consent Decreases Liquidity.	19
(34)	Possible Adverse Effect of Large Redemptions.	19
(35)	Mandatory Redemptions May Cause a Limited Partner to Suffer Losses.	19
(36)	Indemnification Payments May Decrease the Fund’s Net Asset Value.	19
(37)	Because Futures Contracts Have No Intrinsic Value, the Positive Performance of an Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	19
(38)	Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Portfolio Losses.	20
(39)	Limited Partners Will Not Have the Protections Associated With Ownership of Units in an Investment Company Registered Under the Investment Company Act of 1940.	20
(40)	The Fund May Terminate for Certain Reasons.	20
(41)	The Fund May Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of the Clearing Broker or Others.	20
(42)	Possibility of Additional Government or Market Regulation.	20
(43)	Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation	21
(44)	The Limited Partners are Subject to Certain Tax Risks.	21
(45)	Accounting for Uncertain Tax Positions	21
(46)	Possible Limited Partner Liability After Redemption.	22
(47)	Termination of one or more Selling Agent Agreement(s) between the Fund and the Selling Agent(s) May, in Certain Circumstances, Have a Negative Material Impact on the Fund.	22
Performance of the Fund		23
Performance of Commodity Pools Operated by the General Partner		26
Investment Objective		29
The General Partner Commodity Pool Operator and Selling Agent		30
Trading Advisors		33
Aspect Capital Limited		33
Performance Information of Aspect		38
Estlander & Partners, Ltd.		42
Performance Information of EP		44
Blackwater Capital Management, LLC		45
Performance Information of Blackwater		47
Management’s Discussion and Analysis of Financial Condition and Results of Operations		49
Use of Proceeds		57
Charges		57
Who May Subscribe		62
Redemptions, Net Asset Value and Trading Suspension		62
The Selling Agents		64
The Futures Commission Merchants, Currency Forward Counterparty and Cash Managers		64
Conflicts of Interest		67
The Units; Summary of the Third Amended and Restated Limited Partnership Agreement		69
Distributions		73
Material U.S. Federal Income Tax Considerations		73
Purchases by Employee Benefit Plans		79
Plan of Distribution		83
Legal Matters		89
Experts		89
Additional Information		89
Recent Financial Information and Annual Reports		89
Index to Financial Statements		90
Privacy Policy of the General Partner		126

[Remainder of page left blank intentionally.]

v

SUMMARY

This summary of material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information.  Please read the entire Prospectus, including the Statement of Additional Information and all exhibits to the Prospectus, before deciding to invest in Units. This Prospectus is dated May 2, 2011.

____________________

The Fund

Seneca Global Fund, L.P., or the Fund, was formed as a Delaware limited partnership on March 23, 2007.  Prior to May 1, 2011, the Fund was named Aspect Global Diversified Fund LP.  Series I Units, Series B Units and Series A Units commenced trading on September 1, 2008, November 1, 2008 and December 1, 2008, respectively.  Units of each Series are offered on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.  The term of the Fund is perpetual (unless terminated earlier in certain circumstances).  There is no maximum subscription amount that may be contributed to the Fund.  The principal office of the Fund, where its books and records are kept, is located at the principal office of the General Partner:  Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850 and its telephone number is (240) 631-7600.

The Units

The Fund issues Units in four Series, Series A, Series B, Series C and Series I Units, each of which represents units of fractional undivided beneficial interests in and ownership of the Fund.  Series A, B and I Units are identical in all respects except for the fees and expenses charged to each Series of Units, as set forth below.  Generally, Series B and I Units are available through approved selling agents or registered investment advisors who are directly compensated by the investor through a fee based advisory program.  Investors whose accounts are held at a brokerage firm requiring a Broker Dealer Servicing Fee may not purchase Series I Units.  Series A, B and I Units will be re-designated as Series C Units with lower expenses only as they each reach a certain limit on fees, as described below.  The General Partner may, in its sole discretion, authorize additional Series of Units as it deems necessary and in the best interests of the Fund.

Series A, B and I Units are offered by selling agents.  The Series A Units are subject to the following fees and expenses: Trading Advisor Management Fees, Trading Advisor Incentive Fees, Brokerage Commissions and Trading Expenses, General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fee, Broker Dealer Servicing Fee, Cash Manager Fees, and a Redemption Fee (if Series A Units are redeemed within 12 months of purchase), each as hereinafter defined.  Series A Units are subject to a Fee Limit as hereinafter defined.  Series A Units will be exchanged for Series C Units after the Fee Limit has been reached.

Series B Units are intended for fee based advisory programs. Series B Units are subject to the same fees and expenses as the Series A Units, except they are not subject to a Redemption Fee or Selling Agent Fee and will be subject to either the Broker Dealer Servicing Fee or the Broker Dealer Custodial Fee, but not both.  Series B Units may be purchased by employees and relatives of selling agents and direct clients of the General Partner.  Series B Units are subject to a Fee Limit as hereinafter defined.  Series B Units will be exchanged for Series C Units after the Fee Limit has been reached.

Series I Units are intended for fee based advisory programs. Series I Units are subject to the same fees and expenses as the Series B Units with the exception of the Broker Dealer Servicing Fee and the Broker Dealer Custodial Fee.  Series I Units may be purchased by employees and relatives of the General Partner and direct clients of the General Partner.  Investors whose accounts are held at a brokerage firm requiring a Broker Dealer Servicing Fee or Broker Dealer Custodial Fee may not purchase Series I Units.  Series I Units are subject to a Fee Limit as hereinafter defined.  Series I Units will be exchanged for Series C Units after the Fee Limit has been reached.

Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A, B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to Financial Industry Regulatory Authority, or FINRA, Rule 2310.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to  reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.  The Series C Units are identical to these other Units except that the Series C Units do not pay Offering Expenses, a Selling Agent Fee, a Broker Dealer Servicing Fee or a Redemption Fee.

SUMMARY (cont’d)

Break-Even Expense

The estimated annual profit needed to break even on the basis of an assumed investment of $10,000 in each series of Units is as follows:

Series A Units – $804 or 8.04%
Series B Units –  $610 or 6.10%
Series C Units –  $441 or 4.41%
Series I Units –    $535 or 5.35%

Series A Units are subject to a Redemption Fee that declines every month during the first year an investor holds such Series A Units so that, at the end of the 12th month following investment, the Redemption Fee is $0.  Thus, no Redemption Fee is shown at the 12-Month Breakeven point. The Fund will earn interest on nearly all of its assets and this income will reduce the impact of the ongoing costs.

Purchases and Redemptions of Units

Units of the Fund are offered continuously by selling agents on a “best-efforts” basis, without any firm commitment to sell or purchase any specific number of Units, at the month-end Net Asset Value per Unit.  The minimum investment is $10,000.  The minimum investment for existing Limited Partners of a Series of Units subscribing for additional Units of that Series is $2,500.  The General Partner, in its sole discretion, may waive these minimums.  Units of each Series are offered at Monthly Closings on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.  Subscription funds will be held in an account at Bank of America in Rockville, Maryland, U.S.A. pending acceptance and payment to the Fund at the applicable Monthly Closing.  Interest income earned on subscriptions pending investment will be treated either as an asset of the Fund as a whole or may be allocated to the particular subscriber in the General Partner’s discretion.  With respect to subscribers whose subscriptions are not accepted, such subscription monies will be returned promptly without interest, generally within 30 days.

The General Partner contributed $500,000 to the initial trading capital of the Fund and was issued General Partner Units.  The General Partner redeemed $125,000 in General Partner Units from the Fund on December 31, 2008, and contributed $100,000 on November 1, 2010.  As of February 28, 2011, the value of the General Partner’s investment in the Fund was $ 619,660.  To purchase Units, the General Partner must receive a subscription at its main business office in Rockville, Maryland, U.S.A. prior to 5:00 P.M. EST on the fifth business day prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund. All subscriptions are irrevocable.  However, if a subscription is received after a Monthly Closing deadline, it generally will be held until the next Monthly Closing although the subscriber will be entitled to withdraw his held-over subscription any time prior to the beginning of the fifth full business day of the following month.

The General Partner, in its sole discretion, may reject any subscription in whole or in part for any reason.  The General Partner will inform potential investors (or their selling agents), whether their subscriptions have been accepted or rejected on or around the last business day of the month in which their subscription has been received by the General Partner.

Redemption requests, which are irrevocable, may be made by a Limited Partner to be effective as of the last Business Day of any month, the Redemption Date, at the Net Asset Value per Unit (or portion thereof) on the Redemption Date, on five (5) business days’ prior written notice to the General Partner.  Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner.  In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund, unless such requirement is waived by the General Partner.  The Fund will pay redemption proceeds as soon as practicable after the Redemption Date, generally within thirty (30) days after the Redemption Date.  Limited Partners’ redemptions will be accounted for on a first in first out basis unless such requirement is waived by the General Partner.

The Fund, in the General Partner’s sole discretion and pursuant to the Third Amended and Restated Limited Partnership Agreement, may delay payment of the redemption proceeds if special circumstances require, including but without limitation circumstances involving a market emergency that prevents the liquidation of positions or a delay or default in payment to the Fund by the Futures Commission Merchants, Cash Managers or a bank, or if payment is restricted pursuant to the Delaware Revised Uniform Partnership Act.  Limited Partners will be notified within ten (10) days after the Redemption Date if any redemption cannot be honored under the terms hereof and their requests thereafter will be honored at the first available opportunity on a pro rata basis.  The General Partner may deny a redemption request, if in its sole discretion, such a redemption request would violate any applicable law, regulation or rule the Fund may be subject to.

SUMMARY (cont’d)

Risk Factors

An investment in Units is speculative and involves a high degree of risk.  The summary risk factors set forth below are intended merely to highlight certain risks of the Fund.  The Fund has particular risks that are set forth elsewhere in this Prospectus.

•
The Fund commenced operations on September 1, 2008 as a single manager fund and became a multi-manager fund on May 1, 2011.  Therefore, a potential investor has only limited performance information to consider when making an investment decision.

•	Past performance is not indicative of future results. All or substantially all of an investment, including any undistributed profits, in the Fund could be lost.

•	The trading of the Fund takes place in very volatile markets.

•	The Net Asset Value per Unit can vary significantly intra- and inter-month.

•	The Fund is subject to the fees and expenses described herein and will be successful only if significant losses are avoided.

•	The incapacity of the Trading Advisors’ principals could have a material and adverse effect on the Trading Advisors’ ability to discharge their obligations under the advisory agreements.

•
Each Series of Units is subject to significant fees and expenses.  Each Series of Units will be successful only if the Fund’s annual returns from futures trading plus its annual interest income exceed such fees and expenses.

•	There can be no assurance that the Units will achieve profits or avoid losses, significant or otherwise.

•
The Fund is subject to actual and potential conflicts of interest involving the General Partner, the Trading Advisors and the Selling Agent.  See “The Risks Limited Partners Face — (14) Various Actual and Potential Conflicts of Interest May Be Detrimental to Limited Partners” and “Conflicts of Interest” below.

Investment Objective

The Fund seeks appreciation of its assets over time through speculative trading of futures and over-the-counter contracts, including currency forwards traded in the U.S. and internationally.  The Fund does not currently utilize swaps or options as part of its trading strategy, but may employ them in the future.

The Fund seeks to accomplish its objectives by delegating trading authority among multiple commodity trading advisors, or Trading Advisors.  The Fund’s current Trading Advisors are Aspect Capital Ltd., Estlander & Partners Ltd. and Blackwater Capital Management, LLC.  The Trading Advisors are selected by the General Partner based on their performance histories and other factors.  One of the objectives of the Fund’s multi-manager approach is to reduce the Fund’s volatility without sacrificing overall rates of return.  As of May 1, 2011, the General Partner has delegated trading discretion over one-third of the Fund’s assets to each of the Trading Advisors.  The General Partner, however, may from time to time adjust the amount of assets allocated to a Trading Advisor, add new Trading Advisors, terminate Trading Advisors or replace Trading Advisors without prior notice to investors.

The General Partner may cause any of the Trading Advisors to trade the Fund’s assets allocated to them at a range of approximately 0.90-1.50 times the trading level  normally utilized by each Trading Advisor employing its own trading program, together the Trading Program that will be traded on behalf of the Fund.  Thus, the Fund could experience either greater or less volatility and greater or less brokerage commission expenses relative to clients who invest at the normal trading level of the Trading Programs depending on the amount of leverage utilized.

SUMMARY (cont’d)

The Fund maintains its margin deposits and reserves in cash, bank deposits, obligations of the U.S. Government, Government-sponsored enterprises, money market funds and investment grade interest bearing securities including commercial paper.  All interest income earned by the Fund will accrue to the Fund.

There can be no assurance that the Fund or the Trading Programs will achieve their investment objectives or avoid substantial losses.

The General Partner, Commodity Pool Operator and Selling Agent

The Fund’s general partner and commodity pool operator is Steben & Company, Inc., a Maryland corporation organized in February 1989.  The General Partner also serves as one of the Fund’s selling agents.  The General Partner is registered with the Commodity Futures Trading Commission, or the CFTC, as a commodities introducing broker and as a commodity pool operator, or a CPO.  The General Partner is a member of the National Futures Association, or the NFA, the self-regulatory organization for the commodity industry, and is a member of FINRA.  The General Partner is registered as a broker dealer and an investment adviser with the Securities and Exchange Commission, or the SEC.

The General Partner manages all aspects of the Fund’s business, including forming and registering the Fund, selecting and monitoring the Fund’s Trading Advisor, selecting the Fund’s futures broker(s), forwards and swap counterparties, accountants, attorneys, service companies, computing the Fund’s Net Assets, reporting to the Limited Partners, directing the investment of the Fund’s excess margin monies in interest-bearing instruments and/or cash, and handling subscriptions and redemptions.  The General Partner maintains office facilities and furnishes administrative and clerical services to the Fund.

All organizational and initial offering costs were borne by the General Partner on behalf of the Fund without reimbursement.

Aspect Capital Limited

Aspect Capital Limited, or Aspect, offers discretionary advisory services to institutional and high net worth investors in the speculative trading of multiple asset classes including, without limitation, futures, forwards, swaps, options and other derivative contracts, commonly referred to as “futures.”

Aspect was established in 1997 by Anthony Todd, Dr. Eugene Lambert, Martin Lueck and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck, or AHL, now part of Man Group plc.  As of February 28, 2011, Aspect was managing approximately $4.6 billion in the Aspect Diversified Program.

Aspect is a limited liability company registered in England and Wales, which is regulated in the United Kingdom by the Financial Services Authority.  Aspect is a member of the NFA and is registered with the CFTC as a commodity trading advisor, or CTA, and CPO.

Estlander & Partners Ltd.

Estlander & Partners Ltd., or EP, is a limited liability company incorporated in December 1999 under the laws of Finland and registered with the Finnish Trade Register in April 2000 (registration no 1595155‐4).  EP is engaged in the business of managing financial and commodity interest trading for clients. EP is a licensed investment firm registered with and under the prudential supervision of the Finnish Financial Supervisory Authority since March 8, 2011.  EP is also registered with the CFTC as a CTA and CPO, and has been a member of the NFA since March 9, 2011.

The business of EP was formerly conducted by EP’s subsidiary, Estlander & Partners Ltd., an investment firm registered with the Finnish Financial Supervisory Authority since January 2001 and with the CFTC as a CTA and CPO, and member of NFA since November 18, 1996.  As of February 28, 2011, EP was managing approximately $565 million in the Alpha Trend Program (including notional funds).

Blackwater Capital Management, LLC

Blackwater Capital Management, LLC, or Blackwater, provides trading advisory services to individuals and institutional investors with respect to commodities, commodity futures contracts, and spot and forward currency contracts traded in the U.S. and non-U.S. markets.

As of February 28, 2011, Blackwater was managing approximately $325 million in the Global Program (including notional funds).

SUMMARY (cont’d)

Blackwater is a Delaware limited liability company.  It is registered with the CFTC as a CTA and a CPO and is a member of the NFA.

The Selling Agents

The General Partner also acts as a selling agent for the Fund.  The General Partner has appointed and intends to appoint certain other broker dealers registered under the Securities Exchange Act of 1934, as amended, and members of FINRA, as additional selling agents, collectively, with the General Partner in its capacity as a selling agent, the selling agents, with respect to Series A, Series B and Series I Units only.  The selling agents will use their “best efforts” to sell Series A, Series B and Series I Units.  Therefore, the selling agents are not required to purchase any Series A, Series B and Series I Units or sell any specific number or dollar amount of Series A, Series B and Series I Units but will use their best efforts to sell such Units.

The Futures Commission Merchants and Currency Forward Counterparty

The Fund utilizes Newedge USA, LLC, or NUSA, and J.P. Morgan Futures, Inc., or JPMFI, as its futures commission merchants, the Futures Commission Merchants or FCMs, and Newedge Group (UK Branch) as its currency forward counterparty.  The General Partner may, at its discretion, have the Fund utilize other futures commission merchants, swap or forward counterparties if it deems it to be in the best interest of the Fund.

Cash Managers

The Fund has retained J.P. Morgan Investment Management, Inc., or JPMIM, and Principal Global Investors, LLC, or PGI, and together with JPMIM, the Cash Managers, to provide cash management services to the Fund.  The Cash Managers will manage the Fund’s cash and excess margin through investments in short term, high quality fixed income securities, pursuant to investment parameters established by the General Partner.

Limitation of Liabilities

Limited Partners cannot lose more than their investments in the Units plus any undistributed profits.  There may be continuing liability for Limited Partners after redemption for any liabilities incurred prior to their Redemption Date, only for amounts distributed to the Limited Partner or amounts received by the Limited Partner upon redemption of the Units, if the Net Assets of the Fund are insufficient to discharge the liabilities of the Fund which have arisen prior to the payment of such amount (including without limitation indemnification liabilities).

Net Asset Value

The Fund’s “Net Assets” refers to the total assets of the Fund (including without limitation all cash and cash equivalents (valued at cost), any unrealized profits and losses, accrued interest and amortization of original issue discount, and the fair value of all open futures, forwards, or derivatives positions (“commodities interests”) and other assets of the Fund, minus the total liabilities of the Fund, including without limitation, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Fund’s open commodities interests positions (if charged on a “round-turn” basis), or brokerage expenses (if charged on a “flat rate” basis), and fees and expenses (including any accrued Trading Advisor Incentive Fees although such accrual amount might not become payable), determined in accordance with generally accepted accounting principles in the U.S. consistently applied under the accrual basis of accounting.  However, for purposes of calculating month-end fees, the Fund’s Net Asset Value is calculated prior to the accrual of any fees of the Fund for that month.

The “Net Asset Value” of a Unit in a particular Series refers to the Net Assets allocated to the capital accounts with respect to such Series (the aggregate capital account balances with respect to the Series of Units) divided by the number of outstanding Units of such Series.

Segregated Accounts

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Fund at the Futures Commission Merchants (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements, in bank deposits, fully registered money market funds and at the Cash Managers for cash management purposes.  However, some of the Fund’s trading is expected to be conducted on commodity exchanges outside the U.S.  Trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections.

SUMMARY (cont’d)

Fees and Expenses

Trading Advisor Management Fees
Each Series of Units incurs a monthly Trading Advisor Management Fee equal to 1/12th of 1.50% of the trading assets allocated to the Aspect Diversified Program, payable monthly in arrears to Aspect; a monthly Trading Advisor Management Fee to EP at a rate, as described below, of the value of the Fund’s trading assets allocated to the Alpha Trend Program, payable monthly in arrears to Estlander; and a monthly Trading Advisor Management Fee equal to 1/12th of 1.00% of the Fund’s trading assets allocated to Blackwater’s Global Program, payable monthly in arrears to Blackwater.  The Fund’s trading level may range from 0.90 times to 1.50 times the Fund’s net assets in the sole discretion of the General Partner.

The monthly rate applicable for purposes of the EP Trading Advisor Management Fee is as follows:  (i) 1/12th of 1.25% for as long as the value of the trading level allocated by the General Partner from the Fund and certain other accounts managed by the General Partner, the EP Allocated Assets, to the Alpha Trend Program is less than $50,000,000; (ii) 1/12th of 1.125% for as long as the value of the EP Allocated Assets are equal to or exceed $50,000,000, but less than $100,000,000; and  (iii) 1/12th of 1.00% for as long as the value of the EP Allocated Assets are equal to or exceed $100,000,000.

Trading Advisor Incentive Fees
Each Series of Units incurs quarterly Trading Advisor Incentive Fees equal to 20% of any Trading Profits generated by each Trading Advisors, payable in arrears to each Trading Advisor.  “Trading Profits” in respect of each Trading Advisor are the sum of: (i) the net of all realized profits and losses on account commodity positions liquidated during the quarter, plus (ii) the net of all unrealized profits and losses net of accrued Brokerage Expenses, NFA fees and give up fees on account commodity positions open as of the quarter end, minus (iii) the net of all unrealized profits and losses on account commodity positions open at the end of the previous quarter end, (iv) any cumulative net realized losses (which do not include Trading Advisor Incentive Fee expenses) from each Trading Advisors’ trading of the account carried forward from all previous quarters since the last quarter for which a Trading Advisor Incentive Fee was payable to such Trading Advisor and (v) the Trading Advisor Management Fee paid or accrued to such Trading Advisor.  Trading Profits are determined prior to deducting the General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fees, Broker Dealer Servicing Fees, Broker Dealer Custodial Fees, Cash Manager Fees and any extraordinary expenses, and do not include interest income earned by the Fund.

Trading Profits are calculated on the basis of assets allocated to each Trading Advisor.  In determining Trading Profits, any trading losses generated by each Trading Advisor for the Fund in prior periods are carried forward, so that the Trading Advisor Incentive Fee is paid only if and to the extent the profits generated by such Trading Advisor for the period exceed any losses from prior periods.  The loss carry-forward is proportionally reduced if and to the extent the Fund reduces the amount of assets allocated to each Trading Advisor.

Because Trading Advisor Incentive Fees are calculated on a Trading Advisor-by-Trading Advisor basis, it is possible that substantial incentive fees may be paid out of the Net Assets of the Fund during periods in which the Fund has no net profits or in which the Fund has total net losses.

SUMMARY (cont’d)

Organizational and Initial Offering Costs	All organizational and initial offering costs were borne by the General Partner on behalf of the Fund without reimbursement.

Brokerage Commissions and Trading Expenses
Total charges paid to the futures brokers/forward currency counterparty have and are expected to average less than $4.00 per round-turn trade, although the Futures Commission Merchants’ brokerage commissions and trading fees, as well as the over-the-counter foreign exchange counterparty fees, are determined on a contract-by-contract basis are expected to range from $1.00 to $5.20 per round-turn.  Some foreign contracts could be higher. Based on the foregoing estimate, each Series of Units is estimated to pay the brokers their pro-rated share of the actual monthly brokerage expenses of approximately 1/12th of 0.24% of the Fund’s month-end net asset value, payable in arrears.  These brokerage expenses cover all actual brokerage and trading costs of the Fund.  The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time-to-time. The compensation paid to the futures broker/forward currency counterparty will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund, as established by the North American Securities Administrators Association, Inc.

General Partner Management Fee and Management Fee Cap
Each Series of Units (other than General Partner Units) incurs a monthly General Partner Management Fee, equal to 1/12th of 1.50% of the Fund’s month-end Net Asset Value, payable in arrears.  The General Partner Management Fee is paid to the General Partner to compensate it for its services to the Fund as general partner and CPO.

The General Partner Management Fee and the Trading Advisor Management Fees will not at any month-end, in the aggregate, exceed 1/12th  of 3.50% of the Fund’s Net Assets.  To the extent the Trading Advisor Management Fee plus the General Partner Management Fee would exceed 1/12th of 3.50% of the Fund’s Net Assets as of any month-end, the General Partner intends to reduce its General Partner Management Fee in order to meet the cap.  Based on the currently anticipated allocations among the Trading Advisors, the General Partner anticipates the cumulative General Partner Management Fee and Trading Advisor Management Fee to approximate 1/12th of 2.90% of the Fund’s Net Assets as of each month-end.

Administrative Expenses
Each Series of Units reimburses the General Partner for actual monthly administrative expenses to various third-party service providers, including the General Partner, up to 1/12th of 0.95% of the Fund’s month-end Net Asset Value, payable quarterly in arrears.  Actual administrative expenses may vary, but will not exceed 0.95% of the Fund’s average annual Net Asset Value.

The administrative expenses include all actual legal, accounting, clerical and other back office expenses related to the administration of the Fund and all associated costs incurred by the Fund.

Offering Expenses
The Fund reimburses the General Partner for actual ongoing offering expenses, up to 1/12th of 0.75% of the Fund’s Net Asset Value (a 0.75% annual rate) pro rata for Series A, B and I Units payable monthly in arrears.  Actual ongoing Offering Expenses in excess of this limitation are absorbed by the General Partner.

The Fund is only liable for payment of Offering Expenses on a monthly basis.  Series C Units do not pay Offering Expenses.  If the Fund terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Fund will have no further obligation to the General Partner.

SUMMARY (cont’d)

Selling Agent Fees
The General Partner charges Series A Units monthly Selling Agent Fees equal to 1/12th of 2.00% of the outstanding Series A Units’ month-end Net Asset Value, payable in arrears, subject to the Fee Limit (as defined below).  The General Partner pays the selling agents an upfront fee of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner then pays the selling agents a monthly Selling Agent Fee in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ month-end Net Asset Value, subject to the Fee Limit.  The Net Asset Value of Series A Units refers to the Fund’s Net Assets allocated to the capital accounts of Series A Unit holders (the aggregate capital account balances with respect to the Series A Units), divided by the number of outstanding Units of such Series A Units.

The amount charged to Series A Unit holders with respect to Selling Agent Fees remains identical throughout the life of the Units, subject to the Fee Limit.  For Units where the General Partner acts as the selling agent, it retains these fees and may compensate its sales personnel.

Series B, C and I Units do not incur Selling Agent Fees.

Broker Dealer Servicing Fee
The General Partner charges Series A Units monthly Broker Dealer Servicing Fees equal to 1/12th of 0.15% of the outstanding Series A Units’ month-end Net Asset Value, payable in arrears, subject to the Fee Limit.

The General Partner charges Series B Units that are not held by broker dealers who act as custodian for the benefit of Limited Partners, monthly Broker Dealer Servicing Fees equal to 1/12th of 0.60% of the outstanding Series B Units’ month-end Net Asset Value, payable in arrears, subject to the Fee Limit.  Where the General Partner acts as the selling agent, it retains these fees.

Series C and I Units, and those Series B Units that incur a Broker Dealer Custodial Fee (as described below), do not incur a broker dealer servicing fee.

Broker Dealer Custodial Fees
The General Partner charges Series B Units that are held by broker dealers who act as custodian for Series B Units for the benefit of the Limited Partners monthly Broker Dealer Custodial Fees equal to 1/12th of 0.60% of the outstanding Series B Units’ month-end Net Asset Value, payable in arrears.Where the General Partner acts as the selling agent, it retains these fees.

Series A, C and I Units, and Series B Units that incur a Broker Dealer Servicing Fee (as described above), do not incur a broker dealer custodial fee.

In no event will a Limited Partner holding Series B Units incur both a Broker Dealer Servicing Fee and a Broker Dealer Custodial Fee.

SUMMARY (cont’d)

Cash Manager Fees
The Cash Managers charge the Fund a 0.09% per annum fee on the assets placed under their management.  The General Partner anticipates that approximately 70 - 75% of the Fund’s assets will be managed by the Cash Managers.

Fee Limit
The Fee Limit is the total amount of Selling Agent Fees, Broker Dealer Servicing Fees paid to selling agents, payments for wholesalers, payments for sales conferences, and other Offering Expenses that are items of compensation to FINRA members (but excluding, among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees), paid by particular Series A, B or I Units when they equal 10.00% of the original purchase price paid by holders of those particular Units.

Each Limited Partner who owns Series A, Series B or Series I Units will continue to pay the Selling Agent Fees, Offering Expenses and the Broker Dealer Servicing Fee, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not incur expenses subject to the Fee Limit calculation in excess of the Fee Limit.  The General Partner utilizes accounting software that tracks the fees charged to the Units on a Limited Partner-by-Limited Partner basis.  Series C Units will be issued in exchange for an investor’s Series A, B or I Units to any Limited Partner who owns Series A, B or I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on the Limited Partner’s Series A, B or I Units.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

Redemption Fee
Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date. Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

No other Series of Units will incur the Redemption Fee.

Extraordinary Fees and Expenses
The Fund will pay all extraordinary fees and expenses incurred by the Fund, if any, as determined by the General Partner.  Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses.  Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general.  Routine operational, administrative and other ordinary expenses will not be deemed to be extraordinary expenses.

SUMMARY (cont’d)

Distributions

Distributions may be made at the discretion of the General Partner, although the General Partner does not presently anticipate making any.  Nevertheless, each Limited Partner will be required to take his distributive share of the Fund’s taxable income and loss into income for federal income tax purposes.

Fiscal Year

The Fund’s fiscal year ends on December 31 of each year.

U.S. Federal Income Tax Considerations

The Fund intends to be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.  Accordingly, the Fund should not be subject to U.S. federal income tax, and each Limited Partner will be required to report on its own annual tax return such Limited Partner’s distributive share of the Fund’s taxable income or loss.  See “Material U.S. Federal Income Tax Considerations” below.

Reports to Limited Partners

The General Partner furnishes Limited Partners with monthly reports, annual audited financial statements and appropriate information to permit timely filing of Federal and state income tax returns.  Limited Partners may receive their monthly and annual statements electronically.

“Breakeven Table”

The “Breakeven Table” on the following page indicates the approximate percentage and dollar returns required for the value of an initial $10,000 investment in Series A, Series B and Series I Units to equal the amount originally invested twelve (12) months after issuance.  The Series A Units, Series B Units and Series I Units will be automatically exchanged for Series C Units once a certain Fee Limit is reached, as described herein.

The capitalization of the Fund does not directly affect the level of its charges as a percentage of Net Asset Value, other than Administrative Expenses, and Offering Expenses, each of which are assumed for purposes of the “Breakeven Table” to equal the maximum permissible percentage of the Fund’s average month-end Net Asset Value).

[Remainder of page left blank intentionally.]

SUMMARY (cont’d)

“Breakeven Table”

The table below sets forth the Trading Profits that must be earned by the Fund to break even during the first year of investment, based on an initial investment of $10,000 (assuming no changes in net asset value, interest income of 0.34%.

	Dollar Amount and Percentage of Expenses1
	Series A2		Series B2		Series C2		Series I2
Expense	$	%	$	%	$	%	$	%
Trading Advisor Management Fees3	$146	1.46%	$146	1.46%	$146	1.46%	$146	1.46%
Trading Advisor Incentive Fees4	$ 127	1.27%	$88	0.88%	$54	0.54%	$73	0.73%
Brokerage Commissions and Trading Expenses5	$24	0.24%	$24	0.24%	$24	0.24%	$24	0.24%
General Partner Management Fee	$150	1.50%	$150	1.50%	$150	1.50%	$150	1.50%
Administrative Expenses5	$95	0.95%	$95	0.95%	$95	0.95%	$95	0.95%
Offering Expenses5	$75	0.75%	$75	0.75%	$0	0.00%	$75	0.75%
Selling Agent Fees5	$200	2.00%	$0	0.00%	$0	0.00%	$0	0.00%
Broker Dealer Servicing Fee or Broker Dealer Custodial Fee5	$15	0.15%	$60	0.60%	$0	0.00%	$0	0.00%
Cash Manager Fee6	$6	0.06%	$6	0.06%	$6	0.06%	$6	0.06%
Interest Income7	$(34)	(0.34)%	$(34)	(0.34)%	$(34)	(0.34)%	$(34)	(0.34)%
12-Month Breakeven8	$804	8.04%	$610	6.10%	$441	4.41%	$535	5.35%

1.
The breakeven analysis assumes that the Units have a constant month-end net asset value and is based on an initial minimum subscription of $10,000.  See “Charges” for an explanation of the expenses included in the “Breakeven Table.”

2.	Once the Fee Limit (described above on page 9) is reached, Series A Units, Series B Units and Series I Units will be automatically exchanged for Series C Units.

3.
The Trading Advisor Management Fees payable by the Fund to the Trading Advisors range from 1.00% to up to 1.50% of the trading level allocated to the Trading Advisors.  Based on the anticipated allocation of the Fund’s trading level among the Trading Advisors, the estimated aggregate blended Trading Advisor Management Fee rate is 1.46% of the Fund’s Net Asset Value.

4.
Trading Advisor Incentive Fees are paid to each Trading Advisor only on Trading Profits earned by such Trading Advisor.  Trading Profits are determined prior to deducting the General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fees, Broker Dealer Servicing Fees,  or Broker Dealer Custodial Fees, Cash Manager Fees and any extraordinary expenses, and do not include interest income.  As a result, Trading Advisor Incentive Fees will be payable at the Fund’s break-even point.

5.
Expense levels are assumed to be at maximum levels, with the exception of Brokerage Commissions and Trading Expenses, which is a good faith estimate as of the date of this Prospectus.  The compensation paid to the Futures Commission Merchants is estimated at 0.24% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc.  Selling Agent Fees, the Broker Dealer Servicing Fee and Custodial Fee are described above in detail,  See “Summary — Fees and Expenses.”

6.
The Cash Manager Fees are estimated at 0.06% of the Fund’s Net Asset Value because the Cash Managers charge a 0.09% per annum fee on the assets placed under their management and the General Partner anticipates that approximately 70% of the Fund’s assets will be managed by the Cash Managers.

7.
Interest income currently is estimated to be earned at a rate of 0.34% based upon the current interest rates of the anticipated mix of cash, bank deposits, short-term obligations of the U.S. Government. Government-sponsored enterprises, and fully registered U.S. money market funds or short-term (under one year) investment grade interest bearing securities, including commercial paper.  This rate will change from time-to-time according to prevailing interest rates.

8.
Series A Units are subject to a Redemption Fee that declines every month during the first year an investor holds such Series A Units so that, at the end of the 12th month following investment, the Redemption Fee is $0.  Thus, no Redemption Fee is shown at the 12-Month Breakeven point.  An investor redeeming his Series A Units before the 12th month-end following investment will pay a Redemption Fee, determined by how long the investor held his Series A Units.  For example, based on an initial investment of $10,000, the Redemption Fee at the end of the 11th month-end following investment would be $16.66 or 0.167% of the initial investment.

SUMMARY (cont’d)

Organization Chart

SELLING AGENTS:
Steben & Company, Inc., and other broker-dealers
SELLING AGREEMENTS
TRADING ADVISORY AGREEMENTS
GENERAL PARTNER:
Steben & Company, Inc.
Commodity Pool Operator
LIMITED PARTNERSHIP AGREEMENT
FUND:
Seneca Global Fund, L.P.
COMMODITY TRADING ADVISORS: ASPECT CAPITAL LIMITED,
Estlander & Partner Ltd., and Blackwater Management, LLC
GENERAL PARTNER
PRIVATE COMMODITY POOLS
COMMODITY BROKERAGE Agreements
OVER-THE-COUNTER Party Agreement
Futures Commission Merchants:
Newedge USA, LLC, and
J.P. Morgan Futures, Inc.
Currency Forward Counterparty:
Newedge Group (UK Branch)
CASH MANAGERS:
J.P. MORGAN INVESTMENT MANAGEMENT, INC., AND
Principal Global Investors, LLC

THE RISKS LIMITED PARTNERS FACE

Limited Partners could lose money investing in Units.  Please consider carefully the risks described below before making an investment decision.  Please refer to the other information included in this Prospectus.

(1)	Limited Partners May Not Rely on Past Performance in Deciding Whether to Buy Units.

The Fund has a limited trading history as a single manager fund and has no operating history as a multi-manager fund.  Although past performance is not indicative of future results, if the Fund had an established performance history, such performance history may (or may not) provide an investor with more information on which to evaluate an investment in the Fund.  Therefore, investors have only limited performance information to consider when making an investment decision.

(2)	Futures Markets are Volatile and therefore, the Net Asset Value of Units May Fluctuate Substantially.

Futures prices have been subject to periods of volatility in the past and such periods may recur. Price movements of commodities are caused by many unpredictable factors, such as weather, interest rate changes and general economic and political conditions.  In turn, the value of Units may fluctuate substantially.

(3)	Unit Values are Unpredictable at the Time Subscription and Redemption Requests Are Due.

The Fund’s Net Asset Value per Unit can vary significantly intra- and inter-month.  The Units may only be transferred with the consent of the General Partner, which will not be unreasonably withheld, and may only be redeemed monthly at the Net Asset Value per Unit on the last day of each month.  Because irrevocable subscriptions must be submitted at least five (5) business days prior to purchase of Units, and redemption notices at least five (5) business days prior to the redemption of Units, Limited Partners cannot know the Net Asset Value at which they will acquire or redeem units at that time.  Therefore, Limited Partners cannot control the maximum losses on their Units because the redemption value of Units will not be determined at the time redemptions are requested.  Redemption Fees apply to Series A Units redeemed within the first 12 months after they are purchased.

(4)	The Fund’s Trading of Futures, Forwards, Options, Swaps and Commodity Interests is Speculative and Volatile.

Commodity interest and financial instrument prices are highly volatile.  Price movements for commodity interests and financial markets are influenced by, among other things, changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs and policies of governments; U.S. and foreign political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and reevaluations; and emotions of the marketplace.  No assurance can be given that the Trading Advisors’ advice will result in profitable trades for the Fund or that the Fund will not incur substantial losses.  All trades for the Fund will be made on a purely speculative basis.  The Fund may incur substantial or even total loss from its trading.

(5)	Possible Illiquid Markets May Exacerbate Losses.

The daily price fluctuation limit is the maximum permitted fluctuation in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day’s settlement price. Such limits are imposed by the exchanges. The exchanges prohibit the execution of trades at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in the contract generally cannot be taken or liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.  Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject it to substantial losses.

Any factor which would make it more difficult to execute timely trades, such as significant lessening of liquidity in the futures markets, would also be detrimental to the Fund. The CFTC and the commodity exchanges have authority in market emergencies to suspend or otherwise limit trading.

(6)	Leveraged Trading May Cause the Fund to Incur Substantial Losses.

A futures, forward or swap position can be established with the payment of a deposit (“margin”) that is typically a small percentage of the total value of the futures contract. (For example, the initial margin on a 10-year U.S. Treasury Note contract is currently $2,160; the contract calls for the delivery of $100,000 of U.S. Treasury bonds.) Thus, a small movement in the price of the contract can result in a substantial loss relative to the margin deposit.  For example, if the margin deposit is 5%, a 5% adverse move in the value of a futures contract would generate a loss equal to the margin deposit. The Fund could lose all or most of its capital because of this leverage.

The General Partner may cause any of the Trading Advisors to trade the Fund’s assets allocated to them at a range of approximately 0.90-1.50 times the trading level normally utilized by each Trading Advisor employing the Trading Programs that will be traded on behalf of the Fund.  Increasing trading levels increases volatility and brokerage commissions, and magnifies losses as well as gains.

(7)	Futures Trading is Speculative in Nature.

Futures contracts, unlike many securities, do not pay any dividends or interest.  Profits can be made in futures trading only by selling a contract at a higher price than that at which it was bought or by buying a contract at a lower price than at which it was sold.

(8)	Possible Effects of Speculative Position Limits.

The CFTC and the commodity exchanges have established limits on the maximum net long or net short futures positions which any person or group of persons acting together may hold or control.  All commodity accounts owned or managed by the Trading Advisors or the principals thereof, including the Fund’s account, must be combined for position limit purposes.  In January 2011, the CFTC proposed a separate position limits regime for 28 so-called “exempt” (i.e., metal and energy) and agricultural futures and option contacts and their economically equivalent swap transactions.  The General Partner believes (but cannot assure) that these current or proposed limits will not adversely affect the Fund’s trading.

(9)	Trading of Forward Contracts Presents Unique Risks.

The Fund may enter into forward contracts for the trading of certain commodity interests, such as currencies, energy, and precious metals, with U.S. and foreign banks, currency, energy and precious metals dealers.

A forward contract is a contractual obligation to buy or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract.  However, forward contracts are not traded on exchanges and, as a result, are not afforded the regulatory protections provided by such exchanges; rather, banks and dealers act as principals in such markets.  Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies with respect to “eligible contract participants” such as the Fund, and foreign banks are not regulated by any U.S. governmental agency.  There are no limitations on daily price moves in such forward contracts.  In addition, speculative position limits are not applicable to forward contracts trading, although brokers or the principals with whom they may deal in the forward markets may limit the positions available to the Fund as a consequence of credit considerations.  The principals who deal in the forward contract market are not required to continue to make markets in such contracts.  There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with any unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Reform Act, amended the definition of “eligible contract participant,” and the CFTC is interpreting that definition in such a manner that the Fund may no longer be permitted to engage in currency forward transactions by directly accessing the interbank market.  Rather, when the Reform Act goes into effect in July 2011, the Fund may be limited to engaging in foreign currency futures transactions and, for off-exchange transactions, “retail forex transactions” which could limit the Fund’s potential currency forward counterparties to futures commission merchants and retail foreign exchange dealers.  Thus, limiting the Fund’s potential currency forward counterparties could lead to the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.  The “retail forex” markets could also be significantly less liquid than the interbank market.  Moreover, the creditworthiness of the futures commission merchants and retail foreign exchange dealers with whom the Fund may be required to trade could be significantly weaker than the creditworthiness of the financial institutions with whom the Fund currently engages for its currency forward transactions.  The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Reform Act might limit such forward trading to less than that which a Trading Advisor would otherwise recommend, to the possible detriment of the Fund.

(10)	Trading on Foreign Exchanges is Not Subject to U.S. Regulation and is Subject to Foreign Exchange Currency Exposure.

The Fund utilizes, for a portion of its trading, either directly or indirectly, futures contracts traded on foreign exchanges as well as forward contracts.  Some foreign exchanges, in contrast to domestic exchanges, are “principals’ markets” in which performance is the responsibility only of the individual member with whom the trader has entered into a futures contract and not of an exchange or clearing corporation.  In addition, unless the Fund hedges itself against fluctuations in exchange rates between the U.S. dollar and the currencies in which trading is done on such foreign exchanges, any profits the Fund might realize in such trading could be eliminated as a result of adverse changes in exchange rates and the Fund could even incur losses as a result of any such changes.  Users of foreign exchanges typically do not have the protections available to users of the U.S. futures markets.

Some of these futures exchanges require margin for open positions to be converted to the home currency of the contract.  Additionally, some brokerage firms have made this requirement a standard procedure for all foreign futures markets traded, whether or not it is a requirement of a particular exchange.  The Fund’s accounts are denominated in U.S. dollars.  Whenever money is held for margin in a currency other than the U.S. dollar, the Fund is exposed to potential gains or losses if exchange rates fluctuate.  However, the Trading Advisors may attempt under certain circumstances to hedge foreign exchange currency exposure for the Fund.  Such hedging may not be successful and may result in losses.

(11)	Default by Counterparty and Credit Risk Could Cause Substantial Losses.

If the Fund’s futures brokers or counterparties become bankrupt or insolvent, or otherwise default on their obligations to the Fund, the Fund may not receive all amounts owing to it in respect of its trading, despite the clearinghouse fully discharging all of its obligations.  Furthermore, in the event of the bankruptcy of a Futures Commission Merchant or counterparty, the Fund could be limited to recovering   either only a pro rata share of all available funds segregated on behalf of such Futures Commission Merchant or counterparty’s combined customer accounts or, in certain cases, no funds at all, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with such Futures Commission Merchant as margin) was held by such Futures Commission Merchant.  In addition, many of the instruments in which the Fund may trade are traded in markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a contract and not of an exchange or clearing corporation.  The Fund will be subject to the risk of the inability or refusal to perform on the part of the counterparties with whom such contracts are traded.

(12)	Trading in Option Contracts is Highly Leveraged and Speculative.

The Fund may trade option contracts.  An option contract is the right, acquired for a price (commonly called a “premium”), to buy or sell a commodity at a predetermined price within a specified time.  Such trading involves risks similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.  The purchaser of an option is subject to the risk of losing the entire purchase price of the option.  The writer of an option is subject to the potentially unlimited risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option.

(13)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Limited Partners.

The Fund is subject to actual and potential conflicts of interest involving the General Partner, the selling agents and the Trading Advisors.  The General Partner and its principals, as well as the Trading Advisors and their principals all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund.  As a result of these and other relationships, the parties involved with the Fund have a financial incentive to act in a manner other than in the best interest of the Fund and the Limited Partners.  The General Partner or any of its affiliates or any person connected with it may invest in, directly or indirectly, or manage or advise other investment funds or accounts which invest in assets which may also be purchased or sold by the Fund.  Neither the General Partner nor any of its affiliates nor any person connected with it is under any obligation to offer investment opportunities of which any of them becomes aware to the Fund or to account to the Fund in respect of (or share with the Fund or inform the Fund of) any such transaction or any benefit received by any of them from any such transaction, but will allocate such opportunities on an equitable basis between the Fund and other clients.   In addition, the Trading Advisors trade on behalf of accounts other than the Fund’s.  The General Partner has not established any formal procedures to resolve conflicts of interest.  Consequently, Limited Partners are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  The Third Amended and Restated Limited Partnership Agreement does not limit the General Partner’s fiduciary obligations under Delaware or common law; however, the General Partner may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the General Partner have been disclosed in this Prospectus.  See “Conflicts of Interest.”

(14)	Potential Increase in Leverage Utilized.

The General Partner may cause any of the Trading Advisors to trade the Fund’s assets allocated to them at a range of approximately 0.90-1.50 times the trading level normally utilized by each Trading Advisor employing the Trading Programs that will be traded on behalf of the Fund.  The Fund could experience either greater or less volatility and greater or less brokerage commission expenses relative to clients who invest at the normal trading level of the Trading Programs depending on the amount of leverage utilized.

(15)	Increased Volatility Magnifies the Potential Amount of Losses.

The volatility of the Fund is expected to be, at times, greater than that of the Trading Programs.  The Fund may utilize a greater degree of leverage than the normal trading level of the Trading Programs, thereby resulting in greater monthly volatility.  The General Partner may cause any of the Trading Advisors to trade the Fund’s assets allocated to them at a range of approximately 0.90-1.50 times the trading level normally utilized by each Trading Advisor employing the Trading Programs that will be traded on behalf of the Fund.  Increasing trading levels increases volatility and brokerage commissions, and can also magnify losses.

(16)	The Fund Has Limited Liquidity.

Although the Fund offers monthly redemptions, the Fund may delay payment of redemption proceeds if special circumstances require, such as a market emergency that prevents the liquidation of commodity or cash management positions or a delay or default in payment to the Fund by a Futures Commission Merchant, a currency forward counterparty, Cash Manager or a bank or if payment is restricted pursuant to the Delaware Revised Uniform Limited Partnership Act.  See also “Redemptions, Net Asset Value and Trading Suspension – Redemptions.”

(17)	The Fund’s Reliance on the General Partner to Provide Certain Services may be Detrimental to the Fund

The Fund’s success will depend significantly on the General Partner’s ability to provide certain services to the Fund, including, but not limited to, administrative services for the Fund, monitoring the Trading Advisors, adding Trading Advisors and replacing the Trading Advisors, if necessary.  Failure of the General Partner to provide any of these services may be detrimental to the Fund.

(18)	The Fund May be Harmed Should Key Personnel of the General Partner Become Unavailable.

The General Partner is dependent on the services of Mr. Steben and other key personnel.  If Mr. Steben’s services became unavailable, another principal of the firm or a new principal (whose experience cannot be known at this time) will need to take charge of the General Partner, which may be detrimental to the Fund.

(19)	The Fund May be Harmed by Failure of the Trading Advisors.

The Fund’s success depends on the ability of its Trading Advisors.  There can be no assurance that their trading methods will produce profits (or not generate losses).  Past performance is not indicative of future results.  Further, the incapacity of a Trading Advisor’s principals could have a material and adverse effect on that Trading Advisor’s ability to discharge its obligations under its advisory agreement.

(20)	Use of Electronic Trading Presents Risks that Differ from Risks Stemming from Traditional Trading Methods.

The Trading Advisors may utilize electronic trading while implementing the Trading Programs on behalf of the Fund’s account.  Electronic trading differs from traditional methods of trading.  Electronic system transactions are subject to the rules and regulations of the exchanges offering the system or listing the specific contracts.  Attributes of electronic trading may vary widely among the various electronic trading systems with respect to order requirements, processes and administration.  There may also be differences regarding conditions for access and reasons for termination and limitations on the types of orders that may be placed into the system.  These factors may present various risk factors with respect to trading on or using a specific system.  Electronic trading systems may also possess particular risks related to system access, varying response times and security procedures.  Internet enabled systems may also have additional risks associated with service providers and the delivery and monitoring of electronic communications.

Electronic trading may also be subject to risks associated with system or component failure.  In the event of system or component failure, it is possible that the Trading Advisors may not be able to initiate new orders, fill existing orders or modify or cancel orders that were previously entered, as well as exit existing positions.  System or component failure may also result in loss of orders or order priority.  Some contracts offered on an electronic trading system may also be traded electronically and through open outcry during the same trading hours.  Exchanges offering an electronic trading system which lists contracts may have implemented rules to limit their liability, the liability of futures brokers, as well as software and communication system vendors and the damages that may be collected for system inoperability and delays.  These limitations of liability provisions may vary among the various exchanges.

(21)	Insolvency of a Bank or Futures Commission Merchant May Harm the Fund.

If a bank or Futures Commission Merchant employed by the Fund becomes insolvent, the Fund might incur a loss of all or a portion of the funds it had deposited directly or indirectly with such firm. There is only limited government insurance for funds held in FDIC member banks and no government insurance for commodity brokerage accounts.

(22)	The Fund Bears the Risk of Loss for its Investments in Short Term Investment Grade Commercial Paper.

The Fund utilizes quality commercial paper, which is an unsecured, short-term debt instrument issued by a corporation with maturities rarely longer than 270 days.  Commercial paper is not usually backed by any form of collateral, so only firms with high-quality debt rating will be used.  As commercial paper is not usually backed by the full faith and credit of the U.S. government, if the issuing corporation defaults on its obligations to the Fund, the Fund bears the risk of loss of the amount expected to be received.

(23)	The Fund Bears the Risk of Loss for its Use of Money Market Instruments.

Prior to the issuance of Units at Monthly Closings, an investor’s subscription proceeds are maintained in an interest bearing account at Bank of America .  The Fund also maintains an operating account at Bank of America,  and has placed a percentage of its assets under the discretionary management of the Cash Managers, which invest these assets in various money market instruments.  Although these investments are considered to be high quality, some of the securities are neither guaranteed by the U.S. government nor supported by the full faith and credit of the U.S. government.  There is some default risk that an issuer of money market instruments may fail to pay the interest and principal in a timely manner, or that negative perceptions about the issuer’s ability to make such payments will cause the price of these instruments to decline in value.

(24)	Changes in Trading Strategies May Be Detrimental to the Fund.

The trading strategies of the Trading Advisors are continually developing.  A Trading Advisor is free to make any changes in its trading strategies, without notice to investors, if it believes that doing so will be in the Fund’s best interest.  Such changes may be detrimental or beneficial to the Fund.

(25)	Trading Profits are Subject to Trading Advisor Incentive Fees and May Create an Incentive for the Trading Advisors to Make Investments in More Speculative Investments.

Each Trading Advisor may be paid substantial fees in the event that Trading Advisor generates Trading Profits.  Prospective investors should note that (i) the fact that the Trading Advisor Incentive Fee is paid only out of each Trading Advisor’s Trading Profits may create an incentive for the Trading Advisors to make investments that are riskier or more speculative than would be the case if the Trading Advisors were paid a flat percentage of capital and (ii) the Trading Advisors may be paid increased amounts because the Trading Advisor Incentive Fees will be calculated on a basis that includes unrealized appreciation as well as realized gains.  If a Trading Advisor Incentive Fee is paid to a Trading Advisor in respect of a Limited Partner’s Units and a loss is subsequently charged to such Units, such Trading Advisor is entitled to retain all Trading Advisor Incentive Fees previously paid to it.

(26)	Substantial Trading Advisor Incentive Fees Payable on a Quarterly Basis Could be Charged Even Though the Fund’s Overall Annual Performance was Unprofitable.

Because the Trading Advisors’ Incentive Fees will be paid on a quarterly basis, a Trading Advisor could receive Incentive Fees for a portion of a year even though its trading for the entire year was unprofitable.  Moreover, because Trading Advisor Incentive Fees are paid to each Trading Advisor based on Trading Profits generated be each Trading Advisor, and prior to deducting the General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fees, Broker Dealer Servicing Fees, Broker Dealer Custodial Fees, Cash Manager Fees and any extraordinary expenses, the Fund may pay quarterly Incentive Fees to some or all of the Trading Advisors for a quarter in which the Fund as a whole had no net profits or in which the Fund has total net losses.  Once a Trading Advisor Incentive Fee is paid, a Trading Advisor retains the Fee regardless of its subsequent performance.

(27)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

Except for the Trading Advisor Incentive Fees, the Fund is subject to the fees and expenses described herein which are payable irrespective of profitability.  During the first twelve months of an investment, each Series of Units are subject to fees and expenses in the aggregate amount of approximately 6.77% of the Net Asset Value per annum for Series A Units (up to 8.60% if Series A Units are redeemed prior to the first anniversary of the subscription date), 5.22% of the Net Asset Value per annum for Series B Units, 3.87% of the Net Asset Value per annum for Series C Units and 4.62% of the Net Asset Value per annum for Series I Units (exclusive of the Trading Advisor Incentive Fee as more fully described herein).  Consequently, failure of the Fund to earn an amount of profit that exceeds the expense level of each Series of Units will result in losses and a depletion in the Fund’s assets, in whole or in part.  Limited Partners may never achieve profits, significant or otherwise.

(28)	Adding, Terminating or Replacing a Trading Advisor Cannot Provide any Assurance that the Fund Will Succeed.

The General Partner has the authority to add Trading Advisors and replace or terminate the current Trading Advisors should it deem it to be, in its sole discretion, in the best interest of the Fund.  The General Partner could then allocate the Fund’s assets to a new Trading Advisor or Trading Advisors, or reallocate assets among the remaining Trading Advisors.  Adding, terminating or replacing Trading Advisors cannot provide any assurance that the Fund will succeed.

(29)
Payment of Trading Advisor Incentive Fees may Cause the Trading Advisors to Terminate their Services to the Fund Should the Trading Advisors Suffer Significant Losses; Such Losses Will Create Loss Carry-forwards Which Could Have Additional Negative Implications for the Fund.

Each Trading Advisor generally has to “make up” previous trading losses incurred by that Trading Advisor (and not any other Trading Advisor) while the Trading Advisor is trading for the Fund before it can earn a Trading Advisor Incentive Fee.  However, a Trading Advisor might terminate its services to the Fund or the General Partner might decide to replace a Trading Advisor when it has such a “loss carry-forward.”  The Fund might be required to pay new Trading Advisors higher advisory fees than are being paid to the current Trading Advisors.  In addition, the Fund would lose the potential benefit of not having to pay the Trading Advisors Trading Advisor Incentive Fees during the time that the Trading Advisors were generating profits that made up for the prior losses.  In addition, the replacement Trading Advisors would “start from scratch;” that is, the Fund would have to pay the trading advisors Trading Advisor Incentive Fees for each dollar of profits each new Trading Advisor generated for the Fund, regardless of the Fund’s previous experience.

(30)	Offsetting Positions by Trading Advisors Will Result in Net Losses for the Fund

Because the Trading Advisors trade independently of each other, they may establish offsetting positions for the Fund.  For example, one Trading Advisor may sell 10 March wheat contracts at the same time another Trading Advisor buys 10 March wheat contracts.  The net effect for the Fund will be the incurring of two brokerage commissions without the potential for earning a profit (or incurring a loss).

(31)	Required Liquidations May Disrupt Trading Advisors’ Trading Systems or Methods

Under certain unusual circumstances, the Fund might have to direct a Trading Advisor to liquidate positions in order to generate funds needed to meet margin calls, to fund the redemption of Units, or to permit the reallocation of funds to another Trading Advisor.  Such liquidations could disrupt the Trading Advisor’s trading system or method.

(32)	Limited Partners Do Not Participate in Management.

Limited Partners are not entitled to participate in the management of the Fund or the conduct of its business.  Therefore, Limited Partners are wholly dependent upon the General Partner.

(33)	Transferability of Units Upon General Partner Consent Decreases Liquidity.

Investors may acquire Units only for investment and not for resale.  Units are transferable only with the General Partner’s consent which will not be unreasonably withheld.  There will be no resale market for the Units.  Such limited liquidity could be detrimental because a Limited Partner was not able to redeem promptly in order to avoid additional losses.

(34)	Possible Adverse Effect of Large Redemptions.

The Trading Advisors’ trading strategies could be disrupted by large redemptions by Limited Partners.  For example, such redemptions could require the Trading Advisors to prematurely liquidate futures positions they had established for the Fund which may exacerbate losses.

(35)	Mandatory Redemptions May Cause a Limited Partner to Suffer Losses.

The General Partner may require a Limited Partner to be redeemed from the Fund.  Such a mandatory redemption may upset the timing of a Limited Partner’s portfolio investment objectives.  Additionally, the Limited Partner may be required to redeem at a loss.  See “Redemptions, Net Asset Value and Trading Suspension – Mandatory Redemption.”

(36)	Indemnification Payments May Decrease the Fund’s Net Asset Value.

The Fund is required to indemnify the General Partner, the Trading Advisors, the selling agents, the Futures Commission Merchants, Cash Managers any other of the Fund’s service providers, and their affiliates, against various liabilities they may incur in providing services to the Fund, provided the indemnified party met the standard of conduct specified in the applicable indemnification clause. The Fund’s indemnification obligations could require the Fund to make substantial indemnification payments and will reduce the Net Assets of the Fund, and ultimately, the Net Asset Value of the Limited Partners’ Units.

(37)	Because Futures Contracts Have No Intrinsic Value, the Positive Performance of an Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity.  For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth.  Unlike most alternative investments, an investment in Units does not involve acquiring any asset with intrinsic value.  Overall stock and bond prices could rise significantly and the economy as a whole prosper while Units trade unprofitably.

(38)	Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Portfolio Losses.

Historically, managed commodity futures’ accounts and funds returns have tended to exhibit low to negative correlation with the returns of other financial assets such as stocks and bonds.  If the Units perform in a manner that correlates with the general financial markets or do not perform successfully, a Limited Partner will obtain no diversification benefits by investing in the Units and the Units may produce no gains to offset losses from other investments.

(39)	Limited Partners Will Not Have the Protections Associated With Ownership of Units in an Investment Company Registered Under the Investment Company Act of 1940.

The Fund is not registered as an investment company under the Investment Company Act of 1940, as amended, and is not required to register under such act. Consequently, Limited Partners will not have the regulatory protections provided to investors in registered and regulated investment companies.

(40)	The Fund May Terminate for Certain Reasons.

The term of the Fund is perpetual unless terminated earlier as provided in the Third Amended and Restated Limited Partnership Agreement. For example, the General Partner can withdraw as the general partner on 120 days’ prior written notice, which withdrawal could result in termination of the Fund, unless a substitute general partner were obtained. The General Partner has no present intention of withdrawing and intends to continue the Fund business as long as it believes that it is in the best interest of all Limited Partners to do so.  In addition, certain other events may occur such as a decline in the Net Asset Value of a Unit as of the end of any month to or below $35, which could result in early termination of the Fund.

(41)	The Fund May Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of the Clearing Broker or Others.

The Fund is subject to the risk of clearing broker, exchange, clearinghouse and counterparty insolvency.  Fund assets may be lost or frozen during prolonged bankruptcy proceedings.  If a material portion of the Fund’s capital were involved in a bankruptcy, the General Partner might suspend or limit trading, which could cause the Fund to potentially miss significant profit opportunities.  Circumstances surrounding the bankruptcy of Refco, Inc. and its related entities have demonstrated the risks of maintaining capital at unregulated entities, as well as the fact that most dealing agreements permit counterparties to transfer customer funds from regulated to unregulated accounts at the counterparties’ discretion.  The General Partner will attempt to manage the risk associated with Fund assets being held in an unregulated account by attempting to sweep all excess balances from unregulated accounts to regulated accounts, which are afforded protection by the Commodity Exchange Act.

(42)	Possibility of Additional Government or Market Regulation.

The regulation of the U.S. commodities markets has undergone substantial change in recent years, a process which is expected to continue.  In addition, a number of substantial regulatory changes are pending or in progress in certain foreign markets.  The effect of regulatory change on the Fund is impossible to predict but could be material and adverse.

Some concern has been expressed by various governmental authorities that the impact of speculative pools of capital, such as the Fund, on international currency trading is making it significantly more costly and difficult for central banks and governments to influence exchange rates.  This and similar concerns could lead to pressure to restrict the access of speculative capital to these markets.

In addition to regulatory changes, the economic features of the markets traded by the Fund have undergone, and are expected to continue to undergo, rapid and substantial changes as new strategies and instruments have been introduced.  Furthermore, the number of participants, particularly institutional participants, in the futures and forward markets appears to have expanded substantially, and are expected to continue to do so during the current disruption in the financial markets.  There can be no assurance as to how the Fund will perform given the changes to, and increased competition in, the marketplace.

(43)	Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation

Enacted in July 2010, the Reform Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time.  The Reform Act will require that a substantial portion of over-the-counter derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses.  Over-the-counter trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible CFTC-mandated margin requirements.  The regulators also have broad discretion to impose margin requirements on non-cleared over-the-counter derivatives.  Although the Reform Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Fund is not expected to be able to rely on such exemptions.  In addition, the over-the-counter derivative dealers with which the Fund may execute the majority of its over-the-counter derivatives transactions will not be able to rely on the end-user exemptions under the Reform Act and therefore such dealers will be subject to clearing and margin requirements notwithstanding whether the Fund is subject to such requirements.  Over-the-counter derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as they currently are allowed to do.  This will further increase the dealers’ costs, which costs are expected to be passed through to other market participants in the form of higher fees and less favorable dealer marks.

The CFTC may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the over-the-counter markets to be executed through a regulated securities, futures, or swap exchange or execution facility.  Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into highly tailored or customized transactions.  They may also render certain strategies in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

(44)	The Limited Partners are Subject to Certain Tax Risks.

The Fund’s income and gain for each taxable year will be allocated to, and includible in, a Limited Partner’s taxable income whether or not cash or other property is actually distributed. Furthermore, the General Partner does not anticipate that the Fund will make distributions. Accordingly, each Limited Partner should have alternative sources from which to pay its U.S. federal income tax liability or be prepared to withdraw such amounts from the Fund, as such income and gain will likely exceed distributions to such Limited Partner for a taxable year.

Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, such as Selling Agent Fees, Broker Dealer Servicing Fees and Redemption Fees, nor can these expenses be amortized by the Fund or any Limited Partner.

An audit of the Fund may result in an audit of the returns of some or all of the Limited Partners, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a Limited Partner’s investment in the Fund.  If such adjustments result in an increase in a Limited Partner’s U.S. federal income tax liability for any year, such Limited Partner may also be liable for interest and penalties with respect to the amount of underpayment.  The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund.  The cost of any audit of a Limited Partner’s tax return will be borne solely by such Limited Partner.

The taxation of partnerships and partners is complex.  Potential investors are strongly urged to review the discussion below under “Material U.S. Federal Income Tax Considerations” and to consult their own tax advisors.

(45)	Accounting for Uncertain Tax Positions

Financial Accounting Standards Board Accounting Standards Codification Topic No. 740, “Income Taxes”, or ASC 740, in part formerly known as “FIN 48”, provides guidance on the recognition of uncertain tax positions.  ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements.  It also provides guidance on recognition, measurement, classification, interest and penalties with respect to tax positions.  A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the net asset value of the Fund, including reducing the net asset value of the Fund to reflect reserves for income taxes, such as foreign withholding taxes, that may be payable by the Fund.  This could cause benefits or detriments to certain investors, depending upon the timing of their subscriptions and withdrawals from the Fund.

(46)	Possible Limited Partner Liability After Redemption.

There may be a continuing liability for Limited Partners after redemption, for liabilities incurred prior to their Redemption Date, only for amounts distributed to the Limited Partner or amounts received by the Limited Partner upon redemption of the Units, if the Net Assets of the Fund are insufficient to discharge the liabilities of the Fund which have arisen prior to the payment of such amount (including without limitation indemnification liabilities).  See “Redemptions, Net Asset Value and Trading Suspension – Repayment of Redeemed Capital.”

(47)	Termination of one or more Selling Agent Agreement(s) between the Fund and the Selling Agent(s) May, in Certain Circumstances, Have a Negative Material Impact on the Fund.

Termination of a Selling Agent Agreement between the Fund and the selling agent could have a material impact on the Fund.  If the Fund enters into a number of Selling Agent Agreements, the termination of one Selling Agent Agreement may not be material.  On the other hand, if the net asset value of the Fund has diminished such that Fund expenses would have a material impact on investor returns, which situation would be ameliorated by the Fund’s raising additional assets through new subscriptions for Units, the termination of one or more Selling Agent Agreement(s) may have a negative impact on the Fund.

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PERFORMANCE OF THE FUND
December 2008 to February 2011

Series A Units

The following are the monthly rates of return for Series A Units from December 1, 2008 through February 28, 2011.  There can be no assurance that the Fund will continue to perform in the future in the way it has in the past. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SENECA GLOBAL FUND, L.P.
Type of Pool: Publicly Offered
Commencement of Fund: September 1, 2008
Commencement of Series: December 1, 2008
Aggregate Series A Subscriptions: $ 17,576,155
Aggregate Fund Subscriptions: $ 64,352,923*
Current Series Capitalization: $ 18,351,013
Current Fund Capitalization: $ 58,176,516
Largest Monthly Drawdown**:  (10.02)% June 2009
Largest Peak-to-Valley Drawdown**:  (21.58)% March 2009 – January 2010
Net Asset Value per Series A Unit, February 28, 2011: $97.51

Monthly Rates Of Return	2011	2010	2009	2008
January	(1.83)%	(3.61)%	0.37%
February	2.81%	2.44%	0.57%
March		4.06%	(4.55)%
April		1.82%	(4.18)%
May		(4.01)%	(2.77)%
June		0.80%	(10.02)%
July		(1.98)%	(1.91)%
August		7.90%	4.37%
September		0.98%	3.01%
October		3.95%	(5.76)%
November		(5.05)%	9.26%
December		5.70%	(6.37)%	4.31%
Compound Rate of Return	0.94% (2 mos.)	12.77%	(17.87)%	4.31% (1 month)

* See the note on page 25.
**See notes on pages 27-28.

PERFORMANCE OF THE FUND
November 2008 to February 2011

 Series B Units

The following are the monthly rates of return for Series B Units from November 1, 2008 through February 28, 2011.  There can be no assurance that the Fund will continue to perform in the future in the way it has in the past. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SENECA GLOBAL FUND, L.P.
Type of Pool: Publicly Offered
Commencement of Fund: September 1, 2008
Commencement of Series: November 1, 2008
Aggregate Series B Subscriptions: $ 14,925,832
Aggregate Fund Subscriptions: $ 64,352,923*
Current Series Capitalization: $ 14,086,122
Current Fund Capitalization: $ 58,176,516
Largest Monthly Drawdown**:  (9.90)% June 2009
Largest Peak-to-Valley Drawdown**:  (20.98)% March – July 2009
Net Asset Value per Series B Unit, February 28, 2011: $107.04

Monthly Rates Of Return	2011	2010	2009	2008
January	(1.70)%	(3.49)%	0.47%
February	2.95%	2.57%	0.67%
March		4.19%	(4.40)%
April		1.95%	(4.05)%
May		(3.88)%	(2.65)%
June		0.93%	(9.90)%
July		(1.86)%	(1.78)%
August		8.04%	4.50%
September		1.11%	3.15%
October		4.08%	(5.63)%
November		(4.92)%	9.41%	6.04%
December		5.83%	(6.25)%	4.42%
Compound Rate of Return	1.20% (2 mos.)	14.55%	(16.61)%	10.72% (2 mos.)

* See the note on page 25.
**See notes on pages 27-28.

PERFORMANCE OF THE FUND
September 2008 to February 2011

Series I Units

The following are the monthly rates of return for Series I Units from September 1, 2008 through February 28, 2011.  There can be no assurance that the Fund will continue to perform in the future in the way it has in the past. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SENECA GLOBAL FUND, L.P.
Type of Pool: Publicly Offered
Commencement of Fund: September 1, 2008
Commencement of Series: September 1, 2008
Aggregate Series I Subscriptions: $ 31,250,936
Aggregate Fund Subscriptions: $ 64,352,923*
Current Series Capitalization: $ 25,119,720
Current Fund Capitalization: $ 58,176,516
Largest Monthly Drawdown**:  (9.86)% June 2009
Largest Peak-to-Valley Drawdown**:  (20.68)% March – July 2009
Net Asset Value per Series I Unit, February 28, 2011: $ 123.39

Monthly Rates Of Return	2011	2010	2009	2008
January	(1.65)%	(3.44)%	0.51%
February	3.00%	2.63%	0.71%
March		4.24%	(4.23)%
April		2.01%	(4.00)%
May		(3.83)%	(2.60)%
June		0.98%	(9.86)%
July		(1.81)%	(1.73)%
August		8.09%	4.55%
September		1.16%	3.20%	3.88%
October		4.13%	(5.59)%	9.32%
November		(4.87)%	9.46%	6.08%
December		5.89%	(6.20)%	4.46%
Compound Rate of Return	1.30% (2 mos.)	15.25%	(16.01)%	25.83% (4 mos.)

* The General Partner contributed initial capital to the Fund of $500,000 as part of the Fund’s launch and an additional $100,000 in November 2010.  This amount is included in the “Aggregate Fund Subscriptions” figure, and is tracked separately from Series A, B, and I Units.
**See notes on pages 27-28.

PERFORMANCE OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER

General

The performance information included herein is presented in accordance with CFTC regulations.  The Fund differs materially in certain respects from each of the pools whose performance is included herein.  The following sets forth summary performance information for all pools operated by the General Partner (other than the Fund) since January 1, 2006.

The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund may perform in the future.  These pools also have material differences from one another; such differences may include a different number of advisors, leverage, fee structure and trading programs.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

____________________

Assets Under Management
The General Partner–Total assets under management as of February 28, 2011	$ 1,582,494,053
The General Partner–Total assets under multi-advisor management as of February 28, 2011	$ 1,453,174,662
The General Partner–Total assets under single-advisor management as of February 28, 2011	$ 129,319,392

Multi-Advisor Pools

These are all of the multi-advisor pools (excluding the Fund) operated by the General Partner since January 1, 2006.  The General Partner has actively allocated and reallocated trading assets among a changing group of advisors selected by it.

Single-Advisor Pool

This is the only single-advisor pool operated by the General Partner since January 1, 2006 and advised by a single advisor (as opposed to a portfolio of commodity trading advisors).

								PERCENTAGE RATE OF RETURN COMPUTED ON A COMPOUNDED MONTHLY BASIS
	TYPE OF POOL	START DATE(1)	AGGREGATE SUBSCRIPT. (2)	CURRENT TOTAL NAV(3)	CURRENT NAV PER UNIT(4)	LARGEST MONTHLY DRAW-DOWN & MONTH(5)	LARGEST PEAK-TO-VALLEY DRAW-DOWN (6)	2006	2007	2008	2009	2010	2011
Multi-Advisor Pools(8)
Futures Portfolio Fund, L. P. (Class A Units)	Privately Offered – Regulation D – Rule 506	January 2, 1990	$1,027,237,191	$886,084,948	$5,020.96	Jul. 2008 (9.26)%	Jul. 2007-Aug. 2007 (16.89)%	6.78%	3.81%	29.77%	(6.98)%	6.79%	0.70% (2 mos.)
Futures Portfolio Fund, L. P. (Class B Units)	Privately Offered – Regulation D – Rule 506	May 2, 1995	$607,861,919	$567,089,714	$6,717.51	Jul. 2008 (9.13)%	Jul. 2007-Aug. 2007 (16.65)%	8.71%	5.69%	32.08%	(5.29)%	8.71%	1.01% (2 mos.)
Single-Advisor Pool
Sage Fund, L.P. (Class A Units) (7)	Privately Offered –Regulation D – Rule 506	January 5, 1996	$95,716,954	$71,142,876	$2,518.66	Jul. 2008 (18.73)%	Jul. 2008-Aug. 2008 (24.51)%	7.80%	(3.97)%	45.27%	(10.93)%	7.74%	(7.81)% (2 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

_______________________________

1.	“Start Date” is the date the pool commenced trading.

2.	“Aggregate Subscript” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

3.	“Current Total NAV” is the Net Asset Value of the pool as of February 28, 2011.

4.	“Current NAV Per Unit” is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of February 28, 2011.

5.
“Largest Monthly Drawdown” is the largest single month loss sustained during the last five years and year-to-date.  “Drawdown” as used in this table means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity.  “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures.  “Month” is the month of the % Largest Monthly Drawdown.

6.
“Largest Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit during the last five years and year-to-date.  This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns.  “Largest Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end.  For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

7.
In October 2005, a currency forward counterparty clearing firm for the Sage Fund, L.P., Refco Capital Markets Ltd, or RCM, entered into Chapter 11 bankruptcy.  As a result, the Sage Fund, L.P. account at RCM, representing about 7% of the net assets of Sage Fund, L.P. at the time became frozen.  This receivable was segregated into Class B units in October 2005.  Class B units are not reflected above in the Class A Unit performance history.  Sage Fund, L.P. sold any remaining claims relating to the RCM matter in October 2007.  Following this transaction, approximately 92% of this Class B Unit receivable was recovered and 8% was written down as uncollectible.  Therefore, as of the date of this Prospectus, the Sage Fund, L.P. has no further exposure to the RCM bankruptcy proceedings.

8.	The General Partner operates a pool pursuant to an exemption provided by the rules of the CFTC. The performance of that pool is not presented above.

[Remainder of page left blank intentionally.]

INVESTMENT OBJECTIVE

Investment Objective

The Fund seeks appreciation of its assets over time through the speculative trading of futures and over-the-counter contracts, including currency forwards traded in the U.S. and internationally.  The Fund will seek to accomplish its objectives by allocating among accounts managed by Trading Advisors.  The General Partner is responsible for selecting and monitoring the Trading Advisors, and it may add new Traders in the future, terminate the current Trading Advisors, and will, in general, allocate and reallocate the Fund’s assets among the Trading Advisors as it deems is in the best interests of the Fund.  Kenneth Steben and Michael Bulley, two principals of the General Partner, are responsible for making the allocation decisions on behalf of the General Partner.

While past performance is not indicative of future results, the General Partner believes it is in the best interests of the Fund to select those Trading Advisors who have demonstrated superior ability during their trading history.  Consideration is given to the consistency of past returns.  Also considered are each Trading Advisor’s reputation, personnel, integrity and trading psychology, as well as its overall trading skill, money management, administrative support and the total amount of funds under management.  Finally, the General Partner uses its discretion and judgment in applying each of the above factors in making a final determination to include a particular Trading Advisor in the Fund.

The Fund currently allocates approximately one-third of its assets to each of Aspect, EP and Blackwater.

The General Partner may cause any of the Trading Advisors to trade the Fund’s assets allocated to them at a range of approximately 0.90-1.50 times the trading level  normally utilized by each Trading Advisor employing the Trading Programs that will be traded on behalf of the Fund.  The Fund could experience either greater or less volatility and greater or less brokerage commission expenses relative to clients who invest at the normal trading level of the Trading Programs depending on the amount of leverage utilized.  The margin to equity ratio of the Fund is determined by the positions indicated by the trading models utilized by the Trading Advisors.  The positions taken will vary based upon the trading signals generated by the models at any given time.  However, because the Net Asset Value of the Fund will rise or fall over time due to subscriptions and redemptions, as well as any profits or losses, the actual leverage ratio in the Fund at any given time may be somewhat higher than 1.50 times or lower than 0.90 times the leverage normally utilized by the Trading Advisors.

The Fund maintains its margin deposits and reserves in cash, bank deposits, short-term obligations of the U.S. Government, Government-sponsored enterprises, money market funds or investment grade interest bearing securities including commercial paper.  All interest income earned by the Fund will accrue to the Fund.  The Fund’s excess margin monies will be managed by the General Partner or the Cash Manager(s).  The General Partner and the Cash Manager(s) will attempt to invest the Fund’s cash assets to maximum risk-adjusted returns by investing in a mix of short term instruments described above.

There can be no assurance that the Fund or the Trading Programs will achieve their investment objectives or avoid substantial losses.

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification.  The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities.  By allocating a portion of the risk segment of their portfolios to the Fund, which invests in futures related trading, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

Ability To Go Long or Short

Futures, forwards and swaps can be traded either long or short, meaning there is profit potential (and risk of loss) in declining markets with respect to short positions as well as rising markets with respect to long positions.  This ability may provide diversification for traditional portfolios of stocks and bonds.

THE GENERAL PARTNER COMMODITY POOL OPERATOR AND SELLING AGENT

The Fund’s General Partner and commodity pool operator is Steben & Company, Inc., a Maryland corporation organized in February 1989.  The General Partner also serves as one of the Fund’s selling agents.  The General Partner became registered with the CFTC as a commodities introducing broker in May 1989 and as a CPO in August 1991.  The General Partner is a member of the NFA, the self-regulatory organization for the commodity industry, and is a member of FINRA.  The General Partner is registered as a broker dealer and an investment adviser with the SEC.  The General Partner’s address is 2099 Gaither Road, Suite 200, Rockville, Maryland 20850; telephone (240) 631-7600, fax (240) 631-9595.  The General Partner’s web address is www.steben.com and its e-mail address is info@steben.com.

The General Partner will manage all aspects of the Fund’s business, including forming and registering the Fund, selecting and monitoring the Fund’s Trading Advisors, allocating assets and trading level among the Trading Advisors, selecting the Fund’s futures broker(s), forwards and swaps counterparties, accountants, attorneys, service companies and cash managers, computing the Fund’s Net Assets, reporting to the Limited Partners, directing the investment of the Fund’s excess margin monies in interest-bearing instruments and/or cash, and handling subscriptions and redemptions. The General Partner will maintain office facilities and furnish administrative and clerical services to the Fund.

The performance of the Fund is disclosed beginning on page 23.  The performance of the other pools operated by the General Partner is disclosed beginning on page 26.

The General Partner may act in a wholesaling capacity for other commodity pools offered by the Trading Advisors.  The General Partner may offer other commodity pools or securities to investors or broker dealers in its capacity as a broker dealer and the General Partner may act as an introducing broker for professionally managed futures accounts. The General Partner may introduce investors to other registered investment advisers and may form other investment funds in the future.

Principals of the General Partner

The Principals, directors and officers of the General Partner are Kenneth E. Steben, Michael D. Bulley, John H. Grady, Neil D. Menard, Carl A. Serger and the Kenneth E. Steben Revocable Trust Dated January 29, 2008.  Their respective biographies are set forth below.

Kenneth E. Steben is the General Partner’s founder, President and Chief Executive Officer.  Mr. Steben, along with Michael D. Bulley are responsible for deciding on the Fund’s allocation to the Trading Advisors, or other trading advisors in the future should they deem it in the best interest of the Fund.  Mr. Steben is registered with the CFTC as an associated person and with FINRA as a General Securities Principal.  Mr. Steben, born in January 1955, received his Bachelors Degree in Interdisciplinary Studies, with a concentration in Accounting in 1979 from Maharishi University of Management.  Mr. Steben has been a licensed stockbroker since April 1981 and a licensed commodities broker since March 1983.  Mr. Steben holds his Series 3, 5, 7, 24, 63 and 65 FINRA and NFA licenses.  Mr. Steben has been a CFTC listed Principal, and has been registered as an Associated Person since March 15, 1989 and a General Securities Principal of Steben & Company, Inc.

Michael D. Bulley is Senior Vice President of Research and Risk Management, and a Director.  Mr. Bulley, along with Kenneth E. Steben are responsible for deciding on the Fund’s allocation to the Trading Advisors, or other trading advisors in the future should they deem it in the best interest of the Fund.  Mr. Bulley, born in October 1957, received his Bachelors Degree in Electrical Engineering from the University of Wisconsin – Madison in 1980 and his Masters in Business Administration with a concentration in Finance from Johns Hopkins University in 1998.  Mr. Bulley is a CAIASM designee and Member of the Chartered Alternative Investment Analyst Association®. Mr. Bulley joined Steben & Company, Inc. in November 2002, and holds Series 3, 7, 28 and 30 FINRA and NFA licenses.  Mr. Bulley has been a CFTC listed Principal and registered as an Associated Person of Steben & Company, Inc. since February 11, 2003 and December 23, 2002, respectively.

John H. Grady is Chief Operating Officer, General Counsel and Chief Compliance Officer. Mr. Grady joined Steben & Company, Inc. in December of 2009.  Mr. Grady has been a CFTC listed Principal and registered as an Associated Person of Steben & Company, Inc. since February 19, 2010.  Mr. Grady, born in June of 1961, received his JD from The University of Pennsylvania Law School in 1985 and received his Bachelor of Arts, magna cum laude, from Colgate University in 1982. Prior to joining Steben & Company, Inc., Mr. Grady was President of Arcady Investment Consulting LLP, a consulting firm based in Philadelphia that served funds, advisers and brokerage firms from January 2009 to December 2009. Before that, Mr. Grady was a Senior Advisor to Coil Investment Group, a Norway-based investment firm from April 2008 to December 2008 where he advised senior management regarding acquisitions of regulated entities in the United States.  Before that, Mr. Grady was Chief Executive Officer of the Nationwide Funds Group (formerly known as the Gartmore Funds), a family of registered investment companies, from October 2006 to January 2008. From April 2004 to June 2006, Mr. Grady served as Chief Executive Officer of the Constellation Funds Group, an investment company complex; prior to that, he was the chief operating officer of Turner Investment Partners, an institutional asset management firm, from February 2001 to March 2004. During the periods June 2006 to October 2006 and February 2008 to April 2008, Mr. Grady acted as a consultant to investment related businesses, including mutual funds, investment advisers and broker-dealers. After graduating from law school, Mr. Grady was an attorney in private practice for over 15 years, and was a partner with Morgan, Lewis LLP in the firm’s DC and Philadelphia offices from July 1993 to January 2001. Mr. Grady holds his Series 3, 7, 24 and 63 FINRA licenses.

Neil D. Menard is Senior Vice President, Distribution.  Mr. Menard, born in August 1967, graduated from Colby College in 1989 with a BA in political science.  Prior to joining Steben & Company, Inc. in July of 2006, Mr. Menard was the Director of Sales for Engagement Systems, LLC, a strategic outsource solution for independent financial advisors from October 2004 to June of 2006, where he developed and implemented sales and service processes.  From July 1997 to October 2004, Mr. Menard served as the Managing Director of New Business Development for SEI Investments Distribution Co. SEI is a provider of asset management, investment processing, and investment operations solutions for institutional and personal wealth management.  Mr. Menard created sales and selection systems for the new business development team and utilized these processes to select independent investment advisors for SEI. Mr. Menard holds his Series 3, 7, 24 and 63 FINRA and NFA licenses and is a General Securities Principal.  Mr. Menard has been registered as an Associated Person and a CFTC listed Principal of Steben & Company, Inc. since August 7, 2006 and July 6, 2006, respectively.

Carl A. Serger is Chief Financial Officer. Mr. Serger joined Steben & Company, Inc. in December of 2009 and has been a CFTC listed Principal of Steben & Company, Inc. since February 2, 2010. Mr. Serger, born in March of 1960, graduated from Old Dominion University in Virginia with a BS in Business Administration, and has a Technology Management Certification from the California Institute of Technology. Prior to joining Steben & Company, Inc., Mr. Serger was the CFO, Senior VP and Treasurer of Finetre Corporation, a financial technology platform company providing services to major brokerage firms, banks and insurance companies from December 1999 until its acquisition by Ebix, Inc. in October 2006. Mr. Serger remained with Ebix, a software company serving the insurance industry, as Senior VP and CFO until July 2007. From July 2007 to November 2007, he acted as an independent consultant advising start-up companies on accounting and financial matters. From November 2007 until November 2009, Mr. Serger was the Senior VP, CFO and COO for Peracon, Inc., a leading electronic transactions platform for institutional commercial real estate transactions.

Kenneth E. Steben Revocable Trust Dated January 29, 2008, or the Trust, has been a CFTC listed Principal of the General Partner since March 10, 2008.  The Trust is the sole shareholder of the General Partner.  Kenneth E. Steben is the sole beneficiary of the Trust and serves as its sole trustee.  A biography of Mr. Steben is set forth above.

As of the date of this Prospectus, Mr. Neil Menard of the General Partner has purchased an ownership interest of 79.072 Series I Units in the Fund.

Proprietary Trading

The principals of the General Partner may trade for their own account and records of such trades and written policies regarding proprietary trading will be available for inspection by the Limited Partners upon reasonable advance notice to the office of the General Partner.

Legal Proceedings

There have never been any material administrative, civil or criminal actions taken or concluded against the General Partner or its principals, and there are none pending or on appeal.

Fiduciary and Regulatory Duties of the General Partner

As general partner of the Fund, the General Partner is effectively subject to the same restrictions imposed on “fiduciaries” under both statutory and common law.  The General Partner has a fiduciary responsibility to the Limited Partners to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Third Amended and Restated Limited Partnership Agreement.  The Third Amended and Restated Limited Partnership Agreement does not limit the General Partner’s fiduciary obligations under Delaware or common law; however, the General Partner may assert as a defense to claims of breach of fiduciary obligations that the conflicts of interest and fees payable to the General Partner have been disclosed in this Prospectus.

The Fund, as a publicly-offered “commodity pool,” is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests, or the NASAA Guidelines.  The NASAA Guidelines explicitly prohibit a general partner of a commodity pool from “contracting away the fiduciary obligation owed to investors under the common law.”  Consequently, once the terms of a given commodity pool, such as the Fund, are established, the General Partner is effectively precluded from changing such terms in a manner that disproportionately benefits the General Partner, as any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of existing investors of the Fund to such self-dealing (whereas, given adequate disclosure, new investors subscribing to a pool should be deemed to evidence their consent to the business terms thereof by the act of subscribing).

The Third Amended and Restated Limited Partnership Agreement provides, in part, that, the Fund will indemnify, defend, and hold harmless the General Partner, and the employees and affiliates of the General Partner, and the directors, officers, and employees of any such affiliates, or the General Partner Related Parties, from and against any loss, liability, damage, cost, or expense (including legal fees and expenses incurred in the defense or settlement of any demands, claims, or lawsuits) actually and reasonably incurred arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Fund, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner, or resulting from or relating to the offer and sale of the Units pursuant to this Prospectus; provided, that the following conditions are met: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund, (ii) the General Partner was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Fund’s assets and not from the Limited Partners.  The termination of any action, proceeding, or claim by judgment, order, or settlement shall not, of itself, create a presumption that the General Partner Related Parties did not meet the standard of conduct set forth above.  In no event will the General Partner or any of the selling agents receive indemnification from the Fund arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (iv) in the case of subparagraph (iii), the court considering the request has been advised of the position of the SEC and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units.  The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify the General Partner Related Parties and prohibit the Fund from purchasing insurance to cover indemnification which the Fund itself could not undertake directly.

Under Delaware law, a beneficial owner of a limited partnership (such as a Limited Partner of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a “class action” to recover damages from a general partner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a general partner has failed or refused to institute proceedings to recover such damages.  In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC.  Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Limited Partners also have the right to institute a reparations proceeding before the CFTC against the General Partner (a registered commodity pool operator), the Futures Commission Merchants and the trading advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.  Private rights of action are conferred by the Commodity Exchange Act, as amended.  Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.

The foregoing summary describing in general terms the remedies available to Limited Partners under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus.  This is a rapidly developing and changing area of the law.  Therefore, Limited Partners who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Investment of the General Partner in the Fund

As of February 28, 2011, the value of the General Partner’s Interest in the Fund was $619,660.

The General Partner and/or its affiliates are required to purchase and maintain an interest in the Fund equal to the greater of (i) 1% of the aggregate capital contributions to the Fund or (ii) $25,000.  The Fund issued General Partner Units to the General Partner at $100 per Unit during the Initial Offering Period.  Thereafter any General Partner Units purchased will be at their Net Asset Value as of the close of business on the last day of the month in which the General Partner acquires new Units.  The General Partner will pay cash to acquire additional General Partner Units. The General Partner Units are subject to the following fees, expenses and charges:  Trading Advisor Management Fees, Trading Advisor Incentive Fees, Brokerage Commissions and Trading Expenses and Administrative Expenses.  Pursuant to the Fund’s Third Amended and Restated Limited Partnership Agreement, the General Partner may redeem its Units on any Redemption Date without priority of redeeming Limited Partners, subject to the requirement that the General Partner and/or its affiliates are required to purchase and maintain an interest in the Fund equal to the greater of (i) 1% of the aggregate capital contributions to the Fund or (ii) $25,000.

TRADING ADVISORS

ASPECT CAPITAL LIMITED

Aspect Capital Limited, or Aspect, offers discretionary advisory services to institutional and high net worth investors in the speculative trading of multiple asset classes including, without limitation, futures, forwards, swaps, options and other derivative contracts, commonly referred to as “futures.”

Aspect was established in 1997 by Anthony Todd, Dr. Eugene Lambert, Martin Lueck and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck (“AHL”, now part of Man Group plc), where they advanced the application of systematic quantitative techniques in managed futures investment.  Aspect has grown its team to over 120 employees and manages approximately $4.65 billion as of February 28, 2011 including approximately $4.6 billion in the Aspect Diversified Program.  Aspect’s investment approach involves a strong focus on rigorous research, disciplined systematic implementation, robust risk management and efficient market access and execution.

Aspect is a limited liability company registered in England and Wales and is regulated in the United Kingdom by the Financial Services Authority.  Since October 1999, Aspect has been a member of the NFA and has been registered with the CFTC as a commodity trading advisor, or CTA, and commodity pool operator.  Aspect has also been registered with the NFA as a principal of its CTA subsidiary, Aspect Capital Inc. since August 2004.  Aspect has also been registered with the SEC as an investment adviser since October 2003.  Neither Aspect’s registration with the CFTC and SEC nor its membership in NFA should be taken as an indication that the CFTC, SEC, NFA, or any other regulatory agency or body has recommended or approved Aspect.  The main business address of Aspect is Nations House, 103 Wigmore Street, London, W1U 1QS, England.  Aspect’s telephone number in London is +44 20 7170 9700.  Aspect’s books and records will be kept at its main business address.

Aspect’s past performance is set forth beginning on page 38.

The Principals

The principals of Aspect are Anthony Todd, Gavin Ferris, Martin Lueck, Simon Rockall, Daniel Oram, John Wareham and Kenneth Hope.  Their respective biographies are set forth below.

Anthony Todd is the Chief Executive Officer of Aspect.  Mr. Todd co-founded Aspect in September 1997.  He has been a CFTC listed principal and registered as an associated person of Aspect from October 13, 1999 to the present.  Mr. Todd has also been listed with the CFTC as a principal of Aspect’s commodity trading advisor subsidiary Aspect Capital Inc. since April 14, 2005.  Before establishing Aspect, Mr. Todd worked for five years from March 1992 to October 1997 at AHL, a commodity trading advisor, initially as Director of Financial Engineering and Product Development, before moving to Switzerland as Director of Marketing and Institutional Sales. Mr. Todd holds a B.A. in Physics from Oxford University and an M.B.A. from INSEAD in France.

Gavin Ferris is Chief Investment Officer.  Mr. Ferris joined Aspect in January 2006 as the Chief Architect and has been a CFTC listed principal of Aspect from July 5, 2006 to the present.  In June 2006, Dr. Ferris became a member of Aspect’s Board and in April 2007 he was appointed Co-Chief Investment Officer alongside Michael Adam.  In December 2007, Dr. Ferris became Chief Investment Officer where he leads Aspect’s Research and Development team. Prior to joining Aspect, from October 2003, he was the Chief Executive Officer and co-founder of Crescent Technology Ltd, which designs statistical trading systems for hedge funds. Between May 2003 and October 2003 Dr. Ferris was the Chief Technology Officer for Crescent Asset Management Ltd, an Econometric Software Development company with oversight of all software development at the company. Between March 1997 and August 2003, he was the Chief Technology Officer, co-founder and Board Director of RadioScape, a world leader in digital signal processing. At RadioScape, Dr. Ferris was responsible for the oversight of all software development and the creation of Intellectual Property. Dr. Ferris held the position of lead software engineer of the core technology group, heading up the development of the Nile production management software system at DreamWorks SKG Feature animation production from July 1995 to February 1997. Dr. Ferris holds a 1st class degree in Computer Science and PhD in Artificial Intelligence from Cambridge University.

Martin Lueck is the President and Director of Research and co-founded Aspect in September 1997, and has been a CFTC listed principal and registered as an associated person of Aspect from October 13, 1999 to the present. Mr. Lueck has also been a CFTC listed principal of Aspect’s commodity trading advisor subsidiary Aspect Capital Inc. since October 12, 2004 and registered as an associated person of Aspect Capital Inc. since December 7, 2004, where he is a member of the Board of Directors. As Director of Research for Aspect, he oversees the teams that are responsible for generating and analyzing fundamental research hypotheses for development of all of Aspect’s investment programs. Prior to founding Aspect, Mr. Lueck was with AHL, a commodity trading advisor, which he co-founded in February 1987 with Michael Adam and David Harding until April 1996. Mr. Lueck was listed with the CFTC as a principal of AHL from May 1989 and registered as an associated person of AHL from August 1989 to April 1996. From May 1996 through August 1997 Mr. Lueck was on garden leave from AHL, during which time he helped establish his wife's publishing business Barefoot Books. Mr. Lueck holds an M.A. in Physics from Oxford University.

Daniel Oram is Aspect’s Risk Director, in which capacity he reports directly to Anthony Todd, Aspect’s Chief Executive Officer.  Dr. Oram has been a CFTC listed principal of Aspect since January 3, 2008.  As Risk Director, Dr. Oram is responsible for the development and operation of the risk management frameworks through which Aspect continuously monitors and controls the risk exposures of its programs.  Dr. Oram also heads the team which is charged with producing full and independent Risk Reviews of all new systematic strategies prior to their implementation.  Dr. Oram joined Aspect in January 2005, and has since held senior positions in the research and risk teams.  Before joining Aspect, Dr. Oram worked as a Risk Engineer at Canon Research Europe (the research and development arm of Canon, Inc., a business technology manufacturer), between October 2001 and July 2004, developing new technologies for use in both Canon and third party products. Dr. Oram took a sabbatical from employment from August 2004 until December 2004. Dr. Oram holds a 1st class degree in Computer Science and a PhD in Image Sequence Geometric Reconstruction from Manchester University.

Simon Rockall is the Chief Operating Officer of Aspect.  He is also Aspect’s Company Secretary and manages the Legal, Compliance, Fund Accounting, Operations and Organizational Development teams.  Mr. Rockall has been a CFTC listed principal of Aspect from March 7, 2006 to the present.  Mr. Rockall joined Aspect in August 2003 from GFI Group (independent provider of brokerage, software and data services) where from April 2001 he was Head of Corporate Development and Company Secretary for the European region of the business. Mr. Rockall joined GFI following its acquisition of the Fenics Software Group (provider of the de-facto market standard software for the pricing and analysis of FX Options) where he was Head of Legal, Vice President and Group Company Secretary between September 1997 and April 2001.  Between September 1995 and September 1997 Mr. Rockall worked for Barclays Bank plc, an international investment bank, on its high level Management Program. Mr. Rockall has a Law degree from Exeter University.

Kenneth Hope serves as Aspect’s Chief Financial Officer.  He joined Aspect in February 2004 and has been a CFTC listed principal of Aspect from March 10, 2009 to the present and heads up the Finance and Treasury teams. Mr. Hope joined Aspect from Credit Suisse First Boston International, the global derivatives division of Credit Suisse (the international financial services group) where he worked from May 2000 to April 2003 as a financial controller and later an assistant vice president, responsible for international financial and regulatory reporting and strategic change management. Mr. Hope was responsible for setting up the in-house Treasury Department at the Trading Advisor through 2004 and has since held senior positions within both the finance and treasury teams. Between April 2003 and February 2004, Mr. Hope took a sabbatical from employment. Mr. Hope qualified as a chartered accountant with PricewaterhouseCoopers, an international auditing and professional services firm, where he worked as an auditor from April 1997 to April 2000. Mr. Hope also holds a bachelor of commerce degree as well as a diploma in accountancy from the University of Natal, South Africa where he graduated in December 1996.

John Wareham is the Chief Commercial Officer of Aspect.  Mr. Wareham joined Aspect in September 2005 and leads the company’s Sales, Marketing, Product Management and Client Service teams. Mr. Wareham has been a CFTC listed principal of Aspect since from January 19, 2006 to the present. From November 2001 to September 2005, Mr. Wareham was globally responsible for the Foreign Exchange and Emerging Markets businesses at AIG Trading Group and AIG Financial Products, an international insurer and provider of financial services. Mr. Wareham holds a BSc (Economics) from the London School of Economics and an MPhil from St. Antony’s College, University of Oxford.  Mr. Wareham has also been a CFTC listed principal of Aspect Capital, Inc., Aspect’s affiliated commodity trading advisor, since February 16, 2011, where he is a member of the Board of Directors.

Investment Program and Trading Approach

 The Aspect Diversified Program applies a fully systematic and broadly diversified global trading system, which deploys multiple trading strategies that, primarily through the use of listed futures and foreign exchange over-the-counter contracts, seek to identify and exploit directional moves in the market behavior of a broad range of financial instruments and other assets including (but not limited to) currencies, interest rates, equities, equity indices, debt securities (including bonds) and commodities (including energy, metal and agricultural commodities).  Its investment objective is the generation of significant medium-term capital growth independent of overall movements in traditional stock and bond markets within a rigorous risk management framework.  By maintaining comparatively small exposure to any individual market and maintaining positions in a variety of contracts, Aspect aims to achieve long-term diversification.  Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors.

 The core objectives of the Aspect Diversified Program are:

•	to produce strong medium-term capital growth;

•	to seek and exploit profit opportunities in both rising and falling markets using a disciplined quantitative and systematic investment process;

•
to seek long term diversification away from overall movements in traditional bond and stock markets and thereby play a valuable role in enhancing the risk/return profile of traditional investment portfolios; and

•
to minimize risk by operating in a diverse range of markets and sectors using a consistent investment process that adheres to pre-defined and monitored risk limits and determines market exposure in accordance with factors including (but not limited to) market correlation, volatility, liquidity and the cost of market access.

Risk Management

A fundamental principle of Aspect’s investment approach is the importance of an active robust risk management framework.  Aspect’s risk management process has been formally organized into two risk management streams. The first stream relates to market and liquidity risk and the second stream relates to operational risk. With respect to market and liquidity risk, Aspect employs a value-at-risk methodology and other risk management procedures to monitor the risk of the Aspect Diversified Program within pre-defined guidelines.  If risk exceeds the maximum prescribed level, risk reducing trades will be entered into.  Additionally, Aspect has developed mechanisms designed to ensure that risk is controlled effectively at both an individual market and portfolio level.  In controlling the risks of the Aspect Diversified Program, Aspect may intervene in the risk management framework in extreme market situations where Aspect believes that such intervention is in the best interests of accounts it manages. In terms of the second stream, Aspect has an Operational Risk Committee which is responsible for managing all operational risk affecting Aspect. Operational risk is defined as the risk of loss resulting from inadequate or failed processes, people and systems or external events. It includes the risk of failure of a broker or other service provider, the risk of the loss of trading or operational capability at Aspect, the risk of breaches of intellectual property security and the risk of breaches of law or regulation. The Operational Risk Committee includes heads of departments from each business area at Aspect and all findings are reported directly to the Aspect board.

Aspect’s risk management framework is reviewed and updated on an annual basis and as and when necessary to ensure that it is up to date and addresses all of the material risks facing Aspect and its clients.

Aspect maintains policies and procedures to detect, monitor and mitigate market abuse.

The Aspect Trading Advisory Agreement

Pursuant to the Third Amended and Restated Trading Advisory Agreement among the Fund, the General Partner and Aspect, the Aspect Agreement, Aspect will indemnify and hold harmless each of the Fund and the General Partner and each affiliate thereof against any loss, claim, damage, charge or liability, collectively, Losses, to which it may become subject provided that such Losses arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of Aspect in the Aspect Agreement or (ii) any untrue statement or omission of material fact in the Prospectus to the extent that such untrue statement or omission was regarding Aspect and made in reliance upon and in conformity with information furnished and approved by Aspect for inclusion in the Prospectus.  The Fund will indemnify and hold harmless Aspect and its affiliates against any Losses to which Aspect or its affiliates may become subject provided that such Losses arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of the Fund contained in the Aspect Agreement; (ii) any untrue statement or omission of any material fact in the Prospectus; (iii) the management of the Fund’s trading account by Aspect or the fact that Aspect acted as a Trading Advisor of the Fund if Aspect acted in good faith and in a manner which it reasonably believed to be in the best interests of the Fund and provided that Aspect’s conduct does not constitute gross negligence or willful misconduct; (iv) any acts or omissions of the Fund; or (v) any act or omission with respect to the Fund of any other Trading Advisor of the Fund.

The Aspect Agreement will continue in effect for a period of one year following the date of execution of the Aspect Agreement.  The Aspect Agreement will be renewed automatically for additional one year terms unless either the Fund or Aspect, upon one week’s prior written notice given prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.  Notwithstanding the above, the Aspect Agreement will also terminate (i) upon written notice by any party of a material breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, and such material breach has not been remedied within thirty (30) days of such notice, (ii) upon written notice by any party to the other that it has determined, in good faith, that termination is required for legal, regulatory or fiduciary reasons; (iii) upon written notice by any party to the other that the Fund is to be wound up or dissolved; or (iv) upon sixty (60) days’ prior written notice by any party to the other.

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PERFORMANCE INFORMATION OF ASPECT

The following summary performance information reflects (1) the unaudited results of a representative account, which account is an investment fund, traded pursuant to the Aspect Diversified Program from January 2006 through February 2011 (Capsule A) and; (2) unaudited composite monthly performance of all non-exempt client accounts managed by Aspect pursuant to the Trading Program from January 2006 through February 2011 (Capsule B).  Aspect commenced trading its first non-exempt accounts with respect to the Aspect Diversified Program as of January 2004.

The account selected as the representative account in Capsule A is that of a privately-offered pooled investment fund. This privately-offered fund is the largest account traded pursuant to the Aspect Diversified Program. This privately-offered fund is not, however, subject to the same leverage, fees and other expenses of each Series of Units of the Fund.

Investors are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Aspect or for each Series of Units of the Fund in the future, since past performance is not necessarily indicative of future results.  There can be no assurance that Aspect or each Series of Units of the Fund will make any profits at all, or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool’s total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

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CAPSULE A
REPRESENTATIVE ACCOUNT OF THE ASPECT DIVERSIFIED PROGRAM
January 2006 to February 2011

The following summary performance information reflects the performance results of a representative account, which account is an investment pool, traded pursuant to the Aspect Diversified Program for the required period from January 2006 to February 2011*.  Although other accounts traded pursuant to the Aspect Diversified Program may have different leverage, fees and expenses from this representative account, Aspect believes that the performance information presented in this Capsule A more closely represents the benchmark performance of the Aspect Diversified Program as compared to the performance information in Capsule B (non-exempt accounts). This is because different accounts, although trading the same strategy, can produce different trading results for a number of reasons including: (1) the period during which the accounts are active; (2) the account size; (3) market liquidity may not be sufficient to allow entry of an order with a sufficient number of contracts for all clients; and (4) the rate of brokerage commissions charged to an account.

NO REPRESENTATION IS MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE RESULTS SIMILAR TO THOSE SHOWN OR TO AVOID SUBSTANTIAL LOSSES.  FUTURES TRADING IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA: Aspect Capital Limited
Name of Program:  Aspect Diversified Program*
Inception of trading by CTA: January 12, 1998
Inception of trading in Program: December 16, 1998
Aggregate assets (excluding notional equity) in Program as at February 28, 2011**: $ 2,743,885,319
Aggregate assets (including notional equity) in Program as at February 28, 2011: $ 4,583,571,919
Aggregate assets (excluding notional equity) overall as at February 28, 2011: $ 2,755,939,590
Aggregate assets (including notional equity) overall as at February 28, 2011: $ 4,651,361,219
Aggregate assets (excluding notional equity) in representative account as at February 28, 2011: $ 993,404,060
Aggregate assets (including notional equity) in representative account as at February 28, 2011: $ 993,404,060
Number of accounts traded pursuant to the Program as at February 28, 2011: 39
Largest monthly drawdown: (9.15)% July 2008
Largest peak-to-valley drawdown: (17.14)% February 2009 to July 2009

Monthly Rates Of Return	2011	2010	2009	2008	2007	2006
January	(1.27)%	(2.53)%	0.55%	4.97%	2.78%	2.47%
February	2.52%	2.55%	0.71%	8.09%*	(5.83)%	(1.31)%
March		3.77%	(3.61)%	(3.45)%	(1.94)%	5.31%
April		2.20%	(3.11)%	(5.21)%	4.66%	5.10%
May		(3.02)%	(2.27)%	4.20%	6.22%	(4.98)%
June		0.96%	(7.83)%	7.81%	3.68%	0.49%
July		(1.43)%	(1.51)%	(9.15)%	(5.68)%	(4.56)%
August		7.19%	4.10%	(4.27)%	(6.53)%	(0.59)%
September		1.18%	2.81%	3.91%	5.51%	0.37%
October		4.42%	(4.42)%	9.80%	7.33%	4.81%
November		(4.75)%	8.07%	5.66%	(4.21)%	0.23%
December		5.99%	(4.90)%	4.08%	3.40%	5.52%
Compound Rate of Return	1.22% (2 mos.)	16.97%	(11.79)%	27.29%	8.18%	12.84%

SEE “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 48.

* In February 2008, Aspect Capital Limited made an allocation to a proprietary systematic trading strategy (the “Stock Sector Strategy”) within the representative account, and the level of such allocation may vary from time to time but is expected to be between 5% and 10%.  The Stock Sector Strategy is not currently applied to other accounts trading the Aspect Diversified Program.  Therefore, the performance figures for February 2008 onwards represent the adjusted performance of the representative account to exclude the effect of the Stock Sector Strategy allocation.  Because the representative account implements the Stock Sector Strategy by utilizing the excess cash from the representative account, the actual allocation of capital to the standard Aspect Diversified Program within the representative account is the same despite the representative account implementing the Stock Sector Strategy. Therefore, the adjustment is carried out by calculating the estimated gross contribution to the performance of the representative account which is attributable to the Stock Sector Strategy, removing this from the monthly performance of the representative account and adjusting the figure for any performance fee impact as appropriate.  No further adjustments to the returns are necessary since the remainder of the Aspect Diversified Program operates identically in all other accounts trading the standard Aspect Diversified Program, save for those accounts which are subject to different leverage, fees and expenses.

**   All asset numbers are as at close of business on the stated date, net of month-end subscriptions and redemptions.

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CAPSULE B
NON-EXEMPT ACCOUNTS OF ASPECT DIVERSIFIED PROGRAM
January 2006 to February 2011

The performance capsule presented below reflects the unaudited composite monthly performance of all non-exempt client accounts managed by Aspect pursuant to the Aspect Diversified Program from January 2006 through February 2011.  All performance data has been prepared on an accrual basis in accordance with international accounting standards. The monthly rate of return is a composite rate of return and does not necessarily represent the rate of return experienced by any one account. The monthly performance figures for each non-exempt account have been adjusted in order to: (a) include the impact of all brokerage commissions and fees charged by Aspect (such as management and performance fees); (b) include the benefit of interest accrued on the trading account; and (c) exclude the impact of all other third party fees (such as selling agent fees, wrap fees, sponsors’ and administrative fees). Since Aspect does not share in these fees or expenses and has no control over the amount and timing of such fees or expenses, Aspect believes that deducting such fees and expenses from the performance of the accounts included in this Capsule B would not accurately represent Aspect’s trading performance for such accounts. Information provided is not audited and it is based on a combination of figures provided by the non-exempt account clients and figures produced internally. As such, there may be material differences between these figures and the figures presented in the audited financial statements of any one account.  However, Aspect believes that the information below is accurate and fairly presented. When reviewing past performance records, it is important to note that different accounts, even though they are traded pursuant to the same strategy, can have varying trading results. The reasons for this include: (1) the period during which the accounts are active; (2) the account size; (3) market liquidity may not be sufficient to allow entry of an order with a sufficient number of contracts for all clients; and (4) the rate of brokerage commissions charged to an account. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA: Aspect Capital Limited
Name of Program: Aspect Diversified Program
Inception of trading by CTA: January 12, 1998
Inception of trading in Program: December 16, 1998
Aggregate assets (excluding notional equity) in Program as at February 28, 2011*: $ 2,743,885,319
Aggregate assets (including notional equity) in Program as at February 28, 2011: $ 4,583,571,919
Aggregate assets (excluding notional equity) in non-exempt accounts as at February 28, 2011: $ 540,959,517
Aggregate assets (including notional equity) in non-exempt accounts as at February 28, 2011: $ 581,865,719
Aggregate assets (excluding notional equity) overall as at February 28, 2011: $ 2,755,939,590
Aggregate assets (including notional equity) overall as at February 28, 2011: $ 4,651,361,219
Number of accounts traded pursuant to the Program as at February 28, 2011: 39
Number of open accounts traded pursuant to the Program in the composite as at February 28, 2011:   4
Largest monthly drawdown: (8.34)% July 2008
Largest peak-to-valley drawdown: (16.10)% February 2009 to July 2009
Number of profitable non-exempt accounts opened and closed during the period:   1
Range of returns experienced by profitable non-exempt accounts opened and closed during the period:   27.85%
Number of unprofitable non-exempt accounts opened and closed during the period:   0

Monthly Rates of Return	2011	2010	2009	2008	2007	2006
January	(1.21)%	(2.47)%	0.38%	5.11%	2.81%	2.17%
February	2.71%	2.54%	0.74%	8.53%	(5.77)%	(1.23)%
March		3.72%	(3.19)%	(1.97)%	(2.03)%	5.21%
April		2.12%	(2.94)%	(5.17)%	3.86%	5.29%
May		(3.06)%	(2.09)%	3.65%	6.20%	(4.36)%
June		1.01%	(7.45)%	7.41%	3.45%	0.42%
July		(1.43)%	(1.46)%	(8.34)%	(5.20)%	(4.47)%
August		7.36%	4.20%	(3.91)%	(6.03)%	(0.68)%
September		1.18%	2.77%	3.55%	5.34%	0.42%
October		4.16%	(4.32)%	8.78%	6.53%	4.51%
November		(4.45)%	8.21%	5.49%	(3.15)%	0.35%
December		5.76%	(5.07)%	4.04%	2.96%	4.61%
Compound Rate of Return	1.47% (2 mos.)	16.90%	(10.71)%	28.56%	7.96%	12.23%

  SEE “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON 48.

*   All asset numbers are as at close of business on the stated date, net of month-end subscriptions and redemptions.

ESTLANDER & PARTNERS, LTD.

Estlander & Partners Ltd is a limited liability company organized in December 1999 under the laws of Finland (registration no 1595155‐4) engaged in the business of managing financial and commodity interest trading for clients. EP is a licensed investment firm registered with and under the prudential supervision of the Finnish Financial Supervisory Authority. EP is also registered with the CFTC as a CTA and CPO, and has been a member of the NFA since March 9, 2011.

The business of EP was formerly conducted by EP’s subsidiary, Estlander & Partners Ltd, an investment firm registered with the Finnish Financial Supervisory Authority since January 2001 and with the CFTC as a CTA and CPO, and member of NFA since November 18, 1996. Following the implementation of a merger between EP (former Blue‐White Investments Ltd) and the said subsidiary, with EP remaining as the surviving entity, the business was continued under EP as of March 8, 2011 with the involvement of the same principals. Simultaneously with the implementation of the merger, EP changed its name from Blue‐White Investments Ltd to Estlander & Partners Ltd EP is currently owned by Mr. Martin Estlander (88.25%) and seven key employees (11.75%) of EP. None of the key employees have an ownership interest exceeding 5%.

The main business office of EP is located at Pohjoisesplanadi 25 B, 00100 Helsinki, Finland. Its telephone number is +358 (0)20 7613 300. As of February 28, 2011, the total assets under management by EP, i.e. the merged subsidiary Estlander & Partners Ltd, amounted to approximately $849 million (including notional funds).

Martin Estlander and Per‐Johan West are EP’s directors. Mr. Estlander is EP’s Chief Executive Officer and Chairman of the Board. Mr. West is EP’s Chief Operating Officer and also holds the position of Chief Financial Officer.

EP’s past performance is set forth beginning on page 44.

The Principals

The principals of EP are Martin Estlander and Per-Johan West.  Their respective biographies are set forth below.

Martin Estlander (born in 1963) is EP’s Chief Executive Officer and Chairman of the Board. Mr. Estlander holds a master’s degree in Industrial Management and Computer Science from the Helsinki University of Technology. Mr. Estlander has been listed as a Principal and Associated Person of EP and its predecessor entities continuously since November 18, 1996.

Per‐Johan West (born in 1966) is the Chief Financial Officer and Chief Operating Officer of EP and a member of its Executive Board as well as Risk Committee.  He holds a master’s of science in Accounting from the Swedish School of Economics in Vaasa, Finland, and a bachelor of science in Information Technology from University of Applied Sciences in Vaasa, Finland.  Mr. West is responsible for Operations, Front, Middle and Back Office processes, and system development of the overall integrated operational platform. He also heads the Human Resources function. Mr. West joined the predecessor to EP in August 1997 as Head of Finance and Operations. Mr. West became listed as a Principal of the merged subsidiary Estlander & Partners Ltd on February 15, 2006 and as Principal of EP as of February 21, 2011.  The registration of Mr. West as Associated Person and Branch Manager of EP is pending with the NFA as of March 2011.

Investment Program and Trading Approach

EP’s Alpha Trend Program is a broadly diversified (at the date of this Prospectus over 70 exchange-traded futures markets) short-term CTA program that attempts to capitalize on price trends in multiple markets. The futures trading for the Alpha Trend Program includes, but is not necessarily limited to, futures contracts on commodities, such as energy products, precious metals, base metals, agricultural products and soft commodities, and futures contracts on equity indices, bonds, short term interest rates and currencies. All instruments traded are exchange regulated futures. The investment and trading decisions of the Trading Program are 100% systematic. The Alpha Trend Program uses a unique environmental analysis to determine the sensitivity to breakouts. The Trading Program identifies the broad market environment and the environmental analysis then determines the sensitivity of a long and/or short signal. A technical trigger is used for the trade timing. Moving averages, chart patterns, momentum oscillators, support/resistance and overbought/oversold measures are used for decision making and only directional positions are traded, there are no spread positions. The Trading Program has a low trading frequency and good capacity as it only invests in liquid, exchange traded instruments. The Trading Program has an average trade length of 28 days and a trade frequency of 800 round‐turn contracts per one million U.S. dollars under management. Ongoing, in‐house research contributes to the adaptability of the trading models to changing circumstances. The futures trading for the Alpha Trend Program includes, but is not necessarily limited to, the following commodities: energy products, precious metals, base metals, agricultural products and soft commodities.

The EP Trading Advisory Agreement

Pursuant to the Trading Advisory Agreement among the Fund, the General Partner and EP, the EP Agreement, EP will indemnify and hold harmless each of the Fund and the General Partner and each affiliate thereof against any loss, claim, damage, charge or liability, collectively, Losses, to which it may become subject provided that such Losses arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of EP in the EP Agreement or (ii) any untrue statement or omission of material fact in the Prospectus to the extent such untrue statement or omission was made by the Fund and General Partner in reliance on and in conformity with information furnished and approved by EP for inclusion in the Prospectus. The Fund and General Partner will jointly and severally indemnify and hold harmless EP and its affiliates against any Losses to which EP or its controlling persons may become subject provided that such losses (as such term is defined in the EP Agreement) arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of the Fund contained in the EP Agreement; (ii) any untrue statement or omission of any material fact in the Prospectus; (iii) the management of the Fund’s trading account by EP or the fact that EP acted as a Trading Advisor of the Fund if EP acted in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Fund and provided that EP’s conduct does not constitute gross negligence or willful misconduct; (iv) any acts or omissions of the Fund, the General Partner or any Trading Advisor to the Fund before EP commenced trading for the Fund; or (v) any act or omission with respect to the Fund of any other Trading Advisor of the Fund.

The EP Agreement will continue in effect for a period of one year following the end of the month in which the Fund begins to receive trading advice from EP pursuant to the EP Agreement.  The EP Agreement will be renewed automatically for additional one year terms unless either the Fund or EP, upon prior written notice given prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew. Notwithstanding the above, the EP Agreement will also terminate immediately if the Fund terminates and is dissolved in accordance with its operative documents or otherwise, or if the Fund ceases to be a Qualified Eligible Person within the meaning of CFTC Rule 4.7; or immediately after the receipt by EP from the General Partner or by the General Partner from EP of written notice of termination; or immediately, at the discretion of the General Partner and by giving written notice thereof, if any of the following events occurs: (1) EP becomes bankrupt or insolvent; (2) EP is, for any reason whatsoever, unable to use its Alpha Trend Trading Program as in effect on the date of this Prospectus or as refined or modified in the future in accordance with the EP Agreement;  (3) EP has failed to comply with, or is unable to comply with, any material, agreed-upon written trading or administrative policy of the Fund; or (4) EP fails to perform its obligations under the EP Agreement in a commercially reasonable and appropriate manner.

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PERFORMANCE INFORMATION OF EP
November 2008 to February 2011

The below capsule and table present the past performance of accounts managed pursuant to the Alpha Trend Program from November 2008 through February 2011. The performance results are presented on a composite basis for client accounts managed by the merged subsidiary Estlander & Partners Ltd. and thus, they do not reflect the actual performance of any individual client account. The past performance presented below is net of pro forma fees corresponding to a monthly management fee of 1.5% per annum and a quarterly incentive fee of 20% which generally are the base fees applied to accounts managed according to the Alpha Trend Program. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of the CTA:  Estlander & Partners Ltd.
Name of Program: Alpha Trend
Inception of trading by CTA: August 1, 1991
Inception of trading in Program: November 1, 2008
Aggregate assets (excluding notional equity) in Program as of February 28, 2011: $ 197,200,000
Aggregate assets (including notional equity) in Program as of February 28, 2011: $ 564,700,000
Aggregate assets (excluding notional equity) overall as of February 28, 2011: $386,000,000
Aggregate assets (including notional equity) overall as of February 28, 2011: $ 849,000,000
Largest monthly drawdown: (6.29)%  January 2010
Largest peak‐to valley draw‐down: (12.05)% December 2009 to February 2010
Number of accounts as at February 28, 2011:   4

Monthly Rates of Return	2011	2010	2009	2008
Jan.	(0.39)%	(6.29)%	(3.02)%
Feb.	1.94%	(2.08)%	(1.40)%
Mar.		2.84%	(2.49)%
Apr.		(0.82)%	(0.96)%
May		6.39%	10.31%
Jun.		2.62%	(2.87)%
Jul.		(0.88)%	1.29%
Aug.		2.68%	3.99%
Sep.		0.09%	0.87%
Oct.		5.30%	(2.90)%
Nov.		(1.20)%	3.26%	5.30%
Dec.		5.03%	(4.14)%	4.57%
Compound Rate of Return	1.55% (2 mos.)	13.71%	1.05%	10.11% (2 mos.)

SEE “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 48.

*   EP operates exempt (QEP) accounts, the performance of which is not presented in this document.

BLACKWATER CAPITAL MANAGEMENT, LLC

Blackwater Capital Management, LLC is a Delaware limited liability company.  It is registered with the CFTC as a CTA and a CPO effective May 13, 2005 and is a member of the NFA.  The offices of Blackwater are located at 36 Cattano Ave, Suite 601, Morristown, New Jersey 07960. The office telephone number is (973) 656-0300 and the fax number is (973) 656-0344.  As of February 28, 2011, Blackwater had total assets under management of approximately $325 million (including notional funds).

Blackwater’s past performance is set forth beginning on page 47.

The Principals

The principals of Blackwater are James Jefferson Austin and Andrew Silwanowicz.  Their respective biographies are set forth below.

James Jefferson Austin is a managing member and co-founder of Blackwater.  He is the head of research, and his duties also include marketing and portfolio management.  He received his BA in Economics from the University of Virginia in 1994.  Mr. Austin has been listed with the CFTC as a Principal of Blackwater since May 12, 2005, and has been registered as an Associated Person since May 13, 2005.

Andrew Silwanowicz is also a managing member and co-founder of Blackwater.  He is the Chief Operating Officer and a portfolio manager.  Prior to co-founding Blackwater in May 2005, Mr. Silwanowicz had worked at Eagle Trading Systems, a commodity trading advisor, as a senior trader since April 2000.  Mr. Silwanowicz received his B.S. in Finance from Fairleigh Dickenson University in 1990.  He has been listed with the CFTC as a Principal and registered as an Associated Person of Blackwater since May 24, 2005.

Investment Program and Trading Approach

Blackwater utilizes medium and long term, systematic technical models to trade global futures and foreign exchange markets.  The models are designed to establish positions when market behavior exhibits a high probability of an emerging sustained move.  Blackwater seeks to aggressively protect open equity after profit targets have been reached, limiting sharp reversals and drawdowns.  It incorporates strict money management techniques based on individual market, sector and portfolio levels in order to reduce volatility.

Blackwater will trade its Global Program on behalf of the Fund.  The Global Program is based on price and volatility patterns observed over many years of research and trading.  Proprietary indicators are designated to reduce trading in range bound, trendless markets.  The Global Program model incorporates chart based rules to interpret market behavior.

The Global Program was established to capture intermediate and long term trends in the global futures and foreign exchange markets including, but not necessarily limited to, commodities, such as energy products, precious metals, base metals, agricultural products and soft commodities, and futures contracts on equity indices, bonds, short term interest rates and currencies from developed and developing countries, such as the Eurodollar, the Japanese yen, the British pound, the Swiss franc and the Brazilian real.  The Global Program trades future contracts on only exchange-traded currencies, and does not trade futures on off-exchange retail foreign currencies. The Global Program is based on chart and volatility patterns observed over many years of trading and following macro markets.  Blackwater’s strategy incorporates money management techniques on the individual level, sector level, and on the overall portfolio.

The Blackwater trading model is designed to establish positions in relatively low to moderate volatility markets that are starting to show signs of an emerging, sustained price move. Once a trade has been established, the model generates stop levels and profit objectives. Stop levels are based on multiple volatility measurements. Blackwater seeks to aggressively protect open equity, limiting sharp reversals and drawdowns. Proprietary indicators are used to reduce trading in range bound, trendless markets. When Blackwater’s indicators point to a range bound market, extra conformation is needed to enter a trade. Excessive volatility in a particular market will cause Blackwater to exit that market.

Money management techniques are applied on the individual market level, sector level, and portfolio level. The system analyzes how well each market has been performing. Markets that are performing poorly, receive less risk capital. When open equity levels surpass predetermined thresholds, partial profits will be taken on the most successful open trades.

Blackwater runs the model at the end of the trading day based on “high, low, close” prices. Signals are generated and executed the following trading day. Limit and market orders are used to enter and exit positions. Blackwater does not leave stops resting in the market.

The Blackwater Trading Advisory Agreement

Pursuant to the Trading Advisory Agreement among the Fund, the General Partner and Blackwater, the Blackwater Agreement, Blackwater will indemnify and hold harmless each of the Fund and the General Partner and each affiliate thereof against any loss, claim, damage, charge or liability, collectively, Losses, to which it may become subject provided that such Losses arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of Blackwater in the Blackwater Agreement or (ii) any untrue statement or omission of material fact in the Prospectus.  The Fund and General Partner will jointly and severally indemnify and hold harmless Blackwater and its affiliates against any Losses to which Blackwater or its controlling persons may become subject provided that such losses (as such term is defined in the Blackwater Agreement) arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of the Fund contained in the Blackwater Agreement; (ii) any untrue statement or omission of any material fact in the Prospectus; (iii) the management of the Fund’s trading account by Blackwater or the fact that Blackwater acted as a Trading Advisor of the Fund if Blackwater acted in good faith and in a manner which it reasonably believed to be in the best interests of the Fund and provided that Blackwater’s conduct does not constitute gross negligence or willful misconduct; (iv) any acts or omissions of the Fund, the General Partner or any Trading Advisor to the Fund before Blackwater commenced trading for the Fund; or (v) any act or omission with respect to the Fund of any other Trading Advisor of the Fund.

The Blackwater Agreement will continue in effect for a period of one year following the end of the month in which the Fund begins to receive trading advice from Blackwater pursuant to the Blackwater Agreement.  The Blackwater Agreement will be renewed automatically for additional one year terms unless either the Fund or Blackwater, upon prior written notice given prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.  Notwithstanding the above, Blackwater Agreement will also terminate immediately if the Fund terminates and is dissolved in accordance with its operative documents or otherwise; or immediately after the receipt by Blackwater from the General Partner or by the General Partner from Blackwater of written notice of termination; or immediately if the Blackwater can no longer effectively implement its Trading Program on behalf of the Fund; or immediately, at the discretion of the General Partner, if any of the following events occurs: (1) Blackwater becomes bankrupt or insolvent; (2) Blackwater is unable to use all or any portion of its trading systems, methods, models, strategies, or formulae as in effect on the date of the Blackwater Agreement, or as refined or modified in the future in accordance herewith, for the benefit of the Fund for any reason whatsoever; (3) Blackwater’s registration with the CFTC as a commodity trading advisor or Blackwater’s membership in the NFA in such capacity expires or is revoked, suspended, terminated, not renewed, or limited, conditioned, restricted, or qualified in any material respect; (4) Blackwater changes or violates any of the trading policies or any administrative policy of the Fund except with the prior written consent of the Fund; (5) the Fund, upon receipt of not less than 20 business days prior written notice from Blackwater, sends written notice to Blackwater stating that the material change proposed by Blackwater in its trading systems, methods, models, strategies, or formulae or the manner in which trading decisions are to be made or implemented is unacceptable to the General Partner; or (6) Blackwater fails to perform any of its obligations under the Blackwater Agreement.

[Remainder of page left blank intentionally.]

PERFORMANCE INFORMATION OF BLACKWATER
January 2006 to February 2011

Name of the CTA: Blackwater Capital Management, LLC*
Name of Program: Blackwater Global Program
Inception of trading by CTA: July 2005
Inception of trading in Program: July 2005
Aggregate assets (excluding notional equity) overall as at February 28, 2011: $ 228,000,000
Aggregate assets (including notional equity) overall as at February 28, 2011:  $ 325,000,000
Aggregate assets (excluding notional equity) in Program as at February 28, 2011:$ 228,000,000
Aggregate assets (including notional equity) in Program as at February 28, 2011: $ 325,000,000
Largest monthly drawdown: (8.94)% (August 2007)
Largest peak-to-valley drawdown: (16.15)% (August 2005 – March 2006)
Number of accounts as at February 28, 2011:18

Monthly Rates of Return	2011	2010	2009	2008	2007	2006
Jan	2.27%	(5.71)%	(0.80)%	9.70%	1.59%	(2.96)%
Feb	1.62%	0.58%	(1.42)%	10.90%	0.21%	0.13%
March		5.50%	(7.53)%	2.87%	2.23%	(0.96)%
April		(3.60)%	2.24%	0.17%	3.72%	11.18%
May		(1.71)%	14.90%	2.29%	3.87%	(0.12)%
June		1.46%	(1.25)%	3.62%	6.74%	1.17%
July		(4.71)%	5.23%	(5.62)%	0.29%	(3.71)%
Aug		(0.10)%	0.72%	1.01%	(8.94)%	(0.89)%
Sept		9.16%	3.86%	8.31%	7.57%	1.04%
Oct		1.17%	(2.36)%	10.96%	7.43%	2.39%
Nov		4.61%	5.56%	1.36%	(1.92)%	1.23%
Dec		12.12%	(2.38)%	1.03%	(0.58)%	3.86%
Compound Rate of Return	3.92% (2 mos.)	8.16%	16.19%	55.9%	23.13%	12.23%

SEE “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 48.

Notes To Capsule Performance Information

1.	Name of CTA is the name of the Trading Advisor that directed the accounts included in the capsule.

2.	Name of Program is the name of the Trading Program used to derive the performance included in the capsule.

3.	Inception of trading by CTA is the date on which the Trading Advisor began directing client accounts.

4.	Inception of trading in Program is the date the Trading Advisor began directing client accounts pursuant to the Trading Program shown.

5.
Aggregate assets (excluding notional equity) in Program is the aggregate amount of actual assets under the management of the Trading Advisor in the Trading Program shown as of the end of the period covered by the capsule.  This number excludes “notional” equity.

6.
Aggregate assets (including notional equity) in Program is the aggregate amount of total equity under the management of the Trading Advisor in the Trading Program shown as of the end of the period covered by the capsule.  This number includes “notional” equity.

7.
Aggregate assets (excluding notional equity) overall is the aggregate amount of actual assets under the management of the Trading Advisor overall as of the end of the period covered by the capsule.  This number excludes “notional” equity.

8.
Aggregate assets (including notional equity) overall is the aggregate amount of total equity under the management of the Trading Advisor overall as of the end of the period covered by the capsule.  This number includes “notional” equity.

9.
Aggregate assets (excluding “notional” equity) in representative account is the aggregate amount of actual assets (including exempt accounts) under the management of the advisor in the account shown as of the end of the period covered by the capsule.  This number excludes “notional” equity.

10.
Aggregate assets (including “notional” equity) in representative account is the aggregate amount of total equity under the management of the Trading Advisor (including exempt accounts) in the account shown as of the end of the period covered by the capsule.  This number includes “notional” equity.

11.
Aggregate assets (excluding “notional” equity) in non-exempt accounts is the aggregate amount of actual assets (excluding exempt accounts) under the management of the Trading Advisor in the account shown as of the end of the period covered by the capsule.  This number excludes “notional” equity.

12.
Aggregate assets (including “notional” equity) in non-exempt accounts is the aggregate amount of total equity under the management of the Trading Advisor (excluding exempt accounts) in the account shown as of the end of the period covered by the capsule.  This number includes “notional” equity.

13.
Number of accounts traded pursuant to the Program is the number of accounts currently traded pursuant to the Trading Program shown (including both exempt and non-exempt accounts) as at the date stated.

14.	Drawdown means losses experienced by a Trading Program shown, traded by an account (non-exempt accounts only in the case of Aspect’s Capsule B), or pool over a specified period of time.

15.	Largest monthly drawdown is the Trading Program’s or pool’s worst monthly percentage rate of return.

16.
Largest peak-to-valley drawdown is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Trading Program or pool in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value and includes the month(s) and year(s) in which it occurred.

17.	Monthly Rates of Return for each month is the net performance divided by beginning equity, subject to certain adjustments.

18.
Compound Rate of Return is calculated by multiplying on a compound basis each of the Monthly Rates of Return and not by adding or averaging such Monthly Rates of Return.  For periods of less than one year, the results are year-to-date.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

Utilizing the Trading Advisors, the Fund invests the proceeds from its offering of Units in the speculative trading of futures contracts, forward currency contracts and other financial instruments traded in the U.S. and internationally.

Liquidity

At December 31, 2010, there are no known material trends, demands, commitments, events, or uncertainties at the present time that are reasonably likely to result in the Fund’s liquidity increasing or decreasing in any material way.

Capital Resources

The Fund intends to raise additional capital through the continued sale of Units offered pursuant to the offering, and does not intend to raise capital through borrowing. Due to the nature of the Fund’s business, the Fund does not contemplate making capital expenditures.  The Fund does not have, nor does it expect to have, any capital assets. Redemptions, exchanges and sales of Units in the future will affect the amount of funds available for investment in futures contracts, etc. in subsequent periods. It is not possible to estimate the amount, and therefore the impact, of future inflows and outflows of funds related to the sale and redemption of Units. There are no known material trends, favorable or unfavorable, that would affect, nor any expected material changes to, the Fund’s capital resource arrangements at the present time.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss.  The Fund trades in futures and forward currency contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk.  In entering into these contracts there exists a risk to the Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable.  If the markets should move against all of the futures interests positions of the Fund at the same time, and if the Trading Advisors were unable to offset futures interest positions of the Fund, the Fund could lose all of its assets and the Limited Partners would realize a 100% loss.  The General Partner attempts to decrease market risk through maintenance of a margin-to-equity ratio that rarely exceeds 30%.

In addition to subjecting the Fund to market risk, upon entering into futures and forward currency contracts there is a risk that the counterparty will not be able to meet its obligations to the Fund.  The counterparty for futures contracts traded in the U.S. and on most foreign exchanges is the clearinghouse associated with such exchange.  In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this risk.  In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward currency contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty risk. The General Partner utilizes only those counterparties that it believes to be creditworthy for the Fund.  There can be no assurance, however, that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund.  All positions of the Fund are valued each day on a mark-to-market basis.

The Fund invests in U.S. Treasury securities, U.S. government sponsored enterprise notes, corporate notes and investment grade commercial paper with maturities of less than one year.  Investment grade commercial paper is an unsecured, short-term debt instrument issued by a corporation with maturities rarely longer than 270 days.  Commercial paper is not usually backed by any form of collateral, so only firms with high-quality debt rating will be used.  As commercial paper is not backed by the full faith and credit of the U.S. government, if the issuing corporation defaults on its obligations to the Fund, the Fund bears the risk of loss of the amount expected to be received.

Results of Operations

The returns for each Series of Units for the years ended December 31, 2010 and 2009 were:

Series of Units	2010	2009
Series A	12.77%	(17.87)%
Series B	14.55%	(16.61)%
Series I	15.25%	(16.01)%

Past performance is not indicative of expected future financial condition or results of operations.  Further analysis of the trading gains and losses is provided below.  Aspect was the only Trading Advisor to the Fund during the periods discussed below.

2010

January

The Fund’s Series A, B and I Units were down 3.61%, 3.49% and 3.44%, respectively, for the month of January 2010.  After positive performance in the first two weeks of the year, a reversal in investor risk appetite resulted in a loss for the calendar month.  The change in sentiment was driven, in part, by disappointing earnings announcements and fears over potential monetary tightening in China as the People’s Bank of China increased banks’ reserve requirements and introduced measures aimed at curbing lending.  As a result, the Fund’s long positions in stock indices and the net short exposure to the U.S. dollar saw losses.  Long positions in fixed income markets benefited from the move toward risk aversion, some UK data and comments by both the Bank of England and the European Central Bank, or ECB.  In addition, the strengthening U.S. dollar and poorer growth outlook also resulted in many commodities markets selling off. This was particularly detrimental to the Fund’s long positioning in the oil complex and industrial metals.  Oil prices faced additional downward pressure due to an increase in inventories and milder weather in the U.S.  In agriculturals, gains on the long exposure to sugar markets, whose price rallied due to supply concerns, more than offset losses on long positions in the soy complex and cotton.

February

The Fund’s Series A, B and I Units ended the month of February up 2.44%, 2.57% and 2.63%, respectively.  The month of February was, to a large degree, dominated by news relating to the debt crisis within the Euro area.  The prevailing macroeconomic sentiment oscillated between risk aversion and inflationary concerns with the former being marginally dominant over the calendar month.  As a result, the Fund saw profits from long positions in both short-term interest rate futures contracts and some bond markets.  Positive performance was also seen in other sectors with long positions in energy contracts benefiting from the further upward move in prices during the middle of the month and the weakness of the euro and British pound providing opportunity for profits in the currencies sector.  Smaller positive contributions were seen from small long exposures in both stock indices and metals; the price action in each of these sectors were similar as a sell-off at the beginning of the month was followed by a recovery during the remainder of the month as risk aversion fears dominated.  The largest negative performance was seen in agricultural commodities.  The longer-term bull market in sugar reversed sharply from multi-year highs as output in both Brazil and India rose.

March

The Fund’s Series A, B and I Units were up 4.06%, 4.19% and 4.24%, respectively, for the month of March 2010.  Data pointing to economic recovery drove the prices of risky assets higher, despite some continued concerns about European sovereign debt mid-month.  Consequently, global stock markets rallied, producing good profits for the Fund, and bond markets sold off.  Japanese Government Bonds were the Fund’s worst performer. In currencies, emerging market and commodity currencies strengthened against the U.S. dollar to the benefit of the Fund’s positioning, while European interest rate markets were buoyed by concerns over Greece and poor economic data out of the UK.  Commodities markets generally followed the direction of stock markets and finished the month higher.  In energies, this resulted in positive performance on long positions in the oil complex, but the Fund also profited on the short side from the decline in the natural gas price following milder weather in the U.S. and a build-up in inventories.  In agricultural commodities, positive performance on short positions in corn and wheat was offset by losses in sugar and coffee.  The sugar losses were incurred early in the month when prices fell to 11-week lows as the supply outlook improved.  Good profits were seen in industrial metals, especially nickel which reached 22-month highs.

April

The Fund’s Series A, B and I Units were up 1.82%, 1.95% and 2.01%, respectively, for the month of April 2010.  Competing drivers of returns characterized the month.  Strong economic data and positive earnings announcements aided long equity positions in the early part of the month, but these gains were mostly given back as sentiment reversed following the announcement of SEC charges against Goldman Sachs and sovereign credit downgrades in Europe.  The latter events, however, provided good opportunities for the Fund’s long fixed income positions, notably in Europe and Japan.  Positive returns in currency markets were driven by a weakening EU dollar and emerging market exposure.  Performance in commodities was mixed.  The Fund benefited from a continued rise in the oil market, but incurred modest losses in other commodity sectors.  Agricultural markets painted a mixed picture with gains on short positions in sugar being offset by losses on short exposures to grains.  Base metals declined following more bearish economic sentiment towards the end of the month, resulting in small losses on long positions in aluminum and copper.

May

The Fund’s Series A, B and I Units finished the month down 4.01%, 3.88% and 3.83%, respectively.  Most of the performance in the month was driven by a sell-off in stock indices and commodities which hurt the Fund’s long exposures in these sectors.  Fears of contagion in the European debt crisis drove stock markets downward.  Energy markets also fell sharply during this period and these two sectors finished as the Fund’s worst performers for the month.  Their performance impact for the remainder of the month was relatively muted as the Fund’s systematic trading models adjusted position sizes to offset the importance of the price reversals.  Performance in industrial metals followed a similar pattern, but was partly offset by profits in gold, which hit new highs mid-month.  Fixed income markets also saw positive performance throughout the month as general risk aversion saw these markets rally.  The best performances came from long positions in European and UK markets at both ends of the yield curve.  The strengthening U.S. dollar yielded good profits for long positions against the major European currencies, but these were offset by losses elsewhere in the sector, most notably against the Australian dollar.

June

The Fund’s Series A, B and I Units finished the month up 0.80%, 0.93% and 0.98%, respectively.  Long positions in the fixed income markets drove gains as prices rallied toward the end of the month.  This happened as investors questioned the sustainability of global growth given the poor economic data out of the U.S., Japan, China and concerns about the creditworthiness of European banks and governments.  The central bank’s commitment to keep rates at current levels also helped boost the price of interest rate futures.  The currencies sector was the worst performer as losses on the short Swiss franc and British pound exposures offset small gains on the short Euro exposure.  The Swiss National Bank decided that deflationary risks were no longer a threat and stopped limiting the Swiss franc’s strength, while in the UK, the emergency budget and commentary surrounding it caused the British pound to strengthen against the U.S. dollar.  In agriculturals, New York Mercantile Exchange, or NYMEX, front-month coffee futures rallied 22% over the course of June, to the detriment of the Fund’s short position.  Price action was driven by concerns about global supply.  In energies, natural gas prices rallied in the first half of the month due to a combination of short covering and bullish inventory data.

July

The Fund’s Series A, B and I Units finished the month down 1.98%, 1.86% and 1.81%, respectively.  In a similar pattern to recent months, positive performance was seen in currency markets and from long positions in the fixed income sector.  However, short exposures in equities and commodities experienced losses as these sectors generally rallied, reversing the downward trends of previous months.  The fixed income performance was driven by the U.S. and UK markets.  In the U.S., weaker than expected economic data released in the middle of the month pushed both government bonds and short-term interest rate futures higher.  In the UK, the trend was briefly derailed by unexpectedly strong gross domestic product figures but prices recovered following the Bank of England statement playing down the significance of this on the outlook for interest rates.  Global equity markets rallied sharply, helped by strong earnings results and economic data in Europe and the UK, as well as the relatively benign impact of the EU banks’ stress testing results.  Energy and base metal markets also joined in this rally, hurting the Fund’s short exposures, especially in zinc.  By contrast, gold prices fell back in July as economic worries waned, causing some giveback of recent profits.  Finally, agriculturals produced mixed results.  The Fund’s short position in wheat suffered as the market saw its biggest monthly gain since 1973 driven by supply concerns over droughts in Russia and Ukraine.  However, long exposure in coffee profited as prices reached a 12-year high.

August

The Fund’s Series A, B and I Units finished the month up 7.90%, 8.04% and 8.09%, respectively.  Performance was largely driven by the Fund’s long positions in fixed income, particularly bonds.  August was characterized by risk-aversion in markets, which was fueled by poor economic data out of the U.S. and comments U.S. Federal Reserve Chairman Bernanke made early in the month.  The UK, Europe and Japan also released weak data.  Consequently, the majority of global stock markets sold off and posted losses for the month.  Against this backdrop, fixed income markets rallied worldwide and the U.S. dollar strengthened.  Losses on the Fund’s net short exposure to the U.S. dollar were partially offset by gains on long exposures to other safe-haven currencies, namely, the Swiss franc and the Japanese yen.  The yen hit 15-year highs in August and the Bank of Japan met several times to discuss the yen’s strength. In energies, gains on short positions in crude oil and natural gas were reduced by variable exposures to gas oil and reformulated gasoline.  Crude oil and natural gas prices declined as a result of the weaker growth outlook and risk aversion. Natural gas was further affected by bearish inventory data.  Performance in agriculturals was mostly driven by losses on long positions in Robusta coffee.  After range bound behavior for most of the month, prices pulled back sharply on the 24th following strong export numbers out of Vietnam.

September

The Fund’s Series A, B and I Units finished the month up 0.98%, 1.11% and 1.16%, respectively.  The month started with investor optimism following strong manufacturing numbers out of China and the U.S. Consequently, fixed income markets sold off, to the detriment of the Fund’s long positions, while equity markets rallied. However, the prices of U.S. bonds recovered following the U.S. Federal Reserve’s comments towards the end of the month about the possibility of a further round of quantitative easing. Similarly, Japanese Government bonds prices also recovered following the Bank of Japan’s mid-month market action in an effort to weaken the yen. Against this backdrop, the U.S. dollar declined to the benefit of the Fund’s net short positioning, particularly against commodity currencies and the Swiss franc. Long positions in emerging market currencies also contributed positively. Performance in commodities was mixed. Strong performance in agriculturals was driven by gains on long positions in cotton, the soy complex, sugar and corn. Grain prices rallied after delays in the U.S. harvest and poor crop yields; cotton reached 15-year highs as poor weather in China and floods in Pakistan damaged crops. In energies, oil prices gained on the back of a weaker U.S. dollar and an unexpected drop in inventories towards the end of the month, to the detriment of the Fund’s short positioning. Lastly, performance in metals was largely driven by gains from gold and silver, whose prices rallied on the back of safe-haven buying.

October

The Fund’s Series A, B and I Units finished the month up 3.95%, 4.08% and 4.13%, respectively.  Positive stock market earnings announcements, continued speculation about the magnitude and extent of a further round of quantitative easing and a general increase in risk appetite saw stocks and commodity markets rise in October against a backdrop of a further weakening U.S. dollar and increasing Treasury yields.  The Fund’s long bond positions incurred losses as the threat of a double-dip recession waned.  For the first time ever, U.S. TIPS maturing in five years time were sold at a negative yield, highlighting the overwhelming demand for inflation protection.  Meanwhile the Fund made gains in stocks and currencies.  The U.S. dollar continued its slide against major trading partners, reaching 15-year lows against the Japanese yen and briefly touching parity with the commodity-led Australian dollar.  Most stock indices rose in the month but Japan struggled and profits were made on both the long and short positions in this sector.  The Fund also capitalized on its commodity positions, particularly in agriculturals and precious metals.  A report by the U.S. Department of Agriculture early in the month highlighted the effects of adverse weather on harvests in grains and softs making the agricultural sector the Fund’s best performer for the month.  Precious metals rallied in response to the weakening dollar while industrial metals such as copper and zinc reacted to the positive growth outlook.

November

The Fund’s Series A, B and I Units finished the month down 5.05%, 4.92% and 4.87%, respectively.  The month started positively following the U.S. Federal Reserve’s announcement of a second round of quantitative easing, which led to a rally in global markets and decline in the U.S. dollar.  The Fund made gains on its long positions in agriculturals and metals as prices rose due to U.S. dollar weakness and agricultural supply-side concerns.  However, the remainder of the month was characterized by risk aversion.  Concerns about European sovereign debt contagion pushed the euro lower, while the U.S. dollar strengthened against major currencies to the detriment of the Fund’s net short U.S. dollar positioning.  Risk aversion was also driven by monetary tightening in China causing risky assets to sell off.  Fixed income markets also experienced reversals having already absorbed the expected impact of quantitative easing.  The Fund incurred losses on its long bond position as yields across the curve rose in the U.S. and UK.  In Japan, stronger-than-expected GDP growth helped push Japanese equities higher.  The Fund’s long position in Japanese Government Bonds incurred losses due to the reduced demand for the perceived safety of fixed income.  Towards the end of the month, tension on the Korean peninsula sparked a flight to safety, driving stock markets lower.  Precious metals gained, particularly at the end of the month, making gold and silver the top performing instruments.

December

The Fund’s Series A, B and I Units finished the month up 5.70%, 5.83% and 5.89%, respectively.  Optimistic signals of a global recovery helped risk appetite return to the markets.  The decision to extend the tax cuts in the U.S. led to an aggressive selloff in U.S. Treasuries and a general sell-off in global fixed income.  This resulted in some losses from the Fund’s small long bond and interest rate positions.  Stock indices, however, performed well to the benefit of the Fund’s long positions.  Energy and metals prices also rose over the month, with the Fund’s long position in reformulated gasoline performing especially well.  This robust performance from risky assets reduced safe-haven demand for the U.S. dollar, which lost ground against major currencies to the benefit of the Fund’s net short exposure.  The best performance this month came from the commodity-driven Australian dollar, which reached its highest level against the U.S. dollar since July 1982.  Continued strong demand from China propped up the agricultural and industrial metals markets and copper reached a record high.  The agriculturals sector was the largest driver of positive returns, with prices here also being driven upwards by supply and weather concerns.  The Fund also profited from the return of safe-haven demand for gold amid poor U.S. housing and consumer confidence data and lingering concern about Chinese rates.

2009

January

The Fund’s Series A Units were up 0.37%, Series B Units were up 0.47% and Series I Units were up 0.51% for the month of January 2009. The muted contributions from several sectors reflect the systematic reduction in exposures resulting from the increased market volatility experienced in the fourth quarter of 2008. Stock markets started 2009 with renewed investor optimism in response to President Obama’s stimulus plan. The optimism was short-lived however, and stock markets declined as economic and earnings data continued to show a negative outlook. Bonds also sold off and yields rose as governments continued to develop rescue plans and packages to boost growth. This was particularly seen in European bond markets with UK Gilts and Bunds being two of the worst contracts this month. Conversely, the portfolio’s long positions in interest rates benefited from the rate cut decisions of the Bank of England and the ECB. In currencies, the U.S. dollar continued strengthening as a result of risk aversion and the increasingly negative outlook for Europe, which continues to deal with crises in the financial sector; this effect continued to be particularly seen in the weakness of Sterling to the benefit of the Fund’s short exposure. The energy sector was the best performer this month, driven by gains from crude oil and natural gas, whose prices declined on the back of bearish inventory data. Similarly, industrial metals also declined due to stock build-ups, benefiting the Fund’s short positions.

February

The Fund’s Series A Units were up 0.57%, Series B Units were up 0.67% and Series I Units were up 0.71% for the month of February 2009. In comparison with recent months, returns were relatively muted overall. The Fund, however, still made profits in the majority of sectors. The currency sector had an eventful month and provided the most volatility; profits were seen from weakness in the Swedish krona and Canadian dollar which offset losses in the yen against the U.S. dollar. The Swedish krona fell to a record low against the euro after an unexpectedly large rate-cut and the worst Swedish GDP figures since 1940. The best performing sectors overall were stock indices and energies. Global equity markets continued their poor start to the year amid further weak economic data and problems for financial companies, which benefited the Fund’s small short exposure. In energy, it was short positions in natural gas and products of crude oil which drove performance in a choppy month for crude itself. Agricultural commodities were also profitable, despite some losses from a sharp reversal in cocoa markets. Fixed income markets were more mixed. The longer end of the curve was generally profitable, with the exception of Australian bonds, however, performance was dragged down by losses in shorter-dated Australian bills and especially in short sterling, as quantitative easing started to seem more likely than further rate-cuts in the UK.

March

The Fund’s Series A Units were down 4.55%, Series B Units were down 4.40% and Series I Units were down 4.23% for the month of March 2009. Although most global stock markets remain in negative territory year to date, many saw a strong rally during March, to the detriment of the Fund’s short positions. Investor risk appetite appeared to return following some positive corporate earnings news and the U.S. Federal Reserve’s revamped toxic asset repurchase and quantitative easing plans. The S&P 500 had its strongest monthly rally since October 2002, recovering from a 12-year low on March 9. The U.S. Federal Reserve’s plan to repurchase debt caused U.S. fixed income markets to rally. U.S. interest rate markets and European fixed income markets followed and the Fund’s long positions performed positively in fixed income sectors. In currency, the announcement of the Treasury’s new plans resulted in the U.S. dollar weakening against major currencies and consequently a give-back of some of the profits the Fund had generated on the back of U.S. dollar strength since the third quarter of 2008. U.S. dollar weakness and revised inflationary expectations caused commodities markets to rally to the detriment of the Fund’s short positions. This was seen particularly in metals, where strategic buying by China caused the prices of base metals to rally. Precious metals on the other hand declined as investors sold out of safe haven assets, contrary to the Fund’s long positioning. Energy markets followed stock markets’ direction, with crude oil prices rising over 10% this month, despite OPEC announcing that it will not cut output.

April

The Fund’s Series A Units were down 4.18%, Series B Units were down 4.05% and Series I Units were down 4.00% for the month of April 2009. Performance suffered early in the month as the trend reversals seen in late March continued, most notably in currencies, and also in interest rate markets following the ECB’s surprise decision to only reduce rates by 25bps. The interest rates sector recovered well to finish the month flat, but the currencies sector was unable to match this: both the Sterling and the Canadian dollar recovered following recent weakness and the resulting losses outweighed the profits seen from the strengthening South African Rand. In commodities, the energies and agricultural sectors recorded small profits driven by short positions in natural gas, which reached multi-year lows, and in lean hogs following concerns over swine flu. Metals markets were less successful however; short positions in aluminum and nickel suffered as markets anticipated increased demand as equities rallied following the G20 summit. Most equity index positions also suffered from this rally continuing in early April, but positions responded and small profits were seen in the MSCI Taiwan index and in European sector indices.

May

The Fund’s Series A Units were down 2.77%, Series B Units were down 2.65% and Series I Units were down 2.60% for the month of May 2009. Performance was dominated by the energies sector, which saw sharp price movements against the Fund's net short position. Positive economic releases continued to boost investor optimism and risk appetite, consequently global stock indices finished the month positively. The portfolio managed to capture this equity market strength, producing positive returns from most of the positions. Rallying equity markets were accompanied by a sell-off in fixed income markets. This was to the benefit of the Fund’s short positions in several bond contracts, most notably Japanese and Australian government bonds. The interest rates sector also contributed positively to performance; increased liquidity within the financial sector helped short ends to rally, particularly Euribor which was the second best contract for the month. Short sterling also rallied following the latest UK inflation report however increased risk appetite resulted in a sell-off in the U.S. dollar, which hit 2009 lows towards the end of the month and inflicted losses in the currencies sector. This weakening in the U.S. dollar coupled with improving global outlook prompted most commodity markets to rally. Prices of energies were further boosted by bullish inventory data, particularly in natural gas.

June

The Fund’s Series A Units were down 10.02%, Series B Units were down 9.90% and Series I Units were down 9.86% for the month of June 2009.  The majority of the losses occurred early in the month and were driven by positions in the interest rates and metals sectors. Rallying equity and commodities markets continued to boost investor optimism and also increased speculation that central banks would need to increase short-term rates to counteract inflationary pressures. Consequently, the U.S. dollar, which had been weakening since the Fed announced its quantitative easing policies in March, regained some of its strength and the recent trend in short-term interest rates reversed. Eurodollar, short sterling and Euribor all saw their most aggressive selling since October 2008. These sharp moves resulted in losses on the Fund’s long positions in these contracts. In response, the Fund reduced its positions as volatility increased. Performance in other sectors also reflected the difficult market environment for medium-term trend-following strategies. The bonds sector saw some losses with the Fund’s short exposure to Japanese Government bonds suffering from the weak outlook for the Japanese economy. In currencies, the losses in U.S. dollar positions were compounded by losses in the Swiss franc and Japanese yen; these were partially offset by gains on the Fund’s short euro exposure. Commodities markets meanwhile rallied during the month - this benefited long positions in agricultural such as sugar and soy meal but resulted in losses on short positions in metals including aluminum.

July

The Fund’s Series A Units were down 1.91%, Series B Units were down 1.78% and Series I Units were down 1.73% for the month of July 2009.  Global equity markets sold off at the start of the month in response to poor economic data in the U.S. In addition, the ECB announced that it would keep interest rates on hold at their current levels resulting in a rally in fixed income markets. This benefited the Fund’s long exposure to European bonds and short-term rates. However, investor sentiment changed mid-month as corporate earnings announcements across a broad range of industries exceeded analysts’ forecasts and drove stock markets higher. Increased risk appetite in turn resulted in commodities markets rallying, the U.S. dollar weakening and fixed income markets selling off. Consequently, the Fund saw a reduction of the previous gains made in fixed income and its net short U.S. dollar exposure also saw losses. The agricultural sector was the worst performer in July; the Fund’s long positions in the soy complex suffered as grains sold off early in the month due to favorable weather conditions in the U.S. In energies, short positions in natural gas continued to be profitable as mild weather and inventory build-ups pushed prices downwards. However, these gains were more than offset by losses on short positions across most of the other energy markets.

August

The Fund’s Series A Units were up 4.37%, Series B Units were up 4.50% and Series I Units were up 4.55% for the month of August 2009.  The Fund had a positive month, with all sectors contributing positively. Performance in August was led by commodities, with agricultural finishing as the best sector. The long positions in sugar provided much of the profit, as global supplies and crop forecasts declined due to adverse weather conditions in Brazil and India, pushing prices to 28-year highs. In contrast, natural gas profits came on the short side as inventory build-ups pushed prices down to 7-year lows, making it the Fund’s second best market this month. Positions elsewhere in the energies sector were less successful however, as the oil price became more range-bound. In metals, the continued rally in copper provided better opportunities. In financial markets, the recovery of risk appetite continued with global stock markets finishing higher for another month. The Fund’s long stock indices exposure was able to take advantage of this strengthening trend. Furthermore, major central bankers reiterated that interest rate increases are unlikely in the near-term, causing the prices of short-term interest rate futures to rise and to result in positive performance from the Fund’s positions in that sector. The Bank of England’s bearish tones on the UK economy particularly boosted the short sterling.

September

The Fund’s Series A Units were up 3.01%, Series B Units were up 3.15% and Series I Units were up 3.20% for the month of September 2009.  The Fund returns were driven by the financials and metals sectors. Global stock markets started the month on the decline following some poor economic data from the U.S. and the UK Sentiment later recovered and stock markets rallied following more positive economic releases, increased merger activity and comments by the ECB indicating that the worst of the recession is over. The ECB also, however, cautioned that it was too early to unwind monetary stimuli, which resulted in fixed income markets, particularly short-term rates, rallying as the likelihood of interest rate hikes was discounted. The currencies sector was the best performer as the U.S. dollar sold off and the Dollar Index hit its lowest levels since September 2008. In commodities, the price of natural gas provided most of the volatility within the sector. Front month natural gas contracts eventually rallied by over 30% from 7-year lows following bullish inventory data and short covering. Consequently, the Fund’s short position here was the worst performer. The contribution from the metals sector was also volatile over the course of the month but finished positively. Precious metals were the key within this sector with strong gains on long positions in gold and silver, which both rallied on the back of U.S. dollar weakness.

October

The Fund’s Series A Units were down 5.76%, Series B Units were down 5.63% and Series I Units were down 5.59% for the month of October 2009.  The first half of the month was characterized by broadly positive sentiment as the U.S. earnings season proved to be better than expected. This, together with expectations of a robust economic recovery, resulted in investors shifting out of fixed income and into riskier assets. Consequently, the Fund’s long positioning in bonds and short exposures within the oil complex detracted from performance, particularly as oil prices were further boosted by forecasts of colder weather in the U.S.  In agricultural, sugar was the worst performer as the market sold off from recent highs. Towards the end of the month disappointing economic data releases and negative expectations resulted in a shift towards risk aversion and a sell-off in stock markets to the Fund’s detriment. The U.S. dollar subsequently rallied, resulting in some give back on profitable positions in currencies and metals, particularly in precious metals. Long exposure in interest rates contributed positively, but the overall impact was limited.

November

The Fund’s Series A Units were up 9.26%, Series B Units were up 9.41% and Series I Units were up 9.46% for the month of November 2009.  The dominant macro theme for the month was economic recovery coupled with uncertainty. Global stock indices finished the month in positive territory and gold reached record highs as investors bought into risky assets while keeping an eye on the potential inflationary effects of government stimulus efforts. Consequently, the U.S. dollar declined against major currencies, most notably the Japanese yen. These market moves benefited the Fund’s long positions in stock indices and precious metals as well as the net short U.S. dollar exposure. Sentiment shifted repeatedly through the month with uncertainty stemming from a rise in the U.S. unemployment rate and weak corporate earnings results. However, a number of central banks, particularly the Bank of England, indicated that support measures would need to continue in order to help sustain the economic recovery. The Fund’s long fixed income exposures performed well against this backdrop. Finally, the energies sector finished the month positively. The largest single driver was the fall in natural gas prices toward the end of the month as the continued mild weather in the U.S. reduced demand for gas yet further.

December

The Fund’s Series A Units were down 6.37%, Series B Units were down 6.25% and Series I Units were down 6.20% for the month of December 2009.  The dominant theme for the month was continued investor optimism surrounding the global economic recovery. Consequently, global stock markets rallied while fixed income markets fell. The sell-off in fixed income was further exacerbated by central bank comments, which indicated that some stimulus measures that have been in place for 2009 will likely be removed in the near future. In currencies, the U.S. dollar strengthened following positive economic data out of the U.S., to the detriment of the Fund’s net short U.S. dollar exposure. This was most notable against the Japanese yen, which also weakened as the Bank of Japan indicated that it will seek to limit the currency’s strength. The metals sector was mixed with positive performance from long positions in industrial metals being more than offset by losses on long positions in precious metals, most notably gold, largely as a result of a strengthening U.S. dollar. Performance in the energies sector was dominated by losses on the short position in natural gas. A combination of colder weather in the U.S. and heavy short covering caused natural gas futures to rally from their lows in December. Lastly, the agricultural sector contributed positively with the largest gains being made on the long exposure to sugar contracts, the price of which rallied as heavy rains in Brazil hampered harvesting.

Significant Accounting Estimates

A summary of the Fund’s significant accounting policies are included in Note 1 to the Financial Statements.

The Fund’s most significant accounting policy is the valuation of its assets invested in U.S. and foreign futures and forward currency contracts, and fixed-income investments.  The majority of the Fund’s futures contracts are exchange-traded, with the fair value of these contracts based on exchange settlement prices.  The fair values of non-exchange-traded contracts, such as forward currency contracts, are based on third-party quoted dealer values on the interbank market.  The fair value of money market funds is based on quoted market prices for identical shares.  U.S. Treasury securities, which are stated at amortized cost plus accrued interest, approximate fair value based on quoted market prices for identical assets in an active market.  Notes of U.S. government sponsored enterprises and commercial paper, which are stated at cost plus accrued interest, approximate fair value based on quoted market prices for similar assets in an active market.  Given the valuation sources, there is little judgment or uncertainty involved in the valuation of these assets, and it is unlikely that materially different amounts would be reported under different valuation methodologies or assumptions.

USE OF PROCEEDS

All of the proceeds of the offering will be credited to the Fund’s bank and brokerage accounts, as described below, and may be used for the speculative trading of futures, options, swaps and over-the-counter contracts, including forward currency contracts traded in the U.S. and internationally, pursuant to the Trading Programs which are described herein.  The Fund does not currently utilize swaps or options as part of its trading strategy, but may employ them in the future.  In addition, the current allocation of investments of the Trading Programs is described in the “Investment Objective” section of this Prospectus.  The Fund’s trading will be conducted through the trading accounts directly maintained by the Fund with the FCMs and their affiliates.

It is anticipated that approximately 20% to 65% of all trading will occur on domestic markets.  The balance will occur on foreign futures markets which are regulated by the government of the country or region (in the case of the EU) in which they are located.  These percentages may change in the future.  All futures and options on futures traded on U.S. exchanges are regulated by the CFTC and NFA.

All assets of the Fund will be held at NUSA, JPMFI, Newedge Group (UK Branch), JPMIM and PGI in U.S. or state chartered bank operating accounts in the name of the Fund (generally expected to be a small percentage of the Fund’s assets) or in one or more money market mutual funds.  Assets held for the purpose of margining CFTC-regulated commodities are held in customer segregated accounts pursuant to 4d(2) of the Commodity Exchange Act, or CEA, and CFTC regulations.

Approximately 6% to 36% of the Fund’s assets normally will be committed as margin for futures contracts at the clearing broker, although the amount committed may vary significantly.  To the extent the Fund engages in transactions on non-U.S. exchanges, Fund assets may be maintained with affiliates of the Futures Commission Merchants in accounts other than customer segregated accounts.

No assets of the Fund will be loaned to the General Partner, the Trading Advisors, or to any affiliates of the General Partner or the Trading Advisors.  The assets of the Fund will not be commingled with the property of any other person.

The Fund has retained the Cash Managers, to provide cash management services to the Fund.  The Cash Managers will manage the Fund’s cash and excess margin through investments in short term, high quality fixed income securities, pursuant to investment parameters established by the General Partner.

The Fund’s objective in retaining the Cash Managers to provide cash management services is to enhance the return on its assets not required to be held by the Fund’s brokers to support the Fund’s trading.  There is no guarantee that the Cash Managers will achieve returns for the Fund (net of fees payable to JPMIM and PGI), in excess of the returns previously achieved through the General Partner’s efforts and/or available through the Fund’s brokers, or that the Cash Managers will avoid a loss of principal on amounts placed under their management.

CHARGES

Trading Advisor Management Fees

Each Series of Units will incur a monthly Trading Advisor Management Fee equal to 1/12th of 1.50% of the trading assets allocated to the Aspect Diversified Program, payable monthly in arrears to Aspect; a monthly Trading Advisor Management Fee to EP at a rate, as described below, of the value of the Fund’s trading assets allocated to the Alpha Trend Program, payable monthly in arrears to Estlander; and a monthly Trading Advisor Management Fee equal to 1/12th of 1.00% of the Fund’s trading assets allocated to Blackwater’s Global Program, payable monthly in arrears to Blackwater.  The Fund’s trading level may range from 0.90 times to 1.50 times the Fund’s net assets in the sole discretion of the General Partner.  For example, if Blackwater is trading at approximately 1.20 times the normal trading level for the Global Program, the Trading Advisor Management Fee of 1.00% is multiplied by the trading level (1.20 x 1.00% = 1.20%).  Therefore, the effective Trading Advisor Management Fee at a trading level of 1.20 times Blackwater’s normal trading level will be 1.20% of the Fund’s Net Assets allocated to Aspect.

The monthly rate applicable for purposes of the EP Trading Advisor Management Fee is as follows:  (i) 1/12th of 1.25% for as long as the value of the trading level allocated by the General Partner from the Fund and certain other accounts managed by the General Partner, or EP Allocated Assets, to the Alpha Trend Program is less than $50,000,000; (ii) 1/12th of 1.125% for as long as the value of the EP Allocated Assets are equal to or exceed $50,000,000, but less than $100,000,000; and  (iii) 1/12th of 1.00% for as long as the value of the EP Allocated Assets are equal to or exceed $100,000,000.

Changes to trading level that increase or decrease an effective Trading Advisor Management Fee have no impact on the General Partner Management Fee described below.

General Partner Management Fee and Management Fee Cap

Each Series of Units (other than General Partner Units) will incur a monthly General Partner Management Fee equal to 1/12th of 1.50% of the Fund’s month-end Net Asset Value, payable to the General Partner in arrears.

The General Partner Management Fee and the Trading Advisor Management Fees will not at any month-end, in the aggregate, exceed 1/12th of 3.50% of the Fund’s Net Assets.  To the extent the Trading Advisor Management Fees plus the General Partner Management Fee would exceed 1/12th of  3.50% of the Fund’s Net Assets as of any month-end, the General Partner intends to reduce its General Partner Management Fee in order to meet the cap.  Based on the currently anticipated allocations among the Trading Advisors, the General Partner anticipates the cumulative General Partner Management Fee and the Trading Advisor Management Fee to approximate 2.90% per annum of the Fund’s Net Assets.

Trading Advisor Incentive Fees

Each Series of Units will incur a quarterly Trading Advisor Incentive Fees payable in arrears to the Trading Advisors, equal to 20% of any Trading Profits generated by each Trading Advisor.

“Trading Profits” in respect of each Trading Advisor are the sum of: (i) the net of all realized profits and losses on account commodity positions liquidated during the quarter, plus (ii) the net of all unrealized profits and losses net of accrued Brokerage Commissions and Trading Expenses, NFA fees and give up fees on account commodity positions open as of the quarter end, minus (iii) the net of all unrealized profits and losses on account commodity positions open at the end of the previous quarter end, (iv) any cumulative net realized losses (which will not include Trading Advisor Incentive Fee expenses) from such Trading Advisor’s trading of the account carried forward from all previous quarters since the last quarter for which a Trading Advisor Incentive Fee was payable to such Trading Advisor, and (v) the Trading Advisor Management Fees paid or accrued to such Trading Advisor.  Trading Profits are determined prior to deducting the General Partner Management Fee, Selling Agent Fees, Administrative Fee, Offering Expenses, Broker Dealer Servicing Expenses, Broker Dealer Custodial Fees, Cash Manager Fees and any extraordinary expenses and do not include interest income earned by the Fund.

Trading Profits will be calculated on the basis of assets allocated to each Trading Advisor.  In determining “Trading Profits,” any trading losses generated by each Trading Advisor for the Fund in prior periods are carried forward, so that the Trading Advisor Incentive Fee is paid with respect to each Trading Advisor only if and to the extent the profits generated by such Trading Advisor for the period exceed any losses (excluding losses relating to redeemed Units) from prior periods.  The loss carry-forward is proportionally reduced if and to the extent the Fund reduces the amount of assets allocated to any Trading Advisor or redemptions occur during a period that a loss carry-forward exists.

Below is a sample calculation of how the Trading Advisor Incentive Fee is determined (with respect to each Trading Advisor):

Assume the Fund paid a Trading Advisor Incentive Fee at the end of the fourth quarter of 2010 to a Trading Advisor and assume that the Trading Advisor recognized Trading Profits of $200,000 during the first quarter of 2011. The aggregate cumulative appreciation for the quarter (before interest earned) would be $200,000 and such Trading Advisor’s Incentive Fee would be $40,000 (0.20 x $200,000).   Now assume that the Fund paid a Trading Advisor Incentive Fee at the end of the third quarter of 2010 but did not pay a Trading Advisor Incentive Fee at the end of the fourth quarter of 2009 (with respect to that Trading Advisor) because the Trading Advisor had trading losses of $100,000.  If the Trading Advisor recognized Trading Profits of $200,000 at the end of the first quarter of 2011, the aggregate cumulative appreciation (before interest earned) for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and that Trading Advisor’s Incentive Fee would be $20,000 (0.20 x $100,000).  Please note that this simplified example assumes the General Partner has not reduced the amount of assets allocated to the Trading Advisor (whether by reason of redemptions, distributions or reallocations of assets).

In the event that any Units are redeemed prior to the end of a calendar quarter, the Trading Advisors will be entitled to a Trading Advisor Incentive Fee (as applicable), payable on a quarterly basis, regarding the redeemed Units to the extent of any accrued Trading Advisor Incentive Fee allocable to the redeemed Units as of the Redemption Date.

Because each Trading Advisor is entitled to be paid a Trading Advisor Incentive Fee, each Trading Advisor may have an incentive to permit the Fund to make riskier or more speculative investments than it otherwise would.

In addition, because the Trading Advisors Incentive Fees are paid on a quarterly basis, the Trading Advisors could receive incentive fees for a period even though their trading for the year was unprofitable. Once a Trading Advisor Incentive Fee is paid, it is retained by the Trading Advisors regardless of its subsequent performance.

Moreover, because Trading Advisor Incentive Fees are calculated on a Trading Advisor-by-Trading Advisor basis, it is possible that substantial Trading Advisor Incentive Fees may be paid out of the Net Assets of the Fund during periods in which the Fund has no net profits or in which the Fund has total net losses.

Organizational and Initial Offering Costs

All organizational and initial offering costs were borne by the General Partner on behalf of the Fund without reimbursement.

Organizational and initial offering costs relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the Units and in offering, distributing and processing the Units under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the initial offering of the Units, including, but not limited to, expenses such as:

●	initial registration fees, filing fees and taxes;

●	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the initial Registration Statement, the exhibits thereto and the initial Prospectus;

●
the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing initial sales materials used in connection with the initial offering and issuance of the Units;

●	travel, telegraph, telephone and other expenses in connection with the initial offering and issuance of the Units; and

●	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

Organizational costs did not include extraordinary fees and expenses.  The General Partner has not allocated to the Fund the indirect expenses of the General Partner which may have related to organizational and initial offering costs.

The amount of actual organizational and initial offering costs incurred by the General Partner was approximately $1,261,578.

Brokerage Commissions and Trading Expenses

Total charges paid to the clearing brokers are expected to average less than $4.00 per round-turn trade, although the Futures Commission Merchants’ brokerage commissions and trading fees, as well as the over-the-counter foreign exchange counterparty fees will be determined on a contract-by-contract basis, anticipated to range from $1.00 to $5.20 per round-turn.  Some foreign contracts could be higher.  Based on the foregoing estimate, each Series of Units is estimated to pay the Futures Commission Merchants their prorated share of the actual monthly brokerage expenses of approximately 1/12th of 0.24% of the Fund’s Net Asset Value (0.24% per annum) payable in arrears.  These Brokerage Commissions and Trading Expenses will cover all actual brokerage and trading costs of the Fund.  The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time-to-time.  The compensation paid to the Futures Commission Merchants is estimated at 0.24% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc.

Administrative Expenses

Each Series of Units will pay actual monthly administrative expenses to various third-party service providers, as well as the General Partner, up to 1/12th of 0.95% of the Fund’s Net Asset Value (0.95% per annum) payable in arrears.  Actual Administrative Expenses may vary, however such Administrative Expenses will not exceed 0.95% of the Fund’s average Net Asset Value per annum.  The Administrative Expenses will cover all actual legal, accounting, clerical and other back office related expenses related to the administration of the Fund and all associated costs incurred by the Fund.

Offering Expenses

The Fund will reimburse the General Partner for actual ongoing offering costs, up to 1/12th of 0.75% of the Fund’s Net Asset Value (0.75% per annum) pro rata for each Series of the Limited Partner Units payable monthly in arrears, or Offering Expenses.  Actual ongoing Offering Expenses in excess of this limitation will be fully absorbed by the General Partner and may not be re-classified as Administrative Expenses described above.  The Offering Expenses will cover all actual ongoing offering expenses incurred by the General Partner on behalf of the Fund, including regulatory fees, legal costs relating to the offering, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Fund.  Except for regulatory fees, printed material costs and postage and freight costs, all of these other items are items of compensation under FINRA Rule 2310, as described in the “Plan of Distribution – General” section of this Prospectus.  Compensation paid to sales personnel of the General Partner for the sale of Units will be subject to the Fee Limit defined below and is separate and apart from the compensation payable to sales personnel of the General Partner who receive Selling Agent Fees.  If the Fund terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Fund will have no further obligation to the General Partner.

Series C Units do not pay Offering Expenses.

Selling Agent Fees

Series A Units will pay to the General Partner Selling Agent Fees monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit as defined below.  The General Partner will pay the selling agents an upfront fee of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner will pay the selling agents a monthly Selling Agent Fee in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), subject to the Fee Limit, as defined below.  The Net Asset Value of Series A Units refers to the Fund’s Net Assets allocated to the capital accounts of Series A Unit holders (the aggregate capital account balances with respect to the Series A Units) divided by the number of outstanding Units of such Series A Units.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Fees remains identical throughout the life of the Units subject to the Fee Limit.  For Units where the General Partner acts as the selling agent, it will retain these fees and may compensate its sales personnel.

Series B, C and I Units do not pay Selling Agent Fees.

Broker Dealer Servicing Fee

Series A Units will pay the selling agents a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ Net Asset Value (0.15% per annum), subject to the Fee Limit, as defined below.

Certain of the Series B Units, which are not held by broker dealers who act as custodian for the benefit of Limited Partners, will pay selling agents who sell Series B Units a monthly Broker Dealer Servicing Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.

For Units where the General Partner acts as the selling agent, it will retain these fees.

Series C and I Units, and certain of the Series B Units which pay a Broker Dealer Custodial Fee as described below, do not pay a Broker Dealer Servicing Fee.

Broker Dealer Custodial Fee

Certain of the Series B Units, which are held by broker dealers who act as custodian for Series B Units for the benefit of the Limited Partners will pay such broker dealers a monthly Broker Dealer Custodial Fee in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum).

Series A, C and I Units, and certain of the Series B Units which pay a Broker Dealer Servicing Fee as described above, do not pay a Broker Dealer Custodial Fee.

In no event will a Limited Partner holding Series B Units pay both a Broker Dealer Servicing Fee and a Broker Dealer Custodial Fee.

The Broker Dealer Custodial Fee is not subject to the Fee Limit.

Cash Manager Fees

The Cash Managers charge a 0.09% per annum fee on the assets placed under their management and the General Partner anticipates that approximately 70 - 75% of the Fund’s assets will be managed by the Cash Managers.

Fee Limit

The Fee Limit is the total amount of Selling Agent Fees, Broker Dealer Servicing Fees paid to selling agents, payments for wholesalers, payments for sales conferences, and other Offering Expenses that are items of compensation to FINRA members (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units.  (See “Plan of Distribution – General – Chart” for additional information).

Each Limited Partner who owns Series A, Series B and Series I Units will continue to pay the Selling Agent Fees, Offering Expenses and the Broker Dealer Servicing Fees, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above.  The General Partner utilizes accounting software that tracks the fees charged to the Units on a Limited Partner-by-Limited Partner basis.  Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A, B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to FINRA Rule 2310.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

Redemption Fee

In order to reimburse the General Partner for the 2% upfront fee (charged based on the aggregate subscription amount) paid to the selling agents, Series A Units pay a pro rata Redemption Fee to the General Partner during the first 12 months after issuance of the Series A Units, unless such Redemption Fee is waived by the General Partner in its sole discretion.  Series A Units redeemed prior to the twelfth month-end following the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date.  Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

No other Series of Units will pay the Redemption Fee.

Extraordinary Fees and Expenses

The Fund will pay all extraordinary fees and expenses incurred by the Fund, if any, as determined by the General Partner.  Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses.  Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general.  Routine operational, administrative and other ordinary expenses will not be deemed to be extraordinary expenses.

WHO MAY SUBSCRIBE

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not suitable for all investors. The General Partner offers the Fund as an opportunity to diversify an investor’s entire investment portfolio.  The Fund also offers the potential for profit subject to commensurate risk and volatility.  An investment in the Fund should only represent a limited portion of an overall portfolio. There can be no assurance that an investment in the Fund will achieve its objective.  To subscribe for the Units, a prospective Limited Partner must have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles.  An investment in the Fund should not exceed 10% of a Limited Partner’s net worth (in all cases exclusive of home, home furnishings and automobiles).  Some States may require higher suitability standards.

Suitability requirements for Kentucky residents: Either (i) net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000.  Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

A PURCHASE OF UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE FUND.  AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

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REDEMPTIONS, NET ASSET VALUE AND TRADING SUSPENSION

Redemptions

Redemption requests, which are irrevocable, may be made by a Limited Partner as of the last Business Day of any month, each, a Redemption Date, at the Net Asset Value per Unit (or portion thereof) on the Redemption Date, on five (5) business days’ prior written notice to the General Partner.  Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner.  In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund, unless such requirement is waived by the General Partner.  The Fund will pay redemption proceeds as soon as practical after the Redemption Date, generally within thirty (30) days after the Redemption Date.  Limited Partners’ redemptions will be accounted for on a first in first out basis unless such requirement is waived by the General Partner.

The Fund, in the General Partner’s sole discretion and pursuant to the Third Amended and Restated Limited Partnership Agreement, may delay payment of the redemption proceeds if special circumstances require, including but without limitation circumstances involving a market emergency that prevents the liquidation of positions or a delay or default in payment to the Fund by the Futures Commission Merchants, Cash Managers or a bank or if payment is restricted pursuant to the Delaware Revised Uniform Partnership Act.  Limited Partners will be notified within ten (10) days after the Redemption Date if any redemption cannot be honored under the terms hereof and their requests thereafter will be honored at the first available opportunity on a pro rata basis.  The General Partner may deny a redemption request, if in its sole discretion, such a redemption request would violate any applicable law, regulation or rule the Fund may be subject to.

Series A Units redeemed prior to the twelfth month-end following the subscription date will be subject to the Redemption Fee.  Limited Partners subject to a mandatory redemption will not be required to pay any Redemption Fees.

Upon redemption, a Limited Partner (or any assignee thereof) will receive an amount equal to the Net Asset Value of the redeemed portion of his Units as of the Redemption Date, less any amount which is owed by such Limited Partner (and his assignee, if any) to the General Partner as provided below in this paragraph or to the Fund in accordance with the Third Amended and Restated Limited Partnership Agreement.  If, pursuant to applicable law, the Fund has been required to withhold tax on certain income of the Fund allocable to a Limited Partner (or an assignee thereof) and the General Partner has paid out of its own funds such tax, upon redemption of Units by such Limited Partner (or assignee) all amounts of such taxes may be deducted from the Net Asset Value of such Units and reimbursed to the General Partner.  In addition, upon redemption of Units, all amounts which are owed to the Fund under the indemnification provisions of the Third Amended and Restated Limited Partnership Agreement by the Limited Partner to whom such Units were issued as well as all amounts which are owed by all assignees of such Units will be deducted from the redemption proceeds payable to such redeeming Limited Partner.

Net Asset Value

The Fund’s “Net Assets” refers to the total assets of the Fund (including without limitation all cash and cash equivalents (valued at cost), any unrealized profits and losses, accrued interest and amortization of original issue discount, and the market value of all open futures, forwards,  or derivatives (“commodities interests”) positions and other assets of the Fund, minus the total liabilities of the Fund, including without limitation, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Fund’s open commodities interests positions (if charged on a “round-turn” basis), or brokerage expenses (if charged on a “flat rate” basis), and fees and expenses (including any accrued Trading Advisor Incentive Fees although such accrual amount might not become payable), determined in accordance with generally accepted accounting principles in the U.S. consistently applied under the accrual basis of accounting.  However, for purposes of calculating month-end fees, the Fund’s Net Asset Value is calculated prior to the accrual of any fees of the Fund for that month.

The “Net Asset Value” of a Unit in a particular Series refers to the Net Assets allocated to the capital accounts with respect to such Series (the aggregate capital account balances with respect to the Series of Units) divided by the number of outstanding Units of such Series.

Mandatory Redemption

Pursuant to the Third Amended and Restated Limited Partnership Agreement, the General Partner may require a Limited Partner to be redeemed from the Fund in the event that the General Partner, in its sole discretion, considers the redemption of the Limited Partner as being in the best interest of the Fund, including without limitation a required redemption (i) in efforts to avoid the assets of the Fund being treated for any purpose of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, as assets of any “employee benefit plan” as defined in and subject to ERISA or any “plan” as defined in and subject to Section 4975 of the Code, (ii) because the continued participation of a person as a Limited Partner will have adverse regulatory or tax consequences to the Fund or other partners or (iii) necessary to comply with any applicable government or self regulatory agency regulations.  Such a mandatory redemption may upset the timing of a Limited Partner’s portfolio investment objectives.  Additionally, the Limited Partner may be required to redeem at a loss.  If such mandatory redemption involves less than the full redemption of more than one Limited Partner, such redemptions will be conducted on a pro rata basis.  Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

Repayment of Redeemed Capital

A Limited Partner will not be liable for the Fund’s obligations in excess of such Limited Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units.  The Fund may make a claim against a Limited Partner with respect to amounts distributed to the Limited Partner or amounts received by the Limited Partner upon redemption of the Units, if the Net Assets of the Fund are insufficient to discharge the liabilities of the Fund which have arisen prior to the payment of such amount (including without limitation indemnification liabilities).

Trading Suspension

If the Fund’s Net Asset Value at any time during the calendar year declines to 50% or less than its Net Asset Value at the start of the most recent calendar year or at the start of the most recent month, disregarding capital subscriptions and redemptions, the Fund will liquidate its positions as promptly as practical and suspend trading.  The General Partner will promptly notify the Limited Partners of the suspension.  Any Limited Partner may elect to redeem from the Fund at that time and will not be subject to the Redemption Fee, if any.

Because of the volatility of commodity prices and the possibility of market illiquidity, there can be no assurance the Fund’s Net Asset Value will not decline to below 50% of Net Asset Value at the start of the Fund or of a calendar year or of the most recent month-end.  For example, if the 50% suspension point is triggered, the General Partner will place orders to liquidate all of the Fund’s positions, but if the markets on which some or all of those orders are placed are illiquid (e.g., because of daily price limits; see “The Risks Limited Partners Face – Possible Illiquid Markets May Exacerbate Losses” and “The Fund Has Limited Liquidity,” or due to a market emergency), Net Asset Value could decline significantly below the 50% level.

THE SELLING AGENTS

The General Partner also acts as a selling agent for the Fund.  The General Partner has appointed and intends to appoint certain other broker dealers registered under the Securities Exchange Act of 1934, as amended, and members of FINRA, as additional selling agents, collectively, with the General Partner in its capacity as a selling agent, the selling agents, with respect to Series A, Series B and Series I Units only.  The selling agents will use their “best efforts” to sell Series A, Series B and Series I Units.  Therefore, the selling agents are not required to purchase any Series A, Series B or Series I Units or sell any specific number or dollar amount of Series A, Series B or Series I Units but will use their best efforts to sell such Units.  See “Plan of Distribution —General.”

THE FUTURES COMMISSION MERCHANTS, CURRENCY FORWARD
COUNTERPARTY AND CASH MANAGERS

The Futures Commission Merchants and Currency Forward Counterparty

The Fund utilizes NUSA and JPMFI as its Futures Commission Merchants and Newedge Group (UK Branch) as its currency forward counterparty.  The General Partner may, in its discretion, have the Fund utilize other futures commission merchants or forward and swap counterparties if it deems it to be in the best interest of the Fund.

Newedge Group, was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries which comprised the Fimat Group and the Calyon Financial Group of affiliated entities.  Newedge Group, which is owned 50% each by Calyon and Société Générale, is a société anonyme governed by French law, having its registered office at 52/60 avenue des Champs-Elysees, 75008 Paris, France, registered under number 353 020 936 RCS Paris.  Newedge Group (UK Branch) is a branch of Newedge Group and lead regulated in France as a bank by the CECEI (Banque de France) and supervised by Commission Bancaire and the Autorité des Marchés Financiers for the conduct of investment services, and regulated by the Financial Services Authority for the conduct of business in the UK.

NUSA is a subsidiary of Newedge Group.  NUSA is a futures commission merchant and broker dealer registered with the Commodity Futures Trading Commission and the Securities and Exchange Commission, and is a member of NFA and FINRA.  NUSA is a clearing member of all principal equity, option, and futures exchanges located in the U.S. as well as a member of the Options Clearing Corporation and Government Securities Clearing Corporation.

NUSA is headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in San Francisco, California; New York, NY; Kansas City, Missouri; and Montreal, Canada.

Prior to January 2, 2008 NUSA was known as Fimat USA, LLC.  On September 1, 2008, NUSA merged with future commission merchant and broker dealer Newedge Financial Inc., or NFI – formerly known as Calyon Financial Inc.  NUSA was the surviving entity.

In March 2008 NFI settled, without admitting or denying the allegations, a disciplinary action brought by NYMEX alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades.  NFI paid a $100,000 fine to NYMEX in connection with this settlement.

In February 2011, NUSA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that NUSA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions.  NUSA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter.  In addition, the CFTC Order required NUSA to implement and maintain a program designed to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of NUSA, there have been no material administrative, civil or criminal actions brought, pending or concluded against NUSA, or its principals in the past five years.

Affiliates of NUSA may execute transactions opposite the Fund as principal.  Neither, NUSA nor any affiliate, officer, director or employee thereof have passed on the merits of this Prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

The Fund also uses JPMFI, an indirect, wholly-owned subsidiary of JPM Chase, as an additional futures broker.  Fund assets managed by JPMIM and PGI are held in custody at JPMorgan Chase Bank, N.A., a national bank and an affiliate of JPMIM.

Although JPMFI has been subject to exchange disciplinary matters involving sizable fines and/or other sanctions, as of the date hereof neither the firm nor any of its principals has been the subject of any material administrative, civil or criminal action, including any action that has been pending, on appeal, or concluded within the last five years, except as follows.

In 2007, JPMFI was named in a putative consolidated class action involving a former customer, Amaranth LLC, which alleges unjust enrichment and that JPMFI aided and abetted in violations of the Commodity Exchange Act. No action concerning Amaranth has been brought against JPMFI by the CFTC or any other regulatory authority, and JPMFI strongly maintains that it acted properly in the handling of Amaranth’s account.   On October 4th 2008, the consolidated class action lawsuit was dismissed with leave to plaintiffs to replead and amend the complaint.  An amended consolidated class action complaint was filed in November of 2008, and a motion to dismiss by JPMFI was granted on April 27, 2009.  It is possible that the plaintiffs will appeal.

In 2009, JPMFI was named as a defendant in a complaint filed by Duration Capital Management Advisors, Inc., or Duration, the alleged investment manager of a hedge fund which was a customer of JPMFI from 2003 through 2008.  The hedge fund customer and a sister fund were also prime brokerage clients of J.P. Morgan Securities LLC (as successor to J.P. Morgan Securities Inc.) and recipients of financing from JPMorgan Chase Bank, N.A., both of which are also named in the suit.  The suit alleges that, in late February 2008, the defendants issued excessive margin calls to the two hedge funds, causing them to liquidate their positions in order to meet the margin calls and thereby go out of business, resulting in a loss of management fee payments from the hedge funds to the plaintiff.  JPMFI maintains, among other defenses, that it complied at all times with its contract with its customer, that it had no contract with the plaintiff, and that the plaintiff has no standing to bring a claim under any theory for harm allegedly caused to the hedge funds.  A motion to dismiss the complaint was granted in part and denied in part, and factual discovery concluded in December 2010.  Pre-trial motion practice is ongoing.

JPM Chase and certain subsidiaries, including JPMFI have been named as defendants, along with HSBC Bank and certain of its subsidiaries, in various putative class action lawsuits filed in the Southern District of New York, the Eastern District of New York and one in the Northern District of Illinois.  Plaintiffs in these actions allege that, beginning in March 2008, defendants conspired and agreed to restrain trade in and manipulated the prices of silver futures and options traded on the Commodity Exchange, or COMEX, division of the New York Mercantile Exchange, or NYMEX, and violated the Commodity Exchange Act and Section 1 of the Sherman Act.  Plaintiffs in the three districts in which the complaints were filed have filed motions to consolidate with the Judicial Panel on Multidistrict Litigation.

JPMFI intends to contest these suits vigorously.  JPMFI currently believes that the facts and circumstances of each case do not support JPMFI receiving an unfavorable outcome.  It is too early to evaluate the range of potential loss should this conclusion be inaccurate.

In 2009 JPMFI agreed to pay a civil monetary penalty of $300,000 in connection with the CFTC finding that JPMFI violated the Commodity Exchange Act and CFTC Regulations.  The violations concerned rules governing segregation of customer funds, timely computation of segregation obligations, timely reporting of an under segregation deficiency to the CFTC and diligent supervision of its employees.  The CFTC also indicated that JPMFI did not have a process in place to determine the impact of expected withdrawals from the segregated accounts on the amount required to be kept in segregation, and that JPMFI, as required by the CFTC, has enhanced existing procedures by implementing a segregation forecasting process to ensure that proper segregation is maintained.

In 2007, JPMFI maintained accounts for customer funds (segregated accounts) and kept its own funds in separate accounts. During this time, JPMFI processed transactions related to the delivery of Treasury notes that resulted in JPMFI’s segregated accounts being insufficiently funded on one business day by approximately $750 million. This resulted in JPMFI drawing upon customer segregated funds beyond its actual interest, which caused customer funds to be commingled with JPMFI’s funds.

The CFTC’s 2009 Order did not make any findings indicating that JPMFI being under segregated caused any losses to customers.  Additionally, the CFTC indicated that the securities JPMFI held were sufficient,  had they been moved to a segregated account on the day in question, to allow JPMFI to maintain proper funding of its segregated bank accounts.

Cash Managers

The Fund has retained the Cash Managers to provide cash management services to the Fund.  The Cash Managers will manage the Fund’s cash and excess margin through investments in short term, high quality fixed income securities, pursuant to investment parameters established by the General Partner.

JPMIM is a wholly-owned subsidiary of JPMorgan Asset Management Holdings and an indirect subsidiary of JPM Chase, one of the largest bank holding companies in the U.S.  JPMIM is a registered investment advisor with the SEC.

PGI is a wholly-owned subsidiary of the Principal Financial Group, a leading global financial services company.  PGI is also a registered investment adviser with the SEC.

The Cash Managers charge a 0.09% per annum fee on the assets they manage.  The General Partner estimates the Cash Managers will manage approximately 70% of the Fund’s assets.

The Fund’s objective in retaining the Cash Managers to provide cash management services is to enhance the return on its assets not required to be held by the Fund’s brokers to support the Fund’s trading.  There is no guarantee that the Cash Managers will achieve returns for the Fund (net of fees payable to JPMIM and PGI), in excess of the returns previously achieved through the General Partner’s efforts and/or available through the Fund’s brokers, or that the Cash Managers will avoid a loss of principal on amounts placed under their management.

Limited Role of the Futures Commission Merchants and Cash Managers.

The services of NUSA, JPMFI, JPMIM and PGI, in their capacities as FCMs and Cash Managers, are limited to transaction execution and clearance, record-keeping, transmittal of confirmations and statements to the General Partner, calculating the equity balances and margin requirements for the Fund’s account and similar administrative functions. The opening and maintenance of the Fund’s accounts with NUSA, JPMFI, JPMIM or PGI does not constitute an endorsement or recommendation of the Fund, the General Partner or the Trading Advisors by NUSA, JPMFI, JPMIM and/or PGI.

NUSA, JPMFI, JPMIM and PGI have not assisted in the preparation of the registration statement of which this Prospectus is a part of, except to the extent they have provided general information about their operations and legal proceedings against them.  NUSA, JPMFI, JPMIM and PGI are not connected in any way with the Fund, the General Partner or the Trading Advisors other than in their capacity as FCMs/currency forward counterparties and Cash Managers, on behalf of the Fund.  The General Partner may elect to have the Fund use other FCMs, cash managers, options brokers, forwards or swaps counterparties in the future when it deems, in its discretion, that it would be in the Fund’s best interest to do so.

CONFLICTS OF INTEREST

General

The General Partner has not established formal procedures to resolve all potential conflicts of interest.  Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  In reviewing the conflicts described below, prospective investors should understand that merely because an actual or potential conflict of interest exists does not mean that the General Partner will act in a manner detrimental to the Fund.

The General Partner

Prospective investors must recognize that the Fund has been formed specifically as an investment product to be managed by the General Partner, and that the General Partner may not be inclined to appoint any other general partner even if doing so might be in the Fund’s best interests.

The General Partner and its principals have organized and are involved in other business ventures, and may have incentives to favor certain of these ventures over the Fund.  The Fund will not share in the risks or rewards of such other ventures.  However, such other ventures will compete for the General Partner’s and its principals’ time and attention which might create other conflicts of interest.  The Third Amended and Restated Limited Partnership Agreement does not require the General Partner to devote any particular amount of time to the Fund.

The General Partner or any of its affiliates or any person connected with it may invest in, directly or indirectly, or manage or advise other investment funds or accounts which invest in assets which may also be purchased or sold by the Fund.  Neither the General Partner nor any of its affiliates nor any person connected with it is under any obligation to offer investment opportunities of which any of them becomes aware to the Fund or to account to the Fund in respect of (or share with the Fund or inform the Fund of) any such transaction or any benefit received by any of them from any such transaction, but will allocate such opportunities on an equitable basis between the Fund and other clients.

Trading Advisor Incentive Fees to the Trading Advisors

Because the Trading Advisors are entitled to be paid Trading Advisor Incentive Fees, the Trading Advisors may have incentive to permit the Fund to make riskier or more speculative investments than it otherwise would.

Personal Trading

The Trading Advisors, NUSA, JPMFI, JPMIM, PGI, the selling agents, the General Partner and the principals and affiliates thereof may trade commodity interests for their own accounts.  In such trading, positions might be taken which are opposite those of the Fund, or that “compete” with the Fund’s trades.

Trades by the Trading Advisors and their Principals

The Trading Advisors may, without prior notice to the Fund, arrange, recommend, and/or effect transactions in which, or provide services in circumstances where, the Trading Advisors have, directly or indirectly, a material interest or relationship with another party that may present a potential conflict with the Trading Advisors’ duties to the Fund.

The Trading Advisors, their principals and their employees may invest in commodity pools managed by the Trading Advisors, and may trade futures for their own proprietary accounts.  For their proprietary accounts, the Trading Advisors and their principals may use trading approaches that are the same as or different from the Trading Programs and any other programs currently or in the future in use by the Trading Advisors.  It is possible that the Trading Advisors and/or their principals may, from time to time, be competing with the Fund for similar positions in one or several markets or may take positions in their proprietary accounts which are opposite, or ahead of, the positions taken by the Fund.  Clients of the Trading Advisors, such as the Fund, will not be advised of such trading, and the records of such trading will not be made available to such clients.

Trading Multiple Accounts

The Trading Advisors manage a number of accounts. Whilst the Trading Advisors have no intention of doing so, the management of multiple accounts may potentially give rise to an incentive to favor certain of such accounts over other accounts.

Because of price volatility, occasional variations in liquidity, and differences in order execution, it is impossible for the Trading Advisors to obtain identical trade execution for all of their clients, including the Fund.  Such variations and differences may produce differences in performance among accounts over time.  The Trading Advisors attempt to treat their clients fairly over time

The Trading Advisors may combine orders for client accounts (including the Fund) and may combine orders for client accounts with trades for the accounts of the Trading Advisors and their principals and employees.  Combining orders may result in a less favorable price than that which the client would have obtained had the client’s order been executed separately.

Multiple Relationships with Brokers

The Trading Advisors utilize a variety of prime brokers and selling agents for the Trading Programs and other investment products managed and offered by the Trading Advisors.  In certain cases, an executing broker may also act as a selling agent for a Trading Advisor’s product it clears, and/or may be an investor in that product.  To the extent an executing broker also acts as selling agent, the execution fees it receives will act as an additional financial incentive, beyond any selling fees paid by the client, to sell such Trading Advisor’s product.  Additionally, an executing broker that is also an investor in a Trading Advisor’s product may have more immediate information about the financial performance of that product than other investors, and the executing broker will not be prohibited from acting on such information with respect to its investment with that Trading Advisor.

Effects of Speculative Position Limits

The CFTC and domestic exchanges have established speculative position limits on the maximum net long or net short futures position which any person, or group of persons, or group of persons acting in concert, may hold or control in particular futures contracts or options on futures traded on U.S. commodity exchanges.  All commodity accounts owned or controlled by a Trading Advisor and its principals are combined for speculative position limits.  Because speculative position limits allow a Trading Advisor and its principals to control only a limited number of contracts in any one commodity, the Trading Advisors and their principals are potentially subject to a conflict among the interests of all accounts the Trading Advisors and their principals control which are competing for shares of that limited number of contracts.  There exists a conflict between each Trading Advisor’s interest in maintaining a smaller position in an individual client’s account in order to also provide positions in the specific commodity to other accounts under management and the personal accounts of the Trading Advisor and its principals.

Operation of Other Commodity Pools

The General Partner currently operates other commodity pools and may have an incentive to favor those pools over this Fund.  For example, if one or more of the other commodity pools materially increase their collective assets under management, the General Partner may have a financial incentive to devote additional resources to management of the other pools.  Despite this conflict, the General Partner will devote such time and attention to the operation and activities of the Fund as the General Partner reasonably deems necessary to effect the operations and activities of the Fund as described in the Prospectus and will treat the Fund equitably with its other pools.

Fiduciary Responsibility of the General Partner

The General Partner has a fiduciary duty to the Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. If a Limited Partner believes this duty has been violated, he may seek legal relief under applicable law, for himself and other similarly situated Limited Partners, or on behalf of the Fund.  However, it may be difficult for Limited Partners to obtain relief because of the changing nature of the law in this area, the vagueness of standards defining required conduct and the broad discretion given the General Partner in the Third Amended and Restated Limited Partnership Agreement and the exculpatory provisions therein.

Selling Agents

The receipt by the selling agents and their registered representatives of continued sales commissions and other fees from the General Partner or the Fund for Units remaining in the Fund may give them an incentive to advise the Limited Partners to remain as investors in the Fund.  These payments will cease to the extent the Limited Partners redeem from the Fund.

The General Partner Serving as Selling Agent

The General Partner also serves as a selling agent for the Fund.  As a result, the fees and other compensation received by the General Partner as selling agent have not been independently negotiated.

Futures Commission Merchants

An FCM effects transactions for customers (including public and private commodity pools) in addition to the Fund who may compete with the Fund’s transactions including with respect to priorities or order entry.  Because the identities of the purchaser and seller are not disclosed until after the trade, it is possible that an FCM could effect transactions for the Fund in which the other parties to the transactions are an FCM’s officers, directors, employees, customers or affiliates.  Such persons might also compete with the Fund in making purchases or sales of commodities without knowing that the Fund is also bidding on such commodities.  Because orders are filled in the order in which they are received by a particular floor broker, transactions for any of such persons might be executed when similar trades for the Fund are not executed or are executed at less favorable prices.  In addition, CFTC regulations prohibit an FCM from utilizing its knowledge of one customer’s trades for its own or its other customer’s benefit.

Certain officers or employees of an FCM may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations.  In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The General Partner, the FCMs and their respective affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace.  Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund.  Records of the General Partner’s proprietary trading will be available for inspection by the Limited Partners upon reasonable advance notice to the office of the General Partner.

Because the General Partner, the FCMs and their respective affiliates may trade for their own accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

THE UNITS; SUMMARY OF THE THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

The following summary describes in brief the Series A Units, Series B Units, Series C Units and Series I Units and certain aspects of the operation of the Fund and the responsibilities of the General Partner concerning the Fund and certain material terms of the Third Amended and Restated Limited Partnership Agreement.  Prospective investors should carefully review the Form of the Third Amended and Restated Limited Partnership Agreement attached hereto as Exhibit D and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware limited partnership.  Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the Third Amended and Restated Limited Partnership Agreement.

Description of the Units

The Fund issues Units in four Series, Series A, Series B, Series C and Series I Units, each of which represent units of fractional undivided beneficial interests in and ownership of the Fund.  Series A, B and I Units are identical in all respects except for the fees and expenses charged to each Series of Units, as set forth in this section.  Generally, Series B and I Units are available through approved selling agents or registered investment advisors who are directly compensated by the investor through a fee based advisory program. Investors whose accounts are held or maintained at a brokerage firm requiring a Broker Dealer Servicing Fee may not purchase Series I Units. Series A, B and I Units will be re-designated as Series C Units with lower expenses only as they each reach a certain limit on fees, as described below.  The General Partner may, in its sole discretion, authorize additional Series of Units as it deems necessary and in the best interests of the Fund.

Series A, B and I Units will be available for sale on a continuous and monthly basis and at the Net Asset Value as of the close of business on the last day of the month in which a subscription is accepted until such time this offering will be terminated pursuant to the Fund’s Third Amended and Restated Limited Partnership Agreement.  The only difference in the Net Asset Value amongst each Series of Units offered by the Fund for purchase will be the associated fees and expenses as stated below.

Series A, B and I Units will be offered by selling agents.  The Series A Units are subject to the following fees and expenses: Trading Advisor Management Fee, Trading Advisor Incentive Fee, Brokerage Commissions and Trading Expenses, General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fees, Broker Dealer Servicing Fee, Cash Manager Fee ,and a Redemption Fee (if the Series A Units are redeemed within 12 months of purchase).  Series A Units are subject to a Fee Limit as hereinafter defined.  Series A Units will be re-designated as Series C Units after the Fee Limit has been reached.

Series B Units are intended for fee based advisory programs. Series B Units are subject to the same fees and expenses as the Series A Units, except they are not subject to a Redemption Fee or Selling Agent Fees and will be subject to either the Broker Dealer Servicing Fee or the Broker Dealer Custodial Fee, but not both.  Series B Units may be purchased by employees and relatives of selling agents and direct clients of the General Partner.  Series B Units are subject to a Fee Limit as hereinafter defined.  Series B Units will be re-designated as Series C Units after the Fee Limit has been reached.

Series I Units are intended for fee based advisory programs. Series I Units are subject to the same fees and expenses as the Series B Units with the exception of the Broker Dealer Servicing Fee and the Broker Dealer Custodial Fee.  Series I Units may be purchased by employees and relatives of the General Partner and direct clients of the General Partner.  Investors whose accounts are held at a brokerage firm requiring a Broker Dealer Servicing Fee or Broker Dealer Custodial Fees may not purchase Series I Units.  Series I Units are subject to a Fee Limit as hereinafter defined.  Series I Units will be re-designated as Series C Units after the Fee Limit has been reached.

Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A, B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to FINRA Rule 2310.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.  The Series C Units are identical to these other Units except that the Series C Units do not pay Offering Expenses, Selling Agent Fees, a Broker Dealer Servicing Fee or a Redemption Fee.

To purchase Units, the General Partner must receive a subscription at its main business office in Rockville, Maryland prior to 5:00 P.M. EST on the fifth business day prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund.  All subscriptions are irrevocable.  However, if a subscription is received after the Monthly Closing deadline, it generally will be held until the next Monthly Closing although the subscriber will be entitled to withdraw his held-over subscription any time prior to the beginning of the fifth full business day of the following month.

The General Partner, in its sole discretion, may reject any subscription in whole or in part for any reason.  The General Partner will inform potential investors or their selling agents, whether their subscriptions have been accepted or rejected by the last business day of the month in which their subscription has been received by the General Partner.

The selling agreements provide for the Fund, the General Partner and the selling agent(s) to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.  It is the position of the SEC that such indemnification may be void as against public policy.

Subject to the terms of the Third Amended and Restated Limited Partnership Agreement, The General Partner’s net worth requirement shall be limited to $1,000,000, which complies with Section II.B of the NASAA Guidelines, as such term is defined in the Third Amended and Restated Limited Partnership Agreement.

Principal Office; Location of Records

The Fund is organized as a limited partnership organized under the laws of the state of Delaware.  The Fund is managed by the General Partner, whose principal office is located at 2099 Gaither Road, Suite 200, Rockville, Maryland 20850 and its telephone number is (240) 631-7600.

The books and records of the Fund will be maintained at the principal offices of the Fund, c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850; telephone number (240) 631-7600.

The books and records of the Fund will be available for inspection and copying (upon payment of reasonable reproduction costs) by the Limited Partners or their representatives for any purposes reasonably related to a Limited Partner’s interest as a beneficial owner of such Units during regular business hours as provided in the Third Amended and Restated Limited Partnership Agreement.  The General Partner will maintain and preserve the books and records of the Fund for a period of not less than six years.

Management; Voting by Limited Partners

The General Partner, to the exclusion of all Limited Partners, will conduct and manage the business of the Fund, including, without limitation, the investment of the funds of the Fund.  No Limited Partner shall have the power to transact any business for, represent, act for, sign for, or bind the General Partner or the Fund.  Except as may be specifically provided otherwise in the Third Amended and Restated Limited Partnership Agreement, no Limited Partner, in his capacity as such, will be entitled to any salary, draw, or other compensation from the Fund.  Each Limited Partner undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Fund to open and maintain an account or accounts with securities and commodity interest brokerage firms for the purpose of investing in or trading securities and commodity interests.

In addition to and not in limitation of any rights and powers conferred by law or provisions of the Third Amended and Restated Limited Partnership Agreement, and except as limited, restricted, or prohibited by the express provisions of the Third Amended and Restated Limited Partnership Agreement, the General Partner will have and may exercise, for and on behalf of the Fund and all Limited Partners, all powers and rights necessary, proper, convenient, and advisable to effectuate and carry out the purposes, business, and objectives of the Fund and will have and possess the same rights and powers as any general partner in a partnership without limited partners formed under the laws of the State of Delaware.

Any Limited Partners holding at least 10% of the outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation), may call a meeting of the Limited Partners. The General Partner will, by notification to each Limited Partner within fifteen (15) days after receipt of a request by any Limited Partners holding at least 10% of the outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation), call such a meeting.  Without limiting the Limited Partners’ right to (instead) act by written consent, such meeting of Limited Partners will be held at least thirty (30) days but not more than sixty (60) days after delivery of the notification, and the notification will specify the date, a reasonable place and time for such meeting, as well as its purpose.  In any meeting so called, upon the affirmative vote of a majority of outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation) (in person or by proxy), or upon the written consent of a majority of outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation) (without a meeting), any of the following actions may be taken by the Limited Partners (without the consent of the General Partner):

•
the Third Amended and Restated Limited Partnership Agreement may be amended in accordance with, and only to the extent permissible under, the Delaware Revised Uniform Limited Partnership Act; provided, however, that no such amendment will, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled (and without limiting the Limited Partners’ consent rights regarding amendments);

•	the General Partner may be removed and replaced;

•	a new general partner or general partners may be elected if the General Partner is removed or withdraws from the Fund;

•	any contracts with the General Partner or any of its affiliates may be terminated without penalty on not less than sixty (60) days’ prior written notice; and

•	a sale of all or substantially all of the assets of the Fund.

Possible Repayment of Distributions Received by Limited Partners; Indemnification by Limited Partners

Each Unit, when purchased by a Limited Partner in accordance with the terms of the Third Amended and Restated Limited Partnership Agreement, will be fully paid and nonassessable.  No Limited Partner will be liable for the Fund’s obligations in excess of such Limited Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units.  The Fund may make a claim against a Limited Partner with respect to amounts distributed to the Limited Partner or amounts received by the Limited Partner upon the redemption of Units, if the Net Assets of the Fund are insufficient to discharge the liabilities of the Fund which have arisen prior to the payment of such amounts (including, without limitation, indemnification liabilities).

Units Not Transferable Without General Partner’s Consent

Each Limited Partner expressly agrees that he will not assign, transfer, pledge, encumber or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Fund without giving prior written notice of the assignment, transfer, pledge, encumbrance or disposition to the General Partner and that no assignment, transfer, pledge, encumbrance or disposition will be effective against the Fund or the General Partner until (i) at least thirty (30) days after the General Partner receives the written notice described below and (ii) has consented in writing to the assignment, transfer, pledge, encumbrance or disposition, which consent the General Partner will not unreasonably withhold.  If such assignment, transfer, pledge, encumbrance or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner and the General Partner shall consent thereto.

A transferee, pledgee, assignee, or secured creditor will become a substituted Limited Partner only if the General Partner first consents to such substitution in writing, which consent the General Partner will not unreasonably withhold.  A transferee, pledgee, assignee or secured creditor of Units will not be admitted as a substituted Limited Partner without the General Partner’s written consent, which consent shall not be unreasonably withheld or delayed, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regards to such written consent subject to the restrictions set forth in the following sentence.  No transfer, pledge or assignment of Units shall be effective or recognized by the Fund if, following such Transfer (i) there would result a termination of the Fund for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units or (ii) either the transferee of Units or the transferor of Units would hold less than the minimum number of Units equivalent to the initial minimum investment set forth in the Prospectus, provided that the restriction set forth in this clause (ii) shall not prevent transfer of all of the then remaining Units held by the transferor.

The General Partner will notify Limited Partners of any change in the fees paid by the Fund or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov.  Those Limited Partners who have executed the Consent to Electronic Delivery of Periodic Reports contained in the Fund’s Subscription Agreement will receive an e-mail notification of where to access the report or an electronic version of such report.  Those Limited Partners who have not executed the Consent to Electronic Delivery of Periodic Reports will be sent a paper copy of any such report. Any such notification will include a description of the Limited Partner’s voting rights, if any.

Termination Events

The Fund will dissolve at any time upon the first to occur of any of the following events:

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•
In the event of the suspension, revocation or termination of the General Partner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining general partner whose registration or membership has not been suspended, revoked or terminated). However, in this event the Limited Partners may remove the General Partner and appoint a new general partner.

•
The withdrawal, insolvency, bankruptcy, dissolution, termination, or legal incapacity of the General Partner (unless the Limited Partners have elected a successor general partner in accordance with the terms of the Third Amended and Restated Limited Partnership Agreement).

•	The Fund becomes insolvent or bankrupt.

•	Limited Partners representing more than 50% of the Units then owned by the Limited Partners vote to dissolve the Fund.

•	A decline in the Net Asset Value of a Unit of Limited Partnership Interest as of the end of any month to or below $35.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

DISTRIBUTIONS

Distributions may be made at the discretion of the General Partner, although the General Partner does not presently anticipate making any.  It is possible that no distributions will be made in some years in which there are taxable profits, realized or unrealized. However, each Limited Partner nevertheless will be required to take his distributive share of the Fund’s taxable income and loss into income for federal income tax purposes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax aspects of an investment in the Fund based upon the Code, the Treasury regulations promulgated thereunder and existing interpretation relating thereto, any of which could be changed at any time.  A complete discussion of all U.S. federal, state and local tax aspects of an investment in the Fund is beyond the scope of this summary, and prospective Limited Partners must consult their own tax advisers on such matters.

Fund Status

The General Partner has not elected, and does not intend to elect, to classify the Fund as an association taxable as a corporation.  Based on the foregoing, in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes.  The Fund will not be treated as a publicly traded partnership taxable as a corporation if, as expected, 90% of the Fund’s income is qualifying income.

No ruling has been obtained from the Internal Revenue Service, or the IRS, confirming the tax treatment of the Fund, and the General Partner does not intend to request any such ruling. There can be no assurance that the IRS will not assert that the Fund should be classified as an association or publicly traded partnership taxable as a corporation. If it were determined that the Fund should be classified as an association or publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax rates, distributions (other than certain redemptions) would generally be treated as qualified dividend income (described below) to the extent of the Fund’s current or accumulated earnings and profits, and Limited Partners would not report profits and losses of the Fund.

Taxation of Limited Partners on Profits and Losses of the Fund

The Fund, as an entity, will not be subject to U.S. federal income tax.  Each Limited Partner is required for U.S. federal income tax purposes to take into account, in its taxable year with which or within which a taxable year of the Fund ends, its distributive share of all items of Fund income, gain, loss and deduction for such taxable year of the Fund.  A Limited Partner must take such items into account even if the Fund does not distribute cash or other property to such Limited Partner during its taxable year.  The General Partner does not anticipate that the Fund will make distributions.

A Limited Partner’s share of such items for U.S. federal income tax purposes generally is determined by the allocations made pursuant to the Third Amended and Restated Limited Partnership Agreement, unless such items so allocated do not have “substantial economic effect” and are not in accordance with the Limited Partner’s interests in the Fund.  Under the Third Amended and Restated Limited Partnership Agreement, allocations are generally made in proportion to Limited Partners’ capital accounts and therefore should have substantial economic effect. However, the allocations permitted by the Third Amended and Restated Limited Partnership Agreement when redemptions occur generally will not be in proportion to capital accounts.  Because such allocations are consistent with the economic effect of the Third Amended and Restated Limited Partnership Agreement that bases the amount to be paid to a redeeming Limited Partner upon its share of the realized and unrealized gains and losses at the time amounts from its capital account are redeemed, the General Partner intends to file the Fund’s tax returns based upon the allocations specified in the Third Amended and Restated Limited Partnership Agreement.  However, it is not certain that such allocations will be respected for tax purposes.  If such tax allocations were challenged and not sustained, some or all of a redeeming Limited Partner’s capital gain or loss could be converted from short-term to long-term and each remaining Limited Partner’s share of the capital gain or loss that is the subject of such allocations could be increased (solely for tax purposes).

Limitations on Deductibility of Fund Losses by Limited Partners

The amount of any loss of the Fund (including capital loss) that a Limited Partner is entitled to include in its personal income tax return is limited to its tax basis for its interest in the Fund as of the end of the Fund’s taxable year in which such loss occurred.  Generally, a Limited Partner’s tax basis for its interest in the Fund is the amount paid for such interest reduced (but not below zero) by its share of any Fund distributions, realized losses and expenses and increased by its share of the Fund’s realized income and gains.

Similarly, a Limited Partner that is subject to the at risk limitations (generally, non-corporate taxpayers and closely held corporations) may not deduct losses of the Fund (including capital losses) to the extent that they exceed the amount it has at risk with respect to its interest in the Fund at the end of the year.  The amount that a Limited Partner has at risk will generally be the same as its adjusted basis as described above, except that it will not include any amount that it has borrowed on a nonrecourse basis or from a person who has an interest in the Fund or a person related to such person.

Losses denied under the basis or at risk limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

Because of the limitations imposed upon the deductibility of capital losses (see “Tax on Capital Gains and Losses” below), a Limited Partner’s distributive share of any net capital losses of the Fund will not materially reduce the U.S. federal income tax on its ordinary income.

Cash Distributions and Withdrawals

Cash received from the Fund by a Limited Partner as a distribution with respect to its Interest in the Fund or in withdrawal of less than all of such interest generally is not reportable as taxable income by a Limited Partner, except as described below.  Rather, such distribution reduces (but not below zero) the total tax basis of all of the Interests held by the Limited Partner after the distribution or withdrawal.  Any cash distribution in excess of a Limited Partner’s adjusted tax basis for its Interest in the Fund is taxable to it as gain from the sale or exchange of such Interest.  Because the tax basis of a Limited Partner who has not withdrawn the entire amount of its capital account is not increased on account of its distributive share of the Fund’s income until the end of the Fund’s taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year.  Furthermore, the share of the Fund’s income allocable to such a Limited Partner at the end of the Fund’s taxable year would also be includible in the Limited Partner’s taxable income and would increase its tax basis in its remaining interest in the Fund as of the end of such taxable year.

Withdrawal of a Limited Partner’s entire capital account will result in the recognition of gain or loss for U.S. federal income tax purposes.  Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such interest.

Treatment of Income and Loss Under the Passive Activity Loss Rules.

The Code contains rules, the Passive Activity Loss Rules, designed to prevent the deduction by non-corporate taxpayers and certain corporations of losses from passive activities against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends, or Portfolio Income, and salary.  The trading activities of the Fund will not constitute a passive activity with the result that income or loss derived from an investment in the Fund will constitute Portfolio Income or loss or other income or loss not from a passive activity.

Limited Deduction for Certain Expenses.

The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including investment advisory fees and net payments under notional contracts, are to be aggregated with unreimbursed employee business expenses and other expenses of producing income, or collectively, the Aggregate Investment Expenses, and the aggregate amount of such expenses, when combined with certain other deductions, will be deductible only to the extent such amount exceeds 2% of a taxpayer’s adjusted gross income.  In addition, for taxable years beginning after December 31, 2013 for taxpayers whose adjusted gross income exceeds a certain threshold amount, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain of a taxpayer’s other itemized deductions, are subject to a reduction equal to the lesser of (i) 3% of the taxpayer’s adjusted gross income in excess of a such threshold amount and (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year (the “Phase-out”).  Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.  The General Partner intends to cause the Fund to report its General Partner Management Fees and Trading Advisor Management Fees and Trading Advisor Incentive Fees as trade or business expenses that are not subject to deductibility limitations.  However, the IRS could contend that such fees plus other ordinary expenses of the Fund constitute investment advisory fees.  If this contention were sustained, each non-corporate Limited Partner’s pro rata share of the amounts so characterized would be deductible only to the extent that such Limited Partner’s Aggregate Investment Expenses, when combined with certain other deductions, exceed 2% of such Limited Partner’s adjusted gross income and will be subject to the foregoing limitation when, combined with certain other itemized deductions, they exceed the Phase-out.  In addition, each non-corporate Limited Partner’s share of income from the Fund would be increased (solely for tax purposes) by such Limited Partner’s pro rata share of the amounts so characterized.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FOREGOING INVESTMENT ADVISORY FEES ISSUE, WHICH IS A MATTER OF UNCERTAINTY AND COULD HAVE A MATERIAL IMPACT ON AN INVESTMENT IN THE FUND.

Syndication Expenses.

Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, such as Selling Agent Fees,  Broker Dealer Servicing Fees and Redemption Fees, nor can these expenses be amortized by the Fund or any Limited Partner.  Any selling commissions paid to placement agents will be characterized as a non-deductible syndication expense.

Limitation on Deductibility of Interest on Investment Indebtedness.

Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest.  Interest expense incurred by a Limited Partner to acquire or carry its interest in the Fund and interest expense incurred by the Fund allocable to its investments or trading activities will constitute investment interest.  Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends (other than qualified dividend income), rents and royalties, which would include a Limited Partner’s share of the Fund’s interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income).  A non-corporate Limited Partner may elect to treat qualified dividend income and net capital gain from the disposition of investment property as investment income only to the extent such Limited Partner elects to make a corresponding reduction in the amount of net capital gain and qualified dividend income subject to tax at 15%.  Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year.  In addition, some states may eliminate or substantially limit the deductibility of investment interest expense for state tax purposes.  Limited Partners are urged to consult their tax advisors regarding the state tax consequences with respect to investment interest expense.

Gain and Loss on Section 1256 Contracts.

 Under the mark-to-market system of taxing futures and certain options contracts traded on U.S. exchanges or certain foreign exchanges and certain foreign currency forward contracts, or Section 1256 Contracts, any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer’s fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time.  In general, 60% of the net gain or loss which is generated by transactions in Section 1256 Contracts is treated as long-term capital gain or loss and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

Gain and Loss on Non-Section 1256 Contracts.

Generally, gain or loss with respect to contracts that are Non-Section 1256 Contracts will be taken into account for tax purposes only when realized.

Taxation of Section 988 Transactions.

Certain of the trading activities of the Fund may be “Section 988 transactions.”  Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies.  In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 Contracts is characterized as capital gain or loss.

The Fund may elect to be treated as a qualified fund.  Pursuant to such election, gain or loss with respect to such entity’s Section 988 transactions (other than foreign currency contracts which are Section 1256 Contracts) will be short-term capital gain or loss.  If the Fund so elects but fails to meet the requirements of electing qualified fund status in a taxable year, such entity will be subject to the following rules: (i) net loss recognized in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades will be characterized as a capital loss, and (ii) a net gain recognized in such taxable year with respect to certain contracts will be characterized as ordinary income.

Tax on Capital Gains and Losses.

The maximum tax rate for non-corporate taxpayers on adjusted net capital gain is 15% for most gains recognized in taxable years beginning on or before December 31, 2012.  Adjusted net capital gain is generally the excess of net long-term capital gain (the net gain on capital assets held for more than 12 months, including 60% of gain on Section 1256 Contracts) over net short-term capital loss (the net loss on capital assets held for 12 months or less, including 40% of loss on Section 1256 Contracts). Qualified dividend income (generally, dividends received from U.S. corporations and from certain foreign corporations) is subject to tax at the same rates as adjusted net capital gain. See “Limitation on Deductibility of Interest on Investment Indebtedness” (for a discussion of the reduction in the amount of a non-corporate taxpayer’s net capital gain and qualified dividend income for a taxable year to the extent such gain and income is taken into account by such taxpayer in computing its interest deduction).  Net short-term capital gain (the net gain on assets held for 12 months or less, including 40% of gain on Section 1256 Contracts) is subject to tax at the same rates as ordinary income.  Capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000.  Capital gains are subject to tax at the same rates as ordinary income for corporate taxpayers.  Capital losses of corporate taxpayers are deductible only against capital gains.

If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of such taxpayer, be carried back three years.  Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts included in the taxpayer’s income for such year.  Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see “Gain or Loss on Section 1256 Contracts,” above).  To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carry-back year, they will carry forward indefinitely as losses on Section 1256 Contracts in future years.

Medicare Tax

Recently enacted legislation provides that, effective with respect to taxable years beginning after December 31, 2012, individual taxpayers will generally be subject to a 3.8% tax on the lesser of (i) their “net investment income” for a taxable year or (ii) the excess of their modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers).  For these purposes, “net investment income” will include a Limited Partner’s share of interest, dividends, gain and other income derived from the Fund’s investment and trading activities.

Straddles and Mixed Straddle Account Elections.

 The tax consequences described above apply to single Section 1256 Contracts and single non-Section 1256 Positions. Those consequences may, however, be limited or modified if the positions are positions in a straddle.

The Code contains special rules which apply to straddles, defined generally as the holding of “offsetting positions with respect to personal property.” In general, certain investment positions will be treated as offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions.

If two (or more) positions constitute a straddle, recognition of a realized loss from one position must be deferred to the extent of unrecognized gain in an offsetting position.  In addition, long-term capital gain may be re-characterized as short-term capital gain and short-term capital loss as long-term capital loss.  Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized.

The Code allows a taxpayer to offset gains and losses from trading positions that are part of a mixed straddle.  A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts.  The Fund may elect to establish mixed straddle accounts with respect to certain activities to account for certain of its Section 1256 Contracts and certain of their non Section 1256 Contracts (e.g., stocks, securities and short positions).  The Regulations governing mixed straddle accounts require a daily marking to market of all positions and a daily (as well as annual) netting of gains and losses.  Not more than 50% of total annual account net gain for the taxable year can be treated as long term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short term capital loss.  In the event the Fund elects to establish certain of these mixed straddle accounts, a significant portion of its trading positions will be marked to market on a daily basis.

Wash sale rules will apply to prevent the recognition of loss by the Fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period, to the extent such positions are not covered by the mixed straddle account elections.

The extent to which the rules above would apply to straddles consisting of transactions by the Fund and transactions by a Limited Partner in its individual capacity is unclear (e.g., a Limited Partner in its individual capacity owns a certain stock and the Fund enters into certain short options with respect to such stock).  The IRS could contend that positions held by the Fund and positions held by a Limited Partner in its individual capacity should be aggregated and that such positions, when viewed in the aggregate, constitute a straddle.  A prospective Limited Partner should review the application of these rules to its individual tax situation, giving special consideration to the potential interaction between operations of the Fund and transactions entered into by a prospective Limited Partner in its individual capacity.

Unrelated Business Taxable Income.

The General Partner anticipates that tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of the Fund, provided that such Limited Partners do not purchase interests in the Fund with borrowed funds.  A charitable remainder trust that recognizes any unrelated business taxable income, or UBTI, in any taxable year is subject to a 100% tax on all of the trust’s UBTI earned during such year.  A tax-exempt Limited Partner that plans on borrowing to purchase or carry its interests in the Fund should consult its tax advisors concerning the tax consequences of doing so.

Non-U.S. Limited Partners.

Based on statutory safe harbors, the Fund will not be considered to be engaged in a U.S. trade or business, so long as (i) it is not considered a dealer in stocks, securities or commodities, and does not regularly offer to enter into, assume, offset, assign, or terminate positions in derivatives with customers, (ii) the Fund’s U.S. business activities (if any) consist solely of investing in and/or trading stocks, securities or commodities and (in the case of commodities), the commodities are of a kind customarily dealt in on an organized commodity exchange and the transaction is of a kind customarily consummated at such a place and (iii) any entity in which the Fund invests that is treated as a disregarded entity or partnership for U.S. federal income tax purposes is not engaged in, or deemed to be engaged in, a U.S. trade or business. The Fund intends to conduct its affairs in conformity with the statutory safe harbors.

Assuming the Fund is not engaged in, or deemed to be engaged in, a U.S. trade or business, non-U.S. Limited Partners (other than those described below) will generally not be subject to U.S. federal income tax on their allocable share of Fund income and the gain realized on the sale or disposition of Units. However, such non-U.S. Limited Partners will be subject to a 30% U.S. withholding tax on the gross amount of their allocable share of income that is (i) U.S. source interest income that falls outside the portfolio interest exception or other available exception to withholding tax, (ii) U.S. source dividend income or dividend equivalent payments, and (iii) any other U.S. source fixed or determinable annual or periodical gains, profits, or income.

Recently enacted legislation will (i) require certain foreign entities to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of U.S. persons who own an interest in the foreign entity and require other foreign entities to provide other information and (ii) impose a 30% withholding tax on certain payments of U.S. source income or proceeds from the sale of property to the foreign entity made after December 31, 2012 if it fails to enter into the agreement or satisfy its obligations under the legislation. As a result, Non-U.S. Limited Partners may be subject to the 30% withholding tax in respect of certain of the Fund’s investments if they fail to enter into an agreement with the IRS or otherwise fails to satisfy their obligations under the legislation.  Non-U.S. Limited Partners are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Fund.

Non-U.S. Limited Partners who are resident alien individuals of the U.S. (generally, individuals lawfully admitted for permanent residence, or who have a substantial presence, in the U.S.) or for whom their allocable share of Fund income and gain and the gain realized on the sale or disposition of Units is otherwise effectively connected with their conduct of a U.S. trade or business will be subject to U.S. federal income taxation on such income and gain.

In addition, in the case of a non-resident alien individual, any allocable share of capital gains will be subject to a 30% U.S. federal income tax (or lower treaty rate if applicable) if (i) such individual is present in the U.S. for 183 days or more during the taxable year and (ii) such gain is derived from U.S. sources. Although the source of such gain is generally determined by the place of residence of the non-U.S. Limited Partner, resulting in such gain being treated as derived from non-U.S. sources, source may be determined with respect to certain other criteria resulting in such gain being treated as derived from U.S. sources. Non-resident alien individuals should consult their tax advisors with respect to the application of these rules to their investment in the Fund.

If notwithstanding the Fund’s intention, the Fund were engaged in, or deemed to be engaged in, a U.S. trade or business, non-U.S. Limited Partners would also be deemed to be so engaged by virtue of their ownership of partnership interests.  Such non-U.S. Limited Partners would be required to file a U.S. federal income tax return for such year and pay tax on its income and gain that is effectively connected with such U.S. trade or business at the tax rates applicable to similarly situated U.S. persons.  In addition, any non-U.S. Shareholder that is a corporation for U.S. federal income tax purposes may be required to pay a branch profits tax equal to 30% of the dividend equivalent amount for the taxable year.

Fund Tax Returns and Audits.

Although no federal income tax is required to be paid by the Fund, it will be required to file U.S. federal income tax information returns.  In addition, the Fund will provide all Limited Partners with Schedules K-1 setting forth the U.S. federal income tax information necessary for them to file their individual tax returns.  Each Limited Partner is required to treat partnership items on its U.S. federal income tax returns consistently with the treatment of the items on the Fund’s return, as reflected on the Schedules K-1.  Thus, as a practical matter, a Limited Partner will not be able to complete and file its U.S. federal income tax return for any year until it receives a Schedule K-1 from the Fund for that year.

The tax treatment of Fund-related items is determined at the Fund level rather than at the Limited Partner level.  The General Partner, as the “Tax Matters Partner,” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Limited Partners.  In addition, the Tax Matters Partner generally has the authority to extend the statute of limitations relating to all Limited Partners’ tax liabilities with respect to Limited Partner items.  The General Partner will not have the authority to settle tax controversies on behalf of any Limited Partner who files a statement with the IRS stating that the General Partner has no authority to settle Fund tax controversies on such Limited Partner’s behalf.  The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund’s return for the taxable year in question is filed, and the General Partner has the authority to, and may, extend such period with respect to all Limited Partners.  There can be no assurance that the Fund’s tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

State, Local and Other Taxes.

In addition to the U.S. federal income tax consequences described above, the Fund and the Limited Partners may be subject to other taxes such as state, local or municipal income taxes, and estate, inheritance or intangible property taxes.  Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Fund.  PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE POSSIBLE APPLICABILITY OF STATE, LOCAL OR MUNICIPAL TAXES TO AN INVESTMENT IN THE FUND.

____________________

The foregoing discussion is not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the Fund may not be the same for all taxpayers. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE FUND ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE, LOCAL AND OTHER LAWS BEFORE INVESTING IN UNITS.
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PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan.  For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.”  See “Material U.S. Federal Income Tax Considerations - ‘Unrelated Business Taxable Income.”  In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under ERISA, and Section 4975 of the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as Plans, and such fiduciaries with investment discretion, Plan Fiduciaries.  The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by an investor’s own counsel.  Also, the summary does not address applicable state or local law issues or other legal requirements applicable to governmental or church plans that purchase Units.

*           *           *           *           *

Any discussion of U.S. federal tax issues set forth in this Prospectus was written in connection with the promotion and marketing by the Fund and the General Partner of the Fund.  Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person.  Each investor should seek advice based on its particular circumstances from an independent tax advisor.

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In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries.  Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans” described in Section 408(k) of the Code, Keogh plans for self-employed individuals (including partners), individual retirement accounts, or IRAs, described in Section 408 of the Code and medical benefit plans.

In the case of employee benefit plans and IRAs, merely subscribing for Units does not create a plan.  Those considering the purchase of Units on behalf of an employee benefit plan first must ensure that the plan has been properly established in accordance with the Code and the rules, regulations and existing interpretations there under and that the plan is adequately funded.  After a plan has been properly established and adequately funded and if the purchase of Units is not prohibited under the governing documents of the plan, the trustee or custodian of the plan who decides to do so or who is instructed to do so can subscribe for Units.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role an investment in the Fund plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risks of large losses and that an investment in the Fund complies with the documents of the Plan and related trust. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

Ineligible Purchasers

Units may not be eligible for purchase with the assets of a Plan if the General Partner, Newedge Financial, Inc., JPMFI, the Cash Managers, any selling agents retained to sell Units, any Trading Advisor utilized by the Fund, any prime broker, any of their respective affiliates or any of their respective employees, either: (i) has investment discretion with respect to such Plan’s assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan’s assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan’s assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan.  A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and any such purchase might result in a “prohibited transaction” under ERISA or the Code.

Plan Assets

The General Partner anticipates managing the Fund so that Fund assets will not be deemed to be “Plan assets,” as described below.

The purchase of the Units by a Plan raises the issue of whether that purchase will cause, for the purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Fund to be assets of such a Plan.  ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in a limited partnership will result in the underlying assets of the limited partnership being considered assets of such a Plan for purposes of ERISA and Section 4975 of the Code, or Plan assets. Those rules provide that the assets of a limited partnership will be Plan assets of a Plan which purchases an interest therein unless (i) the aggregate investment by all “benefit plan investors” in such partnership is not “significant” (the “25% Exception”), (ii) the interest purchased is a “publicly offered security” (the “Publicly-Offered Security Exception”) or (iii) certain other exceptions apply.

The 25% Exception applies if “benefit plan investors” own, in the aggregate, less than 25% of the total value of each class of equity interests of the limited partnership (determined by not including the investments of any person with discretionary authority or control over the assets of the partnership, any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation).  For purposes of the 25% Exception, the term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to the fiduciary responsibility provisions of ERISA and all “plans” as defined in and subject to Section 4975 of the Code), and all entities that hold “Plan Assets” (each, a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage or the Plan Assets Entity’s equity interest held by benefit plan investors.  The term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to the fiduciary responsibility provisions of ERISA and all “plans” as defined in and subject to Section 4975 of the Code) and all entities that hold “plan assets” (each, a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors.  ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors.  In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of which such security is a part is timely registered under the Securities Exchange Act of 1934, as amended.  The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances.  The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, among others, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made to an ineligible or unsuitable investor; (ii) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or violate any state or federal statute, regulation, court order, judicial decree or rule of law; (iii) a requirement that no transfer or assignment be made without advance written notice being given to the entity that issued the security; (iv) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regards to such restriction or consent; (v) and a requirement that not less than a minimum number of units of such security be transferred or assigned by an investor, provided that such requirement does not prevent transfer of all of the then remaining units held by an investor.  Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

During such time, as any, that the Units are held by more than 100 independent investors, it is expected that the Publicly-Offered Security Exception should apply to the Units.  First, the Units will be sold to Plans as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of which such security is a part will be timely registered under the Securities Exchange Act of 1934, as amended.  Second, it appears that the Units are “freely transferable” because the minimum investment is not more than $10,000 and investors may assign their economic interests in any Series by giving notice to the General Partner, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of the Units.  As described in the preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner of a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefits of ownership can be transferred without such consent.

During such time that the Units are held by less than 100 independent investors as of the Units’ initial offering, the General Partner intends to limit investment by benefit plan investors to comply with the 25% Exception.  This may require the General Partner to restrict investments by benefit plan investors and to force redemptions of existing benefit plan investors in the event that other investors redeem.  Any such rejection of subscriptions or mandatory redemptions will be effected in such manner as the General Partner, in its sole discretion, determines.  In order to enable the General Partner to monitor the level of investment by benefit plan investors for purposes of the 25% Exception, the General Partner will rely on representations made by prospective investors in the Units and any proposed transferees thereof concerning their status as benefit plan investors for ERISA purposes.

The Plan Fiduciary considering the purchase of Units on behalf of a Plan and all other persons considering the purchase of Units should be aware that if, at any time, benefit plan investors own 25% or more of the value of any class of equity interest of the Fund and the requirements of the Publicly-Offered Security Exception are not satisfied, the underlying assets of the Fund will be considered for the purposes of ERISA and Section 4975 of the Code to be Plan assets.  If Fund assets would be deemed to be Plan assets, the fiduciary standards of Title I of ERISA, which generally apply to fiduciaries of employee benefit plans, would also extend to the General Partner and the Trading Advisors, and may seriously limit the transactions into which the Fund may enter. In addition, treatment of Fund assets as Plan assets might give rise to “prohibited transactions” under ERISA and the Code.

The 25% Exception must be applied (i) after any acquisition of Units, (ii) whenever there is a subsequent offering of Units and (iii) whenever a Limited Partner, other than a benefit plan investor, redeems Units, the results of any of which could be that the value of any class of equity interest of the Fund held by benefit plan investors equals or exceeds the 25% limit. The Fund Agreement provides that the General Partner may redeem Units held by investors without their consent for any reason. The General Partner will redeem Units held, and refuse to accept subscriptions made, by benefit plan investors to the extent it deems such actions necessary to ensure that the assets of the Fund will not be considered Plan assets for ERISA regulatory purposes.

A PLAN FIDUCIARY MUST CONSULT ITS OWN ADVISERS BEFORE INVESTING IN THE FUND AND FULLY INFORM ITSELF AS TO ALL PAYMENTS MADE IN CONNECTION WITH THE OPERATION OF THE FUND. THE PLAN FIDUCIARY BY INVESTING IN THE FUND SIGNIFIES ITS INFORMED CONSENT TO ALL  SUCH PAYMENTS TO THE RECIPIENTS THEREOF AND TO THE RISKS INVOLVED IN INVESTING IN THE FUND.

Reporting and Disclosure

Plan Fiduciaries are responsible for complying with any applicable reporting and disclosure requirements under ERISA or the Code resulting from an investment in the Fund.  ERISA and the Code require that a Form 5500 (Annual Return/Report) be filed by certain Plans investing in the Fund.  Plans subject to these requirements investing in the Fund must include on their Form 5500 information relating to the fair market value of the Plan’s investment in the Fund as of the close of the Plan’s fiscal year, and the Plan’s acquisition or disposition of any Units.  Plan Fiduciaries who require any of the aforementioned information should contact the General Partner.  If the Plan’s fiscal year differs from the Fund’s fiscal year, the Plan investor may not be able to obtain valuation information on its Units as of the last day of the Plan’s fiscal year.

Special IRA Rules

Although IRAs are subject to the prohibited transaction rules of the Code, IRAs are not subject to ERISA’s fiduciary standards, but may be subject to additional rules and regulations that could impact a decision to invest in the Fund.  For example, IRAs are subject to special custody rules and are prohibited from investing in certain commingled investments.  IRA fiduciaries should consider the unique rules applicable to their IRA before making an investment in the Fund.

Exempt Plans

Certain plans may be governmental plans or church plans.  Governmental plans are not, and church plans may not be, subject to ERISA, in which case the above-described prohibited transaction provisions would not apply. However, governmental plans are subject to prohibitions against certain related-party transactions under Section 503 of the Code, which prohibitions operate similar to the above-described prohibited transaction rules. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

No view is expressed on whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the Fund, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder.  No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, THE GENERAL PARTNER, THEIR PRINCIPALS OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION OVER A PLAN CONSIDERING AN INVESTMENT IN THE FUND SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY AND CONSEQUENCES OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

PLAN OF DISTRIBUTION

The Offering

Units of the Fund are offered continuously to the public by selling agents on a “best-efforts” basis, without any firm commitment to sell or purchase any specific number of Units, at the month-end Net Asset Value per Unit.  The minimum investment is $10,000.  The minimum investment for existing Limited Partners of a Series of Units subscribing for additional Units of that Series is $2,500.  The General Partner, in its sole discretion, may waive these minimums.  Units of each Series are offered on the first day of each month at the Net Asset Value per Unit of the relevant Series at Monthly Closings on the last day of the preceding month.  Subscription funds will be held in an account at Bank of America in Rockville, Maryland, pending acceptance and payment to the Fund at the applicable monthly closing.  Interest income earned on subscriptions pending investment will be treated either as an asset of the Fund as a whole or may be allocated to the particular subscriber in the General Partner’s discretion.  With respect to subscribers whose subscriptions are not accepted, such subscription monies will be returned promptly without interest.  The combined aggregate amount of Organizational and Offering Expenses will not exceed 15% of the total subscriptions received as set forth in the NASAA Guidelines.

Subscription Procedure

To purchase Units, the General Partner must receive a subscription at its main business office in Rockville, Maryland prior to 5:00 P.M. EST on the fifth business day prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund. All subscriptions are irrevocable.  However, if a subscription is received after the Monthly Closing deadline, it generally will be held until the next Monthly Closing although the subscriber will be entitled to withdraw his held-over subscription any time prior to the beginning of the fifth full business day of the following month.

The General Partner, in its sole discretion, may reject any subscription in whole or in part for any reason.  The General Partner will inform potential investors or their selling agents, whether their subscriptions have been accepted or rejected by the last business day of the month in which their subscription has been received by the General Partner.

Subscribers’ subscriptions will be in cash. Each prospective investor must complete and deliver to the General Partner (a) a check made payable to “Seneca Global Fund, L.P.” or by wire transfer pursuant to the Subscription Agreement and (b) a Subscription Agreement.  The Subscription Agreement is included in the folder accompanying this Prospectus.

Any subscription which is submitted to the General Partner without all applicable documents or which otherwise contains incomplete information will not be processed by the General Partner until completed by the subscriber.  Any such delay in processing a subscription could result in a subscription being held and a subscriber not being admitted to the Fund until the following month.

In the case of employee benefit plans, merely subscribing for Units does not create a plan.  Those considering the purchase of Units on behalf of an employee benefit plan first must ensure that the plan has been properly established in accordance with the Code and the rules, regulations and existing interpretations thereunder and that the plan is adequately funded.  After a plan has been properly established and adequately funded and if the purchase of Units is not prohibited under the governing documents of the plan, the trustee or custodian of the plan who decides to do so or who is instructed to do so can subscribe for Units.

All subscribers will receive a confirmation of their purchase from their selling agent.

There is no minimum number of Units of any Series which must be sold as of the beginning of a given month for any Units of such Series to be sold at such time.

Subscribers’ Representations and Warranties

By executing a Subscription Agreement Signature Page, each subscriber is representing and warranting, among other things, that:

•	the subscriber is of legal age to execute and deliver such Subscription Agreement and has full power and authority to do so;

•
the subscriber must have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles.  An investment in the Fund should not exceed 10% of a Limited Partner’s net worth (in all cases exclusive of home, home furnishings and automobiles).  Some States may require higher suitability standards.  It is the responsibility of the General Partner and the selling agents to make every reasonable effort to determine that the purchase of the Units is a suitable and appropriate investment for each subscriber, based upon such representations and warranties and other information provided by each subscriber regarding the subscriber’s financial situation and investment objectives;

•
Suitability requirements for Kentucky residents:  Either (i) net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000.  Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities); and

•	the subscriber has received a copy of this Prospectus.

These representations and warranties may be used and be relied upon by the General Partner or others to determine that the subscribers’ proposed purchase of Units is suitable and appropriate investment for such subscriber and such representations and warranties may be used against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

While the foregoing representations and warranties are binding on subscribers, the General Partner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units.  Any subscriber who is not prepared to make such representations and warranties, and to be bound by them, should not invest in the Units.

General

The offering of Units is being made in compliance with FINRA Conduct Rule 2310.  Accordingly, the selling agents and the broker dealers selling on behalf of the Fund will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of the Units.  The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Units by a Fund will not exceed 10.00% plus 0.50% for bona fide due diligence.  Bona fide due diligence expenses will include actual costs incurred by third-party broker-dealers to review the business, financial statements, transactions, and investments of the Fund and the Trading Programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of the General Partner, the Trading Advisors, and their respective personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with personnel of the General Partner and the Trading Advisors and their respective outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting their respective offices, reviewing their respective books and records and interviewing key personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the third-party broker-dealer; and the internal costs of time and materials expended by third-party broker-dealer personnel in this due diligence effort. The General Partner will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

The Fund will not be charged Selling Agent Fees, Broker Dealer Servicing Fees and other Offering Expenses in an aggregate amount greater than 10.00% (which represents a maximum of $12,000,000 of the aggregate $120,000,000 registered on the Registration Statement on Form S-1, SEC Registration Number 333-148049, of the Fund).

The Fee Limit is the total amount of Selling Agent Fees, Broker Dealer Servicing Fees paid to selling agents, payments for wholesalers, payments for sales conferences, and other Offering Expenses that are items of compensation to FINRA members (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units, as described in more detail in the chart on the following page.

Each Limited Partner who owns Series A, Series B and Series I Units will continue to pay the Selling Agent Fees, Offering Expenses and the Broker Dealer Servicing Fee, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above.  The General Partner utilizes accounting software that tracks the fees charged to the Units on a Limited Partner-by-Limited Partner basis.  Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A, B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to FINRA Rule 2310.  As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit.  If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

The Fund will advise the selling agents and the broker dealers if the payments described hereunder must be limited in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

Please see the chart that follows on the next page for additional information regarding items of compensation paid to members of FINRA pursuant to FINRA Rule 2310.

[Remainder of page left blank intentionally.]

Items of Compensation Pursuant to FINRA Rule 2310

The following table sets forth the items of compensation, and the maximum amounts thereof in respect of the offering of the Units, paid to members of FINRA pursuant to FINRA Rule 2310 on a Series by Series basis.  These items of compensation are set forth in detail below and are more fully described in the “Charges” section of this Prospectus:

Item of Compensation	Series A	Series B (for investors with custodial accounts with their broker dealers)	Series B (for other investors)	Series C – Not offered for sale	Series I	Total for all Series of Units
Selling Agent Fees	2.00% per annum, subject to the Fee Limit; Maximum aggregate amount of $5,106,600 (8.511% of proceeds for this Series of Units).	This Series does not pay this item of compensation.	This Series does not pay this item of compensation.
This Series does not pay any items of compensation to any FINRA member pursuant to FINRA Rule 2310, but pays other fees in respect of the operation of the Fund, as described in the “Charges” section of this Prospectus.  This Series of Units will be issued in exchange for Series A, B or I Units in the event Limited Partners holding such Series have reached the Fee Limit.
					This Series does not pay this item of compensation.	$5,106,600 (4.256% of proceeds for all Series of Units).
Broker Dealer Servicing Fee	0.15% per annum, subject to the Fee Limit; Maximum aggregate amount of $382,800 (0.638% of proceeds for this Series of Units).	The investors in this Series do not pay this item of compensation, although they do pay a Broker Dealer Custodial Fee, which is not an item of compensation.	0.60% per annum, subject to the Fee Limit; Maximum aggregate amount of $971,640. (8.097% of proceeds for this Series of Units).		This Series does not pay this item of compensation.	$1,354,440 (1.129% of proceeds for all Series of Units).
Offering Expenses: Salaries and Benefits to Wholesalers Attributable to the Fund	Paid by the General Partner without reimbursement from the Fund; Maximum aggregate amount of $76,619 (0.128% of proceeds for this Series of Units).	Paid by the General Partner without reimbursement from the Fund; Maximum aggregate amount of $15,324 (0.128% of proceeds for this Series of Units).	Paid by the General Partner without reimbursement from the Fund; Maximum aggregate amount of $15,324 (0.128% of proceeds for this Series of Units).		Paid by the General Partner without reimbursement from the Fund; Maximum aggregate amount of $45,971 (0.128% of proceeds for this Series of Units).	$153,238 (0.128% of proceeds for all Series of Units).

Item of Compensation	Series A	Series B (for investors with custodial accounts with their broker dealers)	Series B (for other investors)	Series C – Not offered for sale	Series I	Total for all Series of Units
Offering Expenses: Commissions to Wholesalers	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $351,000 (0.585% of proceeds for this Series of Units).	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $1,168,080 (9.735% of proceeds for this Series of Units)	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $196,440 (1.638% of proceeds for this Series of Units)		Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $3,504,240 (9.735% of proceeds for this Series of Units)	$5,219,760 (4.350% of proceeds for all Series of Units).
Offering Expenses: Wholesalers Travel, Seminar Attendance and Broker-Dealer Legal Expenses	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $82,496 (0.137% of proceeds for this Series of Units).	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $16,499 (0.137% of proceeds for this Series of Units).	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $16,499 (0.137% of proceeds for this Series of Units).		Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $49,498 (0.137% of proceeds for this Series of Units).	$164,992 (0.137% of proceeds for all Series of Units)
Due Diligence	Paid out of the up to 0.75% charge per annum for Offering Expenses; Maximum aggregate amount of $300,000 (0.500% of proceeds for this Series of Units).	Paid out of the up to 0.75% charge per annum for Offering Expenses; Maximum aggregate amount of $60,000 (0.500% of proceeds for this Series of Units).	Paid out of the up to 0.75% charge per annum for Offering Expenses; Maximum aggregate amount of $60,000 (0.500% of proceeds for this Series of Units).		Paid out of the up to 0.75% charge per annum for Offering Expenses; Maximum aggregate amount of $180,000 (0.500% of proceeds for this Series of Units).	$600,000 (0.500% of proceeds for all Series of Units).

Item of Compensation	Series A	Series B (for investors with custodial accounts with their broker dealers)	Series B (for other investors)	Series C – Not offered for sale	Series I	Total for all Series of Units
Total of all Items of Compensation
This Series of Units will not pay more than $6,000,000 in items of compensation to members of FINRA (10.00% of proceeds for this Series of Units), plus not more than $300,000 in reimbursement for due diligence expenses (0.50% of proceeds for this Series of Units).

This Series of Units will not pay more than $1,200,000 in items of compensation to members of FINRA (10.00% of proceeds for this Series of Units), plus not more than $60,000 in reimbursement for due diligence expenses (0.50% of proceeds for this Series of Units).

This Series of Units will not pay more than $1,200,000 in items of compensation to members of FINRA (10.00% of proceeds for this Series of Units), plus not more than $60,000 in reimbursement for due diligence expenses (0.50% of proceeds for this Series of Units).

This Series of Units will not pay more than $3,600,000 in items of compensation to members of FINRA (10.00% of proceeds for this Series of Units), plus not more than $180,000 in reimbursement for due diligence expenses (0.50% of proceeds for this Series of Units).
$12,000,000 (10.00% of proceeds for all Series of Units), plus $600,000 in reimbursement for due diligence expenses (0.50% of proceeds for all Series of Units.

Dollar amounts on the chart above have been rounded to the nearest dollar and percentages have been rounded to the nearest thousandth of a percent (three decimal places).

[Remainder of page left blank intentionally.]

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, served as legal counsel to the General Partner in connection with the preparation of this Prospectus.  Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus.  Sidley Austin LLP may advise the General Partner in matters relating to the operation of the Fund on an ongoing basis.  Sidley Austin LLP does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations.  Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.

Sidley Austin LLP’s engagement by the General Partner in respect of the Fund is limited to the specific matters as to which it is consulted by the General Partner and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or the General Partner’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of the General Partner and its affiliates with the investment program, valuation procedures and other guidelines set forth herein or in the exhibits hereto, nor does it monitor compliance with applicable laws.  In preparing this Prospectus, Sidley Austin LLP relied upon information furnished to it by the Fund and/or General Partner and did not investigate or verify the accuracy and completeness of the information set forth herein concerning the General Partner, the Fund’s service providers and their affiliates and personnel.

EXPERTS

The financial statements of Seneca Global Fund, L.P. (f/k/a Aspect Global Diversified Fund LP) appearing in this Prospectus and Registration Statement have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in its report appearing herein.  The statement of financial condition of the general partner, Steben & Company, Inc., appearing in this Prospectus and Registration Statement, has been audited by McGladrey & Pullen, LLP, independent auditor, as stated in its report appearing elsewhere herein.  Such audited financial statements of Seneca Global Fund, L.P. (f/k/a Aspect Global Diversified Fund LP) and statement of financial condition of Steben & Company, Inc. are included in reliance upon such reports given upon the authority of McGladrey & Pullen, LLP as experts in accounting and auditing.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C.  This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Customer Agreement).  The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

As of the end of each month and as of the end of each fiscal year, the General Partner will furnish Limited Partners with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Fund. The General Partner will make available to Limited Partners within 90 days after the close of each fiscal year an annual report, as required, containing audited financial statements for the Fund. Limited Partners also will be provided with appropriate information to permit Limited Partners (on a timely basis) to file their Federal and state income tax returns with respect to their Units.  Limited Partners may choose in writing to receive their monthly and annual statements electronically at www.steben.com.

Report of Independent Registered Public Accounting Firm

To the Partners of
Seneca Global Fund, L.P.

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of Seneca Global Fund, L.P. (f/k/a Aspect Global Diversified Fund LP) (the Fund) as of December 31, 2010 and 2009, and the related statements of operations, cash flows, and changes in partners’ capital (net asset value) for the years then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Fund is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seneca Global Fund, L.P. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
March 25, 2011

Seneca Global Fund, L.P.
Statements of Financial Condition
December 31, 2010 and 2009

	2010	2009
Assets
Equity in broker trading accounts
Cash	$15,060,123	$9,216,600
Net unrealized gain (loss) on open futures contracts	2,154,522	(92,230)
Net unrealized gain (loss) on open forward currency contracts	977,320	(122,645)
Interest receivable	1,563	189
Total equity in broker trading accounts	18,193,528	9,001,914
Cash and cash equivalents	38,989,573	22,864,973
U.S. government sponsored enterprise notes, at fair value	--	2,018,783
Total assets	$57,183,101	$33,885,670

Liabilities and Partners’ Capital (Net Asset Value)
Liabilities
Trading Advisor management fee payable	$311,768	$189,042
Trading Advisor incentive fee payable	582,381	--
Commissions and other trading fees payable on open contracts	2,995	3,732
Administrative expenses payable – General Partner	42,727	74,835
Broker dealer custodial fee payable – General Partner	6,174	4,397
Broker dealer servicing fee payable – General Partner	2,675	1,685
General Partner fee payable	49,337	28,705
Offering expenses payable – General Partner	33,639	19,571
Selling Agent fees payable – General Partner	27,143	15,967
Redemptions payable	35,507	189,947
Subscriptions received in advance	2,536,859	1,957,075
Total liabilities	3,631,205	2,484,956

Partners’ Capital (Net Asset Value)
General Partner Units – 4,806.7772 and 4,011.5691 units outstanding at
December 31, 2010 and 2009, respectively	609,812	434,130
Series A Units – 165,574.3151 units and 110,813.7773 units outstanding
at December 31, 2010 and 2009, respectively	15,995,450	9,492,784
Series B Units – 126,655.8355 units and 104,085.6268 units outstanding
at December 31, 2010 and 2009, respectively	13,396,321	9,610,394
Series I Units – 193,350.1543 units and 112,253.4442 units outstanding
at December 31, 2010 and 2009, respectively	23,550,313	11,863,406
Total partners’ capital (net asset value)	53,551,896	31,400,714
Total liabilities and partners’ capital (net asset value)	$57,183,101	$33,885,670

Seneca Global Fund, L.P.
Condensed Schedule of Investments
December 31, 2010

Description	Fair Value	% of Partners’ Capital (Net Asset Value)
Long U.S. Futures Contracts
Agricultural (1)	$904,521	1.69%
Currency	1,675	0.00%
Energy	288,899	0.54%
Interest rate	(35,509)	(0.07)%
Metal (1)	997,430	1.86%
Stock index	134,266	0.25%
Net unrealized gain on open long U.S. futures contracts	2,291,282	4.27%

Short U.S. Futures Contracts
Agricultural	(9,000)	(0.02)%
Energy	(85,500)	(0.16)%
Interest rate	(7,391)	(0.01)%
Metal	(65,245)	(0.12)%
Net unrealized loss on open short U.S. futures contracts	(167,136)	(0.31)%
Total U.S. Futures Contracts Net unrealized gain on open U.S. futures contracts	2,124,146	3.96%

Long Foreign Futures Contracts
Agricultural	20,842	0.04%
Interest rate	41,176	0.08%
Stock index	3,896	0.01%
Net unrealized gain on open long foreign futures contracts	65,914	0.13%

Short Foreign Futures Contracts
Interest rate	(50,122)	(0.09)%
Stock index	14,584	0.03%
Net unrealized loss on open short foreign futures contracts	(35,538)	(0.06)%
Total Foreign Futures Contracts Net unrealized gain on open foreign futures contracts	30,376	0.07%

Net unrealized gain on open futures contracts	$2,154,522	4.03%

U.S. Forward Currency Contracts
Long	$369,809	0.69%
Short	(138,598)	(0.26)%
Net unrealized gain on open U.S. forward currency contracts	231,211	0.43%

Foreign Forward Currency Contracts
Long	(56,626)	(0.11)%
Short (1)	802,735	1.50%
Net unrealized gain on open foreign forward currency contracts	746,109	1.39%

Net unrealized gain on open forward currency contracts	$977,320	1.82%

(1) No individual futures or forward currency contract position constituted one percent or greater of partners’ capital (net asset value).  Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these financial statements.

Seneca Global Fund, L.P.
Condensed Schedule of Investments
December 31, 2009

		Description	Fair Value	% of Partners’ Capital (Net Asset Value)
U.S. Government Sponsored Enterprise Notes
Face Value	Maturity Date
$2,000,000	3/30/10	Federal Home Loan Mortgage Corporation, 1.10%	$2,018,783	6.43%
		Total U.S. government sponsored enterprise notes (cost: $2,009,778)	$2,018,783	6.43%

Long U.S. Futures Contracts
		Agricultural	$290,004	0.92%
		Currency	(7,350)	(0.02)%
		Energy	108,288	0.34%
		Interest rate	(307,955)	(0.98)%
		Metal	(181,592)	(0.58)%
		Stock index	93,052	0.30%
		Net unrealized loss on open long U.S. futures contracts	(5,553)	(0.02)%

Short U.S. Futures Contracts
		Agricultural	(8,230)	(0.03)%
		Energy	22,300	0.07%
		Interest rate	2,000	0.01%
		Metal	(17,106)	(0.05)%
		Net unrealized loss on open short U.S. futures contracts	(1,036)	(0.00)%
		Total U.S. Futures Contracts Net unrealized loss on open U.S. futures contracts	(6,589)	(0.02)%

Long Foreign Futures Contracts
		Agricultural	55,580	0.18%
		Interest rate (1)	(347,237)	(1.11)%
		Stock index	196,445	0.63%
		Net unrealized loss on open long foreign futures contracts	(95,212)	(0.30)%

Short Foreign Futures Contracts
		Agricultural	475	0.00%
		Interest rate	9,096	0.03%
		Net unrealized gain on open short foreign futures contracts	9,571	0.03%
		Total Foreign Futures Contracts Net unrealized loss on open foreign futures contracts	(85,641)	(0.27)%

		Net unrealized loss on open futures contracts	$(92,230)	(0.29)%

U.S. Forward Currency Contracts
		Long	$(39,736)	(0.13)%
		Short	105,323	0.34%
		Net unrealized gain on open U.S. forward currency contracts	65,587	0.21%

Foreign Forward Currency Contracts
		Long	6,446	0.02%
		Short	(194,678)	(0.62)%
		Net unrealized loss on open foreign forward currency contracts	(188,232)	(0.60)%

		Net unrealized loss on open forward currency contracts	$(122,645)	(0.39)%

(1) No individual futures or forward currency contract position constituted one percent or greater of partners’ capital (net asset value).  Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these financial statements.

Seneca Global Fund, L.P.
Statements of Operations
Years Ended December 31, 2010 and 2009

	2010	2009
Trading Gain (Loss)
Net realized gain (loss)	$5,846,296	$(1,514,549)
Net change in unrealized gain (loss)	3,346,717	(591,469)
Brokerage commissions and trading expenses	(87,084)	(72,878)
Net gain (loss) from trading	9,105,929	(2,178,896)

Net Investment Loss
Income
Interest income	119,684	53,167
Expenses
Trading Advisor management fee	1,011,377	544,882
Trading Advisor incentive fee	618,276	--
General Partner fee	458,261	244,752
Selling Agent fees – General Partner	255,150	99,034
Broker dealer custodial fee – General Partner	62,961	32,414
Broker dealer servicing fee – General Partner	25,455	12,321
Administrative expenses – General Partner	554,397	342,364
Offering expenses – General Partner	403,926	374,242
Total expenses	3,389,803	1,650,009
Administrative and offering expenses waived	(245,534)	(333,838)
Net total expenses	3,144,269	1,316,171
Net investment loss	(3,024,585)	(1,263,004)
Net Income (Loss)	$6,081,344	$(3,441,900)

	Series A	Series B	Series I	General Partner
Year Ended December 31, 2010
Increase in net asset value per Unit for the year	$10.95	$13.44	$16.12	$18.65
Net income per Unit (based on weighted average number of units outstanding during the year)	$12.11	$14.17	$17.99	$18.31
Weighted average number of Units outstanding	138,675.7151	115,932.0983	149,182.1541	4,133.9088

Year Ended December 31, 2009
Decrease in net asset value per Unit for the year	$(18.65)	$(18.39)	$(20.15)	$(18.24)
Net loss per Unit (based on weighted average number of units outstanding during the year)	$(10.09)	$(15.53)	$(20.88)	$(18.24)
Weighted average number of Units outstanding	51,734.1285	60,216.2268	91,541.8632	4,011.5691

The accompanying notes are an integral part of these financial statements.

Seneca Global Fund, L.P.
Statements of Cash Flows
Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net income (loss)	$6,081,344	$(3,441,900)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Net change in unrealized (gain) loss	(3,346,717)	591,469
Changes in
Interest receivable	(1,374)	210
U.S. government sponsored enterprise notes	2,018,783	(2,018,783)
Commercial paper	--	1,993,829
Trading Advisor management fee payable	122,726	143,093
Trading Advisor incentive fee payable	582,381	(326,088)
Commissions and other trading expenses payable on open contracts	(737)	3,092
Administrative expenses payable – General Partner	(32,108)	52,835
Broker dealer custodial fee payable – General Partner	1,777	4,282
Broker dealer servicing fee payable – General Partner	990	1,542
General Partner fee payable	20,632	20,401
Offering expenses payable – General Partner	14,068	13,909
Selling Agent fees payable – General Partner	11,176	15,685
Net cash provided by (used in) operating activities	5,472,941	(2,946,424)

Cash flows from financing activities
Subscriptions	17,385,409	28,952,517
Subscriptions received in advance	2,536,859	1,957,075
Redemptions	(3,427,086)	(7,111,053)
Net cash provided by financing activities	16,495,182	23,798,539

Net increase in cash and cash equivalents	21,968,123	20,852,115
Cash and cash equivalents, beginning of year	32,081,573	11,229,458
Cash and cash equivalents, end of year	$54,049,696	$32,081,573

End of year cash and cash equivalents consists of
Cash in broker trading accounts	$15,060,123	$9,216,600
Cash and cash equivalents	38,989,573	22,864,973
Total end of year cash and cash equivalents	$54,049,696	$32,081,573

Supplemental disclosure of cash flow information
Prior year redemptions paid	$189,947	$125,000
Prior year subscriptions received in advance	$1,957,075	$3,633,808

Supplemental schedule of non-cash financing activities
Redemptions payable	$35,507	$189,947

The accompanying notes are an integral part of these financial statements.

Seneca Global Fund, L.P.
Statements of Changes in Partners’ Capital (Net Asset Value)
Years Ended December 31, 2010 and 2009

	Series A		Series B		Series I		General Partner
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Total
Balance at December 31, 2008	1,598.6744	$166,755	3,692.0156	$408,780	66,355.1442	$8,349,440	4,011.5691	$507,314	$9,432,289
Net loss		(522,035)		(935,123)		(1,911,558)		(73,184)	(3,441,900)
Subscriptions	109,941.5136	9,910,285	103,606.4510	10,434,915	106,128.2610	12,241,125	--	--	32,586,325
Redemptions	(726.4107)	(62,221)	(3,212.8398)	(298,178)	(60,229.9610)	(6,815,601)	--	--	(7,176,000)
Balance at December 31, 2009	110,813.7773	9,492,784	104,085.6268	9,610,394	112,253.4442	11,863,406	4,011.5691	$434,130	31,400,714
Net income		1,679,404		1,642,755		2,683,503		75,682	6,081,344
Subscriptions	57,843.6599	5,095,563	36,806.4851	3,491,139	96,214.7618	10,655,782	795.2081	100,000	19,342,484
Redemptions	(3,083.1221)	(272,301)	(14,090.2424)	(1,333,219)	(15,245.0597)	(1,667,126)	--	--	(3,272,646)
Transfers	--	--	(146.0340)	(14,748)	127.0080	14,748	--	--	--
Balance at December 31, 2010	165,574.3151	$15,995,450	126,655.8355	$13,396,321	193,350.1543	$23,550,313	4,806.7772	$609,812	$53,551,896

	Net Asset Value Per Unit
	Series A	Series B	Series I	General Partner
December 31, 2010	$96.61	$105.77	$121.80	$126.87
December 31, 2009	85.66	92.33	105.68	108.22
December 31, 2008	104.31	110.72	125.83	126.46

The accompanying notes are an integral part of these financial statements.

Seneca Global Fund, L.P.
Notes to Financial Statements

1.	Organization and Summary of Significant Accounting Policies

Description of the Fund

Seneca Global Fund, L.P. (f/k/a Aspect Global Diversified Fund LP) (“Fund”) is a Delaware limited partnership, which was formed in 2007.  The Fund operates as a commodity investment pool, and commenced investment operations on September 1, 2008.  The Fund issues units of limited partner interests (“Units”) in four series: Series A, Series B, Series C and Series I, which represent units of fractional undivided beneficial interest in and ownership of the Fund.  Only Series A, B and I Units are offered by the fund.  Series A, B and I Units will be re-designated as Series C Units after the Fee Limit has been reached.  The Series C Units are identical to these other Units except that the Series C Units only incur the Trading Advisor management fee, Trading Advisor incentive fee, brokerage expenses, General Partner management fee and administrative expenses.

The Fee Limit is the total amount of selling agent commissions, broker dealer servicing fees paid to the selling agents, payments for wholesalers, payments for sales conferences, and other offering expenses that are items of compensation to Financial Industry Regulatory Authority (“FINRA”) members (but excluding among other items, the production and printing of prospectuses and related collateral material, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units.

The Fund uses a commodity trading advisor to engage in the speculative trading of futures contracts, forward currency contracts and other financial instruments traded in the United States (“U.S.”) and internationally.  The Fund does not currently use options or swaps as part of its trading system, but may employ them in the future.

The Fund is a registrant with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the U.S. Securities Exchange Act of 1933, as amended, (“1933 Act”) and the U.S. Securities Exchange Act of 1934, as amended, (“1934 Act”).  As a registrant, the Fund is subject to the regulations of the SEC and the disclosure requirements of the 1933 Act and the 1934 Act.  As a commodity pool, the Fund is subject to the regulations of the U.S. Commodity Futures Trading Commission (“CFTC”), an agency of the U.S. government, which regulates most aspects of the commodity futures industry; rules of the National Futures Association (“NFA”), an industry self-regulatory organization; rules of FINRA, an industry self-regulatory organization; and the requirements of commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of its futures broker and interbank market makers through which the Fund trades.

Under its Amended and Restated Limited Partnership Agreement (“Partnership Agreement”), the Fund’s business and affairs are managed and conducted by the Fund’s general partner, Steben & Company, Inc. (“General Partner”), a Maryland corporation.  The General Partner is registered with the CFTC as a commodity pool operator and a commodities introducing broker, and is registered with the SEC as an investment advisor and a broker dealer.  Additionally, the General Partner is a member of the NFA and FINRA.  The General Partner manages all aspects of the Fund’s business and serves as one of the Fund’s selling agents.

Aspect Capital Limited (“Trading Advisor”) is the sole trading advisor for the Fund.  The Trading Advisor uses the Aspect Diversified Program (“Trading Program”), a proprietary, systematic trading system that deploys multiple trading strategies utilizing derivatives that seeks to identify and exploit directional moves in market behavior to a broad and diversified range of global markets including stock indices, currencies, interest rate instruments, energy products, metals and agricultural commodities.

Significant Accounting Policies

Accounting Principles

The Fund’s financial statements are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Revenue Recognition

Futures, options on futures contracts and forward currency contracts are recorded on a trade date basis, and gains or losses are realized when contracts are liquidated.  Unrealized gains and losses on open futures and forward currency contracts (the difference between contract trade price and fair value) are reported in the statements of financial condition as net unrealized gain or loss, as there exists a right of offset of any unrealized gains or losses.  Any change in net unrealized gain or loss from the preceding period is reported in the statements of operations.  Interest income earned on investments in commercial paper, U.S. Treasury securities, U.S. government sponsored enterprise notes and other cash and cash equivalent balances is recorded on an accrual basis.

Fair Value of Financial Instruments

Financial instruments are recorded at fair value, the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  Assets and liabilities recorded at fair value are classified within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their value.   The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).   The three levels of the fair value hierarchy are described below:

Level 1 –	Fair value is based on unadjusted quoted prices for identical instruments in active markets. Financial instruments utilizing Level 1 inputs include exchange-traded derivatives and money market funds.

Level 2 –
Fair value is based on quoted prices for similar instruments in active markets and inputs other than quoted prices that are observable for the financial instrument, such as interest rates and yield curves that are observable at commonly quoted intervals using a market approach.  Financial instruments utilizing Level 2 inputs include forward currency contracts and U.S. government sponsored enterprise notes.

Level 3 –	Fair value is based on valuation techniques in which one or more significant inputs are unobservable. The Fund has no financial instruments utilizing Level 3 inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, an instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.  The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Fund assesses the classification of the instruments at each measurement date, and any transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfer in accordance with the Fund’s accounting policy regarding the recognition of transfers between levels of the fair value hierarchy.  For the years ended December 31, 2010 and 2009, there were no such transfers between levels.

A description of the valuation techniques applied to the Fund’s major categories of assets and liabilities measured at fair value on a recurring basis follows.

U.S. government sponsored enterprise notes are recorded at amortized cost, which approximates fair value based on bid and ask quotes for similar, but not identical, instruments.  Accordingly, U.S. government sponsored enterprise notes are classified within Level 2.

The investment in money market fund, included in cash and cash equivalents in the statements of financial condition, and futures contracts, all of which are exchange-traded, are valued using quoted market prices for identical assets and are classified within Level 1.  The fair values of forward currency contracts are based upon third-party quoted dealer values on the interbank market and are classified within Level 2.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less at the date of acquisition that are not held for sale in the ordinary course of business.  The Fund maintains cash and cash equivalents balances at Newedge USA, LLC and Newedge Group (UK Branch) (collectively “NUSA”), UBS Financial Services, Inc. (“UBS”) and Bank of America.  At December 31, 2010, cash and cash equivalents balances held at NUSA, UBS and Bank of America were $15,060,123, $7,399 and $38,982,174, respectively.  The Fund is at risk to the extent that it maintains balances with such institutions in excess of insured limits; however, the Fund does not believe it is exposed to any significant credit risk.

Brokerage Commissions and Trading Expenses

Brokerage commissions and trading expenses include brokerage and other trading fees, and are charged to expense when contracts are opened and closed.

Redemptions Payable

Redemptions payable represent redemptions that meet the requirements of the Fund and have been approved by the General Partner prior to period-end.  These redemptions have been recorded using the period-end net asset value per Unit.

Income Taxes
The Fund prepares calendar year U.S. and applicable state and local tax returns.  The Fund is not subject to federal income taxes as each partner is individually liable for his or her allocable share of the Fund’s income, expenses and trading gains or losses.  The Fund evaluates the tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are more-likely-than-not to be sustained when examined by the applicable tax authority.  Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and asset or liability in the current year.  Management has determined there are no material uncertain income tax positions through December 31, 2010.  All of the Fund’s income tax returns remain subject to federal, state or local income tax examinations.

Foreign Currency Transactions

The Fund has certain investments denominated in foreign currencies.  The purchase and sale of investments, and income and expenses are translated at the rates of exchange prevailing on the respective dates of such transactions.  The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of investments held.  Such fluctuations are included with the net realized and change in unrealized gain or loss on such investments in the statement of operations.

Reclassification

Certain amounts in the 2009 financial statements have been reclassified to conform to the 2010 presentation without affecting previously reported partners’ capital (net asset value).

2.	Fair Value Disclosures

The Fund’s assets and liabilities, measured at fair value on a recurring basis, are summarized in the following tables by the type of inputs applicable to the fair value measurements:

At December 31, 2010
	Level 1	Level 2	Total
Equity in broker trading accounts:
Net unrealized gain on open futures contracts*	$2,154,522	$--	$2,154,522
Net unrealized gain on open forward currency contracts*	--	977,320	977,320
Cash and cash equivalents:
Money market fund	7,399	--	7,399
Total	$2,161,921	$977,320	$3,139,241
*See the condensed schedule of investments for further description.

At December 31, 2009
	Level 1	Level 2	Total
Equity in broker trading accounts:
Net unrealized loss on open futures contracts*	$(92,230)	$--	$(92,230)
Net unrealized loss on open forward currency contracts*	--	(122,645)	(122,645)
Cash and cash equivalents:
Money market fund	20,871,136	--	20,871,136
U.S. government sponsored enterprise notes*	--	2,018,783	2,018,783
Total	$20,778,906	$1,896,138	$22,675,044
*See the condensed schedule of investments for further description.

There were no Level 3 holdings at December 31, 2010 and 2009, or during the years then ended.

In addition to the financial instruments listed above, substantially all of the Fund’s other assets and liabilities are considered financial instruments and are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instruments.

3.	Derivative Instruments Disclosures

The Fund’s derivative contracts are comprised of futures and forward currency contracts, none of which are designated as hedging instruments.  At December 31, 2010 and 2009, the Fund’s derivative contracts had the following impact on the statements of financial condition:

December 31, 2010	Derivative Assets and Liabilities, at fair value
Statements of Financial Condition Location	Assets	Liabilities	Net
Net unrealized gain (loss) on open futures contracts
Agricultural	$931,812	$(15,449)	$916,363
Currency	1,675	--	1,675
Energy	308,149	(104,750)	203,399
Interest rate	92,261	(144,107)	(51,846)
Metal	999,158	(66,973)	932,185
Stock index	239,757	(87,011)	152,746
Net unrealized gain (loss) on open futures contracts	$2,572,812	$(418,290)	$2,154,522

Net unrealized gain (loss) on open forward currency contracts	$1,202,472	$(225,152)	$977,320

At December 31, 2010, there were 1,891 open futures contracts and 494 open forward currency contracts.
December 31, 2009	Derivative Assets and Liabilities, at fair value
Statements of Financial Condition Location	Assets	Liabilities	Net
Net unrealized gain (loss) on open futures contracts
Agricultural	$421,805	$(83,976)	$337,829
Currency	--	(7,350)	(7,350)
Energy	134,439	(3,851)	130,588
Interest rate	180,879	(824,975)	(644,096)
Metal	216,721	(415,419)	(198,698)
Stock index	304,167	(14,670)	289,497
Net unrealized gain (loss) on open futures contracts	$1,258,011	$(1,350,241)	$(92,230)

Net unrealized gain (loss) on open forward currency contracts	$271,180	$(393,825)	$(122,645)

At December 31, 2009, there were 2,358 open futures contracts and 170 open forward currency contracts.
For the years ended December 31, 2010 and 2009, the Fund’s derivative contracts had the following impact on the statements of operations:

	2010		2009
Types of Exposure	Net realized gain (loss)	Net change in unrealized gain (loss)	Net realized gain (loss)	Net change in unrealized gain (loss)
Futures contracts
Agricultural	$1,354,154	$578,534	$(226,627)	$361,031
Currency	(14,097)	9,025	20,779	(7,350)
Energy	(1,631,831)	72,811	(1,796,532)	94,604
Interest rate	5,102,652	592,250	135,688	(1,064,779)
Metal	310,302	1,130,883	647,992	(164,947)
Stock index	(630,601)	(136,751)	286,056	292,928
Total futures contracts	4,490,579	2,246,752	(932,644)	(488,513)

Forward currency contracts	1,401,130	1,099,965	(606,869)	(102,956)

Total futures and forward currency contracts	$5,891,709	$3,346,717	$(1,539,513)	$(591,469)

For the years ended December 31, 2010 and 2009, the number of futures contracts closed was 23,419 and 18,685, respectively, and the number of forward currency contracts closed was 7,477 and 4,189, respectively.

4.	General Partner

In accordance with the Partnership Agreement, the General Partner must maintain its interest in the capital of the Fund at no less than the greater of: (i) 1% of aggregate capital contributions to the Fund by all partners (including the General Partner’s contributions) or (ii) $25,000.  The General Partner shares in the profits and losses of the Fund in proportion to its respective ownership interest.

At December 31, 2010 and 2009, the General Partner had an investment of 4,806.7772 units valued at $609,812, and 4,011.5691 units valued at $434,130, respectively.

The General Partner earns the following compensation:

▪	General Partner Fee – each Series of Units, other than General Partner Units, incurs a monthly fee equal to 1/12th of 1.10% of the respective series’ month-end net asset value, payable in arrears.

▪
Selling Agent Fees – the General Partner charges Series A Units a monthly fee equal to 1/12th of 2.00% of the outstanding Series A Units’ month-end net asset value, payable in arrears.  The General Partner pays to the selling agents an upfront fee of 2.00% of the aggregate subscription amount for the sale of Series A Units.  Beginning in the 13th month, the General Partner pays the selling agents a monthly fee in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ month-end net asset value.  If there is no designated selling agent or the General Partner was the selling agent, such portions of the selling agent fee are retained by the General Partner.

▪
Broker Dealer Servicing Fee – the General Partner charges Series A Units a monthly fee equal to 1/12th of 0.15% of the outstanding Series A Units’ month-end net asset value.  The Series B Units which are not subject to a broker dealer custodial fee incur a monthly fee equal to 1/12th of 0.60% of their month-end net asset value.  These fees are payable in arrears to the selling agents by the General Partner.  If there is no designated selling agent or the General Partner was the selling agent, such portions of the broker dealer servicing fee are retained by the General Partner.

▪
Broker Dealer Custodial Fee – the General Partner charges Series B Units that are held by broker dealers who act as custodian for Series B Units for the benefit of the limited partners, a monthly fee to such broker dealers equal to 1/12th of 0.60% of the outstanding Series B Units’ month-end net asset value.  These fees are payable in arrears to the selling agents by the General Partner.

5.	Trading Advisor

The Fund has an agreement with the Trading Advisor, pursuant to which the Fund incurs a management fee, payable monthly to the Trading Advisor in arrears, equal to 1/12th of 2% of the Fund’s trading level (as defined in the advisory agreement) and an incentive fee, payable quarterly in arrears, equal to 20% of new trading profits (as defined in the advisory agreement).  The Fund’s trading level is currently expected to be approximately 1.20  times the normal trading level of the Trading Program.

6.	Deposits with Brokers

To meet margin requirements, the Fund deposits funds with its brokers, subject to CFTC regulations and various exchange and broker requirements.  The Fund earns interest income on its assets deposited with its brokers.  At December 31, 2010 and 2009, the Fund had margin requirements of $6,567,566 and $5,413,756, respectively.

7.	Administrative and Offering Expenses

The Fund reimburses the General Partner for actual monthly administrative expenses paid to various third-party service providers, including the General Partner, up to 1/12th of 0.95% of the Fund’s month-end net asset value, payable in arrears.  Actual administrative expenses may vary; however, such administrative expenses will not exceed 0.95% of the Fund’s month-end net asset value per annum.  The administrative expenses include legal, accounting, clerical and other back office related expenses related to the administration of the Fund and all other associated costs incurred by the Fund.  For the years ended December 31, 2010 and 2009, actual administrative expenses were $554,397 and $342,364, respectively.  Such amounts are presented as administrative expenses in the statements of operations.

During the years ended December 31, 2010 and 2009, the General Partner absorbed administrative expenses in excess of the 0.95% limitation of $154,059 and $126,473, respectively.  Such amounts are included in administrative and offering expenses waived in the statements of operations.

At December 31, 2010 and 2009, $42,727 and $74,835, respectively, were payable to the General Partner for administrative expenses incurred on behalf of the Fund and not waived by the General Partner.  Such amounts are presented as administrative expenses payable – General Partner in the statements of financial condition.

The Fund reimburses the General Partner for actual ongoing offering expenses, up to 1/12th of 0.75% of the Fund’s month-end net asset value pro rata for each Series of Units except for the General Partner and Series C Units, payable monthly in arrears.  Actual ongoing offering expenses in excess of this limitation are absorbed by the General Partner.  For the years ended December 31, 2010 and 2009, actual offering expenses were $403,926 and $374,242, respectively.  Such amounts are presented as offering expenses in the statements of operations.

During the years ended December 31, 2010 and 2009, the General Partner absorbed offering expenses in excess of the 0.75% limitation of $91,475 and $207,365, respectively.  Such amounts are included in administrative and offering expenses waived in the statements of operations.  At December 31, 2010 and 2009, $33,639 and $19,571, respectively, were payable to the General Partner for offering expenses incurred on behalf of the Fund and not waived by the General Partner.  Such amounts are presented as offering expenses payable – General Partner in the statements of financial condition.

8.	Subscriptions, Distributions and Redemptions

Investments in the Fund are made by subscription agreement and must be received within five business days of the end of the month, subject to acceptance by the General Partner.  The minimum investment is $10,000.  Units are sold at the net asset value per Series A, B and I Units as of the close of business on the last day of the month in which the subscription is accepted.  Investors whose subscriptions are accepted are admitted as limited partners as of the beginning of the month following the month in which their subscriptions were accepted.  At December 31, 2010 and 2009, the Fund received advance subscriptions of $2,536,859 and $1,957,075, respectively, which were recognized as subscriptions to the Fund or returned, if applicable, subsequent to year-end.

The Fund is not required to make distributions, but may do so at the sole discretion of the General Partner.  A limited partner may request and receive redemption of Series A, B and I Units owned at the end of any month, subject to five business days’ prior written notice to the General Partner and in certain circumstances, restrictions in the partnership agreement.

Series A Units redeemed prior to the first anniversary of the subscription date are subject to a redemption fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date.  Series B, C and I Units are not subject to the redemption fee.  During 2010 and 2009, these redemption fees were negligible.

The General Partner may require a limited partner to redeem from the Fund if the General Partner deems the redemption (a) necessary to prevent or correct the occurrence of a non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended, (b) beneficial to the Fund, or (c) necessary to comply with any applicable government or self-regulatory agency regulations.  Limited partners will not be required to pay any redemption fees if such limited partners are subject to a mandatory redemption of their Units within the first year of purchase.

9.	Trading Activities and Related Risks

The Fund engages in the speculative trading of futures and forward currency contracts traded in the U.S. and internationally.  Trading in derivatives exposes the fund to both market risk, the risk arising from a change in the fair value of a contract and credit risk, the risk of failure by another party to perform according to the terms of a contract.

Purchase and sale of futures contracts requires margin deposits with futures brokers. Additional deposits may be necessary for any loss of contract value.  The Commodity Exchange Act (“CEAct”) requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities.  A customer’s cash and other property (for example, U.S. Treasury securities) deposited with a broker are considered commingled with all other customer funds subject to the broker’s segregation requirements.  In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated funds available.  It is possible that the recovered amount could be less than (or none of) the total cash and other property deposited.  The Fund uses Newedge USA, LLC as its futures broker and Newedge Group (UK Branch) as its forward currency counterparty.

For futures contracts, risks arise from changes in the fair value of the contracts.  Theoretically, the Fund is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

In addition to market risk, upon entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations to the Fund.  The counterparty for futures and options on futures contracts traded in the U.S. and on most non-U.S. futures exchanges is the clearinghouse associated with such exchanges.  In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk.  In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward currency contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk.  While the Fund trades only with those counterparties that it believes to be creditworthy, there can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund.

The Fund trades forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty non-performance.  Accordingly, the risks associated with forward currency contracts are generally greater than those associated with exchange-traded contracts because of the greater risk of counterparty default.  Additionally, the trading of forward currency contracts typically involves delayed cash settlement.

The Fund uses UBS as its cash management securities broker for the investment of a portion of the Fund’s excess margin amounts into short-term fixed income instruments including commercial paper, U.S. Treasury securities and U.S. government sponsored enterprise notes with maturities of less than one year.  Fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Fund’s fixed income instruments, although substantially all of the short-term investments are held to maturity.
The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so.  The limited partners bear the risk of loss only to the extent of the fair value of their respective investments and, in certain circumstances, distributions and redemptions received.

10.	Indemnifications

In the normal course of business, the Fund may enter into contracts and agreements that contain a variety of representations and warranties, and which provide general indemnifications.  The Fund’s maximum exposure under these arrangements cannot be estimated.  However, the Fund believes that it is unlikely it will have to make material payments under these arrangements and has not recorded any contingent liability in the financial statements for such indemnifications.

11.	Financial Highlights

The following information presents per Unit operating performance results and other supplemental financial ratios for the years ended December 31, 2010 and 2009.  This information has been derived from information presented in the financial statements for limited partner Units and assumes that a Unit is outstanding throughout the entire year:
	2010			2009
	Series A Units	Series B Units	Series I Units	Series A Units	Series B Units	Series I Units
Per Unit Operating Performance
Net asset value per Unit at beginning of year	$85.66	$92.33	$105.68	$104.31	$110.72	$125.83
Income (loss) from operations
Gain (loss) from trading (1)	18.79	20.27	23.65	(11.78)	(12.61)	(14.19)
Net investment loss (1)	(7.84)	(6.83)	(7.53)	(6.87)	(5.78)	(5.96)
Total income (loss) from operations	10.95	13.44	16.12	(18.65)	(18.39)	(20.15)
Net asset value per Unit at end of year	$96.61	$105.77	$121.80	$85.66	$92.33	$105.68

Total return	12.77%	14.55%	15.25%	(17.87)%	(16.61)%	(16.01)%

Other Financial Ratios
Ratios to average net asset value
Expenses prior to Trading Advisor incentive fee (2) (3)	7.56%	5.96%	5.40%	8.00%	6.30%	5.59%
Trading Advisor incentive fee	1.49%	1.38%	1.62%	--	--	--
Total expenses (2) (3)	9.05%	7.34%	7.02%	8.00%	6.30%	5.59%
Net investment loss (2) (3)	(8.76)%	(7.05)%	(6.72)%	(7.81)%	(6.09)%	(5.29)%

Total returns are calculated based on the change in value of a Series A, Series B or Series I Units during the year.  An individual limited partner’s total returns and ratios may vary from the above total returns and ratios based on the timing of subscriptions and redemptions.

(1)
The net investment loss per unit is calculated by dividing the net investment loss by the average number of Series A, Series B or Series I Units outstanding during the year.  Gain (loss) from trading is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.  Such balancing amount may differ from the calculation of gain (loss) from trading per Unit due to the timing of trading gains and losses during the year relative to the number of Units outstanding.

(2)
All of the ratios under Other Financial Ratios are computed net of involuntary waivers of administrative and offering expenses.  For the years ended December 31, 2010 and 2009, the ratios are net of 0.38% and 0.60% effect of waived administrative expenses, respectively.  For the years ended December 31, 2010 and 2009, the ratios are net of 0.23% and 1.01% effect of waived offering expenses, respectively.

(3)
The net investment loss includes interest income and excludes realized and unrealized gain (loss) from trading activities as shown on the statements of operations.  The total amount is then reduced by all expenses, excluding brokerage commissions, which are included in net gain (loss) from trading on the statements of operations. The resulting amount is divided by the average net asset value for the year.

Independent Auditor's Report

To the Stockholder
Steben & Company, Inc.
Rockville, Maryland

We have audited the accompanying statement of financial condition of Steben & Company, Inc. (the “Company”) as of December 31, 2010.  This financial statement is the responsibility of the Company's management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation.  We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Steben & Company, Inc. as of December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
February 24, 2011

Steben & Company, Inc.

Statement of Financial Condition
December 31, 2010

Assets
Cash and cash equivalents	$8,045,693
Receivable from Managed Funds	5,677,710
Commissions receivable	201,232
Investment in Seneca Global Fund, L.P.	609,812
Certificate of deposit	24,425
Other assets	762,893

Total assets	$15,321,765

Liabilities and Stockholder's Equity

Liabilities
Commissions payable	$1,733,100
Accounts payable and accrued expenses	1,244,760
Total liabilities	2,977,860

Stockholder's equity
Common stock (1,000 shares authorized, issued and outstanding, $1 par value)	1,000
Additional paid-in capital	129
Retained earnings	12,342,776
Total stockholder's equity	12,343,905

Total liabilities and stockholder's equity	$15,321,765

See Notes to Statement of Financial Condition.

Steben & Company, Inc.

Notes to Statement of Financial Condition

Note 1.	Nature of Operations and Significant Accounting Policies

Nature of operations:  Steben & Company, Inc. (the Company) was incorporated in the State of Maryland in 1989, is registered as a broker-dealer and investment advisor with the Securities and Exchange Commission (the SEC), and is a member of the Financial Industry Regulatory Authority (FINRA).  The Company is also registered as an introducing broker and commodity pool operator with the Commodity Futures Trading Commission (the CFTC), and is a member of the National Futures Association.

The Company operates under the provisions of Paragraph (k)(2)(i) of Rule 15c3-3 of the SEC and, accordingly, is exempt from the remaining provisions of that rule.  Essentially, the requirements of Paragraph (k)(2)(i) provide that the Company carries no margin accounts, promptly transmits all customer funds and delivers all securities received in connection with its activities as a broker-dealer, does not otherwise hold funds or securities for or owe money or securities to customers, and effectuates all financial transactions between the Company and its customers through one or more bank accounts, each designated as Special Account for the Exclusive Benefit of Customers of the Company.  Because the Company effects no financial transactions with customers as defined in Rule 15c3-3(a)(1), the Company does not maintain a Special Account.

The Company acts as General Partner and commodity pool operator of Futures Portfolio Fund Limited Partnership (“Futures”), Sage Fund Limited Partnership (“Sage”) and Seneca Global Fund, L.P. (f/k/a Aspect Global Diversified Fund LP) (“Seneca”) (collectively, the Managed Funds). The Company earns management fees, selling agent fees, 1 percent allocations, and other service related compensation from Futures Portfolio Fund Limited Partnership and Sage Fund Limited Partnership as their General Partner, and management fees, selling agent fees and broker-dealer servicing fees from Seneca Global Fund, L.P.  The Company has ceased wholesaling other commodity pools, but continues to receive trail commissions for prior wholesaling activities.

A summary of the Company’s significant accounting policies follows:

Consolidation:  The Company’s investment in Seneca represents a capital investment as General Partner.  The Company is also the General Partner of Futures and Sage, but does not hold an investment in either Fund.  The Managed Funds’ financial statements are not consolidated into the Company’s financial statements pursuant to the Financial Accounting Standards Board’s (FASB) consolidation guidance for general partners and the Company has concluded that consolidation of these investees is not required.

Use of estimates:  Preparing financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as, the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash equivalents:  The Company defines cash equivalents as short-term, highly liquid investments with original maturities of three months or less at date of acquisition.

Accounts receivable:  The Company’s accounts receivable are comprised of receivables from Managed Funds, which represent fees payable from the Managed Funds and commissions receivable, which represent sales and related commissions due from other managed futures funds for which the Company has no ownership interest.  Based on its historical collection pattern, the Company has not provided a reserve for uncollectible accounts.

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Certificates of deposit:  Certificates of deposit included in the statement of financial condition have maturities greater than three months at the date of acquisition and are stated at face value.

Revenue recognition:  Commissions are recorded on trade date.  Management fees, selling agent fees, broker-dealer servicing fees, General Partner 1 percent allocations, income allocation from Seneca and related expenses are recognized on the accrual basis.

Investment in Seneca Global Fund, L.P. (“Seneca”):  The Company's investment in Seneca represents an investment in General Partner units of Seneca that is carried at fair value, with unrealized gains and losses reflected in the statement of income. The Company is required to maintain an interest in Seneca equal to the greater of 1 percent of aggregate capital contributions to Seneca by all partners, or $25,000.

Income taxes:  No provision has been made for federal income taxes as the Company has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code whereby income is taxable to the stockholder.

The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority.  Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year.   Management has determined there are no material uncertain income tax positions through December 31, 2010.

The Company is generally not subject to examination by U.S. federal and state tax authorities for tax years before 2007.

Subsequent events:  The Company has evaluated subsequent events for potential recognition and/or disclosure through the date the financial statements were issued.

Note 2.	Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs.  Assets and liabilities recorded at fair value are categorized within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. The three levels of the fair value hierarchy are described below:

Level 1.  Fair value is based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical instruments.  Financial instruments held by the Company utilizing Level 1 inputs include money market funds.

Level 2.  Fair value is based on quoted prices for similar instruments in active markets and inputs other than quoted prices that are observable for the financial instrument, such as interest rates and yield curves that are observable at commonly quoted intervals using a market approach.  The Company held no Level 2 financial instruments as of December 31, 2010.

Level 3.  Fair value is based on valuation techniques in which one or more significant inputs are unobservable.  The Company’s investment in General Partner units of Seneca is valued based on published net asset values for limited partnership interests in Seneca.  Redemption of the Company’s investment in Seneca is subject to minimum contribution requirements applicable to the Company as Seneca’s General Partner. This financial instrument is classified within Level 3.

Note 2.	Fair Value of Financial Instruments (Continued)

The following summarizes the Company's financial assets as of December 31, 2010 by level within the fair value hierarchy:

[Missing Graphic Reference]

Description	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents - money market funds	$337,048	$-	$-	$337,048
Investment in Seneca Global Fund, L.P.	-	-	609,812	609,812
Total assets at fair value	$337,048	$-	$609,812	$946,860

Substantially all of the Company's other assets and liabilities are considered financial instruments and are reflected at fair value or at carrying amounts that approximate fair value because of short maturity of the instruments.

Note 3.	Managed Funds

As the General Partner of the Managed Funds, the Company conducts and manages their respective businesses.  The Company earns management fees that are based on a fixed percentage (up to 1.75 percent) of the month-end net asset value of the Managed Funds.  The Company also receives a 1 percent allocation of any profits or losses from Futures Portfolio Fund Limited Partnership and Sage Fund Limited Partnership (the General Partner 1 percent allocation).

The Company earns selling agent fees and broker-dealer servicing fees in connection with the efforts to attract and retain investors, which are based on a fixed percentage (ranging from 0.2 percent to 3.0 percent annually) of the month-end net asset value of the Managed Funds.  The Company, in turn, pays substantially all of the selling agent fees to the respective selling agents.

The Company pays certain expenses on behalf of the Managed Funds.  Sage Fund Limited Partnership reimburses the Company for expenses, subject to a limit of 1 percent of the average month-end net assets.  The Company may elect to reduce this percentage to absorb additional operating expenses of the Managed Funds.  For Sage Fund Limited Partnership, the Company elected to reduce this percentage to 0.75 percent for the year ended December 31, 2010.  Seneca Global Fund, L.P. reimburses the Company for administrative expenses, subject to a limit of 0.95 percent of average month-end net assets and offering expenses, subject to a limit of 0.75 percent of average month-end net assets.

During 2010, the Company changed how it is reimbursed for paying certain expenses of the Futures Portfolio Fund Limited Partnership.  Prior to December 2010, the Company received a maximum expense reimbursement of 0.65 percent of the average month-end net asset value.  Effective, December 1, 2010, the Company earns an administration fee equal to 0.45 percent of average month-end net assets from Futures Portfolio Fund Limited Partnership in connection with these expenses.

Receivable from Managed Funds at December 31, 2010, consists of:

Management fees	$2,186,647
Selling agent and broker-dealer servicing fees	1,764,770
General Partner 1% allocations	1,074,069
Receivable for reimbursable expenses	618,585
Offering expense	33,639
$5,677,710

Note 4.	Commitments and Contingencies

The Company leases office space under a non-cancelable operating lease agreement that expires in 2013.  At December 31, 2010, minimum annual rental commitments, exclusive of additional payments that may be required for certain increases in operating costs, are as follows:

2011	$370,781
2012	252,467
2013	149,814
Total	$773,062

The certificate of deposit of $24,425 collateralizes a bank letter of credit issued in connection with the office space lease.  The certificate of deposit matures on January 20, 2012, has an interest rate of 0.70 percent, and is renewed upon maturity.

In the normal course of business, the Company is subject to litigation, claims, and regulatory matters.  The Company vigorously defends these matters and in the opinion of management, the resolution of these matters will not result in any material adverse effect on the Company’s financial position.

Note 5.	Indemnifications

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties that provide indemnifications under certain circumstances.  The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred.  Management of the Company expects the risk of any future obligation under these indemnifications to be remote.

Note 6.	SIMPLE Individual Retirement Account

The Company maintains a Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) individual retirement account for the benefit of its employees.  The Company matches contributions made by eligible employees up to a maximum of 3 percent of employee compensation, and all contributions are immediately vested.

Note 7.	Off-Balance-Sheet Risk and Concentration of Credit Risk

The Managed Funds engage in the speculative trading of U.S. and foreign futures, options on futures contracts and forward contracts (collectively, derivatives).  The Managed Funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.  Theoretically, the Managed Funds, and the Company as General Partner, are exposed to market risk equal to the notional contract value of derivatives purchased and unlimited on derivatives sold short.  The Managed Funds' trading of forward contracts in unregulated markets between principals also exposes the Managed Funds and the Company to the risk of loss from counterparty nonperformance.  The Company has established procedures to actively monitor the Managed Funds' market and credit risks.  The Company does not anticipate nonperformance by these counterparties and has a policy of monitoring, as considered necessary, the creditworthiness of these counterparties.

The Company has cash and cash equivalents on deposit with financial institutions that, at times, exceed federally insured limits.  However, the Company does not believe that it is exposed to any significant credit risk.

Note 8.	Net Capital Requirements

The Company is subject to the minimum net capital requirements of the SEC and the CFTC. Under the SEC Uniform Net Capital Rule (Rule 15c3-1), the Company is required to maintain "net capital" equal to the greater of $5,000 or 6-2/3 percent of "aggregate indebtedness," and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1.  The rule also provides that equity capital may not be withdrawn if the resulting net capital ratio would exceed 10 to 1 as these terms are defined.  Under the CFTC Net Capital Requirements (Regulation 1.17), the Company is required to maintain "adjusted net capital," as this term is defined, equal to the greater of $45,000 or the amount required by its self-regulatory organization.  "Net capital," "adjusted net capital," and "aggregate indebtedness" change from day to day, but as of December 31, 2010, the Company had net capital and net capital requirements of $7,247,740 and $198,524, respectively.  The Company’s net capital ratio was 0.41 to 1.  The net capital requirements may effectively restrict, among other things, distributions to the stockholder.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

SENECA GLOBAL FUND, L.P.

Series A Limited Partnership Units
Series B Limited Partnership Units
Series I Limited Partnership Units
Series C Limited Partnership Units

This is a speculative investment which involves the risk of loss.
Past performance is not indicative of future results.

See “The Risks Limited Partners Face” beginning at page 13 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
DOCUMENT AND A STATEMENT OF ADDITIONAL
INFORMATION.  THESE PARTS ARE BOUND
TOGETHER, AND BOTH CONTAIN
IMPORTANT INFORMATION

May 2, 2011

Steben & Company, Inc.
General Partner
PART TWO

STATEMENT OF ADDITIONAL INFORMATION

The Futures Markets	115

Exhibit A—Privacy Notice	126
Exhibit B -- Form of Subscription Agreement
127
Exhibit C -- Form of Request for
Redemption	140

Exhibit D – Third Amended and Restated
Limited Partnership Agreement	141

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THE FUTURES MARKETS

Futures Contracts

Commodity futures contracts are standardized contracts made on domestic or foreign commodity exchanges which call for the future delivery of specified quantities of various commodities at a specified time and place and at a price determined by open outcry on the floor of the exchange.  Commodities designated for trading on commodity exchanges include agricultural and tropical commodities, precious and industrial metals, financial instruments and indexes, and foreign currencies.

The obligations imposed by a futures contract may be discharged in one of two ways.  The buyer and seller may, respectively, accept delivery or deliver an approved grade of commodity or, as is done in the majority of cases, may make an offsetting sale or purchase of an equivalent futures contract on the same exchange prior to the expiration of trading in the contract.  Certain futures contracts, such as a stock index or other financial or economic index approved by the CFTC, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions and transaction costs, constitutes the profit or loss to the trader.  There are always two parties to a commodity interest transaction; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other.  At most, only 50% of commodity interest transactions can experience gains at any one time, without reference to brokerage commissions and other costs of trading which may reduce or eliminate any gain that would otherwise be achieved.

Forward Contracts

A forward contract is a contractual right to purchase or sell a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract.  However, unlike futures contracts, forward contracts are not traded on a designated exchange and historically have not contained standardized provisions such as those relating to term or quantity.  Although the terms of forward contracts are subject to individual negotiation between the parties involved, in recent years the terms of forward contracts have become more standardized, and in most instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

Forward contracts on currencies are traded primarily in the interbank market.  This is an informal network of trading relationships among world participants, which include primarily major commercial banks and also investment banks, securities and commodities brokers and dealers, pension funds, insurance companies, investment pools, multinational corporations, and sophisticated individuals.  The interbank market is a 24-hour worldwide market.  Trading is generally conducted by telephone, with orders confirmed later by written confirmation.  Virtually all major currencies are traded in the interbank market.  Some of these currencies are also traded on designated commodity exchanges such as the International Monetary Market of the Chicago Mercantile Exchange.

The interbank market consists of a direct dealing market, in which a participant trades directly with a participating bank or dealer, and a brokers’ market.  In the direct dealing market, a bank, financial institution or dealer generally acts as principal in the transaction and includes its anticipated profit (the “spread” between the “bid” and the “asked”), and in some instances a mark-up, in the prices it quotes.

The Reform Act also amended the definition of “eligible contract participant,” and the CFTC is interpreting that definition in a such manner that the Fund may no longer be permitted to engage in forward currency transactions by directly accessing the interbank market.  Rather, when the Reform Act goes into effect in July 2011, the Fund may be limited to engaging in foreign currency futures transactions and, for off-exchange transactions, “retail forex transactions” which could limit the Fund’s potential forward currency counterparties to futures commission merchants and retail foreign exchange dealers.  Although the impact of requiring the Fund to conduct forward currency transactions in the “retail” market could be substantial, the full scope is currently unknown and the ultimate effect could also be negligible.

Option Contracts

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the “striking,” “strike” or “exercise price”).  The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument).  The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised.  Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option.  The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be “in the money” if the striking price is below current market levels, and “out of the money” if the striking price is above current market levels.  Conversely, a put option is said to be “in the money” if the striking price is above current market levels, and “out of the money” if the striking price is below current market levels.

An option that is out of the money and not offset by the time it expires becomes worthless.  Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) futures movements in the price of the underlying instrument.  As an option nears its expiration date, the market value and intrinsic value typically move into parity.  The difference between an option’s intrinsic value and market value is referred to as the “time value” of the option.

Hedgers and Speculators

The two broad classes of persons who trade commodity interests are “hedgers” and “speculators.”  Hedging is a protective procedure designed to minimize losses that may arise because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract.  The commodities market enables the hedger to shift the risk of price fluctuations to the speculator.  The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading.  Unlike the hedger, the speculator generally expects neither to deliver nor to receive the physical commodity.  Instead, the speculator risks his capital with the hope of making profits from price fluctuations in commodity interests.  The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid.  Speculators rarely take delivery of commodities but close out their positions by entering into offsetting purchases or sales of contracts.  Since the speculator may take either a long or short position in the commodities market, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Commodity Exchanges

Futures contracts and options on futures contracts and certain physicals traded in the U.S. must, with limited exception, be executed on a commodity exchange designated by the CFTC.

Each of the commodity exchanges in the U.S. has an associated “clearinghouse.”  A central function of the clearinghouse is to ensure the integrity of trades, a function it accomplishes through a variety of means. First, once a trade has been confirmed or cleared, the clearinghouse becomes substituted for each buyer and seller and in effect becomes the other party to each trader’s open position in the market.  Thereafter, each party to a trade looks only to the clearinghouse for performance.  Second, the clearinghouse requires margin deposits and continuously marks positions to market to provide some assurance that its members will be able to fulfill their contractual obligations.  Third, the clearinghouse generally establishes some sort of security or guarantee fund which is intended to permit the clearinghouse to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts.  Fourth, the clearinghouse also imposes net limits on the number of positions that a member (representing a customer or itself) may hold overnight.  Fifth, all clearing members must maintain certain financial minimums.

Foreign futures exchanges differ in certain respects from their U.S. counterparts.  In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.  See “The Risks Limited Partners Face – Trading on Foreign Exchanges is Not Subject to U.S. Regulation and is Subject to Foreign Exchange Currency Exposure.”

Margin

“Original” or “initial” margin represents the minimum amount of funds that must be deposited by a commodity trader with his commodity broker in order to initiate futures contract trading or to maintain an open position in futures contracts.  “Maintenance” margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must post additional margin.

The level of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract.  See “The Risk Limited Partners Face.”  Margin levels reflect an assessment of risk.  Margin on futures contracts ranges from less than 2% of the value of the contract to as much as 20%.  At the close of each trading day, the clearinghouse will mark each position to the market, that is, determine the gain or loss on the position from the prior day’s close.  Those positions that have lost in value must pay this loss to the clearinghouse to be transferred to those positions that have appreciated in value.  A loss in value may bring a position below the exchange’s maintenance margin level and, in such case, will result in a call for the position holder to post additional maintenance margin.

Speculative Position Limits

The CFTC and U.S. commodity exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position which any person or group of persons may hold, own, or control in futures contracts or options on particular commodities.

The Fund rather than the individual Limited Partners will be considered to be the owner of the pool account for purposes of speculative position limits.  Accordingly, the futures and options positions of the Fund will not be attributed to Limited Partners in their own commodities trading, if any, to determine whether they individually have reached their position limits.

Daily Limits

Most U.S. commodity exchanges (but generally not foreign exchanges) normally limit the highest and lowest price at which a contract can trade, as measured from the previous day’s close.  Once the “daily price fluctuation limit” or “daily limit” has been reached in a particular commodity, no trades may be made at a price beyond the limit.  No daily limits are in effect for many currency and financial instrument futures contracts, and daily limits do not apply to many futures contracts in their expiration month or next successive delivery months.

Regulations

Commodity exchanges in the U.S. are subject to regulation under the Commodity Exchange Act, or CEA, as amended, promulgated by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and commodity interest trading conducted thereon.  The function of the CFTC is to implement the objectives of the CEA, of preventing price manipulation and excessive speculation and promoting orderly and efficient commodities markets.  In addition, the various commodity exchanges themselves exercise regulatory and supervisory authority over their members.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and physicals and to prescribe rules and regulations for the marketing of each.  The CFTC also possesses exclusive jurisdiction to regulate the activities of CTAs, CPOs, Introducing Brokers, FCMs, retail foreign exchange dealers, and floor brokers, among others, and may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a “registered futures association.”  At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals.  The CFTC has delegated to the NFA responsibility for certain registration processing.  The General Partner and the Fund’s commodity broker(s) are members of the NFA (the Fund itself is not required to become a member of the NFA).

CFTC and NFA regulations prohibit any representation by a person registered with the CFTC or NFA, from claiming that such registration or membership, respectively, in any respect indicates that the CFTC or the NFA has approved or endorsed such person or such person’s trading program or objectives.  The registrations and memberships described above must not be considered as constituting any such approval or endorsement.  No commodity exchange has given or will give any such approval or endorsement.

The Reform Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time.  The Reform Act will mandate that a substantial portion of over-the-counter derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses.  The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

The regulation of commodity trading in the U.S. and other countries is an evolving area of law.  The various statements made herein are subject to modification by legislative action and changes in the rules and regulations of the CFTC, NFA, and commodity exchanges or other regulatory bodies.

Non-U.S. commodity exchanges, on which the Fund may trade, differ in certain respects from their U.S. counterparts and are not subject to regulation by any U.S. governmental agency.  Therefore, the protections afforded by such regulations will not be available to the Fund to the extent it trades on such exchanges.  For example, foreign exchanges may differ from domestic exchanges in the size of the minimum financial requirements that they impose on members, the size of the margin levels they set, the amount of customer moneys required to be segregated by the futures commission merchant, the types of rules they adopt to govern trading and the extent of their monitoring to assure member compliance with their rules.

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Seneca Global Fund, L.P.

Global Market Participation Return Opportunities in Up or Down Markets Trading Advisor with Significant Experience

This brochure is not an offer to sell, nor a solicitation of any offer to buy an interest in the Seneca Global Fund, L.P. (the “Fund”), and must be accompanied by the Fund’s Prospectus. Any offer or solicitation of an investment in the Fund may be made only by delivery of the Fund’s Prospectus to prospective investors. This brochure is not complete and does not contain certain material information about the Fund, including important disclosures and risk factors associated with an investment in the Fund. This brochure may not be copied or otherwise transmitted to any person other than authorized recipients. Futures and forward trading is speculative and involves a high degree of risk. The Fund is designed only for investors who are able to bear the loss of their investment. Important information including, but not limited to, further details of risks, conflicts of interest, and past performance are presented in the Prospectus. Examine the Prospectus carefully before deciding to invest.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

IMPORTANT DISCLOSURES

Seneca Global Fund, L.P. (the “Fund”), formerly Aspect Global Diversified Fund LP, is a publicly offered limited partnership and is not subject to the same regulatory requirements as a mutual fund. The following should be noted:

•
The Fund commenced trading on September 1, 2008and has a limited operating history. Series I Units, Series B Units and Series A Units commenced trading on September 1, 2008, November 1, 2008 and December 1, 2008, respectively. Prior to May 1, 2011, the Fund’s only Trading Advisor was Aspect Capital Ltd. No assurance can be given that the Fund’s investment objectives will be achieved.

•
The Fund is a speculative investment and involves a highdegree of risk. The Fund is designed only for sophisticated investors who are able to bear the loss of, but not more than, his/her initial investment plus any undistributed profits. An investment in the Fund is not suitable for all investors.

•
An investment in the Fund may be illiquid (monthlyredemptions are available, subject to limitations based on market disruption) and there are significant restrictions on transferring interests in the Fund. Units when redeemed may be worth more or less than their original purchase price. There is no secondary market for an investor’s investment in the Fund and none is expected to develop. Series A Units are subject to a pro rata Redemption Fee if they are redeemed within 12 months of purchase.

•
The Fund will engage in futures trading which is speculativeand may be volatile. Other trading risks involve forward contracts, options and swaps trading, which is not afforded the regulatory protections of exchanges or the Commodity Exchange Act and may subject investors to greater risks than trading on US exchanges; trading on non-US futures exchanges, which are not regulated by any US government agency and may involve certain risks not applicable to trading on US exchanges; currency risks associated with foreign denominated margin deposits; possible failure of brokerage firms or future exchanges; and illiquid markets which may make it more difficult to establish or liquidate a position at a given price. The Fund does not currently utilize swaps or options as part of its trading strategy, but may employ them in the future.

•
Global price movements of futures and forwards tradingare caused by many unpredictable factors, such as currency fluctuations, interest rate changes and general economic and political conditions. In turn, the value of a Limited Partner’s Units may fluctuate substantially. This risk may be accentuated should trading occur in emerging markets.

•
The Fund is dependent on the services of its TradingAdvisors, Aspect Capital, Ltd., Blackwater Capital Management, LLC and Estlander & Partners, Ltd. The use of a small group of advisors may result in a lack of diversification and, consequently, higher risk.

•	Diversification does not assure a profit or provide aguarantee against loss.

•
Past results of the Trading Advisors or the Fund’sunderlying programs are not necessarily indicative of future performance of the Fund. The Fund is subject to performance drawdowns—a performance drawdown is a period of time during which a trading program experiences a decline in net asset value at the end of its last profitable period. There is no way to know when a recovery can or will occur within a particular period of time.

•
During the first twelve months of an investment, eachSeries of Units are subject to fees and expenses in the aggregate amount of approximately 6.77% of the Net Asset Value per annum for Series A Units (up to 8.60% if the Series A Units are redeemed prior to the first anniversary of the subscription date), 5.22% of the Net Asset Value per annum for Series B Units, 3.87% of the Net Asset Value per annum for Series C Units and 4.62% of the Net Asset Value per annum for Series I Units (exclusive of the Trading Advisor Incentive Fee, as more fully described in the Fund’s Prospectus).

•
Limited Partners are subject to certain tax risks. The Fund’sincome or loss for each taxable year will be allocated to, and will be included in investor’s taxable income or loss, whether or not cash is distributed. Investors may be required to pay tax on their allocable share of the Fund’s interest income, even if the Fund incurs overall losses.

•
The Fund is subject to actual and potential conflicts ofinterest involving the General Partner, the Selling Agents and the Trading Advisors. This includes the risk of owing substantial compensation to the General Partner and the Trading Advisors regardless of the Fund’s investment performance.

•
Series A Units pay a pro rata Redemption Fee to theGeneral Partner during the first 12 months after issuance of the Series A Units. Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of: (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date. The maximum redemption charge payable by an investor is 1.83% of his/her original subscription price.Limited Partners will not be required to pay any Redemption Fees on Series A Units if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

•
This summary is not a complete list of disclosures andrisks involved with investing in the Fund and is subject to the more complete information contained in the Fund’s Prospectus under “The Risks Limited Partners Face.”

Seneca Global Fund, L.P.

For over 20 years, Steben & Company, Inc. has specialized in bringing managed futures to sophisticated investors. An industry leader, Steben & Company uses its experience to help investors and their financial advisors understand managed futures and the potential benefits to be gained from adding them to an investment plan.

Steben & Company, Inc. is registered with the Commodity Futures Trading Commission (CFTC) as a commodity pool operator and introducing broker, with the Securities and Exchange Commission (SEC) as a broker dealer and investment advisor, and is a member of the National Futures Association (NFA) and Financial Industry Regulatory Authority (FINRA).

What Are Managed Futures?

Managed futures are pooled investment funds that use professional money managers to trade in the global futures and forwards markets. The managers, commonly known as commodity trading advisors, most often use sophisticated computer-based models to direct their trading activities. These disciplined systems have well-established trading parameters to manage risk while pursuing returns in both up and down markets.

Many utilize the concept of trend following. With this methodology, the managers search for sustained price trends—regardless of which direction the market is moving. Historically, this approach has made managed futures a strong portfolio diversifier and has provided non-correlated returns over the long term.

Futures and forward trading is speculative and involves a high degree of risk. Past performance is not necessarily indicative of future results

“Over the long-term, the strength of this investment
lies in its ability to provide a significant level of
diversification to your portfolio and to help mitigate
the inherently volatile nature of the equity markets.
20 years after launching our first fund, we see
nothing on the horizon that tells us otherwise.”

Overview of the Fund and Trading Advisors

Seneca Global Fund, L.P. (the “Fund” ), formerly Aspect Global Diversified Fund LP, is a managed futures fund that employs professional Trading Advisors, Aspect Capital, Ltd., Blackwater Capital Management, LLC and Estlander & Partners, Ltd., which trade in the futures and forwards markets. Futures and forwards contracts are highly liquid and are priced on a daily basis in actively traded global markets. The Trading Advisors buy and sell futures and forwards contracts in an attempt to profit regardless of the market direction. The Trading Advisors rely on proprietary systematic, computerized, rules-based trading systems that seek to profit from market trends. In general, the trading systems are more likely to trade profitably when market prices move in a continuous direction, up or down, for sustained periods of time, and they are more likely to suffer losses when market prices are erratic and frequently change direction over shorter periods of time.

Seneca Global Fund, L.P. gives investors the potential
for non-correlated investment returns while allowing
them to diversify their portfolios.

INDICES

Barclays Capital LT Treasury Index Total Return is an unmanaged index comprised of all US Treasury issues with maturities of ten years or greater and outstanding par values of $100 million or more. Treasury STRIPS and TIPS are excluded from the index. Total return comprises price appreciation/depreciation and income as a percentage of the original investment.

Barclay CTA Index eflects the equal weighted performance of Commodity Trading Advisors (CTAs) reporting to the BarclayHedge database. Self-reporting CTAs are evaluated for inclusion in the CTA index on an annual basis. In order to be included in index, a CTA must have at least four years of prior performance history. CTAs have three months to report their performance to the BarclayHedge database before the monthly performance is finalized. Until the monthly performance is finalized, the performance is estimated based on the funds that have reported. The index goes back historically to January 1980.

Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index) A capitalizationweighted index that is designed to measure the investment returns of developed economies outside of North America. The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

National Association of Real Estate Investment Trusts ALL REIT Index (NAREIT ALL REIT Index) is an unmanaged total return index designed to measure the growth and performance of the real estate investment trust (REIT) industry. The Index includes all REITs currently trading on the New York Stock Exchange, the NASDAQ National Market System and the American Stock Exchange.

Standard & Poor’s 500 Total Return Index with dividends reinvested (S&P 500 Total Return Index) The 500 stocks in the S&P 500 are chosen by Standard and Poor’s based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies; rather the Index is designed to capture the returns of many different sectors of the US economy.

S&P Goldman Sachs Commodity Index (S&P GSCI®) is a composite index of commodity sector returns representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. The returns are calculated on a fully collateralized basis with full reinvestment. The combination of these attributes provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets.

Seneca Global Fund, L.P.

Global Diversification
The Trading Advisors trade in a wide range of markets around the globe, including currencies, energy, interest rate instruments, metals, stock indices and agricultural commodities. These markets are impacted—positively or negatively—by geopolitical concerns, currency risk and local investor sentiment, among other factors. By investing in international markets, the Trading Advisors can potentially take advantage of price trends occurring across the globe that are often driven by these events.

Agricultural Commodities
Soybeans, Soymeal, Corn, Wheat, Cotton, Cocoa, Coffee, Sugar, Bean Oil, Canola Oil

Currencies
Australian Dollar, British Pound, Euro, Japanese Yen, New Zealand Dollar, Swiss Franc, Hong Kong Dollar

Energies
Brent Crude, Gas Oil, Heating Oil, Natural Gas, Unleaded Gas, WTI Crude

Interest Rates
Long-Term: Bund (Germany), Notional (France), Treasury Bonds & Notes (US); Short-Term: Eurodollar (Europe), Euroyen (Japan), Schatz (Germany)

Metals
Aluminum, Copper, Gold, Silver, Nickel, Zinc, Platinum, Lead

Stock Indices
DAX (Germany), FTSE 100 (UK), Hang Seng (Hong Kong), NASDAQ 100 (US), Nikkei (Japan), S&P 500 (US)

The market lists are for illustrative purposes only and are not inclusive of all markets traded.

Seneca Global Fund, L.P.

Diversification through Non-Correlation1

One objective of portfolio construction is to combine investments that should behave independently of each other under the same market conditions. By examining correlation coefficients, an accurate measure of the historical correlation between investments can be made. If investments follow each other exactly up or down, regardless of which direction the market is moving, a correlation of 1 is present. To reach the desired objective, a portfolio should combine investments with low correlation coefficients relative to each other. As shown, managed futures have historically enjoyed a low level of correlation relative to the major indexes represented here.

See important disclosures at the bottom of this page. Index definitions can be found on page 4 of this brochure.

Non-correlated investments, when combined
with a traditional portfolio of stocks
and bonds, have the potential of lowering
the portfolio’s overall volatility.

Measuring Peak-to-Valley Declines2

Using month-end values from January 1980 to February 2011,
this chart measures the worst peak-to-valley decline for managed futures and other major indexes.

1.
The indices shown above are unmanaged, assume reinvestment of income and do not reflect the impact of any management fees. There are limitationsin using financial indexes for comparison purposes because the Fund may have different volatility, credit and other material characteristics (such as substantially fewer or different types of instruments than are contained in the benchmark). Certain information has been provided by third-party sources and, although believed to be reliable, Steben & Company, Inc. has not independently verified such information and cannot guarantee its accuracy or completeness. It is not possible to invest directly in an index. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2.
The data shown was generated using month-end values from Jan 1980 – Feb 2011 in the Barclay CTA Index, S&P 500 Total Return Index, MSCI EAFE Indexand S&P Goldman Sachs Commodity Index. No representation is being made that the Fund or any of the indices shown above will not have losing periods in the future greater than those depicted. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Seneca Global Fund, L.P.

Historical Risk Reduction

Using historical data, this chart demonstrates the potential benefit of adding managed futures to a portfolio of stocks and bonds. Each data point represents an investment made in January 1980 and the percentage allocation to each investment. With each 5% incremental increase to managed futures, the overall risk profile of the portfolio was lowered.1

1.
Diversification does not assure a profit or guarantee against loss in a declining market. This is not a recommendation for potential investorsto enter into particular investment allocation percentages. Please consult with your financial advisor for an appropriate allocation given your particular investment objectives, current portfolio, tax situation and risk tolerance.

Stocks: S&P 500 Total Return Index with dividends reinvested, Bonds: Barclays Capital LT Treasury Index Total Return. The total portfolio compounded annual return and monthly standard deviation were calculated by adding incremental allocations of the Barclay CTA Index to a portfolio of 60% stocks and 40% bonds using monthly return data.

The foregoing presentation does not represent any actual portfolio composition but only the possible results which might have occurred had a managed futures allocation been included in a traditional portfolio of stocks and bonds during the period shown. The risk of managed futures incurring sudden, major losses is not reflected in the foregoing presentation, which is based on benchmark indices reflecting statistical averages over time. In order for a portfolio consisting of stocks, bonds and managed futures to outperform a portfolio consisting of stocks and bonds only, the managed futures component must outperform stocks or bonds over the period measured. There can be no assurance that that will, in fact, occur.

Fund Summary

Objective
The Fund seeks appreciation of its assets over time through the speculative trading of futures and over-the-counter contracts, including currency forwards traded in the United States and internationally. The Fund does not currently utilize swaps or options as part of its trading strategy, but may employ them in the future.

Professional Management
The Fund’s assets are placed with and managed by the Fund’s Trading Advisors—Aspect Capital, Ltd., Estlander & Partners, Ltd. and Blackwater Capital Management, LLC. The trading programs employed by the Trading Advisors are broadly diversified global trading systems that deploy multiple trading strategies utilizing derivatives that seek to identify and exploit directional moves in market behavior of a broad range of global markets including (but not limited to) currencies, global interest rates, stock indices, energies, agricultural commodities and metals.

Portfolio Diversification
More than ever, individuals and institutions are seeking investment strategies that can strengthen and diversify their portfolios. The correlation between managed futures versus traditional stock and bond portfolios has historically been very low. The ability of a trading advisor to go either long or short creates profit potential and risk of loss in both rising and falling markets. Thus, managed futures funds may provide important diversification for suitable investors.

Limited Risk
Investors in the Fund cannot receive a margin call for additional monies and cannot lose more than their initial investment and any undistributed profits in the Fund.

Liquidity
Investors in the Fund can generally withdraw their capital at the end of any month with 5 business days advance written notice to the General Partner. Units when redeemed may be worth more or less than their original purchase price. Series A Units are subject to a pro rata Redemption Fee if they are redeemed within 12 months of purchase. Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date. Limited Partners will not be required to pay any Redemption Fees on Series A Units if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

Administrative Convenience
The General Partner provides each investor with a monthly statement showing the results of the Fund’s previous month’s trading. In addition, the General Partner provides audited financial statements for the Fund and a year-end statement containing all the information necessary for income tax preparation.

How to Subscribe
After reading the Prospectus, please complete and sign the Subscription Agreement. The Fund requires a minimum initial investment of $10,000 for all accounts (including IRAs). Please forward the completed Subscription Agreement and a check made payable to Seneca Global Fund, L.P. to your broker, investment advisor or directly to the Fund. Alternatively, you may wire the subscription amount in a manner as provided in the Subscription Agreement. Subscriptions must be received by the General Partner five business days before the end of the month. New investments are entered into the Fund at the end of the month in which they are received.

SGF-05/2011

Steben & Company, Inc. 2099 Gaither Road, Suite 200 | Rockville, MD 20850
240 631 7600 T | 240 631 9595 F | info@steben.com | www.steben.com | Member FINRA, NFA

©2011 Steben & Company, Inc.

 EXHIBIT A

PRIVACY NOTICE

PRIVACY POLICY OF THE GENERAL PARTNER

Pursuant to CFTC regulations and SEC Regulation S-P, the General Partner is required to inform subscribers of its privacy policies and procedures.  As part of its service provided to Limited Partners, and in order to process transactions, the General Partner must collect certain information from Limited Partners such as name, address, social security number, assets, income, and investment experience and objectives.  The General Partner may then forward this information to non-affiliated third-party firms in order to fulfill its responsibilities to properly operate the Fund and service Limited Partner accounts.  Such firms include our accountants, attorneys, etc.  We never disclose any nonpublic personal information about present or former customers to anyone, other than to effect these requested transactions or as permitted by law.

The General Partner gathers and maintains Limited Partner nonpublic personal information only to the extent that it must in order to properly service Limited Partner accounts.  The General Partner has established security standards to ensure against unauthorized access to this information.  In addition, employees of the General Partner are trained regarding our privacy policy.  They will have access to Limited Partner information on a need-to-know basis only and are not allowed to release personal financial information to any nonaffiliated third-party firm.  Limited Partners will receive this information regarding our privacy policies annually.

Please address questions to the General Partner at (240) 631-7600.

EXHIBIT B

FORM OF SUBSCRIPTION AGREEMENT

SENECA GLOBAL FUND, L.P.

____________________

SUBSCRIPTION REQUIREMENTS

By executing a Subscription Agreement  for Units of one or more of Series A, Series B or Series I (each, a “Series”) of Beneficial Interest (“Units”) of Seneca Global Fund, L.P. (the “Fund”), as indicated on the Subscription Agreement, each purchaser (“Purchaser”) of Units irrevocably subscribes for Units of Series as indicated on the Purchaser’s Subscription Agreement  at a purchase price per Unit at the month end Series Net Asset Value per Unit during the continuous offering, as described in the Prospectus of the Fund (the “Prospectus”).  Units of each Series will be offered on the first day of each month at the Net Asset Value per Unit of the relevant Series on the last day of the preceding month.

If the Purchaser’s Subscription Agreement  is accepted, the Purchaser agrees to contribute the Purchaser’s subscription amount to the Fund and to be bound by the terms of the Fund’s Third Amended and Restated Limited Partnership Agreement (“Third Amended and Restated Limited Partnership Agreement”), which will be in substantially the form of the Third Amended and Restated Limited Partnership Agreement included in the Prospectus as Exhibit D.  The Purchaser agrees to reimburse the Fund, Steben & Company, Inc., the general partner of the Fund (the “General Partner”), Aspect Capital Limited, Estlander & Partners Ltd. and Blackwater Management, L.L.C. (collectively the “Trading Advisors”) for any expense or loss incurred by either as a result of the cancellation of the Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the full amount of the purchase price of the Units subscribed for by the Purchaser.

Representations, Warranties and Covenants

As an inducement to the General Partner to accept this subscription, the Purchaser, by executing and delivering the Purchaser’s Subscription Agreement, represents and warrants to the Fund, the General Partner, and the selling agent as follows:

(a)            The Purchaser is at least twenty-one years old and is legally competent to execute the Subscription Agreement.  The Purchaser acknowledges that the Purchaser has received (at or prior to Purchaser’s subscription) a copy of the Prospectus — including the Exhibits, the Third Amended and Restated Limited Partnership Agreement and summary financial information relating to the Fund current within sixty (60) calendar days — dated or supplemented within nine months of the date as of which the Purchaser has subscribed to purchase Units.

(b)            All information that the Purchaser has heretofore furnished to the General Partner or that is set forth in the Subscription Agreement  submitted by the Purchaser is correct and complete as of the date of such Subscription Agreement, and if there should be any change in such information prior to acceptance of the Purchaser’s subscription, the Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c)            Unless (d) below is applicable, the Purchaser’s subscription is made with the Purchaser’s funds for the Purchaser’s own account and not as trustee, custodian or nominee for another.

(d)            The subscription, if made as custodian for a minor, is a gift the Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.  If the subscription is being made in a fiduciary capacity, the minimum standards of net worth and annual income shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

(e)            If the Purchaser is subscribing in a representative capacity, the Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement  on behalf of the entity for which the Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement  and to become a Unit holder and be bound by the terms and conditions of the Third Amended and Restated Limited Partnership Agreement.

(f)            The Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA.  The Purchaser agrees to supply the General Partner with such information as the General Partner may reasonably request in order to verify the foregoing representation.  Certain entities which acquire Units may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as “commodity pool operators.”

(g)            The address set forth on the Subscription Agreement  is the Purchaser’s true and correct address and the Purchaser has no present intention of becoming a resident of any other state or country.

(h)            If the Purchaser is a trust or custodian under an Employee Benefit Plan (or otherwise is an entity which holds plan assets), none of the General Partner, the Trading Advisors, any selling agent, or Futures Commission Merchants, or any of their affiliates either:  (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the Fund.

(i)            To the best knowledge of the Purchaser, the Purchaser is independent of the Fund and any of the parties identified in paragraph (h) above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(j)            The Purchaser has received a CFTC Disclosure Document at least five business days prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund.

(k)            The Purchaser is purchasing the Units for the Purchaser’s own account.

(l)            The Purchaser has received a copy of the Fund’s most recent monthly report as required by the CFTC.

(m)            The Purchaser agrees to provide any information deemed necessary by the Fund to comply with its anti-money laundering program and other related responsibilities from time to time.  The Purchaser represents that all evidence of identity provided to the Fund is genuine and all related information furnished to the Fund is accurate.  The Fund reserves the right to request such information as is necessary to verify all evidence of identity provided by the Purchaser to the Fund.  In the event of delay or failure by the Purchaser to produce any information requested, the Fund may refuse to accept the subscription, or may refuse to process a redemption or transfer request until the requested information has been provided.  The Fund also reserves the right to require the Purchaser to redeem its investment if at any time subsequent to the acceptance of Purchaser’s subscription the Purchaser fails to provide any additional information requested by the Fund for verification purposes.

(n) The Purchaser covenants that it will (i) provide any form, certification or other information reasonably requested by and acceptable to the Fund that is necessary for the Fund (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Fund receives payments or (B) to satisfy reporting or other obligations under the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations, (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Fund, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation.

(o)            The Purchaser represents that the Purchaser, any person controlling, controlled by or under common control with, the Purchaser, each beneficial owner of the Purchaser and any entity for which the Purchaser is purchasing the Units is (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and does not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force on Money Laundering.  The Purchaser agrees promptly to notify the Fund of any change in information affecting this representation and covenant.  The Purchaser acknowledges that if, following the date of acceptance of the Purchaser’s subscription in the Units, the Fund reasonably believes that the Purchaser has breached the Purchaser’s representations and covenants herein as to the Purchaser’s identity or may otherwise give rise to concerns under the Fund’s anti-money laundering responsibilities, the Fund may be obliged to freeze the Purchaser’s investment in the Units, either by prohibiting additional investments, declining redemption requests and/or segregating the assets constituting the Purchaser’s investment or taking such other action as the Fund considers necessary or required in accordance with application regulations, or the Purchaser may immediately be compelled to redeem its Units from the Fund.

(p)            The Purchaser represents that neither the Purchaser, any beneficial owner of the Purchaser nor any entity for which the Purchaser is purchasing the Units is, a senior foreign political figure,1 an immediate family member of a senior foreign political figure2 or a close associate of a senior foreign political figure.3

(q)            The Purchaser represents that the funds to be invested in the Fund were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations and were derived from legal sources.

(r)            The Purchaser is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act of 2001 as warranting special measures due to money laundering concerns (see http://www.fincen.gov/reg_section311.html).

(s)            The Purchaser acknowledges and agrees that the Fund may release confidential information about the Purchaser, and if applicable, any person with a beneficial interest in the Purchaser’s investment or the Purchaser, to regulatory or law enforcement authorities, if the Fund, in its sole discretion, determines that it is required or necessary to do so.

(t)            The Purchaser agrees that it shall have no claim against the Fund for any form of damages as a result of the Fund taking any of the actions referred to herein under “Representations and Warranties.”

(u)            The Purchaser acknowledges that the General Partner, the Fund and any participating selling agents are relying upon the Purchaser’s representations herein, and upon the information and representations concerning the Purchaser in the Subscription Agreement. The Purchaser affirms that all such information is accurate and complete and may be relied upon (i) in determining whether the Purchaser is qualified to participate in this offering, and (ii) as a defense in any action relating to the Fund or the offering of Units.

(v)            The Purchaser (and/or its duly appointed representative) has had the opportunity to ask questions of, and receive answers concerning the terms and conditions of the offering, and to obtain information necessary to verify the accuracy of the information provided.  All other information desired in connection with this offering has been obtained.  The Purchaser has relied only upon such information in determining to subscribe for Units.

(w)            The Purchaser represents that, under the Purchaser’s present and reasonably foreseeable circumstances, the Purchaser can for an indefinite period of time bear the economic risk of investment in the Units and can afford to sustain a complete loss with respect to the purchase of such Units.

(x)            The Purchaser, if not a benefit plan investor, as described in Section 3 of the Subscription Agreement below, on the date this Subscription Agreement is signed, agrees to notify the General Partner immediately if the Purchaser becomes a benefit plan investor.

(y)           The Purchaser indemnifies and holds harmless the General Partner, the Trading Advisors, the Fund and any participating selling agents in this offering, any person controlling one or more of these persons, and anyone acting on their behalf, with respect to the offer and/or sale of Units to the Purchaser, against all liability, costs and expenses arising out of or resulting from any misrepresentation, breach of warranty, or breach of any covenant by the Purchaser contained herein with respect to any offer, sale, distribution or other disposition of the Units or any solicitation of any offer to buy, purchase or otherwise acquire the Units subscribed for by the Purchaser hereunder.  This Agreement, its provisions and the representations and warranties contained herein shall be binding upon the heirs, legal representatives, successors and assigns of the Purchaser.

1
A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a current or former senior official of a major foreign political party, or a current or former senior executive of a foreign government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3
A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(z)            By execution of the Subscription Agreement, the Purchaser certifies under penalties of perjury that (i) the number shown in this Agreement as the Purchaser’s Social Security or Taxpayer Identification Number is correct, and (ii) that the Purchaser is not subject to backup withholding either because the Purchaser has not been notified by the IRS that the Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified the Purchaser that the Purchaser is no longer subject to backup withholding. The Purchaser agrees to strike out the language in (ii) above if the Purchaser is unable to make this certification.

(aa)            Each Limited Partner expressly agrees that he will not assign, transfer, pledge, encumber or dispose of, by gift or otherwise (each a “Transfer”), any of his Units or any part or all of his right, title and interest in the capital or profits of the Fund without giving prior written notice of a proposed Transfer to the General Partner and that no proposed Transfer will be effective against the Fund or the General Partner until (i) at least thirty (30) days after the General Partner receives the written notice described below, and (ii) the General Partner has consented in writing to the Transfer, which consent the General Partner shall not unreasonably withhold.  If such Transfer occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner, and the General Partner shall consent thereto.

Consent to Electronic Delivery of Reports

Subscribers may consent to receive periodic reports electronically, which will be made available by email or on the General Partner’s website (www.steben.com), by checking the applicable box and supplying their e-mail address under Item 9 of the Subscription Agreement  Signature Page.  These periodic reports include:

•     annual reports that contain audited financial statements; and

•     monthly reports containing unaudited condensed financial statements.

If Subscribers elect electronic delivery, they will be notified by e-mail when such reports are available on the General Partner’s website.  If Subscribers elect to receive these reports electronically, they will not receive paper copies of the reports in the mail, unless they later revoke their election.  Limited Partners may revoke their election and receive paper copies by notifying the General Partner in writing at 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, or through the General Partner’s website.  Furthermore, if a Limited Partner’s e-mail address changes, the Limited Partner must immediately advise the Fund in writing at the address above.

The representations and statements set forth herein may be asserted in defense of the Fund, the General Partner, the Trading Advisors to the Fund, the selling agents or others in any litigation or other proceeding.

IF SUBSCRIBERS HAVE CHECKED THE BOX FOR ELECTRONIC STATEMENTS AND HAVE PROVIDED AN EMAIL ADDRESS UNDER ITEM 9 OF THE SUBSCRIPTION AGREEMENT  SIGNATURE PAGE, THEY ARE CONSENTING TO ELECTRONIC DELIVERY OF PERIODIC REPORTS BY THE FUND.

____________________

Investor Suitability

The Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles.  An investment in the Fund should not exceed 10% of a Purchaser’s net worth (in all cases exclusive of home, home furnishings and automobiles).  Some States may require higher suitability standards.

Kansas - The Office of the Kansas Securities Commissioner recommends that Limited Partners should limit their aggregate investment in the Fund and other managed futures investments to not more than 10% of a Purchaser’s liquid net worth.  “Liquid net worth” is that portion of a Purchaser’s total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky – Either (i) net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000.  Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

Units are speculative and involve a high degree of risk.  No person may invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Fund.

[Remainder of page left blank intentionally.]

 NOT TO BE USED AFTER
February 2, 2011 (unless supplemented)

SENECA GLOBAL FUND, L.P.
SUBSCRIPTION INSTRUCTIONS

Any person considering subscribing for the Units should carefully read and review a current Prospectus.
The Prospectus should be accompanied by the most recent monthly report of the Fund.

Line Number	Item To Be Completed
1	Check box if Subscriber is either a new investor or an existing Limited Partner.
2	Enter the total dollar amount being invested.
3	Check box if Subscriber is an Employee Benefit Plan or Entity that holds plan assets.
4
Enter the Social Security Number OR Taxpayer ID Number, as applicable and check the appropriate box to indicate ownership type.  For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor.

5	Enter the name(s) of the Subscriber(s). For UGMA/UTMA (Minor) accounts, enter the Minor name followed by “Minor”.
6
For UGMA/UTMA accounts, enter the custodian name.  For Trusts, enter the Trustee(s) name(s).  For Corporations, Partnerships, and Estates, enter the officer or contact person name. Special Note: Copies of trust agreements, corporate papers and other appropriate documents are required for General Partner approval.

7	Enter the legal address (which is the resident or domicile address used for tax purposes) of the Subscriber(s) (no post office boxes). Line 7 must be completed.
8	If an IRA account, enter Custodian’s name and address.
9	The Subscriber(s) must select Electronic Delivery or Paper Copy format for periodic reports.
10	The Subscriber(s) must confirm receipt of the Prospectus.
11
The Subscriber(s) must sign and date the Subscription Agreement for Units of beneficial interest in the Fund.  If it is a joint account, both Subscribers must sign.  In the case of IRA accounts, the Custodian’s signature, as well as the investor’s signature, is required.

12	Check box if Subscriber is a U.S. investor and subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.
13	The Registered Representative and OSJ/branch manager must sign.
14	The name of the selling agent, Registered Representative name, Registered Representative number, and address and phone number must be entered.

This Subscription Agreement should be forwarded to the main business office of the General Partner at the following address: Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, Attn: Investor Services.  The General Partner must receive a subscription at the main business office prior to 5:00 P.M. EST on the 5th business day prior to the last business day of the month at which the subscription is intended to be accepted by the Fund.  Questions should be directed to Steben & Company, Inc. at (240) 631-7600.

Wire Instructions:

Your bank should wire transfer only U.S. dollars to:

Bank of America
6001 Montrose Road, Suite 650
Rockville, MD 20852
ABA# 026-009-593
Account No. 0044 6564 1589
For credit to: Seneca Global Fund, L.P.
FBO ______________________ (client name)

Please also have your bank send the following message to Seneca Global Fund, L.P., either by facsimile at (240) 631-9595 or by mail c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, Attn: Investor Services.

“Seneca Global Fund, L.P. - We have remitted to Bank of America, for credit to the account of Seneca Global Fund, L.P., for $______________(insert amount) by order of ________________________ (insert name of Subscriber(s)) on ______________, 201__ (insert date).”

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SENECA GLOBAL FUND, L.P.
UNITS OF BENEFICIAL INTEREST
SUBSCRIPTION AGREEMENT

Seneca Global Fund, L.P.
c/o Steben & Company, Inc., General Partner
2099 Gaither Road
Suite 200
Rockville, Maryland 20850
Attention:  Investor Services

Dear Sirs:

1.  Subscription for Units.  I hereby subscribe for the number of units of beneficial interest (“Units”) of Series A, Series B or Series I Units of Seneca Global Fund, L.P. (the “Fund”) set forth in this Subscription Agreement  at a purchase price per Unit at the month end Series Net Asset Value per Unit during the continuous offering, as described in the Prospectus of the Fund and each Series (the “Prospectus”).  Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued).  The settlement date for my purchase of Units will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month which follows after which my subscription is accepted.  I understand that all investors will have the right to revoke their subscriptions, and receive a refund of their invested funds, for a period of five business days following receipt of the Prospectus.  Steben & Company, Inc., the General Partner of the Fund (the “General Partner”), may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.  Except as otherwise set forth herein, all subscriptions once submitted are irrevocable.  All Units are offered subject to prior sale.

2.  Representations and Warranties of Subscriber.  I have received the Prospectus together with summary financial information relating to the Fund current within sixty (60) calendar days.  I understand that by submitting this Subscription Agreement  I am making the representations and warranties set forth in this Subscription Agreement  including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein and compliance with CFTC and anti-money laundering regulations.

3.  Acceptance of Third Amended and Restated Limited Partnership Agreement. I agree that as of the date of acceptance of my subscription funds by the Fund, I shall become a Limited Partner, and by execution of this Subscription Agreement, I hereby (i) acknowledge that I have received, read, understood and had the opportunity to ask questions of, and receive sufficient answers to, any questions relating to my understanding of the Third Amended and Restated Limited Partnership Agreement, (ii) agree to each and every term of the Third Amended and Restated Limited Partnership Agreement as if my signature were subscribed thereto, (iii) agree that my execution of this Subscription Agreement shall constitute (for all purposes) my execution of the Third Amended and Restated Limited Partnership Agreement and agreement to the terms thereof, and (iv) acknowledge that the General Partner may rely upon my execution of this Subscription agreement as constituting execution of the Third Amended and Restated Limited Partnership Agreement and agreement to the terms thereof.

4.  Irrevocability; Governing Law.  I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement  has been submitted (and accepted) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Fund.  This Subscription Agreement  shall be governed by and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

5.     ERISA.  If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan,” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such employee benefit plan and plan, a “Plan”), the individual signing this Subscription Agreement  on behalf of the undersigned, understands, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the “Plan Fiduciary”), that:  (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, Newedge Financial, Inc., J.P. Morgan Futures, Inc., J.P. Morgan Investment Management, Inc., Principal Global Investors, LLC, any Trading Advisor utilized by the Fund, any selling agent, any prime broker, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the General Partner, Newedge Financial, Inc., J.P. Morgan Futures, Inc., J.P. Morgan Investment Management, Inc., Principal Global Investors, LLC, each Trading Advisor utilized by the Fund, each selling agent, each prime broker, and each of their respective affiliates, and (iii) is qualified to make such investment decision.  The undersigned understands that the General Partner may request that the undersigned furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein.

6.  Risks.   The Units are speculative and involve a high degree of risk.  Risks relating to the Units include:  (i) Limited Partners could lose all or substantially all of their investment; (ii) the Fund is highly leveraged and trades in volatile markets; (iii) performance can be extremely volatile; (iv) substantial expenses must be offset by trading profits and interest income; and (v) the Fund trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets.  See “The Risks Limited Partners Face” beginning on page 13 of the Prospectus.

7.     Entire Agreement.  This Agreement and the Third Amended and Restated Limited Partnership Agreement represent the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated, except in writing signed by the Purchaser and the General Partner, or in the case of the Third Amended and Restated Limited Partnership Agreement, in accordance with procedures for amendments as set forth therein.

8.     No Waiver.  No waiver by any party of any breach of any term of this Agreement shall be construed as a waiver of any subsequent breach of that term or any other term of the same or of a different nature.

9.    The named Subscriber(s) is/are purchasing Units for their own account.

[Remainder of page left blank intentionally.]

NOT TO BE USED AFTER
February 2, 2011 (unless supplemented)

SENECA GLOBAL FUND, L.P.

SERIES A UNITS
SERIES B UNITS
SERIES I UNITS

SUBSCRIPTION AGREEMENT FOR UNITS OF BENEFICIAL INTEREST IN
SENECA GLOBAL FUND, L.P.

The Subscriber(s) named below, by execution and delivery of this Subscription Agreement, by payment of the purchase price for Series A, Series B or Series I Units of beneficial interest (“Units”) in such Series of Seneca Global Fund, L.P. indicated on line 2 below.  Series A Units, Series B Units and Series I Units will be offered by selling agents.  Each prospective Subscriber hereby subscribes for the purchase of such Units.  Each Subscriber(s) must deliver to the General Partner (a) a check made payable to “Seneca Global Fund, L.P.”, or wire transfer in accordance with the instructions provided herein, and (b) this completed Subscription Agreement.  This Subscription Agreement should be forwarded to the main business office of the General Partner at the following address: Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, Attn: Investor Services.  The General Partner must receive these subscription materials at the main business office prior to 5:00 P.M. EST on the 5th business day prior to the last business day of a month at which the subscription is intended to be accepted by the Fund.  Questions should be directed to Steben & Company, Inc. at (240) 631-7600.

The named Subscriber(s) further acknowledges receipt of the prospectus of the Fund, including the Third Amended and Restated Limited Partnership Agreement, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Fund (current within sixty (60) calendar days) and the Fund’s most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus by amendment or supplement).

If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named Subscriber(s) has satisfied themselves as to the potential tax consequences of this investment.

[Remainder of page left blank intentionally.]

SENECA GLOBAL FUND, L.P. - SERIES A UNITS

1.) Status of Subscriber(s) (check one): ☐ New Investor(s) ☐ Existing Limited Partner(s)	2.) Total Amount of Subscription: (minimum investment: $10,000 initial; $2,500 additional) Series A Units $_______________
3.) ☐ Check here if the Subscriber(s) is (are) a “benefit plan investor”.
    The term “benefit plan investor” refers to (i) any “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) any entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any such employee benefit plan or plan due to investments made in such entity by already described benefit plan investors.  Benefit plan investors include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts, medical benefit plans, life insurance plans, church plans that have elected to be subject to ERISA, bank commingled trust funds, or insurance company separate accounts, for such plans and accounts, and, under certain circumstances, all or a portion of the general account of an insurance company.

□  If the Subscriber has checked the box above, check here if the Subscriber is a Plan Assets Entity.

□  If the Subscriber checked the box above, the Subscriber hereby represents and warrants that the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors does not exceed the percentage set forth below.  To ease the administrative burden related to monitoring and updating this percentage, the Fund recommends that the Subscriber build in some cushion so that the Subscriber will not have to notify the Fund if the percentage changes slightly.

________%

The Subscriber agrees to immediately notify the General Partner upon any change to the foregoing representations.
4.) Social Security Number / Taxpayer ID # ________ - ______ - ______________
Taxable Investors (check one)		Non-Taxable Investors (check one): (Custodians MUST sign #10 below)
☐ Individual Ownership ☐ Partnership ☐ Corporation / LLC ☐ Estate	☐ Tenants in Common ☐ Joint Tenants with Right of Survivorship ☐ Community Property ☐ Grantor or Other Revocable Trust *	☐ IRA ☐ Roth-IRA ☐ SEP IRA ☐ SIMPLE IRA	☐ 401(k) ☐ Pension Plan ☐ Defined Benefit ☐ Profit Sharing
☐ Trust other than a Grantor or Revocable Trust *		☐ UGMA/UTMA ______________(Minor) ☐ Other (specify)_______________
*Trust documents MUST accompany application) Driver’s License or Other Government Issued Identification Number: _______________;		Note: Partnerships, Corporations, and Retirement Plans must attach organizational or plan documents.
5.) Individual Subscriber Information:
_____________________________________________________                        Mr. ___   Mrs. ___  Ms. ___  Miss ___  Dr. ___
Subscriber Name
_____________________________________________________                        Mr. ___   Mrs. ___  Ms. ___  Miss ___  Dr. ___
Joint Subscriber Name (if applicable)

6.) Entity Subscriber Information:
____________________________________________________________________________________________________
Name of Entity
_____________________________________________________                         Mr. ___   Mrs. ___  Ms. ___  Miss ___  Dr. ___
Name of Trustee(s) or if self directed Pension Plan Name of Beneficiary

7.) Subscriber Address:
__________________________________________________________________________________________________________________
Primary Address:       Street (NO P.O. BOX)                                  City                          State                      Zip Code          Phone

__________________________________________________________________________________________________________________
Mailing Address (if different):       Street/P.O. Box                       City                          State                      Zip Code

8.) Custodian Information (please note that the General Partner cannot act as the Custodian):

__________________________________________            ________________________________________________
Name                                                        Tax ID Number                  Custodian Signature/Stamp

__________________________________________            ________________________________________________
Mailing Address                                                                                 Account Number at Custodian

9.) Preference for Delivery of Periodic Reports:
 ___    Paper statements to the mailing address listed in section 7:
 ___    Electronic statements available on the General Partner’s web site.

Email address: ______________________

10.) Confirmation of Receipt of Prospectus:
I (we) received a copy of the Seneca Global Fund, L.P. prospectus by one of the following methods:  (i) paper copy   (ii) electronic copy

Initial(s): _____________ (REQUIRED)

11.) Requires Certification for Non-U.S. Person: Under penalties of perjury, I certify that I am not a United States citizen or resident.
12.) Required Certifications for U.S. Persons:

Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.  I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

For federal tax purposes, you are considered a U.S. person if you are an individual who is a U.S. citizen or U.S. resident alien, a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, an estate (other than a foreign estate), or a domestic trust (as defined in Regulations section 301.7701-7)

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

13.) SUBSCRIBER(S) MUST SIGN

_________________________________________              __________________________________________________
Subscriber Signature                                   Date                              Joint Subscriber Signature (if applicable)                       Date

Executing and delivering this Subscription Agreement  shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

Information for the Selling Agent/Registered Investment Advisor

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the Units, as set forth in the Prospectus.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.  I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

In addition, I have taken reasonable steps to verify the investor’s identity in accordance with our firm’s policies and the USA PATRIOT Act.

The Registered Representative MUST sign below in order to substantiate compliance with FINRA Conduct Rule 2310.

14.)  To Be Completed by the Selling Agent/Broker Dealer/Registered Representative:
__________________________________________              ______________________________________________________
Registered Representative Name                   Rep ID #                    Registered Representative Signature                                      Date
__________________________________________              ______________________________________________________
Broker/Dealer Name                                                                             Branch Manager/OSJ Signature                                              Date

RR Branch Address:
__________________________________________              _______________________________________________________
Street                                                                                                      Phone                                                           Fax
__________________________________________              _______________________________________________________
City                           State                                 Zip                              Email Address

15.)  To Be Completed by the Registered Investment Advisor ( if  applicable- NOT SELLING AGENT):
__________________________________________              ______________________________________________________
Registered Investment Advisor Name                                              Registered Investment Advisor Signature                            Date

Registered Investment Advisor Address:
__________________________________________              ______________________________________________________
Advisor Firm Name                                                                              Phone                                                   Fax
__________________________________________              ______________________________________________________
Street                                                                                                      Email Address
__________________________________________
City                           State                                Zip

The representations and statements set forth herein may be asserted in defense of the Fund, the General Partner, the Trading Advisors to the Fund, the Selling Agent or others in any litigation or other proceeding.

EXHIBIT C

Seneca Global Fund, L.P.
Form of Request for Redemption

Please send original to:                                                                                            _______________________________
Steben & Company, Inc.                                                                                                                  Limited Partner Number (required)
2099 Gaither Road, Suite 200
Rockville, MD 20850
ATTN: Investor Services
or
Fax: (240) 631-9595

_________________, 20__
(Please date)
Dear Sir/Madam:

The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Third Amended and Restated Limited Partnership Agreement of Seneca Global Fund, L.P. (“Fund”), of the undersigned’s limited partnership units (“Units”) in the Fund at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received five (5) business days prior to the end of such month. Redemption Fees apply for Series A Units redeemed prior to the first anniversary of the subscription date and such Redemption Fees will be equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the subscription date. There is no redemption charge for Series A Units on or after the first anniversary of their purchase.

Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner. In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund, unless such requirement is waived by the General Partner.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

Please note that your redemptions will be accounted for on a first in first out basis. In order for this redemption request to be processed, it is mandatory to complete the following:

Type of Redemption (check one):
☐ Full Redemption
☐ Partial Redemption  (specify number of units ___________ or dollar amount  $_____________)

PLEASE NOTE THAT ALL REDEMPTION PROCEEDS ARE MAILED TO THE
ADDRESS OF RECORD, EXCEPT IRA CUSTODIAL ACCOUNT REDEMPTION PROCEEDS
WHICH ARE MAILED TO THE CUSTODIAN.

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

_________________________________   ______________________________   __________________________
Printed Limited Partner Name                                                           Signature of Limited Partner                                    Name of Entity

_________________________________   ______________________________   By:________________________________
Printed Limited Partner Name/Custodian                    Signature of Limited Partner                                 Authorized Corporate Officer, Partner, Custodian or Trustee
_________________________________   ______________________________   ___________________________________
Additional Limited Partner Signature                                             Additional Limited Partner Signature                            Title

Client Mailing Address                                                                  Financial Advisor Name

_________________________________________             _______________________________________________
Street, City, State and Zip Code                                                     Financial Advisor Name                    Broker/Dealer Name

_________________________________________             _______________________________________________
Client Phone Number                                                                       Branch Office

_________________________________________
Branch Phone Number                Branch Fax Number

EXHIBIT D

THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
SENECA GLOBAL FUND, L.P.

Dated as of May 1, 2011

ARTICLE IX	BOOKS AND RECORDS	25
	9.1 Maintenance	25
	9.2 Inspection	25

ARTICLE X	AUDITS; REPORTS TO LIMITED PARTNERS	25
	10.1 Audit	25
	10.2 Financial and Other Reports.	25
	10.3 Tax Return Information.	26

ARTICLE XI	SPECIAL POWER OF ATTORNEY	26
	11.1 Appointment and Powers	26
	11.2 Irrevocable	26

ARTICLE XII	EXCULPATION AND INDEMNIFICATION	26
	12.1 Exculpation.	26
	12.2 Indemnification.	27
	12.3 Notification of Claims	28
	12.4 Third Party Claims	28

ARTICLE XIII	AMENDMENT; CONSENTS FOR OTHER PURPOSES	29
	13.1 Amendments Not Requiring Consent of Limited Partners	29
	13.2 Amendment Requiring Consent of the Partnership	30
	13.3 Waiver	30
	13.4 Certain Amendments Requiring Consent of Affected Limited Partners	30
	13.5 Amendments of Certificate.	30

ARTICLE XIV	DISSOLUTION AND WINDING UP	30
	14.1 Events Causing Dissolution	30
	14.2 Winding Up	31
	14.3 Compensation of Liquidator	32
	14.4 Distribution of Property and Proceeds of Sale Thereof.	32
	14.5 Final Audit	33
	14.6 Deficit Capital Accounts	33

ARTICLE XV	BENEFIT PLAN INVESTORS	33
	15.1 Investment in Accordance with Law	33
	15.2 Disclosures and Restrictions Regarding Benefit Plan Investors	33

ARTICLE XVI	MISCELLANEOUS	34
	16.1 Construction and Governing Law.	34
	16.2 Counterparts	36
	16.3 Binding Effect	36
	16.4 Offset	36
	16.5 Remedies for Breach; Effect of Waiver or Consent	36
	16.6 Further Assurances	36

THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
SENECA GLOBAL FUND, L.P.

This Third Amended and Restated Limited Partnership Agreement of Seneca Global Fund, L.P. (the “Agreement”) is entered into as of May 1, 2011 by and among Steben & Company, Inc., a Maryland corporation (the “General Partner”), and those Persons who may hereafter be admitted to the Partnership as Limited Partners in accordance with the provisions hereof.

PRELIMINARY STATEMENT

WHEREAS, Steben & Company, Inc., in its capacity as the sole general partner of the Partnership executed and filed effective as of March 23, 2007 in the office of the Secretary of State of Delaware a Certificate of Limited Partnership of the Partnership in order to form the Partnership under the Delaware Act;

WHEREAS, the General Partner entered into a Limited Partnership Agreement as of March 23, 2007 (the “Original Partnership Agreement”), amended and restated the Original Partnership Agreement as of February 18, 2009 (the “Amended Partnership Agreement”) and further amended and restated the Amended Partnership Agreement as of May 3, 2010 (the “Existing Partnership Agreement”); and

WHEREAS, the General Partner wishes to amend and restate the Existing Partnership Agreement in its entirety in accordance with Section 13.1 of the Existing Partnership Agreement to amend several provisions in the Existing Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Certain capitalized terms used in this Agreement have the meanings given them in this Article I, unless otherwise expressly provided herein or as otherwise required by the context.

“Additional General Partner” has the meaning given it in Section 3.7(a).

“Administrative Expenses” means the monthly administrative expenses to various third-party service providers, as well as the General Partner, covering all actual legal, accounting, clerical, postage, shipping and other back office expenses related to the administration of the Partnership and all associated costs incurred by the Partnership, payable by the Partnership with respect to each applicable series of Units monthly in arrears.  Actual Administrative Expenses may vary, however such expenses shall not exceed 0.95% of the Partnership’s Net Asset Value per annum.

“Affiliate” of a specified Person, means any Person that directly, or indirectly through one or more intermediaries, Controls, is controlled by, or is under common Control with, such specified Person.

“Agreement” means this Third Amended and Restated Limited Partnership Agreement, as executed and as subsequently amended and/or restated from time to time in accordance with the provisions hereof and the Delaware Act.

“Bankruptcy” of a Person, means:  (a) such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of such nature; or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of its properties; or (b) one hundred and twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver, or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.  Without limiting the generality of the foregoing, if a Person is a partnership, Bankruptcy of such Person shall also include the Bankruptcy of any general partner of such Person.

“Broker Dealer Custodial Fee” means, with respect to Series B Units held by broker dealers who act as custodian of such Units for the benefit of Limited Partners, a monthly fee payable in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum).

“Broker Dealer Servicing Fee” means:  (i) with respect to Series A Units, the fee payable by the Partnership with respect to Series A Units to selling agents monthly in arrears equal to 1/12th of 0.15% of the Series A Units’ Net Asset Value, (0.15% per annum), subject to the Fee Limit; and (ii) with respect to Series B Units not held by broker dealers who act as custodian for the benefit of Limited Partners, the fee payable by the Partnership with respect to such Series B Units monthly in arrears equal to 1/12th of 0.60% of the such Series B Units’ Net Asset Value (0.60% per annum), subject to the Fee Limit.

“Brokerage Commissions and Trading Expenses” means, with respect to each applicable series of Units, such Units’ prorated share of the futures commission merchants’ actual monthly brokerage expenses as well as over the counter foreign exchange counterparty fees, payable by the Partnership with respect to each applicable series of Units in arrears.  Brokerage Commissions and Trading Expenses will cover all actual brokerage and trading costs of the Partnership.

“Business Day” means any day on which commercial banks settle payments and are open for general business in New York City and/or such other day as the General Partner may from time to time determine.

“Capital Account” has the meaning given it in Section 7.1.

“Capital Contribution” means a contribution of capital to the Partnership in the form of cash or, if the General Partner determines in its discretion in any particular case that a contribution of capital to the Partnership may be made in whole or in part in the form of property other than cash, such other property.

“Certificate” means the Certificate of Limited Partnership of the Partnership described in the first paragraph of this Agreement under the heading “Preliminary Statement,” as originally filed in the office of the Secretary of State of Delaware and as subsequently amended and/or restated from time to time in accordance with the provisions hereof and the Delaware Act.

“CEA” means the Commodity Exchange Act, as amended.

“CFTC” means the Commodity Futures Trading Commission.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Commodities Interests” has the meaning given it in Section 2.3.

“Control” whether such word is used as a noun or a verb or in adjectival form, has the meaning given it in Rule 405 under the 1933 Act.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act.

“Determination Date” has the meaning given it in Section 7.2.

“Entity” means any domestic or foreign corporation, partnership (whether general or limited), joint venture, limited liability company, business trust or association, trust, estate, unincorporated association or organization, government (or political subdivision, department, or agency thereof), cooperative, or other entity, whether acting in an individual or representative capacity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Extraordinary Fees and Expenses” means fees and expenses which are non-recurring and unusual in nature, including without limitation, legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses which are not Administrative Expenses, Brokerage Commissions and Trading Expenses, Commissions, General Partner Management Fees, Offering Expenses, Organizational Expenses, Selling Agent Fees, Broker Dealer Servicing Fees, Broker Dealer Custodial Fees, Trading Advisor Management Fees or Trading Advisor Incentive Fees.  All series of Units, including General Partner Units, shall be subject to charges for Extraordinary Fees and Expenses.

“Fee Limit” means with respect to all of the Series A Units, Series B Units and/or Series I Units held by a particular Limited Partner, the cumulative amount of Selling Agent Fees, Broker Dealer Servicing Fees paid to selling agents, payments for wholesalers, payments for sales conferences, and other offering expenses that are items of compensation to FINRA members under FINRA Rule 2310 (“2310 Offering Expenses”) but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees, paid by particular Series A, B or I Units, when such amounts equal 10.00% of the original purchase price paid by holders of those particular Units.  Each Limited Partner who owns Series A Units, Series B Units and Series I Units shall continue to pay applicable Selling Agent Fees, Broker Dealer Servicing Fees and 2310 Offering Expenses until the aggregate of such expenses reaches an amount equal to the Fee Limit.

“FINRA” means the Financial Industry Regulatory Authority.

“Fiscal Year” means the fiscal year of the Partnership which shall begin on January 1 and end on December 31 of each calendar year.

“General Partner” means Steben & Company, Inc. or, subject to the provisions of this Agreement, any one or more Additional General Partners, to the extent that Steben & Company, Inc., pursuant to the provisions of Section 3.7(a) of this Agreement, provides that any one or more of such Additional General Partners may possess and exercise any one or more of the rights, powers, and authority of a general partner hereunder.

“General Partner Management Fee” means the fees payable to the General Partner monthly in arrears as disclosed in the Prospectus, provided, however that the General Partner Management Fee and Trading Advisor Management Fees paid to the Trading Advisor(s) shall not in the aggregate, as of any calendar month-end, exceed 1/12 of 3.5% of the Partnership’s Net Assets.

“General Partner Interest” means an interest in the Partnership held by a Person in its capacity as a General Partner.

“General Partner Party” means any of the General Partner, any Affiliate of the General Partner, and any member, partner, shareholder, manager, director, officer, employee, or agent of the General Partner or any such Affiliate, and any owner of direct or indirect equity interests in any such Persons.

“General Partner Units” means units of General Partner Interest.  The General Partner Units are subject to the following fees, expenses and charges:  Trading Advisor Management Fee, Trading Advisor Incentive Fee, Brokerage Commissions and Trading Expenses and Administrative Expenses.  The applicable fee and expense rates, and any applicable fee limits for the General Partner Units shall be set forth in the Prospectus.  The General Partner from time to time may determine (and adjust) the number of General Partner Units which represent the General Partner’s interest in the Partnership. The Partnership may issue fractional General Partner Units.  The General Partner Units shall be uncertificated.

“GP Disabling Event” has the meaning given it in Section 14.1.

“GP Withdrawal Date” has the meaning given it in Section 8.6.

 “Indemnification Obligation” means an obligation of the Partnership to indemnify a General Partner Party pursuant to the provisions of Article XII.

“Indemnitee” has the meaning given it in Section 12.2(a), and includes the Liquidator.

“Interest” means the General Partner Interest or Limited Partner Interest, as applicable and according to the context.

“Limited Partner” as of a particular time, means a Person who has been admitted to the Partnership as a limited partner in accordance with the provisions of this Agreement and who has not resigned or withdrawn from the Partnership as a limited partner.

“Limited Partner Interest” means an interest in the Partnership, regardless of designated series of Unit, held by a Person in its capacity as a Limited Partner.

“Limited Partner Percentage” means, with respect to a Limited Partner as of the applicable time of determination, the ratio (expressed as a percentage) that such Limited Partner’s Capital Account balances (with respect to all Units held by such Limited Partner), bears to the aggregate Capital Account balances of all Limited Partners with respect to all Units held by Limited Partners.  For purposes of the Limited Partner Percentage calculation, there shall be excluded any Limited Partner Capital Account balances held by the General Partner or its Affiliates.

“Liquidation Reserves” has the meaning given it in Section 14.2(b)(vii).

“Liquidator” has the meaning given it in Section 14.2(a).

“Losses” of a General Partner Party means any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, amounts paid in settlement, and other amounts actually and reasonably paid or incurred by such General Partner Party in connection with any and all claims, demands, actions, suits, or proceedings (including arbitration and mediation proceedings and actions by or in the right of the Partnership), civil, criminal, administrative, or investigative, that relate, directly or indirectly, to acts or omissions (or alleged acts or omissions) of such General Partner Party in connection with the formation, business or operations of the Partnership or the offering of Units and in which such General Partner Party may be involved, or is threatened to be involved, as a party, witness, or otherwise, whether or not the same shall proceed to judgment or be settled or otherwise be brought to a conclusion.

“LP Withdrawal Date” has the meaning given it in Section 8.7(b).

“Majority of Disinterested Limited Partners” means, at the applicable time of determination, Limited Partners holding more than 50% of the Limited Partner Percentages excluding for purposes of such calculation any Limited Partner Interests held by the General Partner or its Affiliates.

 “NASAA Guidelines” means the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September 1993 and amended in May 2007.

“Net Assets” has the meaning given it in Section 7.4(a).

“Net Asset Value” has the meaning given it in Section 7.4(b).

“NFA” means the National Futures Association.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Notification” to a Person, shall mean a written notice that (i) if delivered in person or by courier is deemed given to such Person on the date of delivery, (ii) if sent by facsimile or by email (if such Person agrees to email communication by furnishing its email address) is deemed given to such Person on the date that the transmission is received, or (iii) if sent by mail is deemed given to such Person on the earlier of actual receipt or three (3) Business Days after the date of mailing by registered or certified mail (first class postage prepaid, return receipt requested); provided, however, that a Notification to the Partnership shall be deemed given to the Partnership only upon its actual receipt by the Partnership.  Any Notification required or permitted to be given to the Partnership shall be sent to the principal office of the Partnership, or to such other address or facsimile number as the General Partner may specify in a Notification given to all other Partners.  Any Notification required or permitted to be given to a Partner shall be sent to such Partner at such address or to such facsimile number or email as such Partner may notify the Partnership by way of a Notification (it being understood and agreed that a Subscription Agreement, duly executed by a Person who subscribes for a Limited Partnership Interest pursuant thereto, shall constitute a Notification by such Person of its address and facsimile number).

“Offering Expenses” means all actual ongoing offering costs regarding the Units which are incurred by the General Partner on behalf of the Partnership, including regulatory fees, legal costs relating to the offering, all sales costs, travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Partnership.  The Partnership shall reimburse the General Partner for such actual ongoing offering costs in an amount up to 1/12th of 0.75% (0.75% per annum) of the Partnership’s Net Asset Value, pro rata for Series A, B and I Units payable monthly in arrears.  Actual offering costs in excess of this limitation shall be fully absorbed by the General Partner.  The Partnership is only liable for payment of Offering Expenses on a monthly basis.  If the Partnership terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner.

“Organizational Expenses” means all Organizational Expense Items and  initial offering expenses of the Partnership that will be borne by the General Partner on behalf of the Partnership without reimbursement.

“Organizational Expense Items” means expenses relating to the Partnership incurred in connection with the formation, qualification and registration of the Units and in the offering, distributing and processing the Units under applicable federal law and state securities or blue sky laws, and any other expenses actually incurred and, directly or indirectly, relating to the organization of the Partnership or the initial offering of the Units, including without limitation (i) initial registration fees, filing fees and taxes; (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the initial Prospectus and exhibits thereto; (iii) costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing initial sales materials used in connection with the initial offering and issuance of the Units; (iv) travel, telegraph, telephone and other expenses in connection with the initial offering and issuance of the Units; and (v) accounting, auditing and legal fees (including disbursements relating thereto) in connection with the foregoing.  For the avoidance of doubt:  (x) Organizational Expenses Items will not include Extraordinary Fees and Expenses; and (y) the General Partner will not allocate to the Partnership the indirect expenses of the General Partner as part of the Organizational Expenses.

“Partners” means the Limited Partners and the General Partner.

“Partnership” means Seneca Global Fund, L.P., the Delaware limited partnership formed by the filing of the Certificate.

“Partnership Interest” of a Partner at any particular time means such Partner’s interest, rights, powers, and authority in and with respect to the Partnership at such time as determined in accordance with the provisions of this Agreement.  Such rights include (1) such Partner’s share of the profits and losses of the Partnership, and such Partner’s right to receive distributions and to withdraw assets from the Partnership pursuant to the provisions of this Agreement and (2) such Partner’s other rights, powers, and authority in respect of the Partnership under this Agreement.

“Partnership Property” at any particular time means all interests, properties (whether tangible or intangible, and whether real, personal, or mixed), and rights of any type contributed to or acquired by the Partnership and owned or held by or for the account of the Partnership, whether owned or held by or for the account of the Partnership as of the date of the formation thereof or thereafter contributed to or acquired by the Partnership.

“Person” means any natural person, whether acting in an individual or representative capacity, or any Entity.

“Plan” has the meaning given it in Section 15.1.

“Plan Fiduciary” has the meaning given it in Section 15.1.

“Prospectus” means a prospectus or similar document, including any amendment or supplement thereto, prepared by or under the direction of the General Partner relating to the Partnership and the offer and sale of Units.

“Redemption Date” has the meaning given it in Section 8.1(a).

“Redemption Fee” means the fee payable to the General Partner by a Limited Partner whose Series A Unit(s) is redeemed at any time prior to the one (1) year anniversary of the subscription date of such Series A Unit(s), which fee will equal the product of (i) 2.00% of the subscription price for such Series A Unit(s), divided by twelve (12), and multiplied by (ii) the number of months remaining before the one (1) year anniversary of the subscription date regarding the subject Series A Unit(s).  For the avoidance of doubt:  (x) if a Limited Partner subscribes for multiple Series A Units on different subscription dates, each Series A Unit will be subject to the Redemption Fee (as applicable) based on its particular subscription date, and (y) the redemption of Series A Units from a Limited Partner holding Series A Units which have been issued on different subscription dates will be deemed to be redeemed in time sequence based on the Series A Unit(s) outstanding for the longest period of time.  A Redemption Fee will not be assessed to any Limited Partner who purchases Series A Units and is required to mandatorily redeem their Series A Units by the General Partner within the first year of purchase.

“SEC” means the Securities and Exchange Commission.

“Securities Laws” means any one or more of the 1933 Act, 1934 Act and the 1940 Act, as applicable.

“Selling Agent Fees” means selling agent commissions payable with respect to Series A Units to the General Partner monthly in arrears, equal to 1/12th of 2.00% of the Net Asset Value of outstanding Series A Units (2.00% per annum), subject to the Fee Limit.  The General Partner shall pay selling agents an upfront fee of 2.00% of the aggregate subscription amount for the sale of Series A Units for or by their customers.  Beginning the 13th month following the subscription, the General Partner shall pay selling agents a monthly selling agent fee in arrears equal to 1/12th of 2.00% of the Net Asset Value of outstanding Series A Units held by or for their customers subject to the Fee Limit.  The Net Asset Value of Series A Units refers to the Partnership’s Net Assets allocated to the capital accounts of Series A Unit holders (the aggregate Capital Account balances with respect to the Series A Units), divided by the number of outstanding number of such Series A Units.  (The General Partner or its Affiliates may serve as a selling agent and may receive the selling agent fees from the Partnership and may in turn pay the selling agents’ fees to the selling agents).

“Series A Units” means units of Limited Partner Interest subject to the following fees, expenses and charges:  Trading Advisor Management Fee, Trading Advisor Incentive Fee, Brokerage Commissions and Trading Expenses, General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fees, Broker Dealer Servicing Fee and Redemption Fee.

“Series A Units Re-Designation Event” means with respect to a particular Series A Unit, when such Series A Unit reaches the Fee Limit.  Upon a Series A Units Re-Designation Event the subject Series A Units shall at month end be re-designated as Series C Units based on an exchange of Units calculated upon the month end Net Asset Value of Series A Units and the month end Net Asset Value of Series C Units (including fractional units as applicable) without any further action by the holder.

“Series B Units” means units of Limited Partner Interest subject to the following fees, expenses and charges:  Trading Advisor Management Fee, Trading Advisor Incentive Fee, Brokerage Commissions and Trading Expenses, General Partner Management Fee, Administrative Expenses, Offering Expenses, and Broker Dealer Servicing Fee or Broker Dealer Custodial Fees.  In no event will a Limited Partner holding Series B Units pay both a Broker Dealer Servicing Fee and a Broker Dealer Custodial Fee.

“Series B Units Re-Designation Event” means with respect to a particular Series B Unit, when such Series B Unit reaches the Fee Limit.  Upon a Series B Units Re-Designation Event the subject Series B Units shall at month end be re-designated as Series C Units based on an exchange of Units calculated upon the month end Net Asset Value of Series B Units and the month end Net Asset Value of Series C (including fractional units as applicable) without any further action by the holder.

“Series C Units” means units of Limited Partner Interest which have been re-designated as Series C Units at month end when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on the outstanding Series A, B, and I Units pursuant to FINRA Rule 2310 in connection with a Series A Units Re-Designation Event, Series B Units Re-Designation Event or Series I Units Re-Designation Event (as applicable).  Series C Units shall be identical to other series of Units except that Series C Units shall be subject to the following fees, expenses and charges:  Trading Advisor Management Fees, Trading Advisor Incentive Fees, Brokerage Commissions and Trading Expenses, General Partner Management Fee and Administrative Expenses.

“Series I Units” means units of Limited Partner Interest subject to the following fees, expenses and charges:  Trading Advisor Management Fee, Trading Advisor Incentive Fee, Brokerage Commissions and Trading Expenses, General Partner Management Fee, Administrative Expenses and Offering Expenses.

“Series I Units Re-Designation Event” means with respect to a particular Series I Unit, when such Series I Unit reaches the Fee Limit.  Upon a Series I Units Re-Designation Event the subject Series I Units shall at month end be re-designated as Series C Units based on an exchange of Units calculated upon the month end Net Asset Value of Series I Units and the month end Net Asset Value of Series C Units (including fractional units as applicable) without any further action by the holder.

“Special Redemption Notice” has the meaning given it in Section 8.3.

“Subject Series Capital Accounts” has the meaning given it in Section 7.2(d).

“Subscription Agreement” means, with respect to a Person, the subscription agreement (and related documents) in such form as the General Partner may from time to time determine, as completed and executed by such Person and delivered by such Person to the General Partner, pursuant to which such Person subscribes for a Unit by agreeing to contribute capital to the Partnership as may be set forth therein.

“Trading Advisor” means a trading advisor of the Partnership.

“Trading Advisory Agreement” means an agreement between the Partnership and a Trading Advisor.

“Trading Advisor Incentive Fee” means an incentive fee payable by the Partnership with respect to each applicable series of Units to any Trading Advisor based on trading profits, pursuant to terms entered into between the Trading Advisors and the General Partner on behalf of the Partnership, as more specifically described in the Prospectus.

“Trading Advisor Management Fee” means a fixed rate management fee payable by the Partnership with respect to each applicable series of Units to each Trading Advisor based on the trading level of the Fund, pursuant to terms entered into between the Trading Advisor and the General Partner on behalf of the Partnership, as more specifically described in the Prospectus.

“Transfer” means any transaction in which a Person assigns or purports to assign a Unit, or an interest therein, to another Person, and includes any transfer, sale, assignment, gift, exchange, pledge, mortgage, or hypothecation, or any other conveyance, disposition, or encumbrance, whether voluntary, involuntary, or by operation of law, of such Unit or interest therein.

“Treasury Regulations” means the income tax regulations promulgated under the Code.

“Units” mean units of Limited Partner Interests.  The Units may comprise Series A Units, Series B Units, Series C Units, Series I Units, or other series of Units of Limited Partner Interests as the General Partner may from time to time authorize.  Each Unit of a particular series represents units of fractional undivided beneficial interest in the ownership of such series.  The Partnership may issue fractional Units.  The Units shall be uncertificated.  The applicable fee and expense rates and any applicable fee limits for each series of Units shall be set forth in the applicable Prospectus.

“Withdrawing General Partner” has the meaning given it in Section 8.6.

“Withdrawing Limited Partner” has the meaning given it in Section 8.7(b).

ARTICLE II
FORMATION AND PURPOSE

2.1   Formation.  The Partnership was formed as a limited partnership under the Delaware Act pursuant to the filing of the Certificate in the office of the Secretary of State of the State of Delaware.

2.2   Name.  The name of the Partnership shall be “Seneca Global Fund, L.P.”  The General Partner shall manage and conduct the business and affairs of the Partnership under that name or, to the extent permitted by applicable law, under such other names as the General Partner may determine from time to time; provided, however, that the General Partner may not manage or conduct the business or affairs of the Partnership under the name (or any derivative thereof) of any Limited Partner without the prior consent of such Limited Partner.

2.3   Purpose; Business.  The purposes and businesses of the Partnership are to buy, hold and sell investments, domestic or foreign, in any assets, properties, commodities, instruments or financial products selected by the General Partner (or its designee or Trading Advisor, as applicable), consistent with the description of the Partnership’s business and trading activity in the Prospectus, including without limitation buying, holding and selling commodities, futures contracts, forward contracts, swaps, options on futures contracts and physical commodities, spot (cash) commodities, currencies, financial instruments (including certificates of deposit, Treasuries and United States Agency securities, commercial paper and any other securities approved by the CFTC for investment of customer funds), commodity pools and any rights and interests pertaining hereto or any other securities or items which are now, or may hereafter be, the subject of futures contract trading (individually and collectively “Commodities Interests”), provided, however, that the Partnership may not carry on any business, investment, purpose or activity that may not lawfully be carried on by a limited partnership formed under the Delaware Act.  The Partnership shall possess and may exercise all the powers and privileges granted by the Delaware Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers or privileges are necessary, appropriate, advisable, or convenient to the conduct, promotion or attainment of any business, purpose or activity of the Partnership.

2.4   Status and Duration.  The Partnership shall be a separate legal entity whose existence commenced upon the filing of the Certificate and whose existence shall continue until the Certificate is canceled.  The Certificate shall be canceled at the time and in the manner prescribed by Section 17-203 of the Delaware Act.  The Partnership shall be dissolved and wound up in accordance with the provisions of Article XIV.

2.5   Registered Office and Registered Agent; Principal Office.

(a)   Subject to the provisions of Section 17-104(b) of the Delaware Act, the registered office of the Partnership required by the Delaware Act to be maintained in the State of Delaware shall be the registered office named in the Certificate or such other office (which may but need not be a place of business of the Partnership) as the General Partner may designate from time to time in accordance with the provisions of the Delaware Act.

(b)   Subject to the provisions of Section 17-104(b) of the Delaware Act, the registered agent for service of process on the Partnership required by the Delaware Act to be maintained in the State of Delaware shall be the registered agent initially named in the Certificate or such other Person as the General Partner may designate from time to time in accordance with the provisions of the Delaware Act.

(c)   The principal office of the Partnership shall be c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland  20850 or at such other place as the General Partner may designate from time to time (which other place may but need not be in the State of Delaware); provided, however, that the General Partner shall give Notification to the Limited Partners of any change in the location of the principal office of the Partnership within thirty (30) days after the date of such change.  The Partnership may have such other offices as the General Partner may designate from time to time.

2.6   Partners Not Agents.  Except as specifically provided herein, nothing contained herein shall be construed to constitute any Partner the agent of any Partner, other than the General Partner as the agent of the Partnership.

ARTICLE III
MANAGEMENT AND TRADING POLICIES

3.1   Management of the Partnership.  Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including without limitation the investment of the funds of the Partnership.  No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership.  Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership.

3.2   The General Partner.

(a)   The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership.  The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law.  The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

(b)   Without limiting the generality of the foregoing, but subject in each case to the provisions of this Agreement and the requirements of applicable law, the General Partner shall possess and may exercise the right, power, and authority:

(i)   to take such action for and on behalf of the Partnership and in the name of the Partnership as the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to effect the continuation of the Partnership and to carry on the businesses, purposes, and activities for which the Partnership was formed, including without limitation buying, holding and selling Commodities Interests as selected by the General Partner (or its designees or Trading Advisor),  and further including the execution, swearing to, acknowledgement, delivery, publication, and filing and recording in the appropriate public offices of:

(A)   all certificates, instruments, and other documents (including this Agreement and the Certificate and all amendments and/or restatements thereof) that the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to effect such formation and to carry on such businesses, purposes, and activities (including such certificates, instruments, or other documents, and such amendments thereto, as the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Delaware Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business);

(B)   all certificates, instruments, or other documents that the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to reflect any amendment of this Agreement, or the Certificate effected in accordance with the provisions hereof;

(C)   all conveyances and other certificates, instruments, and other documents that the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to reflect the dissolution and winding up of the Partnership pursuant to the provisions of this Agreement and the Delaware Act, including a certificate of cancellation of the Certificate; and

(D) all certificates, instruments, and other documents relating to the admission, withdrawal, removal, or substitution of any Partner pursuant to the provisions of this Agreement or the Capital Contribution by any Partner;

(ii)  to cause the Partnership to enter into agreements with Trading Advisors, selling agents, broker dealers, administrators, banks, futures commission merchants, cash managers, securities brokers, counterparties, custodians, legal counsel, accountants, auditors, appraisers, investment bankers, consultants and other service providers selected by the General Partner, subject to such terms and conditions as the General Partner may determine, and provided that the General Partner shall not receive any rebates or give ups from such parties and that the General Partner shall not participate in any reciprocal business arrangements (it being understood and agreed that nothing herein shall require the General Partner to employ or continue to employ the services of any Person, or be construed to limit in any way the rights, powers, and authority of the General Partner hereunder) and provided that the General Partner shall seek what it in good faith believes to be the best price and services available for all of the Partnership’s transactions in Commodities Interests;

(iii)  to cause the Partnership (by action of the General Partner or its designee or Trading Advisor, as applicable) to buy Commodities Interests on margin and utilizing leverage;

(iv)  to cause the Partnership to borrow monies from time to time (and to pledge, mortgage, hypothecate or encumber its assets, and issue notes or other evidences of indebtedness, in connection therewith), on such terms and subject to such conditions as the General Partner may determine, provided that on loans from the General Partner to the Partnership, the General Partner shall not receive interest in excess of the amounts that would be charged to the Partnership by unrelated banks on comparable loans;

(v)  to act, in respect of any of its rights, powers, authority, duties, responsibilities, or obligations hereunder, directly or by or through any duly authorized officer, employee, or agent of the General Partner or the Partnership or any duly appointed attorney in fact of either (it being understood and agreed that each such officer, employee, agent, or attorney-in-fact shall, to the extent provided by the General Partner, possess full and complete right, power, and authority to do and perform each and every act which is permitted or required to be performed by the General Partner hereunder, without thereby causing the General Partner to cease to be a general partner of the Partnership);

(vi)  to cause the Partnership to pay expenses, including without limitation fees, commissions, costs, ordinary expenses, and Extraordinary Fees and Expenses; and

(vii)  to take such other actions as the General Partner considers necessary or desirable to manage the business of the Partnership, including without limitation opening bank accounts and paying or authorizing the payment of distributions to Partners.

(c)  No agreement between the Partnership and a Trading Advisor or the General Partner shall exceed one year.  Agreements between the Partnership and a Trading Advisor or the General Partner or its Affiliate shall be terminable by the Partnership without penalty on sixty (60) days’ written notice.

3.3   Trading Advisors.

(a)  The General Partner, on behalf of the Partnership, may retain one or more Trading Advisors to make trading decisions for the Partnership, and may delegate trading discretion to the Trading Advisors; provided, however, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership (as set forth in Section 3.4); (ii) to the extent that the General Partner’s overriding is necessary for the protection of the Partnership; (iii) to terminate the Commodities Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five (5) days of such request, to fund distributions or redemptions or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time during which a Trading Advisor may be incapacitated or an emergency may arise as a result of which the Trading Advisor is unable or unwilling to act and a successor Trading Advisor has not yet been retained.

(b)  The General Partner is authorized, on behalf of the Partnership, to enter into the form of Trading Advisory Agreement described in the Prospectus with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to the Trading Advisors the Trading Advisor Management Fees and Trading Advisor Incentive Fees provided for in the applicable Trading Advisory Agreements, as described in the Prospectus.  The General Partner is further authorized to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate the Trading Advisory Agreements in the General Partner’s sole discretion (in accordance with the terms of such Trading Advisory Agreements) and to cause the Partnership to engage from time to time other Trading Advisors pursuant to Trading Advisory Agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion considers to be in the best interests of the Partnership.

3.4   General Trading Policies.

(a)  The General Partner shall require any Trading Advisor retained by the Partnership to agree to follow the trading policies set forth below with respect to the Partnership.

1.  The Partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given Commodities Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Commodities Interest.  Taking into account the Partnership’s open trade equity on existing positions in determining generally whether to acquire additional Commodities Interest positions on behalf of the Partnership will not be considered to constitute “pyramiding.”

2.  The Partnership will not permit “churning” of the Partnership’s assets.

3.   The Partnership will not commingle its assets with the assets of any other Person, except as permitted by law.

4.   The Partnership will not make loans to the General Partner or any Affiliate thereof or to any Person.

5.   The Partnership will not purchase, sell or trade securities (except securities permitted by the CFTC, now and in the future, for investment of customer funds).  The Partnership may, however, trade in domestic and foreign swaps and futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options and may invest in other commodity pools.

(b)   The General Partner shall not make any material change in the trading policies in Section 3.4(a) without obtaining prior written approval of a Majority of Disinterested Limited Partners.

3.5   Tax Related Actions.

(a)   The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership.  The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax regarding which the General Partner or the Partnership shall in good faith and by appropriate legal proceedings contest the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

(b)   The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as “tax matters partner” of the Partnership, including, but not limited to, the following:  (i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (iv) in certain circumstances, the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the profits of the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Limited Partner’s behalf.

(c)   If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

3.6    Other Activities.  The General Partner and any of its Affiliates or Persons connected with the General Partner or its Affiliates may invest in, directly or indirectly, or manage or advise other investment funds or accounts which invest in assets which also may be purchased by the Partnership.  Neither the General Partner or any of its Affiliates or any Person connected with the General Partner or its Affiliates will be under any obligation to offer investment opportunities of which any of them becomes aware to the Partnership or to account to the Partnership in respect of (or share with the Partnership or inform the Partnership of) any such transaction or any benefit received by any of them from any such transaction, but will allocate such opportunities on an equitable basis between the Partnership and other clients.

3.7    Admission of Additional General Partners.

(a)   Subject to the provisions of Section 3.7(b), the General Partner may cause the Partnership to admit one or more Persons (including one or more Affiliates of the General Partner) to the Partnership as a general partner (“Additional General Partner”) and, in connection therewith, may amend this Agreement to provide that any one or more of such Additional General Partners may possess and exercise any one or more of the rights, powers, and authority of a general partner hereunder.

(b)   In the event that such Additional General Partner is not an Affiliate of the General Partner, the General Partner shall (i) give Notification to the Limited Partners of the intent to admit such Additional General Partner and (ii) obtain the consent of a Majority of Disinterested Limited Partners.

3.8    Authority.  No Person dealing with the General Partner shall be required to determine the General Partner’s authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of the General Partner’s authority.

ARTICLE IV
NET WORTH OF GENERAL PARTNER

4.1    Net Worth Generally.  The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnerships for which it acts as a general partner by all such partnerships’ partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnerships, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnerships for which it acts as a general partner by all such partnerships’ partners or $250,000, whichever is the lesser; and, provided, further, that, consistent with Section II.B of the NASAA Guidelines as in effect on the date hereof, in no event shall the General Partner’s net worth be less than $50,000, nor shall the General Partner’s net worth be required to be greater than $1,000,000.  For the purposes of this Article IV, “net worth” shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Article IV, with all current assets based on their then current market values.  The interests owned by the General Partner in the Partnership and any other limited partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnerships in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an “affiliate” (as such term is defined in Regulation S-X of the rules and regulations of the SEC) of the General Partner or letters of credit may be included.

4.2    Other Limited Partnerships.  The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by Section 4.1.

4.3    NASAA Guidelines.  The requirements of Sections 4.1 and 4.2 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (i) such modification does not adversely affect the interests of the Limited Partners, and (ii) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (x) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (y) will not adversely affect the status of the Limited Partners as limited partners under the Delaware Act, and (z) will not violate any applicable state securities or blue sky laws or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s net worth may not be reduced below the lesser of (1) the net worth required by Section II.B of the NASAA Guidelines, and (2) the net worth required by such Guidelines as in effect on the date of such proposed modification.

ARTICLE V
CAPITAL CONTRIBUTIONS;
OFFERING OF UNITS; PARTNERS

5.1    General Partner Capital Contributions.

(a)   The General Partner shall contribute a minimum of $500,000 to the initial trading capital of the Partnership, initially in $100 cash increments, and shall be issued General Partner Units by the Partnership.  Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the greater of: (i) 1% of aggregate Capital Contributions to the Partnership by all Partners (including the General Partner’s contribution) and (ii) $25,000.  Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by General Partner Units or investment in any series of Limited Partner Units.  Any General Partner Units purchased thereafter will be at the Net Asset Value of the General Partner Units as of the close of business on the last day of the month in which the General Partner acquires new Units.  The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its Capital Account balance that is in excess of its required interest described above on any Redemption Date.

(b)   The General Partner’s minimum investment requirements of Section 5.1(a) may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that:  (i) such modification does not adversely affect the interests of the Limited Partners, and (ii) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification:  (x) will not adversely affect the Partnership’s ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (y) will not adversely affect the status of the Limited Partners as limited partners under the Delaware Act, and (z) will not violate any applicable state securities or blue sky laws or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by the NASAA Guidelines as in effect on the date of such proposed modification.

(c)   As used in this Section 5.1, the term “General Partner” shall refer to the General Partner and/or any of its Affiliates.

5.2    Limited Partner Units; Limited Partners.

(a)   Units refer to units representing Interests issued to Limited Partners (whether Series A Units, Series B Units, Series C Units, Series I Units, or other series of Units authorized by the General Partner for issuance to Limited Partners).

(b)   The Partnership may issue and sell Units to Persons desiring to become Limited Partners on such terms and conditions as determined by the General Partner (consistent with the other provisions of this Agreement).  The General Partner may withhold or delay, in its sole discretion, the Partnership’s acceptance of subscriptions for Units.  The minimum subscription for Units per subscriber shall be such amount as the General Partner may determine from time to time in its sole discretion.

(c)   The Partnership may offer and sell Units directly, or indirectly through one or more selling agents, broker dealers or other Persons on terms approved by the General Partner in its sole discretion (including the General Partner or its Affiliate serving as a selling agent).  No subscriber for Units during any offering of Units shall become a Limited Partner until (i) the General Partner shall accept such subscriber’s subscription at the closing relating to such offering; and (ii) the Subscriber becomes a party to this Agreement, whether by execution of a counterpart hereof pursuant to a power of attorney or otherwise agrees to be bound hereto by separate instrument as an owner of Units and who is shown on the books and records of the Partnership as a Limited Partner.

(d)   In connection with an offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall:  (i) cause to be filed one or more registration statements, Prospectuses, disclosure documents and such amendments and supplements thereto and other applications, notices or forms as the General Partner considers advisable or as may be required by applicable law with the CFTC, NFA, SEC, state securities and blue sky administrators and FINRA; (ii) qualify by registration or exemption from registration the Units for sale under the blue sky and securities laws of such states of the United States and other jurisdictions as the General Partner considers advisable or as may be required by applicable law; and (iii) take other actions regarding the offer and sale of Units as the General Partner considers advisable.

(e)   All Units subscribed for shall be issued subject to the collection of good funds.  If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber provided bad funds, the Partnership may cancel the Units issued to such subscriber represented by such bad funds.  Any losses or profits sustained by the Partnership in connection with its trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Units.  Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of such Units issued to the Limited Partner pursuant to this Section 5.2(e).

(f)   As requested by the General Partner from time to time, each Limited Partner shall furnish to the General Partner or the Partnership such information as the General Partner may consider necessary or appropriate for the Partnership to open and maintain accounts with securities and commodities brokerage firms.

(g)   Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable.  No Limited Partner shall be liable for the Partnership’s obligations in excess of such Partner’s unredeemed Capital Contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units.  The Partnership may make a claim against a Limited Partner with respect to amounts distributed to the Limited Partner or amounts received by the Limited Partner upon redemption of Units, if the Net Assets of the Partnership are insufficient to discharge the liabilities of the Partnership which have arisen prior to the payment of such amounts (including without limitation indemnification liabilities).

(h)   Except to the extent that a Limited Partner has the right to withdraw capital through redemption of Units in accordance with Article VIII, no Limited Partner shall have any right to demand the return of its Capital Contribution or any profits thereto, except upon termination and dissolution of the Partnership.  In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.  The General Partner shall not be personally liable for the return or repayment of all or any portion of the Capital Contribution or profits of any Limited Partner, it being expressly agreed that any return of Capital Contribution or profits pursuant to this Agreement shall derive solely from the assets of the Partnership.

(i)   The withdrawal, Bankruptcy, disability, legal incompetency, death, liquidation, termination, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership.  Each Limited Partner expressly agrees that in the event of such Limited Partner’s death, it waives on behalf of itself and its estate, and such Limited Partner directs the legal representative of its estate and any Person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books and records of the Partnership.

(j)   Any consent or approval of Limited Partners or consent of Majority of Disinterested Limited Partners herein may be taken by written consent signed by the requisite holders of Limited Partner Percentages (without the necessity of an in-person meeting).

5.3    Certain Rights of the Limited Partners.

(a)   Any action requiring the consent of the Limited Partners hereunder may be taken pursuant to a meeting (in person or by proxy), or pursuant to written consent (without a meeting).

(b)   Any Limited Partner upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within a reasonable time of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and is requested solely for a purpose reasonably related to a Limited Partner’s interest as a Limited Partner of the Partnership.

(c)   Any Limited Partners holding at least 10% of the Limited Partner Percentages (excluding any Limited Partner Interests held by the General Partner or its Affiliate for purposes of such calculation), may call a meeting of the Limited Partners by submitting to the General Partner a written request, either in person or by certified mail, stating the purpose of the meeting.  The General Partner shall, by Notification to each Limited Partner within fifteen (15) days after receipt of a request by any Limited Partners holding at least 10% of the Limited Partner Percentages (excluding any Limited Partner Interests held by the General Partner or its Affiliate for purposes of such calculation), call such a meeting.  Without limiting the Limited Partners’ right to (instead) act by written consent, such meeting of Limited Partners shall be held at least thirty (30) days but not more than sixty (60) days after delivery of the Notification, and the Notification shall specify the date, a reasonable place and time for such meeting, as well as its purpose.  In any meeting called pursuant to this Section 5.3(c) upon the affirmative vote of a Majority of Disinterested Limited Partners (in person or by proxy), or upon the written consent of a Majority of the Disinterested Limited Partners (without a meeting), any of the following actions may be taken by the Limited Partners (without the consent of the General Partner):

(i)   this Agreement may be amended in accordance with, and only to the extent permissible under, the Delaware Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled (and without limiting the Limited Partners’ consent rights regarding amendments under Section 13.2);

(ii)   the General Partner may be removed and replaced;

(iii)   a new general partner or general partners may be elected if the General Partner is removed or withdraws from the Partnership;

(iv)   any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than sixty (60) days’ prior written notice; and

(v)   a sale of all or substantially all of the assets of the Partnership.

(d)   Notwithstanding the foregoing clauses (i) through (v) of Section 5.3(c) no such action shall be taken by the Limited Partners which would adversely affect the status of the Limited Partners as limited partners under the Delaware Act or the classification of the Partnership as a partnership under the federal income tax laws.

ARTICLE VI
TRANSFERS OF LIMITED PARTNER INTERESTS

6.1    Restrictions on Transfers of Limited Partner Interests.

(a)   No Limited Partner shall Transfer any of its Units or any part or all of its right, title and interest in the capital or profits of the Partnership without giving prior Notification of the Transfer to the General Partner, and no Transfer shall be effective until (i) at least thirty (30) days after the General Partner receives Notification of the proposed Transfer and (ii) the General Partner has consented in writing to the Transfer, which consent the General Partner will not unreasonably withhold or delay; provided that if such Transfer occurs by reason of the death of a Limited Partner or assignee, such Notification may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner, and thereupon the General Partner shall consent to such Transfer (without limiting Sections 6.1(b) and 6.1(c)).

(b)   In the case of a Transfer of a Unit, or an interest therein, arising by death or operation of law, the successor of the transferor shall be deemed to have assumed all of the duties, responsibilities, liabilities and obligations of the transferor under this Agreement with respect to such Transferred Unit or interest therein, unless the General Partner expressly agrees otherwise.

(c)   A transferee of Units shall not be admitted as a substituted Limited Partner without the General Partner’s written consent, which consent will not be unreasonably withheld or delayed, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regards to such written consent subject to the restrictions set forth in the following sentence.  No Transfer of Units shall be effective or recognized by the Partnership if, following such Transfer (i) there would result a termination of the Partnership for federal income tax purposes as provided in Code Section 708(b) and any attempted Transfer in violation hereof shall be ineffective to Transfer any such Units or (ii) either the transferee of Units or the transferor of Units would hold less than the minimum number of Units equivalent to the initial minimum investment set forth in the Prospectus, provided that the restriction set forth in this clause (ii) shall not prevent transfer of all of the then remaining Units held by the transferor.

6.2    Obligations of Transferors of Limited Partner Interests.

(a)   If a Person desires to Transfer a Unit, or an interest therein, pursuant to the provisions of Section 6.1(a), such Person shall be responsible for compliance with all conditions of Transfer imposed by this Agreement and under applicable law and for any expenses incurred by the Partnership for legal or accounting services in connection with reviewing the Transfer or obtaining legal opinions in connection therewith.  Upon the request of the General Partner, a Person desiring to Transfer Units, or any interest therein, shall either cause the Partnership to be provided with, or authorize the Partnership to obtain, an opinion of counsel satisfactory to the General Partner that the proposed Transfer complies with the 1933 Act and all other applicable laws.

(b)   Unless otherwise agreed by the General Partner, no Transfer of a Unit, or any interest therein, other than pursuant to a statutory merger or consolidation of the transferor wherein all duties, responsibilities, liabilities, and obligations of the transferor are assumed by a successor corporation by operation of law, shall relieve the transferor of its obligations under this Agreement.

6.3    Obligations of Transferees of Unit.

(a)   A Person admitted to the Partnership as a Limited Partner pursuant to Section 6.1(c) shall, to the extent of the Units, or interest therein, Transferred to such Person, succeed to all of the rights, powers, and authority of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner.

(b)   Unless the General Partner expressly agrees otherwise, any Person to whom Units, or an interest therein, is Transferred, whether or not such Person is admitted to the Partnership as a Limited Partner, shall, to the extent of such Units or interest therein, succeed to the duties, responsibilities, liabilities and obligations of the transferor hereunder and be subject to the restrictions to which such transferor is subject hereunder.

6.4    Effect of Non-Complying Transfers.  Any Transfer of Units, or interest therein, that would (i) violate the provisions of this Agreement, (ii) violate any of the Securities Laws or other applicable laws, (iii) cause the termination of the Partnership’s classification as a partnership for federal income tax purposes, (iv) cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations, or (v) cause the assets of the Partnership to be treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan or account subject to Section 4975 of the Code or would result in a “prohibited transaction” as defined in ERISA or Section 4975 of the Code, shall be wholly null and void and of no legal force or effect and shall not effectuate the Transfer contemplated thereby.  The Partnership shall have the right to obtain injunctive relief (in addition to and not in lieu of any other remedies available to it) in the event of any breach of the provisions of this Article VI.

ARTICLE VII
ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING MATTERS

7.1    Capital Accounts.  A capital account (“Capital Account”) shall be established for each Partner.  The initial balance of each Partner’s Capital Account shall be the amount of the Partner’s initial Capital Contribution to the Partnership.  In the event that a Person holds more than one series of Units (or in the event that the General Partner holds both General Partner Units and Units of Limited Partner Interests), for bookkeeping purposes a Partner shall have separate Capital Accounts with respect to each different series of Units held by such Partner.

7.2    Monthly Allocations.  As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each Fiscal Year of the Partnership, the following determinations and allocations shall be made:

(a)   The Capital Accounts on the first day of each calendar month shall be credited with any Capital Contributions made by the Partner with respect to the subject series of Units or General Partner Units.

(b)   The Net Assets, before any accrual of fees and expenses for that calendar month, shall be determined, for each series of Units of the Partnership.

(c)   The accrued fees and expenses that are chargeable to all series of Units and the General Partner Units (other than the Trading Advisor Incentive Fee) shall be (i) charged against the Capital Account of each Partner in the ratio that the balance of each Partner’s Capital Account bears to the balance of all Capital Accounts, and (ii) charged against the Net Assets of the Partnership.  For the avoidance of doubt, any fees or expenses of the Partnership which are not specifically chargeable only to a certain series of Units pursuant to the respective definitions of the series of Units or other applicable provisions of this Agreement, shall be chargeable to all series of Units and the General Partner Units based on respective Capital Account balances.

(d)   The accrued fees and expenses which are chargeable only against certain series of Units shall be (i) charged, on a separate series-by-series basis as applicable, against the Capital Account of each Partner with respect to the series of Units bearing the particular fees and expenses (“Subject Series Capital Accounts”) in the ratio that the balance of each Partner’s Subject Series Capital Account bears to the balance of all Subject Series Capital Accounts, and (ii) charged against the Net Assets of the Partnership.

(e)   As applicable, the accrued Trading Advisor Incentive Fee (if any) shall be (i) charged against the Capital Accounts of each Partner in the ratio that the balance of each Partner’s Capital Account bears to the balance of all Capital Accounts, and (ii) charged against the Net Assets of the Partnership.

(f)   Any decrease or increase in Net Assets (since the immediately preceding Determination Date) (after the adjustments in subparagraphs (b), (c), (d) and (e) above) shall be credited or charged to the Capital Accounts of each Partner in the ratio that the balance of each Capital Account bears to the balance of all Capital Accounts.

(g)   The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, and any amount paid to a Partner upon withdrawal of its interest in the Partnership shall be charged to such Partner’s Capital Account.

7.3    Allocation of Profit and Loss for Federal Income Tax Purposes.  As of the end of each Fiscal Year of the Partnership (or such other period as required by the Code), the Partnership’s recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes.  Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership.  For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(a)   Subject to Section 7.3(c), items of ordinary income shall be allocated pro rata among the Partners based on their respective Capital Accounts as of the end of each month in which the items of ordinary income accrued.

(b)   Items of fees charges, commissions and other expenses shall be allocated among the applicable Partners consistent with the allocation of the items to such Partners pursuant to Section 7.2 (in connection with the determination of Net Asset Value).

(c)   Net recognized gain or loss from the Partnership’s trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of capital or ordinary gain or loss):

(i)   For the purpose of allocating the Partnership’s net recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit.  The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit.  Allocation accounts shall be adjusted as of the end of each Fiscal Year (or such other period) and as of the date a Partner completely redeems his Units as follows:

(A)   Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to Section 7.3(a) and Section 7.3(c)(ii).

(B)   Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to Section 7.3(b) and Section 7.3(c)(iii) and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(C)   When a Unit is redeemed, the allocation account with respect to such Unit shall be eliminated.

(ii)   Notwithstanding the foregoing, in the event a Partner makes a redemption pursuant to Section 8.1, or is required to withdraw pursuant to Section 8.7, the Partnership shall be permitted to make a special allocation to such Partner of gains or losses, as the case may be, recognized by the Partnership in such a manner as will reduce the amount, if any, by which such Partner’s Capital Account exceeds, or is less than, the allocation account with respect to such Partner’s Units before such allocation.

 (d)   The tax allocations prescribed by this Section 7.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner.  In the event that a Unit has been transferred or assigned pursuant to Section 6.1(a), the allocations prescribed by this Section 7.3(d) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7.3 shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit.  For purposes of this Section 7.3, tax allocations shall be made to the General Partner’s Units on a Unit-equivalent basis.

(e)   The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7.2 hereof so as to eliminate, to the extent possible, any disparity between a Partner’s Capital Account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704 of the Code and the Treasury Regulations promulgated thereunder.

7.4    Net Asset Value.

(a)   The Partnership’s “Net Assets” shall mean the total assets of the Partnership (including without limitation all cash and cash equivalents (valued at cost), any unrealized profits and losses, accrued interest and amortization of original issue discount, and the market value of all open Commodities Interests positions and other assets of the Partnership), minus the total liabilities of the Partnership (including without limitation one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership’s open Commodities Interests positions (if charged on a “round turn” basis), or brokerage fees (if charged on a “flat rate” basis), fees and expenses (including any accrued Trading Advisor Incentive Fee although such accrual might not become payable), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting.  Unless generally accepted accounting principles require otherwise, the market value of a Commodities Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Commodities Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Commodities Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Commodities Interest is traded or otherwise, the settlement price on the first subsequent day on which the Commodities Interest could have been liquidated will be the market value of the Commodities Interest for such day.  The market value of a forward contract or a Commodities Interest traded on a foreign exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Commodities Interest.

(b)   The “Net Asset Value” of a Unit in a particular series refers to the Net Assets allocated to Capital Accounts with respect to such series (the aggregate Capital Account balances with respect to the series of Units) divided by the aggregate number of outstanding Units of such series.  The “Net Asset Value” of a General Partner Unit refers to the Net Assets allocated to the General Partner Units (the aggregate Capital Account balances with respect to the General Partner Units), divided by the aggregate number of outstanding General Partner Units.

7.5    Interest on Assets.  The Partnership shall deposit all of its assets with such futures commission merchant(s) and cash manager(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Commodities Interests trading.  Such assets shall be invested in securities permitted by the CFTC for investment of customer funds or held in non-interest bearing accounts and will earn or be credited with income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

ARTICLE VIII
REDEMPTIONS, DISTRIBUTIONS AND WITHDRAWALS

8.1    Redemptions.

(a)   Redemptions may be made by a Limited Partner as of the last Business Day of any month (each, a “Redemption Date”), at the applicable Net Asset Value per Unit (or portion thereof) on the Redemption Date, on five (5) Business Days’ prior written notice to the General Partner.  Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner in its sole discretion.  In addition, a Limited Partner, if making a partial redemption, must maintain at least $10,000 or its original investment amount, whichever is less, in the Partnership, unless such requirement is waived by the General Partner in its sole discretion.  In the event that any Units are redeemed prior to the end of a calendar quarter, the Trading Advisors shall be entitled to a Trading Advisor Incentive Fee (as applicable), payable on a quarterly basis, regarding the redeemed Units to the extent of any accrued Trading Advisor Incentive Fee allocable to the redeemed Units as of the Redemption Date.

(b)   The Partnership will pay redemption proceeds as soon as practicable after the Redemption Date, generally within thirty (30) days after the Redemption Date.  Partner redemptions will be accounted for on a first in first out basis unless such requirement is waived by the General Partner.  The Partnership may delay payment of the redemption proceeds if special circumstances require, including without limitation (i) a market emergency that prevents the liquidation of Commodities Interests, (ii) a delay or default in payment to the Partnership by the futures commission merchants, cash managers or a bank, or (iii) if payment is restricted pursuant to the Delaware Act.  Limited Partners shall be notified within ten (10) days after the Redemption Date if any redemption cannot be honored under the terms hereof and their requests thereafter will be honored at the first available opportunity on a pro rata basis.  The Partnership may deny a redemption request if, in the General Partner’s sole discretion, such a redemption request would violate any applicable law, regulation or rule to which the Partnership may be subject.

(c)   Series A Units will pay a Redemption Fee, as applicable, unless such Redemption Fee is waived by the General Partner in its sole discretion.

(d)   Upon redemption, a Partner (or any assignee thereof) will receive an amount equal to the applicable Net Asset Value per Unit of the redeemed portion of its Units as of the Redemption Date, minus any amount which is owed by such Partner (and its assignee, if any) to the General Partner as provided below in this Section 8.1(d) or to the Partnership.  If, pursuant to applicable law, the Partnership has been required to withhold tax on certain income of the Partnership allocable to a Limited Partner (or an assignee thereof) and the General Partner (in its sole discretion) has paid out of its own funds such tax, upon redemption of Units by such Limited Partner (or assignee) all amounts of such taxes may be deducted from the Net Asset Value of such Units and reimbursed to the General Partner.  In addition, upon redemption of Units, all amounts which are owed to the Partnership by the Limited Partner to whom such Units were issued as well as all amounts which are owed by all assignees of such Units will be deducted from the redemption proceeds payable to such redeeming Limited Partner including without limitation any payment that might be owing pursuant to Section 5.2(g).

(e)   Subject to Section 5.1, the General Partner may redeem any portion of the General Partner Units and make related withdrawals from the General Partner’s Capital Account on any Redemption Date.  The General Partner’s right to redeem its General Partner Units is not senior to any Series of Units and will be on the same terms as the Limited Partners as provided under this Article 8.

8.2    Distributions.  Distributions to Limited Partners may be payable at the sole discretion of the General Partner.  Any such distributions will be payable to the Limited Partners in proportion to their respective Capital Account balances.

8.3    Trading Suspension Redemption Right.  If the Partnership’s Net Assets at any time during a Fiscal Year decline to 50% or less than its Net Assets at the start of such Fiscal Year or at the start of the most recent month, disregarding subscriptions and redemptions, the Partnership will liquidate its positions as promptly as practical and suspend trading.  The General Partner will promptly notify the Limited Partners within seven (7) days regarding such decline in the Partnership’s Net Assets and the resulting trading suspension, which notice (“Special Redemption Notice”) will specify the related redemption exercise period and effective redemption date as determined by the General Partner.  Any Limited Partner may elect to fully redeem its Units in accordance with this Section 8.3 and the Special Redemption Notice, and will not be subject to the Redemption Fee, if any, provided that any such redemption will be subject to the redemption limitations and restrictions under Section 8.1(b) and any deductions under Section 8.1(d) as applicable.

8.4    Voluntary Withdrawal of a General Partner.  The General Partner shall not voluntarily withdraw from the Partnership unless it shall have given the Limited Partners at least one-hundred twenty (120) days’ prior Notification of the General Partner’s intention to withdraw.  If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal.

8.5    Required Withdrawal of a General Partner.  The General Partner shall be subject to removal and replacement upon (x) the affirmative vote of a Majority of Disinterested Limited Partners (in person or by  proxy), or (y)  the written consent of holders of a Majority of Disinterested Limited Partners.

8.6    Payment to Withdrawing General Partner.  A withdrawing General Partner’s (“Withdrawing General Partner”) entire General Partner Units and General Partner Interest shall be fully redeemed and cancelled as of the applicable withdrawal date (“GP Withdrawal Date”), which shall be at month-end, and as of the GP Withdrawal Date the Withdrawing General Partner shall no longer have any rights as a General Partner irrespective of a redemption payment occurring after the GP Withdrawal Date.  Subject to redemption limitations and restrictions under Section 8.1(b), the Partnership shall pay to the Withdrawing General Partner as soon as reasonably practicable the balance of the Withdrawing General Partner’s Capital Account measured as of the month-end immediately succeeding the GP Withdrawal Date (if the GP Withdrawal Date does not occur as of a month-end).  Furthermore, as soon as practicable the Partnership shall pay all pro rata accrued fees and expenses owing to the Withdrawing General Partner through the GP Withdrawal Date, including without limitation the accrued General Partner Management Fee.  Any withdrawal by a Person as General Partner shall not terminate nor otherwise affect its right to any fees with respect to such Person or its Affiliates serving as a selling agent.

8.7    Required Withdrawal of a Limited Partner.

(a)   The General Partner may require a Limited Partner to withdraw from the Partnership in the event that the General Partner, in its sole discretion, considers the withdrawal of the Limited Partner as being in the best interest of the Partnership, including without limitation a required withdrawal (i) in efforts to avoid the Partnership’s asset being subject to ERISA, (ii) because the continued participation of a Person as a Limited Partner will have adverse regulatory or tax consequences to the Partnership or other Partners or (iii) necessary to comply with any applicable government or self regulatory agency regulations.  If such mandatory withdrawal involves less than the full redemption of more than one Limited Partner, such redemptions will be conducted on a pro rata basis.

(b)   The General Partner’s Notification to such Limited Partner (“Withdrawing Limited Partner”) shall specify a withdrawal date (“LP Withdrawal Date”) and the reason for the required withdrawal.  The Withdrawing Limited Partner’s entire Units and Limited Partner Interest shall be fully redeemed and cancelled as of the LP Withdrawal Date, and as of the LP Withdrawal Date the Withdrawing Limited Partner shall no longer have any rights as a Limited Partner irrespective of the redemption payment occurring after the LP Withdrawal Date.  Subject to redemption limitations and restrictions under Section 8.1(b) and deduction from distributions under Section 8.1(d) as applicable, the Partnership shall pay to the Withdrawing Limited Partner as soon as reasonably practicable the balance of the Withdrawing Limited Partner’s Capital Account measured as of the month-end immediately succeeding the LP Withdrawal Date (if the LP Withdrawal Date does not occur as of a month-end).

ARTICLE IX
BOOKS AND RECORDS

9.1    Maintenance.  The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as the General Partner considers necessary or advisable, or as required by the CEA and the CFTC’s rules and regulations or other applicable laws.  The General Partner will maintain and preserve the books and records of the Partnership for at least six years.

9.2    Inspection.  During the Partnership’s regular business hours, the books and records of the Partnership will be available for inspection and copying (upon payment of reasonable reproduction and mailing costs) by Limited Partners or their representatives for any purposes reasonably related to a Limited Partnership’s interest as an owner of Units.

ARTICLE X
AUDITS; REPORTS TO LIMITED PARTNERS

10.1    Audit.  The Partnership’s books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion.

10.2    Financial and Other Reports.

(a)   The General Partner shall cause to be delivered to each Partner (or shall make available electronically to Partners upon their written authorization):  (i) as soon as reasonably practicable after each Fiscal Year, but within ninety (90) days after the end of each Fiscal Year, an annual report containing audited financial statements of the Partnership for the preceding Fiscal Year prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may require; (ii) as soon as practicable after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time may require in monthly reports; and (iii) such other information as the Partnership may be required to deliver to Limited Partners under applicable laws or which the General Partner considers advisable to deliver to Limited Partners.  Those Limited Partners who execute the Consent to Electronic Delivery of Periodic Reports contained in the Partnership’s Subscription Agreement shall receive an e-mail notification of where to access the report or an electronic version of such report.  Those Limited Partners who do not execute the Consent to Electronic Delivery of Period Reports shall be sent a paper copy of any such report.

(b)   No material change in the Brokerage Commissions and Trading Expenses shall become effective without prior Notification to all Limited Partners within sufficient time for the exercise of their redemption rights.

(c)   The General Partner shall notify the Limited Partners of (i) changes to a Trading Advisory Agreement which the General Partner believes to be material, (ii) material changes in Brokerage Commissions and Trading Expenses or other fees paid by the Partnership or (iii) material changes in the basic investment policies or structure of the Partnership, prior to any such change.  Such Notification shall set forth the Limited Partners’ voting and redemption rights, as well as a description of any material effects resulting from such changes.  The General Partner, not the Partnership, shall pay the cost of any Notification delivered pursuant to this paragraph.

10.3    Tax Return Information.

(a)   As soon as reasonably practicable after each Fiscal Year, but within ninety (90) days after the end of each Fiscal Year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the preceding Fiscal Year such tax information and schedules as shall be necessary for the preparation by such Person of its federal income tax return regarding the preceding Fiscal Year.

(b)   Each Limited Partner agrees in respect of any Fiscal Year in which such Limited Partner had an investment in the Partnership that, unless otherwise agreed by the General Partner, such Limited Partner shall not: (i) treat, on its individual tax returns, any item of income, gain, loss, deduction, or credit relating to such investment in a manner inconsistent with the treatment of such item by the Partnership, as reflected on the Schedule K-1 or other information statement furnished by the Partnership to such Partner; or (ii) file any claim for refund relating to any such item based on, or which would result in, any such inconsistent treatment.

ARTICLE XI
SPECIAL POWER OF ATTORNEY

11.1    Appointment and Powers.  Each Limited Partner constitutes and appoints the General Partner, the Liquidator, and authorized officers and attorneys in fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney in fact, with full power and authority in its name, place, and stead to:  execute, swear to, acknowledge, deliver, publish, and file and record in the appropriate public offices: (i) all certificates, instruments, and other documents (including this Agreement and the Certificate and all amendments and/or restatements thereof) that the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to effect the formation of the Partnership and to carry on the businesses, purposes, and activities for which the Partnership was formed (including such certificates, instruments, or other documents, and such amendments thereto, as the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Delaware Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business); (ii) all certificates, instruments, or other documents that the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to reflect any amendment of this Agreement or the Certificate effected in accordance with the provisions hereof; (iii) all conveyances and other certificates, instruments, and other documents that the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to reflect the dissolution and winding up of the Partnership pursuant to the provisions of this Agreement and the Delaware Act, including a certificate of cancellation of the Certificate; and (iv) all certificates, instruments, and other documents relating to the admission, withdrawal, removal, or substitution of any Partner pursuant to the provisions of this Agreement or the Capital Contribution by any Partner.

11.2    Irrevocable.  The foregoing appointment is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that the Limited Partners will be relying upon the power of the General Partner or the Liquidator, as the case may be, to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the Transfer of a Limited Partner Interest, or any interest therein, and shall extend to the successors of each transferring Limited Partner.

ARTICLE XII
EXCULPATION AND INDEMNIFICATION

12.1    Exculpation.

(a)   A General Partner Party shall not be liable to the Partnership or the Limited Partners in connection with any act or omission by the General Partner Party relating to the Partnership or offering of the Units except to the extent that (i) such act or omission by the General Partner Party constitutes negligence or misconduct, or (ii) such act or omission of the General Partner Party was not done in good faith in a manner reasonably believed to be in the best interest of the Partnership.

(b)   Each General Partner Party shall be fully protected in relying in good faith upon the books and records of the Partnership and upon such information, opinions, reports, or statements presented to the Partnership by any of its Partners, officers or agents (including legal counsel, accountants, auditors, appraisers, investment bankers, and other independent experts) as to matters such General Partner Party reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Partnership or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be made.

(c)   Notwithstanding the foregoing, no exculpation of a General Partner Party shall be permitted hereunder to the extent such exculpation would be inconsistent with the requirements of the Securities Laws or other applicable laws.

12.2    Indemnification.

(a)   The Partnership shall indemnify each General Partner Party (each, for the purposes of this Article XII, an “Indemnitee”) from and against any and all Losses in connection with acts or omissions relating to the Partnership or offering of the Units, provided that the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership’s assets and not from the Limited Partners.  The termination of any action, proceeding, or claim by judgment, order, or settlement does not, of itself, create a presumption that the Indemnitee did not meet the standard of conduct set forth in this Section 12.2(a).

(b)   In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (iv) in the case of subparagraph (iii), the court considering the request has been advised of the position of the SEC and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units.

(c)   Reasonable expenses incurred by an Indemnitee who is a party or witness in a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Section 12.2 upon final disposition.

(d)   The indemnification provided by this Section 12.2 shall continue as to a General Partner Party who has ceased to serve in such capacity and shall also be for the benefit of such General Partner Party’s successors, but shall not be deemed to create any rights for the benefit of any other Persons; provided, however, that this Section 12.2(d) shall not be construed to entitle any Indemnitee to receive any amount under the provisions of this Article XII in respect of any Losses paid or incurred by such Indemnitee to the extent that, after giving effect to the receipt of such amount and the receipt by such Indemnitee of any other payments in respect of such Losses, from whatever source or sources, such Indemnitee shall have recovered an aggregate amount in excess of such Losses.

(e)   Notwithstanding the foregoing, no indemnification of a General Partner Party shall be permitted hereunder to the extent such indemnification would be inconsistent with the requirements of the Securities Laws or any other applicable law.

(f)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 12.2 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

(g)   The General Partner may cause the Partnership to purchase liability insurance covering the General Partner Parties relating to the Partnership or offering of the Units, provided that the Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner Parties for any liability regarding which the General Partner Parties are prohibited from being indemnified, and the Partnership shall not purchase liability insurance to the extent inconsistent with any applicable NASAA Guidelines.

12.3    Notification of Claims.  If a General Partner Party believes that it is entitled to indemnification under this Article XII, such General Partner Party shall promptly give Notification to the Partnership describing such claim for indemnification, the amount thereof, if known, and the method of computation, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such claim shall have occurred; provided, however, that the omission by such General Partner Party to give Notification as provided herein shall not relieve the Partnership of its indemnification obligation under this Article XII except to the extent that the Partnership is materially damaged as a result of such failure to give Notification.  Any General Partner Party entitled to indemnification hereunder shall use its reasonable best efforts to minimize the amount of any claim for indemnification hereunder.

12.4    Third Party Claims.  In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the Indemnitee or Indemnitees claiming such indemnification shall give Notification thereof to the Partnership not later than twenty (20) Business Days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen (15) Business Days following the date such Indemnitee has actual knowledge thereof; provided, however, that the omission by such Indemnitee or Indemnitees to give Notification as provided herein shall not relieve the Partnership of its indemnification obligation under this Article XII except to the extent that the Partnership is materially damaged as a result of such failure to give Notification.  In the event of any such claim for indemnification by an Indemnitee or Indemnitees resulting from or in connection with a claim or legal proceeding by a third party, the Partnership may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the Partnership, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to such Indemnitee or Indemnitees; and provided, further, that if the defendants in any such actions include both such Indemnitee or Indemnitees and the Partnership and such Indemnitee or Indemnitees shall have reasonably concluded that there may be legal defenses or rights available to it or them which have not been waived and are in actual or potential conflict with those available to the Partnership, such Indemnitee or Indemnitees shall have the right to select one law firm reasonably acceptable to the Partnership to act as separate counsel, on behalf of such Indemnitee or Indemnitees, at the expense of the Partnership.  Unless such Indemnitee or Indemnitees are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, if the Partnership assumes the defense of any such claim or legal proceeding, it shall not consent to entry of any judgment, or enter into any settlement, that (i) is not subject to indemnification in accordance with the provisions in this Article XII, (ii) provides for injunctive or other non-monetary relief affecting such Indemnitee or Indemnitees, or (iii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee or Indemnitees of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of such Indemnitee or Indemnitees (which consent, in the case of clauses (ii) and (iii), shall not be unreasonably withheld or delayed); and provided, further, that, unless such Indemnitee or Indemnitees is or are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, such Indemnitee or Indemnitees may, at its or their own expense, participate in any such proceeding with the counsel of their choice.  So long as the Partnership is in good faith defending such claim or proceeding, such Indemnitee or Indemnitees shall not compromise or settle such claim or proceeding without the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed.  If the Partnership does not assume the defense of any such claim or litigation in accordance with the provisions hereof, such Indemnitee or Indemnitees may defend against such claim or litigation in such manner as it or they may deem appropriate, including settling such claim or litigation (after giving prior Notification of the same to the Partnership and obtaining the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed) on such terms and subject to such conditions as such Indemnitee or Indemnitees may deem appropriate, and the Partnership will promptly indemnify such Indemnitee or Indemnitees in accordance with the provisions of this Article XII.

ARTICLE XIII
AMENDMENT; CONSENTS FOR OTHER PURPOSES

13.1    Amendments Not Requiring Consent of Limited Partners.  Subject to the provisions of Section 13.4:

(a)   The General Partner, without obtaining the authorization or approval of any Limited Partner and without giving prior Notification to any Limited Partner, may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom, or adding one or more provisions hereto, to the extent necessary, in the reasonable judgment of the General Partner, to:

(i)   cause the provisions of Article VII to comply with the provisions of Section 704 of the Code and the Treasury Regulations thereunder;

(ii)   otherwise cause the provisions of this Agreement to comply with any requirement, condition, or guideline contained in any order, directive, opinion, ruling, or regulation of a federal or state agency or contained in federal or state law;

(iii)   ensure the Partnership’s continuing classification as a partnership for federal income tax purposes;

(iv)   prevent the Partnership from being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations;

(v)   take such actions as may be necessary or appropriate to avoid the assets of the Partnership being treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan or account subject to Section 4975 of the Code (or any corresponding provisions of succeeding law) or to avoid the Partnership’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code;

(vi)   prevent any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) from occurring;

(vii)   add to the obligations of the General Partner for the benefit of the Partnership or the Limited Partners;

(viii)   reflect the admission, substitution, termination, or withdrawal of Partners after the date hereof in accordance with the provisions of this Agreement;

(ix)   reflect the authorization of additional series of Units by the General Partner, with such series being offered at such terms and conditions as determined by the General Partner in its sole discretion, provided, however, that such terms and conditions shall not, in the General Partner’s reasonable judgment, be reasonably expected to have a material adverse affect on the Partnership or any Limited Partner, including, but not limited to, diluting the income or effecting the voting rights of Limited Partners holding any series of Units then offered;

(x)   cure any ambiguity in this Agreement or correct any provision in this Agreement that is manifestly incorrect; or

(xi)   provide that any one or more Additional General Partners may possess and exercise any one or more of the rights, powers, and authority of a general partner hereunder.

(b)           Upon giving Notification to the Limited Partners, but without obtaining the authorization or approval of any Limited Partner, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom, or adding one or more provisions hereto, for such purpose or purposes as the General Partner may deem necessary, appropriate, advisable, or convenient, provided that, in the General Partner’s reasonable judgment, such amendment could not reasonably be expected to (i) have a material adverse effect on the Partnership or any Limited Partner or (ii) conflict with applicable laws or regulatory requirements.

13.2    Amendment Requiring Consent of the Partnership.  Subject to the provisions of Section 13.4, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom, or adding one or more provisions hereto, in a manner that materially adversely affects or could reasonably be expected to have a material adverse affect on the Partnership or the Limited Partners; provided, however, that the General Partner may not make any such Amendment without (i) giving Notification to the Limited Partners, at least thirty (30) days prior to the implementation of such amendment, setting forth all material facts relating to such amendment and (ii) obtaining the consent of a Majority of Disinterested Limited Partners to such amendment prior to the implementation thereof.

13.3    Waiver.  The  General Partner has general authority to waive the provisions of this Agreement, provided that any such waiver will not, in the good faith judgment of the General Partner, have a material adverse effect on the Partnership or the Limited Partners.  Whenever in this Agreement it is provided that a waiver will be permitted provided that such waiver does not have a material adverse effect on the Partnership and/or the other Limited Partners, this standard shall be satisfied by the General Partner’s good faith judgment that such waiver meets such standard.

13.4    Certain Amendments Requiring Consent of Affected Limited Partners.  Notwithstanding any other provision of this Article XIII, this Agreement may not be amended so as to:  (i) modify the limited liability of a Limited Partner without the consent of such Limited Partner; (ii) materially reduce the participation of a Limited Partner in allocations made to such Limited Partner’s Capital Account without the consent of such Limited Partner; (iii) materially change in a more restrictive manner the redemption rights of a Limited Partner without the consent of such Limited Partner; or (iv) modify the fees and expenses which are allocated to certain Units as provided herein without the consent of all Limited Partners adversely affected by such modification.

13.5    Amendments of Certificate.

(a)   The General Partner shall cause the Certificate to be amended and/or restated at such time or times, to such extent and in such manner as may be required by the Delaware Act.

(b)   The General Partner may cause the Certificate to be amended and/or restated in accordance with the principles set forth in Sections 13.1, 13.2 and 13.4, and any such amendment and/or restatement shall be effective immediately upon the filing of a certificate of amendment in the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

ARTICLE XIV
DISSOLUTION AND WINDING UP

14.1    Events Causing Dissolution.  The Partnership shall be dissolved upon the first to occur of the following events, and, except as otherwise required by the Delaware Act or other applicable law, no other event shall cause the dissolution of the Partnership:

(i)   The occurrence of any event which would make unlawful the continued existence of the Partnership;

(ii)   In the event of the suspension, revocation or termination of the General Partner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining general partner whose registration or membership has not been suspended, revoked or terminated).  However, in this event, the Limited Partners may remove the General Partner and appoint a new General Partner;

(iii)   The withdrawal, insolvency, Bankruptcy, dissolution, termination, or legal incapacity of the General Partner (“GP Disabling Event”) if there is no remaining General Partner, unless within ninety (90) days after the date of the GP Disabling Event, Limited Partners holding more than 50% of the Limited Partner Percentages elect a successor general partner effective as of the date of the GP Disabling Event;

(iv)   The Partnership becomes insolvent or Bankruptcy of the Partnership;

(v)   A Majority of Disinterested Limited Partners vote to dissolve the Partnership;

(vi)   A decline in the Net Asset Value of a Unit as of the end of any month to or below $35; or

(vii)   The Partnership is required to be registered as an investment company under the 1940 Act.

14.2    Winding Up.  If the Partnership is dissolved pursuant to Section 14.1, it shall be wound up as soon as reasonably practicable thereafter in the manner set forth below.

(a)   The winding up of the Partnership shall be carried out by a liquidator (the “Liquidator”).  The Liquidator of the Partnership shall be the General Partner or a Person selected by the General Partner.  The Liquidator shall be considered an Indemnitee for purposes of Article XII.

(b)   In winding up the Partnership, the Liquidator shall possess full, complete, and exclusive right, power, and authority, in the name of and for and on behalf of the Partnership to do or take any one or more of the following things or actions, without affecting the liability of Partners and without imposing liability on the Liquidator (and shall, to the extent required by the Delaware Act or otherwise required by law, do or take the following things or actions):

(i)   prosecute and defend suits, whether civil, criminal, administrative, or investigative, and other claims, actions, or proceedings;

(ii)   collect Partnership Properties, including debts, liabilities, and obligations owed to the Partnership;

(iii)   gradually settle and close the business and affairs of the Partnership;

(iv)   sell, retire, or otherwise dispose of and convey Partnership Properties, and in connection therewith determine the timing, manner, and terms of any such sale, retirement, or other disposition, having due regard for the activity and condition of the relevant market and general financial and economic conditions;

(v)   exercise all of the rights, powers, and authority conferred upon the General Partner under the provisions of this Agreement to the extent necessary, appropriate, advisable, or convenient in the Liquidator’s reasonable judgment to perform its duties, responsibilities, and obligations under this Article XVII (it being understood and agreed that the exercise of any one or more of such rights, powers, or authority shall not result in the Liquidator being deemed to be a general partner of the Partnership);

(vi)   pay, out of the proceeds of the sale, retirement, or other disposition of Partnership Properties, all reasonable selling costs and other expenses (including the compensation of the Liquidator as provided in Section 14.3) incurred in connection with the winding up of the Partnership;

(vii)   (A) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional, or unmatured contractual claims, known to the Partnership; (B) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Partnership which is the subject of a pending action, suit, or proceeding to which the Partnership is a party; and (C) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Partnership or that have not arisen but that, based on facts known to the Partnership, are likely to arise or to become known to the Partnership within ten (10) years after the date of dissolution or termination (any claims or obligations for which provision is so made by the Liquidator being referred to herein as “Liquidation Reserves”);

(viii)   distribute assets to creditors of the Partnership in accordance with the provisions of Section 14.4(a)(i);

(ix)   distribute any remaining assets to Partners and former Partners in accordance with the provisions of Sections 14.4(a)(ii) and (iii); and

(x)   prepare, execute, swear to, acknowledge, deliver, publish, and file and record in the appropriate public offices, such certificates (including a certificate of cancellation under the Delaware Act), instruments, and other documents (including tax returns) that in the Liquidator’s reasonable judgment are necessary, appropriate, advisable, or convenient under any applicable law, to effect the winding up of the Partnership.

14.3    Compensation of Liquidator.  The Liquidator shall be entitled to receive reasonable compensation from the Partnership, but only from the Partnership’s assets, for its services as liquidator.

14.4    Distribution of Property and Proceeds of Sale Thereof.

(a)   Upon completion of all desired sales, retirements, and other dispositions of Partnership Property on behalf of the Partnership, the Liquidator shall, in accordance with the provisions of Section 17-804(a) of the Delaware Act, distribute the proceeds of such sales, retirements, and dispositions, and any Partnership Property that is to be distributed in kind, in the following order of priority:

(i)   to pay or make reasonable provision for the payment (through the Liquidation Reserves) of the debts, liabilities, and obligations of the Partnership to creditors of the Partnership, including, to the extent permitted by applicable law, Partners and former Partners who are creditors of the Partnership (other than (A) debts, liabilities, and obligations in respect of which provision has already been made through the Liquidation Reserves and (B) liabilities for distributions to Partners and former Partners under Sections 17-601 or 17-604 of the Delaware Act);

(ii)   to satisfy liabilities of the Partnership to Partners and former Partners for distributions under Sections 17-601 or 17-604 of the Delaware Act; and

(ii)   to the Partners, in proportion to the positive balances in their respective Capital Accounts after allocating all items for all periods prior to and including the date of distribution, including items relating to sales and distributions pursuant to this Article XIV.

(b)   A Person who receives a distribution in violation of Section 14.4(a) shall be liable to the Partnership for the amount of such distribution, regardless of whether the Person had knowledge of such violation at the time of such distribution; provided, however, that, subject to the provisions of Section 17-502 of the Delaware Act, the Liquidator may compromise or waive any such liability on such terms and subject to such conditions as the Liquidator may determine.

(c)   All distributions required under Section 14.4(a) shall be made by the end of the Fiscal Year in which the completion of the winding up of the Partnership occurs or, if later, within ninety (90) days after the date of such completion.

(d)   Pursuant to the provisions of Section 17-804(b) of the Delaware Act, if there are sufficient assets to satisfy the claims of all priority groups specified above, such claims shall be paid in full and any such provision for payment shall be made in full.  If there are sufficient assets to satisfy the claims of one or more but not all priority groups specified above, the claims of the highest priority groups that may be paid or provided for in full shall be paid or provided for in full, before paying or providing for any claims of a lower priority group.  If there are insufficient assets to pay or provide for the claims of a particular priority group specified above, such claims shall be paid or provided for ratably to the claimants in such group to the extent of the assets available to pay such claims.

(e)   Amounts in the Liquidation Reserves shall be paid to creditors of the Partnership as set forth in Section 14.4(a)(i).  Any amounts remaining in the Liquidation Reserves after such payments shall be paid as provided in Sections 14.4(a)(ii) and (iii).

14.5    Final Audit.  Within a reasonable time following the completion of the winding up of the Partnership (excluding, for purposes of this Section 14.5, the liquidation of the related Liquidation Reserves), the Liquidator shall furnish to each Partner a statement setting forth the assets and the liabilities of the Partnership as of the date of such completion and each Partner’s share of distributions pursuant to Section 14.4.

14.6    Deficit Capital Accounts.  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in any Partner’s Capital Account results from or is attributable to deductions and losses of the Partnership (including non-cash items such as depreciation), or redemptions or distributions of money pursuant to this Agreement, upon termination of the Partnership such deficit shall not be an asset of the Partnership and such Partner shall not be obligated to contribute such amount to the Partnership to bring the balance of such Capital Account to zero.

ARTICLE XV
BENEFIT PLAN INVESTORS

15.1    Investment in Accordance with Law.  Each Limited Partner that is, or is investing assets on behalf of, an “employee benefit plan” as defined in and subject to ERISA or a “plan” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that (a) the Plan Fiduciary has considered an investment in the Partnership for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Partnership for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Partnership by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, any Trading Advisor, Newedge Financial, Inc., J.P. Morgan Investment Management, Inc., Principal Global Investors, LLC, J.P. Morgan Futures, Inc., any selling agent, any prime broker, any of their respective affiliates or any of their respective agents or employees:  (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, each Trading Advisor, Newedge Financial, Inc., J.P. Morgan Investment Management, Inc., Principal Global Investors, LLC, J.P. Morgan Futures, Inc., any selling agent, each prime broker, and each of their respective Affiliates; and (iii) is qualified to make such investment decision.

15.2    Disclosures and Restrictions Regarding Benefit Plan Investors.  Each Limited Partner that is a “benefit plan investor” (defined as any Plan and any entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan) represents that the individual signing the Subscription Agreement on behalf of such Limited Partner has disclosed such Limited Partner’s status as a benefit plan investor by accurately responding to the applicable question in the Subscription Agreement on behalf of such Limited Partner.  Each Limited Partner that is not a “benefit plan investor” represents and agrees that if at a later date such Limited Partner becomes a benefit plan investor, such Limited Partner will immediately notify the General Partner of such change of status.  In addition, each Plan Assets Entity agrees to promptly provide information to the General Partner upon the General Partner’s reasonable request, regarding the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors.  Notwithstanding anything herein to the contrary, the General Partner, on behalf of the Partnership, may take any and all action including, but not limited to, refusing to admit persons as Limited Partners or refusing to accept additional Capital Contributions, and requiring the withdrawal of any Limited Partner in accordance with Section 8.7 hereof, as may be necessary or desirable to assure that, at all times that the Publicly-Offered Security Exception as defined in the Prospectus does not apply to the Units, as determined by the General Partner, less than twenty-five percent (25%) of the total value of each “class of equity interests in the Partnership”, as determined pursuant to United States Department of Labor Regulation Section 2510.3-101 and Section 3(42) of ERISA, is held by benefit plan investors (not including the investments of the General Partner, any person who provides investment advice for a fee (direct or indirect) with respect to the Partnership and individuals and entities (other than benefit plan investors) that are “affiliates,” as such term is defined in the applicable regulation promulgated under ERISA, of any such person) or to otherwise prevent the Partnership from holding “plan assets” under Section 3(42) of ERISA.

ARTICLE XVI
MISCELLANEOUS

16.1    Construction and Governing Law.

(a)   This Agreement and the Certificate contain the entire understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, arrangements, inducements, or conditions, express or implied, oral or written, between or among any of the parties hereto with respect to the subject matter hereof and thereof.

(b)   All provisions of this Agreement and the Certificate, and all questions relating to (i) the validity, interpretation, application, or enforcement of such provisions (including provisions that limit or restrict duties, including fiduciary duties, responsibilities, liabilities, obligations or actions), (ii) the duties, responsibilities, liabilities, or obligations of the General Partner and/or the Partnership to any one or more Partners under this Agreement or the Delaware Act, (iii) the duties, responsibilities, liabilities, or obligations of any one or more Partners to the General Partner and/or the Partnership under this Agreement or the Delaware Act, (iv) the duties, responsibilities, liabilities, or obligations of any one or more Limited Partners to any one or more other Limited Partners under this Agreement or the Delaware Act, (v) the rights, powers, or authority of, or limitations or restrictions on, the General Partner and/or the Partnership under this Agreement or the Delaware Act, and/or (vi) the rights, powers, authority, privileges, or preferences of, or limitations or restrictions on, any one or more Partners under this Agreement or the Delaware Act, shall be governed by and construed and administered in accordance with the internal substantive laws of the State of Delaware without regard to principles of conflict of laws (to the extent not preempted by ERISA or other applicable laws).

(c)   In case any one or more of the provisions contained herein shall, for any reason, be found or held invalid, illegal, or unenforceable in any respect in any jurisdiction, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions of this Agreement in that or any other jurisdiction, unless such a construction would be unreasonable.

(d)   In applying the provisions of Sections 16.1(a)-(c):

(i)   it is understood and agreed that this Agreement is executed and delivered by the General Partner pursuant to the Delaware Act, and that the parties intend that the provisions hereof be given full force and effect pursuant to the principles set forth in Sections 17-1101(b), (c), and (d) of the Delaware Act.  Accordingly, to the extent this Agreement modifies or nullifies any provision of the Delaware Act that would apply in the absence of such modification or nullification, as permitted by the Delaware Act (any such provision of the Delaware Act being referred to herein as a “default” provision), such modification or nullification shall apply in preference to such “default” provision);

(ii)   to the extent there is a direct conflict between the provisions of this Agreement and any provision of the Delaware Act that may not lawfully be modified or nullified by agreement among the parties, such provision of the Delaware Act shall control; and

(iii)   if the General Partner shall determine, with the advice of counsel, that any provision of this Agreement is in conflict with applicable laws, rules, regulations, or orders, whether generally or in a particular application, the conflicting provision or such particular application thereof, as the case may be, shall not be deemed to constitute a part of this Agreement for so long as such conflict exists (provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or any lawful application of any provision, or render invalid or improper any action taken or omitted prior to such determination).

(e)   In construing the meaning or application of Securities Laws, the General Partner may consider the effect of any applicable order or interpretative release issued by the SEC, or any applicable “no action” or interpretative position issued by the staff of the SEC, that modifies or interprets such securities laws.

(f)   If any provision of this Agreement appears to the General Partner to be ambiguous or inconsistent with any other provision hereof, the General Partner may construe such provision in such manner as it reasonably may determine in good faith, and such construction shall be conclusive and binding as to the meaning to be given to such provision.

(g)   In each case where this Agreement contemplates that (i) a particular thing may not be done or a particular action may not be taken without the approval, agreement, vote, or consent of one or more Persons, (ii) a Person may make a particular designation or determination, or (iii) a Person may otherwise do or refrain from doing a particular thing or take or refrain from taking a particular action, such Person or Persons shall be free to give or withhold any such approval, agreement, vote, or consent, to make any such designation or determination, to do or refrain from doing any such thing, or to take or refrain from taking any such action, in its or their sole and absolute discretion, except where this Agreement expressly requires otherwise or as otherwise required by law.  Without limiting the generality of the foregoing, in any case herein where it is provided that the General Partner shall or may take a particular action, do a particular thing or make a particular determination, and such case does not expressly provide for Limited Partner authorization or approval of such action, thing, or determination, the General Partner shall possess full power and authority to take such action, to do such thing or to make such determination without obtaining any prior or subsequent authorization or approval of any Limited Partner (and the General Partner may take such action, do such thing, or make such determination in its sole discretion on such terms and in such manner as it may deem appropriate, unless the context requires otherwise), unless otherwise required by law.

(h)   Each reference in this Agreement to a particular statute or regulation, or provision thereof, shall be deemed to refer to such statute or regulation, or provision thereof, or to any superseding statute or regulation, or provision thereof, as is from time to time in effect, as well as to applicable regulations thereunder.

(i)   References to agreements or documents are to be construed to include all such agreements and documents as amended, modified or supplemented from time to time pursuant to the terms thereof.

(j)   In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday on which national banks are or may elect to be closed in the United States, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or such holiday.

(k)   Except as otherwise stated in this Agreement, references in this Agreement to Articles and Sections are to Articles and Sections of this Agreement.

(l)   The headings to Articles and Sections are for convenience of reference only and shall not form part of or affect the meaning or interpretation of this Agreement.

(m)   As used herein, reference to the plural includes the singular and reference to the singular includes the singular, as applicable.

(n)   As used in this Agreement, the word “including” shall mean “including without limitation,” the word “or” is not exclusive and the words “herefrom,” “herein,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole.

(o)   The express provisions hereof control and supersede any course of performance or usage of the trade inconsistent with any of the provisions hereof.

16.2    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Any writing that has been duly executed by a Person in which such Person has agreed to be bound hereby as a Limited Partner shall be considered a counterpart for purposes of the foregoing.

16.3    Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties (and Indemnitees as provided under Article XII) and their respective successors and assigns.

16.4    Offset.  Whenever the Partnership is to pay any sum to any Partner, any amounts such Partner owes to the Partnership may be deducted from that sum before payment.

16.5    Remedies for Breach; Effect of Waiver or Consent.  A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of his duties, responsibilities, or obligations with respect to the Partnership is not a consent to or waiver of any other breach or default in the performance by that Person of the same or any other duties, responsibilities, or obligations of that Person with respect to the Partnership.  Failure on the part of a Person to complain of any act of any other Person or to declare any other Person in default with respect to the Partnership, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

16.6    Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Limited Partner shall, promptly upon the request of the General Partner:  (i) execute and deliver, or cause to be executed and delivered, such additional instruments, certificates, and other documents; (ii) make, or cause to be made, such additional filings, recordings, and publishings; (iii) provide, or cause to be provided, such additional information; and (iv) do, or cause to be done, such further acts and things, in each case as may reasonably be determined by the General Partner to be necessary, appropriate, advisable, or convenient to carry out the intent and purpose of this Agreement and as are not inconsistent with the provisions hereof.  Without limiting the generality of the foregoing, each Limited Partner shall, promptly upon the request of the General Partner, execute and deliver or caused to be executed and delivered such certificates, instruments, and other documents, and make or cause to be made such filings, recordings, and publishings, as the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Delaware Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business.

IN WITNESS WHEREOF, the undersigned have executed this Third Amended and Restated Limited Partnership Agreement as of the date first above written.

General Partner:

Steben & Company, Inc.

By: /s/Kenneth E. Steben
Name: Kenneth E. Steben
Title:   President of the General Partner